Exhibit 99.1

Filed Pursuant to Rule 433
Registration Statement Nos. 333-103545-07 & 333-190926

Subject to Completion and Modification

NAVIENT FUNDING, LLC HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE FREE-WRITING BASE PROSPECTUS IN THAT REGISTRATION STATEMENT AND THE OTHER DOCUMENTS NAVIENT FUNDING, LLC HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT NAVIENT FUNDING, LLC AND THIS OFFERING.  YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.  ALTERNATIVELY, NAVIENT FUNDING, LLC, ANY REMARKETING AGENT OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE FREE-WRITING BASE PROSPECTUS IF YOU REQUEST IT BY CALLING 1-800-321-7179.

Free-Writing Prospectus
relating to the remarketing of

(up to)

$597,500,000*
(*Using an exchange rate of $1.1950 = €1.00)

CLASS A-7A NOTES

SLM Student Loan Trust 2005-9
Issuing Entity

Navient Funding, LLC
Depositor

Navient Solutions, Inc.
Sponsor, Servicer and Administrator

Student Loan-Backed Notes

The remarketing agents are remarketing, on behalf of SLM Student Loan Trust 2005-9, the class A-7A notes (the “class A-7A notes”).  The class A-7A notes were originally issued by the trust on November 15, 2005.  If successfully remarketed on October 25, 2016, the class A-7A notes will have the following terms:

Class	Outstanding Principal Amount	Interest Rate	Price	Next Reset Date	Legal Maturity Date
Class A-7A Notes	$597,500,000	3-month LIBOR plus %	100%	January 25, 2017	January 25, 2041

All existing class A-7A noteholders are hereby advised that because the class A-7A notes were denominated in a non-U.S. Dollar currency during their current reset period, pursuant to their terms, the class A-7A notes are subject to a mandatory tender.

The class A-7A notes have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”), any state securities commission or any other regulatory authority, nor have any of the foregoing authorities passed upon or endorsed the merits of this remarketing or the accuracy or adequacy of this free-writing prospectus. Any representation to the contrary is a criminal offense.

You should consider carefully the risk factors on page 26 of this free-writing prospectus and on page 15 of the free-writing base prospectus.

We are not offering the class A-7A notes in any state or other jurisdiction where the offer is prohibited.

This document constitutes a “free-writing prospectus” within the meaning of Rule 405 under the Securities Act of 1933, as amended.

The notes are asset-backed securities and are obligations of the issuing entity, which is a trust.  They are not obligations of or interests in Navient Corporation, the sponsor, the depositor, any seller of loans to the depositor, the administrator, the servicer, the remarketing agents or any of their respective affiliates.

The notes are not guaranteed or insured by the United States or any governmental agency.

The trust relies on an exclusion or exemption from the Investment Company Act of 1940 contained in rule 3a-7 under the Investment Company Act of 1940, although there may be additional exclusions or exemptions available to the trust.  The trust was structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this free-writing prospectus).

Remarketing Agents
Credit Suisse	Deutsche Bank Securities
October 13, 2016

REMARKETING TERMS SUMMARY

On October 25, 2016 (absent a Failed Remarketing, or the exercise by Navient Corporation or one of its wholly‑owned subsidiaries of its call option), the class A-7A notes will be reset from their current terms to the following terms, which terms will be applicable until the next reset date for the class A-7A notes (definitions for certain capitalized terms may be found in the Glossary at the end of this free-writing prospectus):

Original principal amount	$597,500,000(1)
Current outstanding principal balance	$597,500,000(1)
Principal amount being remarketed	$597,500,000(1)
Remarketing Terms Determination Date	October 13, 2016
Notice Date(2)	October 17, 2016
Spread Determination Date(3)	On or before October 20, 2016
Current Reset Date	October 25, 2016
All Hold Rate	N/A(4)
Next applicable reset date	January 25, 2017
Interest rate mode	Floating
Index	Three-Month LIBOR(5)
Spread(6)	Plus %
Day-count basis	Actual/360
Weighted average remaining life	(7)

___________________
(1)  The class A-7A notes were originally issued in Euros and their initial outstanding principal balance is equal to €500,000,000.  The U.S. Dollar equivalent of this principal balance has been calculated using an exchange rate equal to $1.1950 = €1.00.
(2)  The class A-7A notes were denominated in a non-U.S. Dollar currency during their current reset period and therefore, pursuant to their terms, the class A-7A notes are subject to a mandatory tender.
(3)  The applicable Spread may be determined at any time after 12:00 p.m. (noon), New York City time, on the Notice Date but not later than 3:00 p.m., New York City time, on October 20, 2016.
(4)  The All Hold Rate is not applicable.
(5)  Three-month LIBOR will be reset on each LIBOR Determination Date in accordance with the procedures set forth under “Additional Information Regarding the Notes—Determination of Indices—LIBOR” in the free-writing base prospectus.
(6) To be determined on the spread determination date.
(7) The projected weighted average remaining life to the January 25, 2017 reset date of the class A-7A notes (and assuming a successful remarketing of such notes on the current reset date) under various usual and customary prepayment scenarios is approximately 0.25 years.  More information may be found under “Prepayments, Extensions, Weighted Average Remaining Life and Expected Maturity of the Class A-7A Notes” to be included as Exhibit I to the final remarketing prospectus supplement to be distributed to potential investors on or prior to the spread determination date.
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The remarketing agents may be contacted as follows:

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629
Attention: Craig Leonard
Telephone: 212-325-8549
Email: craig.leonard@credit-suisse.com

Deutsche Bank Securities Inc.
60 Wall Street, 3rd Floor
New York, New York 10005
Attention: Con Accibal
Telephone: 212-250-7730
Facsimile: 212-797-2031
Email: con.accibal@db.com
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INTRODUCTION

The Student Loan-Backed Notes issued by SLM Student Loan Trust 2005-9 consist of the class A‑7A notes and the class A-6 notes (referred to as the “reset rate notes” and the class A‑1, class A‑2, class A‑3, class A‑4, class A‑5 and class A‑7B notes (collectively referred to as the “floating rate class A notes”) and the class B notes (which, together with the floating rate class A notes, are referred to as the “floating rate notes” and the floating rate notes, together with the reset rate notes, are referred to as the “notes”).  As of the date of this remarketing free-writing prospectus (referred to as the “free-writing prospectus”), the class A-1, class A-2, class A-3 and class A-4 notes have been paid in full and are no longer outstanding.  No class of notes other than the class A-7A notes (collectively referred to as the “other notes”) is being offered under this free-writing prospectus.  Any information contained herein with respect to the other notes is provided only to present a better understanding of the class A-7A notes.  The class A-7A notes were originally offered for sale pursuant to the prospectus supplement, dated November 4, 2005 and the related prospectus, dated November 4, 2005.

Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. are serving as the remarketing agents (in such capacity, collectively, the “remarketing agents”) for the class A-7A notes.

The notes were issued on November 15, 2005 (referred to as the “closing date”), are obligations of an issuing entity known as SLM Student Loan Trust 2005-9 (referred to as the “trust”) and are secured by the assets of the trust, which consist primarily of a pool of consolidation student loans (the “trust student loans”).

Principal of and interest on the notes are generally payable or allocable as described herein on the 25th day of each January, April, July and October or, if such day is not a business day, then on the next business day (each, a “distribution date”).  The initial “reset date” for the class A-7A notes was January 25, 2016.  A failed remarketing was declared with respect to the initial reset date.  Pursuant to the terms of this failed remarketing, (i) the holders of the class A-7A notes were required to retain their notes, (ii) the class A-7A notes were reset to bear interest at the failed remarketing rate, which is an annual rate equal to three-month EURIBOR plus 0.55%, which rate remained in effect after the failed remarketing, and (iii) a three-month reset period ending on the next distribution date was established.  We refer to the October 25, 2016 reset date as the “current reset date” in this free-writing prospectus.

If the class A-7A notes are successfully remarketed on the current reset date, interest will accrue on the class A-7A notes at the rate specified in the summary of this free-writing prospectus and will be calculated based on the actual number of days elapsed in each accrual period and a 360‑day year until the next reset date, which will occur on January 25, 2017.  Interest will accrue on the outstanding principal balance of the class A-7A notes during three-month accrual periods and will be paid on each distribution date.  The first distribution date after the current reset date is scheduled to occur on January 25, 2017.  Each accrual period will begin on a distribution date and end on the day before the next distribution date.

Investors in the class A-7A notes are strongly urged to keep in contact with the remarketing agents because notices and required information pertaining to the remarketing of the class A-7A notes sent to the clearing agencies by the administrator or the remarketing agents, as applicable, may not be communicated in a timely manner to the related beneficial owners.

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TABLE OF CONTENTS
Preliminary Remarketing Prospectus Supplement

REMARKETING TERMS SUMMARY	i

INTRODUCTION	iii

SUMMARY OF NOTE TERMS	1

RISK FACTORS	25

DEFINED TERMS	34

THE TRUST	34

USE OF PROCEEDS	39

THE TRUST STUDENT LOAN POOL	39

DESCRIPTION OF THE NOTES	47

STATIC POOLS	80

PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES AND EXPECTED MATURITIES OF THE CLASS A-7A NOTES	80

U.S. FEDERAL INCOME TAX CONSEQUENCES	81

ERISA CONSIDERATIONS	84

ACCOUNTING CONSIDERATIONS	86

REPORTS TO NOTEHOLDERS	86

REMARKETING	86

NOTICES TO INVESTORS	86

LISTING INFORMATION	88

CERTAIN INVESTMENT COMPANY ACT CONSIDERATIONS	89

RATINGS	89

LEGAL PROCEEDINGS	90

LEGAL MATTERS	90

GLOSSARY	92

ANNEX A:	The Trust Student Loan Pool as of September 30, 2016

APPENDIX A:	Federal Family Education Loan Program

EXHIBIT I:	Prepayments, Extensions, Weighted Average Remaining Life and Expected Maturity of the Class A-7A Notes

APPENDIX I:	Free-Writing Base Prospectus, dated October 13, 2016
-iv-

THE INFORMATION IN THIS FREE-WRITING PROSPECTUS AND THE FREE-WRITING
BASE PROSPECTUS ATTACHED HERETO AS APPENDIX I

We provide information to you about the class A-7A notes in two separate sections of this document that provide progressively more detailed information.  These two sections are: (a) the accompanying free-writing base prospectus (referred to as the “free-writing base prospectus”), which begins after the end of this free-writing prospectus and which provides general information about the issuing entity, the trust student loans and the notes, some of which will not apply to the class A-7A notes, and (b) this free-writing prospectus, which describes the specific terms of the class A-7A notes that are being offered hereby and provides information about the trust student loans as of September 30, 2016.  You should read both the free-writing base prospectus and this free-writing prospectus to fully understand the class A-7A notes.

For your convenience, we include cross‑references in this free-writing prospectus and in the free-writing base prospectus to captions in these materials where you can find related information.  The Table of Contents on page iv provides the pages on which you can find these captions.

The class A-7A notes are currently listed on the Luxembourg Stock Exchange.  You should consult with Deutsche Bank Luxembourg S.A., the Luxembourg listing agent for the class A-7A notes, for additional information regarding their status.

This free-writing prospectus is not required to contain all information that is required to be included in the final prospectus supplement and base prospectus. The information in this free-writing prospectus is preliminary and is subject to completion or change.  The information in this free-writing prospectus, if conveyed prior to the time of your commitment to purchase any class of notes, supersedes any information contained in any prior free-writing prospectus relating to the notes.

FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference in this free-writing prospectus and the free-writing base prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items.  These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words.  Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results.  Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control.  Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

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SUMMARY OF NOTE TERMS

This summary highlights selected information about the class A-7A notes. It does not contain all of the information that you might find important in making your investment decision.  It provides only an overview to aid your understanding.  You should read the full description of this information appearing elsewhere in this document and in the attached free-writing base prospectus.  We have provided information in this free-writing prospectus with respect to the other notes in order to further the understanding by potential investors of the class A-7A notes.

ISSUING ENTITY

SLM Student Loan Trust 2005-9.

CLASS A-7A NOTES

The Reset Rate Class A-7A Student Loan‑Backed Notes that are being remarketed hereunder were originally issued by the trust on November 15, 2005 in the principal amount of €500,000,000, which is equal to $597,500,000 (using an exchange rate of $1.1950 = €1.00) and are currently outstanding in the same amount.

The initial reset date for the class A-7A notes was January 25, 2016.  A failed remarketing was declared with respect to the initial reset date.  Pursuant to the terms of this failed remarketing, (i) the holders of the class A-7A notes were required to retain their notes, (ii) the class A-7A notes were reset to bear interest at the failed remarketing rate, which is an annual rate equal to three-month EURIBOR plus 0.55%, which rate remained in effect after the failed remarketing, and (iii) a three-month reset period ending on the next distribution date was established.  We refer to the October 25, 2016 reset date as the “current reset date” in this free-writing prospectus.  Absent a failed remarketing or an exercise of the related call option by Navient Corporation (formerly known as SLM Corporation) or one of its wholly-owned subsidiaries with respect to the current reset date, the next reset date for the class A-7A notes will be January 25, 2017.  The legal maturity date for the class A-7A notes is January 25, 2041.

Interest.  During their initial reset period, the class A-7A notes have been denominated in Euros and have borne interest at a floating rate equal to three-month EURIBOR plus 0.10%, which interest accrued annually.

During the reset period following the October 25, 2016 reset date, interest will accrue on the outstanding principal balance of the class A-7A notes during each accrual period and will be paid on each distribution date.

With respect to any reset period when a class of reset rate notes is denominated in a currency other than U.S. Dollars (as has been the case during the initial reset period with respect to the class A-7A notes), for the distribution date that coincides with a reset date (as will be the case on the October 25, 2016 reset date), interest and principal will be paid to the related noteholders on the second business day following such distribution date, together with additional interest on the applicable principal balance at the related interest rate.
For any reset period when a class of reset rate notes is denominated in a currency other than U.S. Dollars (as has been the case during the initial reset period with respect to the class A-7A notes), following a reset date upon which a failed remarketing has occurred up to and including the reset date resulting in a successful remarketing or an exercise of the call option for the applicable
1

class of reset rate notes, payments of interest and principal to holders of such class of reset rate notes will be made on the second business day following the related reset date without payment of any additional interest.

If successfully remarketed on the October 25, 2016 reset date, the class A-7A notes, until the end of the accrual period relating to the January 25, 2017 reset date, will bear interest at an annual rate equal to three-month LIBOR plus          % based on the actual number of days elapsed in each accrual period and a 360-day year.

During any reset period (or upon a successful remarketing on the October 25, 2016 reset date) when a class of reset rate notes bears a floating rate of interest (including both U.S. Dollar and non-U.S. Dollar denominated notes), accrual periods will generally begin on a distribution date and will end on the day before the next distribution date.   The next accrual period for the class A-7A notes will begin on October 25, 2016 and end on January 24, 2017.

For each subsequent related reset date, if any, the related currency, applicable accrual periods and distribution dates will be determined on the related remarketing terms determination date as specified under “Description of the Notes—The Reset Rate Notes” and “—Reset Periods” in this free-writing prospectus.

Principal.  Payments of principal of the class A-7A notes will generally be made only after the class A-5 and class A-6 notes, in that order, have been retired.  The class A‑1, class A‑2, class A‑3 and class A-4 notes, which were earlier in the sequence of principal payments, have been paid in full and are no longer outstanding.  The class A‑5 and class A‑6 notes, however, are still outstanding. Absent an event of default, no principal will be paid to the class A-7A notes until the outstanding principal balances of the class A‑5 and class A‑6 notes have been reduced to zero.

As of the July 2016 distribution date, no principal payments have been made or allocated to the class A-7A notes and there were no amounts on deposit in the accumulation account. Therefore, there will be no payment of principal on the class A-7A notes from the trust on the October 25, 2016 reset date.

RESET DATE PROCEDURES

Remarketing Terms Determination Date.  Not later than eight business days prior to the related reset date, which we refer to as the remarketing terms determination date and which, for the class A-7A notes and with respect to the current reset date, is October 13, 2016, the remarketing agents, in consultation with the administrator, will determine for the reset rate notes, among other things, the applicable currency, the applicable interest rate mode, whether principal will be paid periodically or at the end of the related reset period, the index, if applicable, the length of the related reset period and the applicable distribution dates, the identities of any potential swap counterparties, if applicable, and the related all hold rate.  If the class A-7A notes are listed on the Luxembourg Stock Exchange, a copy of such notice will be sent to the Luxembourg Stock Exchange and will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxemburger Wort) and/or on the Luxembourg Stock Exchange’s website at http://www.bourse.lu.

See “Description of the Notes—The Reset Rate Notes” in this free-writing prospectus.

With respect to the current reset date for the class A-7A notes, the remarketing terms determination date is October 13, 2016.

2

All Hold Rate.  The all hold rate, if applicable, for any class of reset rate notes will be the interest rate applicable for that class of reset rate notes for the next reset period if all holders of that class of reset rate notes choose not to tender their notes to the remarketing agents.  For the class A-7A notes and the current reset date however, tender is mandatory and, therefore, the all hold rate is not applicable.  See “Description of the Notes—Reset Rate Notes—Foreign Exchange Mode” in this free-writing prospectus.

Tendered Notes.  Absent a failed remarketing, holders of reset rate notes denominated in U.S. Dollars in the then-current reset period and the immediately following reset period that wish to sell some or all of their reset rate notes on a reset date will be able to obtain a 100% repayment of principal by tendering the applicable amount of their reset rate notes pursuant to the remarketing process.  Holders of reset rate notes denominated in a non-U.S. Dollar currency in the then-current reset period or the immediately following reset period will be deemed to have tendered their reset rate notes pursuant to the remarketing process.

Hold Notices. If a class of reset rate notes is denominated in a non-U.S. Dollar currency in either the then-current or the immediately following reset period (as has been the case with respect to the current reset period for the class A-7A notes), they will be subject to mandatory tender, the related noteholders will be deemed to have tendered their class of reset rate notes on the related reset date, and hold notices will not be applicable.

If a class of reset rate notes is denominated in U.S. Dollars in both the then-current and the immediately following reset period, holders of such notes will be given until the notice date, which is 12:00 p.m. (noon), New York City time, six business days prior to the related reset date, to choose whether to hold their notes by delivering a hold notice to the remarketing agent.  Any reset rate notes for which a hold notice is not timely received on or prior to the notice date, will be deemed to be tendered and will be remarketed on the related reset date.

Absent a failed remarketing or exercise of the related call option by Navient Corporation or one of its wholly-owned subsidiaries, holders of reset rate notes denominated in U.S. Dollars that wish to sell some or all of their reset rate notes on a reset date will be able to obtain a 100% repayment of principal by tendering the applicable amount of their reset rate notes pursuant to the remarketing process.

Tender is mandatory for a class of reset rate notes at the end of any reset period if such notes are denominated in a non-U.S. Dollar currency during either the then-current (as has been the case with respect to the class A-7A notes during the initial reset period) or the immediately following reset period, and all holders of such class are deemed to have tendered their notes pursuant to the remarketing process.  Absent a failed remarketing or exercise of the related call option by Navient Corporation or one of its wholly-owned subsidiaries, holders of reset rate notes denominated in a non-U.S. Dollar currency who are deemed to have tendered their notes (as will be the case for the class A-7A noteholders with respect to the October 17, 2016 notice date) pursuant to the remarketing process will receive a 100% repayment of principal of their reset rate notes on the related reset date.  However, if there is a failed remarketing with respect to a class of reset rate notes, existing holders of such reset rate notes will remain noteholders of such reset rate notes during the immediately following reset period (absent any separate secondary market trades) regardless of whether they tendered their reset rate notes for remarketing or if their
3

notes were deemed tendered automatically, and such noteholders will not be permitted to exercise any remedies as a result of the failure of such notes to be successfully remarketed on the related reset date.  See “—Failed Remarketing” below.

Spread Determination Date.  Absent an exercise of the related call option by Navient Corporation or one of its wholly-owned subsidiaries or, with respect to reset rate notes denominated in U.S. Dollars, receipt by the remarketing agents of hold notices from 100% of the holders of the related class of reset rate notes, the spread or the applicable fixed rate for each such class of notes will be determined by the remarketing agents at any time after the notice date but no later than 3:00 p.m., New York City time, on the date which is three business days prior to the related reset date.  We refer to the date during this period when the spread or the applicable fixed rate is determined as the spread determination date.

For the class A-7A notes and with respect to the current reset date, the related spread determination date may occur any time during the period beginning after 12:00 p.m. (noon), New York City time, on October 17, 2016 and ending at 3:00 p.m., New York City time, on October 20, 2016.  The spread will be the lowest spread to three-month LIBOR which would permit all of the notes tendered for remarketing to be purchased at a price equal to 100% of the outstanding principal balance of that class.

Absent a failed remarketing or an exercise of the related call option by Navient Corporation or one of its wholly-owned subsidiaries with respect to the October 25, 2016 reset date, the class A-7A notes will be reset to bear interest until their next reset date at an annual floating rate equal to the sum of three-month LIBOR plus       %, based on the actual number of days elapsed in each accrual period and a 360-day year.  LIBOR will be determined as specified under “Additional Information Regarding the Notes—Determination of Indices—LIBOR” in the free-writing base prospectus.

Reset Dates.  Reset dates always occur on a distribution date and reset periods always end on the day before a distribution date and may not extend beyond the maturity date of the related class of reset rate notes.  The current reset date for the class A-7A notes is October 25, 2016.  The next scheduled reset date for the class A-7A notes is January 25, 2017.  The maturity date for the class A-7A notes is January 25, 2041.

Tender is mandatory for any reset rate notes that are denominated in a non-U.S. Dollar currency during either the then-current (as is the case with respect to the class A-7A notes and the reset period ending on October 25, 2016) or the immediately following reset period and all holders of such reset rate notes will be deemed to have tendered their notes on the related reset date.  If there is a failed remarketing of the reset rate notes with respect to such reset date, existing holders of such notes will not be permitted to exercise any remedies as a result of the failure of their reset rate notes to be remarketed on such reset date.

Failed Remarketing.  There will be a failed remarketing with respect to a class of reset rate notes on a related reset date if:

●
the remarketing agents, in consultation with the administrator, cannot determine the applicable required reset terms for such class of notes on or before the related remarketing terms determination date;

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●	the remarketing agents cannot establish the required spread or fixed rate on the spread determination date;

●
the remarketing agents are unable to remarket some or all of the tendered reset rate notes at the spread or fixed rate set by the remarketing agents (and the remarketing agents do not choose to purchase such reset rate notes themselves);

●	if applicable, one or more interest rate and/or currency swap agreements satisfying all required criteria cannot be obtained;

●	any rating agency then rating the notes has not confirmed or upgraded its then-current ratings of any class of notes, if such confirmation is required; or

●	certain other conditions specified in the remarketing agreement are not satisfied with respect to such class of notes.

In the event of a failed remarketing with respect to a class of reset rate notes at a time when such notes are denominated in a currency other than U.S. Dollars (as has been the case during the initial reset period with respect to the class A-7A notes):

●	all holders will retain their notes (including in all deemed mandatory tender situations, as is the case for the current reset date with respect to the class A-7A notes);

●	such notes will remain denominated in the then-current currency (which, with respect to the class A-7A notes and the current reset period, is Euros);

●	each currency swap counterparty will be entitled to receive quarterly payments from the trust at an increased LIBOR-based rate (referred to in this free-writing prospectus as the “extension rate”);

●	the trust will be entitled to receive from the currency swap counterparty, for payment to the related noteholders, quarterly floating rate payments at the specified failed remarketing rate; and

●	the related reset period will be three months.

With respect to the initial class A-7A currency swap agreement, the extension rate payable by the trust to the initial currency swap counterparty will be an annual rate of three‑month LIBOR plus 0.75% and the failed remarketing rate payable by the initial currency swap counterparty to the trust, for payment to the class A-7A noteholders, will be an annual rate of three-month EURIBOR plus 0.55%, which terms will continue to apply to the class A-7A notes in the event of a failed remarketing on the October 25, 2016 reset date.  See “Description of the Notes—Reset Rate Notes—Tender of Reset Rate Notes; Remarketing Procedures” in this free-writing prospectus.

In the event of a failed remarketing with respect to a class of reset rate notes at a time when such notes are denominated in U.S. Dollars:

•	all holders will retain their notes;

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●	the related interest rate will be reset to a failed remarketing rate of three-month LIBOR plus 0.75%; and

●	the related reset period will be three months.

If there is a failed remarketing on the October 25, 2016 reset date, the class A-7A notes will continue to have an outstanding principal balance of €500,000,000.

Call Option.  Navient Corporation, or one of its wholly-owned subsidiaries, has the option to purchase each class of reset rate notes in its entirety as of any reset date.  If Navient Corporation, or one of its wholly-owned subsidiaries, exercises this right, the interest rate for that class of reset rate notes, which we refer to as the call rate, will be (1) for any class for which no related swap agreement was in effect during the previous reset period, the floating rate applicable for the most recent reset period during which the failed remarketing rate was not in effect, or (2) for any class for which one or more related swap agreements were in effect during the previous reset period (as has been the case with respect to the current reset period for the class A-7A notes), an annual LIBOR-based interest rate equal to the weighted average of the floating rates of interest that the trust paid to the related swap counterparties hedging the currency and/or basis risk for the related notes during the preceding reset period.

The call rate will continue to apply for each reset period while Navient Corporation, or any subsidiary, retains that class of reset rate notes pursuant to its exercise of the related call option.  In either case, the next reset date for that class of reset rate notes will occur on the next distribution date.

Listing.  For so long as a class of reset rate notes is listed on the Luxembourg Stock Exchange, the administrator will notify the Luxembourg Stock Exchange of any exercise of the related call option and a notice will be published in a leading newspaper having general circulation in Luxembourg, which is expected to be Luxemburger Wort, and/or on the Luxembourg Stock Exchange’s website at http://www.bourse.lu.

See “Description of the Notes—The Reset Rate Notes” in this free-writing prospectus for a more complete discussion of the remarketing process.

Denominations.  During any reset period when a class of reset rate notes is denominated in U.S. Dollars, they will be issued in minimum denominations of $250,000, and additional increments of $1.  During any reset period when a class of reset rate notes is denominated in a non-U.S. Dollar currency, they will be issued in minimum denominations of the applicable currency equivalent (approximately) of $250,000 and additional increments of the applicable currency equivalent of $1 (which will be determined by reference to the exchange rate to be set forth in the related currency swap agreement); provided, that during any reset period when a class of reset rate notes is denominated in Euros (as has been the case during the initial reset period with respect to the class A-7A notes), such notes will be issued in minimum denominations of €100,000 and additional increments of €1; and provided, further, that during any reset period when a class of reset rate notes is denominated in Pounds Sterling, such notes will be issued in minimum denominations of £100,000 and additional increments of £1.

The administrator will notify the Luxembourg Stock Exchange of the applicable exchange rate for the applicable class of reset rate notes and a notice containing that exchange rate will also be
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published in a leading newspaper having general circulation in Luxembourg, which is expected to be Luxemburger Wort, and/or on the Luxembourg Stock Exchange’s website at http://www.bourse.lu.  The reset rate notes may be held and transferred, and will be offered and sold, in principal balances of not less than their applicable minimum denomination.

The reset rate notes will only be available in book-entry form through The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System.  You will not receive a certificate representing your reset rate notes except in very limited circumstances.

DATES

The closing date for the original offering was November 15, 2005.  We refer to this date as the closing date.

The statistical cutoff date for the original offering was October 24, 2005.  We refer to this date as the statistical cutoff date.

A distribution date for each class of notes is the 25th of each January, April, July and October.  If any January 25, April 25, July 25 or October 25 is not a business day, the distribution date will be the next business day.

Interest and principal will be payable to holders of record as of the close of business on the record date, which is the day before the related distribution date.

Unless otherwise indicated, all information provided in this free-writing prospectus regarding the notes and the pool of trust student loans is presented as of September 30, 2016.  We refer to this date as the statistical disclosure date.

PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE REMAINING LIFE AND EXPECTED MATURITY OF THE CLASS A-7A NOTES

The projected weighted average remaining life to the January 25, 2017 reset date of the class A-7A notes (and assuming a successful remarketing of such notes on the current reset date) under various usual and customary prepayment scenarios is approximately 0.25 years.  More information may be found under “Prepayments, Extensions, Weighted Average Remaining Life and Expected Maturity of the Class A-7A Notes,” to be included as Exhibit I to the final remarketing prospectus supplement to be distributed to potential investors on or prior to the spread determination date.

 THE OTHER NOTES

On the closing date, the trust also issued its class A-1, class A-2, class A-3, class A-4, class A-5, class A-6, class A-7B and class B notes, as more specifically described below.

Floating Rate Class A Notes:

●	Class A-1 Student Loan-Backed Notes in the original principal amount of $233,000,000, none of which remain outstanding;

●	Class A-2 Student Loan-Backed Notes in the original principal amount of $446,000,000, none of which remain outstanding;

●	Class A-3 Student Loan-Backed Notes in the original principal amount of $240,000,000, none of which remain outstanding;

●	Class A-4 Student Loan-Backed Notes in the original principal amount of

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$563,000,000, none of which remain outstanding.

●	Class A-5 Student Loan-Backed Notes in the original principal amount of $278,962,000, and currently outstanding in the amount of $21,172,800.66.

●	Class A-7B Student Loan-Backed Notes in the original principal amount of $380,000,000, and currently outstanding in the same amount.

Reset Rate Class A Notes:

●	Class A-6 Student Loan-Backed Notes in the original principal amount of €235,000,000, and currently outstanding in the same amount.

Class B Notes:

●	Class B Student Loan-Backed Notes in the original principal amount of $93,381,000, and currently outstanding in the amount of $59,879,386.84.

We sometimes refer to:

●	the floating rate class A notes and the reset rate notes collectively as the class A notes;

●	the floating rate class A notes and the class B notes as the floating rate notes;

●	the class A-6 notes and class A-7A notes, together, as the reset rate notes; and

●	the floating rate notes and the reset rate notes as the notes.

Interest Rates.  The outstanding floating rate notes bear interest at an annual rate equal to the sum of three-month LIBOR and the applicable spread listed in the table below:

Class	Spread
Class A-4	plus 0.10%
Class A-5	plus 0.12%
Class A-7B	plus 0.16%
Class B	plus 0.30%

For all classes of floating rate notes, the administrator determines LIBOR as specified under “Additional Information Regarding the Notes—Determination of Indices—LIBOR” in the free-writing base prospectus.  For the floating rate notes, interest is calculated based on the actual number of days elapsed in each accrual period and a 360-day year.

The class A-6 notes had their initial reset date on October 25, 2012.  A failed remarketing was declared with respect to the October 25, 2012 reset date and each subsequent reset date until the April 25, 2013 reset date.  On that date, the class A-6 notes were reset until maturity at an annual rate of three-month LIBOR plus 0.55%.

ALL NOTES

Interest Payments.  Interest accrues on the outstanding principal balance of the notes during each accrual period and is payable on the related distribution date.

An accrual period for the floating rate notes begins on a distribution date and ends on the day before the next distribution date.

An accrual period for reset rate notes that bear a fixed rate of interest will begin on the 25th day of the month of the immediately preceding distribution date and end on the 24th day of the month of the current distribution date.

Principal Payments.  Principal is payable or allocable on each distribution date in an amount generally equal to (a) the principal distribution amount for that distribution date plus (b) any shortfall in the payment of
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principal as of the preceding distribution date.

Priority of Principal Payments.    We apply or allocate principal sequentially on each distribution date as follows:

●	first, the class A noteholders’ principal distribution amount:

●	to the class A-5 notes until their principal balance is reduced to zero; and then

●	to the class A-6 notes until their principal balance is reduced to zero; provided, that any payments due to the reset rate noteholders will be allocated to the accumulation account if the class A-6 notes are then structred not to receive a payment of principal until the end of the related reset period (as is currently the case); and then

●
pro rata, to the class A-7A and class A-7B notes until their principal balance is reduced to zero; provided that either (a) if the class A-7A notes are then denominated in a currency other than U.S. Dollars (as has been the case with respect to the initial reset period for the class A-7A notes), any payments due to the applicable reset rate noteholders will be made to the related currency swap counterparty or (b) if the class A-7A notes are then structured not to receive a payment of principal until the end of the related reset period, any payments due to the applicable reset rate noteholders will be allocated to the related accumulation account; and

●
second, on each distribution date on and after the stepdown date, and provided that no trigger event is in effect on such distribution date, the class B noteholders’ principal distribution amount, to the class B notes, until their principal balance is reduced to zero.

For purposes of priority first above, if a class of reset rate notes is then bearing interest at a fixed rate, the outstanding principal balance of that class or its U.S. Dollar equivalent, as applicable, will be deemed to have been reduced by any amounts on deposit in the related accumulation account (exclusive of any investment earnings).

If any class of reset rate notes is structured not to receive a payment of principal until the end of the related reset period, principal payments will be allocated to the related accumulation account for such class of notes, where such funds will remain until the next related reset date for such class of notes.  However, if during a reset period any class of reset rate notes is denominated in a currency other than U.S. Dollars and one or more currency swap agreements are in effect relating to that class (as has been the case with respect to the current reset period for the class A-7A notes) (a) the amounts on deposit in the related accumulation account will be paid to the related currency swap counterparty, who will in turn pay to the trust, for payment to the holders of the related class of notes, the non-U.S. Dollar currency equivalent of those amounts received at the exchange rate set forth in the related currency swap agreements and (b) all amounts will be paid to the applicable noteholders on the second business day following the related reset date, together, with respect to the first reset date after such cross-currency swap agreements are entered into, with additional interest on the applicable principal balance at the related interest rate.

Payments or allocations of principal to the reset rate notes will be made pro rata among those classes based on their outstanding principal balances.
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On each distribution date prior to the stepdown date, which occurred on the January 2011 distribution date, the class B notes were not entitled to any payments of principal.  On each distribution date on and after the stepdown date, provided that no trigger event is in effect, the class B notes will continue to be entitled to their pro rata share of principal, subject to the existence of sufficient available funds.

The class A noteholders’ principal distribution amount is equal to the principal distribution amount times the class A percentage, which is equal to 100% minus the class B percentage.  The class B noteholders’ principal distribution amount is equal to the principal distribution amount times the class B percentage.

The class B percentage was 0% prior to the stepdown date and will be 0% on every other distribution date if a trigger event is in effect.  On each other distribution date, the class B percentage is the percentage obtained by dividing:

●	the aggregate principal balance of the class B notes, by

●
the aggregate principal balance, or U.S. Dollar equivalent, of all outstanding notes less all amounts on deposit, exclusive of any investment earnings, in the accumulation account, in each case determined immediately prior to that distribution date.

A trigger event will be in effect on any distribution date if the outstanding principal balance of the notes, less any amounts on deposit in the accumulation account, exclusive of investment earnings and after giving effect to distributions to be made on that distribution date, would exceed the adjusted pool balance for that distribution date.

See “Description of the Notes—Distributions” in this free-writing prospectus for a more detailed description of principal payments.

Maturity Dates.

The class A-1 notes were repaid in full on the October 2006 distribution date.

The class A-2 notes were repaid in full on the October 2007 distribution date.

The class A-3 notes were repaid in full on the October 2009 distribution date.

The class A-4 notes were repaid in full on the July 2014 distribution date.

Each class of outstanding notes will mature no later than the date set forth in the table below for that class:

Class	Maturity Date
Class A-5	January 27, 2025
Class A-6	October 26, 2026
Class A-7A	January 25, 2041
Class A-7B	January 25, 2041
Class B	January 25, 2041

The actual maturity of any class of outstanding notes could occur earlier if, for example:

●	there are prepayments on the trust student loans;

●
the servicer exercises its option to purchase all remaining trust student loans, which will not occur until the first distribution date on which the pool balance is 10% or less of the initial pool balance; or

●	the servicer has exercised its purchase option described above, the indenture trustee auctions the remaining trust student loans, which absent an event of default under the indenture, will not
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occur until the first distribution date on which the pool balance is 10% or less of the initial pool balance.

The initial pool balance is equal to the sum of: (i) the pool balance as of the closing date and (ii) all amounts deposited into the supplemental purchase account and the add‑on consolidation loan account on the closing date.

Subordination of the Class B Notes.  Payments of interest on the class B notes will be subordinate to payments of interest on the class A notes and to certain trust swap payments due to any swap counterparty, if applicable.  In general, payments of principal of the class B notes will be subordinate to the payment of both interest on and principal of the class A notes, trust swap payments due to any swap counterparty and any deposits required to be made into any supplemental interest account or the investment reserve account.  See “Description of the Notes—The Notes— The Class B Notes—Subordination of the Class B Notes” in this free-writing prospectus.

Potential Future Interest Rate Cap Agreement.  At any time, at the written direction of the administrator, the trust may enter into one or more interest rate cap agreements (collectively, the “potential future interest rate cap agreement”) with one or more eligible swap counterparties (collectively, the “potential future cap counterparty”) to hedge some or all of the interest rate risk of the notes.  Any payment due by the trust to a potential future cap counterparty would be payable only out of funds available for distribution under clause (p)(1) of “Description of the Notes—Distributions—Distributions from the Collection Account” in this free-writing prospectus.  Any payments received from a potential future cap counterparty would be included in available funds.  It is not anticipated that the trust would be required to make any payments to any potential future cap counterparty under any potential future interest rate cap agreement other than an upfront payment and, in some circumstances, a termination payment.  See “Description of the Notes—Potential Future Interest Rate Cap Agreement” in this free-writing prospectus.

As of the October 25, 2016 reset date, the trust will not have entered into any potential future interest rate cap agreements.

Security for the Notes.  The notes are secured by the assets of the trust, primarily the trust student loans.

INDENTURE TRUSTEE AND PAYING AGENT

The trust issued the notes under an indenture dated as of November 1, 2005.  Under the indenture, Deutsche Bank National Trust Company acts as successor indenture trustee for the benefit of, and to protect the interests of, the noteholders and acts as paying agent for the notes.

LUXEMBOURG PAYING AGENT

As long as the rules of the Luxembourg Stock Exchange require a Luxembourg paying agent, the depositor will cause one to be appointed.  Deutsche Bank Luxembourg S.A. acts as the Luxembourg paying agent with respect to any of the notes listed on the Official List of the Luxembourg Stock Exchange and traded on the Luxembourg Stock Exchange’s Euro MTF Market.

ELIGIBLE LENDER TRUSTEE

The trust was created under a trust agreement dated as of October 25, 2005.  Deutsche Bank Trust Company Americas, a New York banking corporation, is the successor eligible lender trustee under the trust agreement.  It holds legal title to the assets of the trust.
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DELAWARE TRUSTEE

BNY Mellon Trust of Delaware (formerly known as BNYM (Delaware)), a Delaware banking corporation, is the Delaware trustee.  The Delaware trustee acts in the capacities required under the Delaware Statutory Trust Act and under the trust agreement.  Its principal Delaware address is 100 White Clay Center, Suite 102, Newark, Delaware 19711.

REMARKETING AGENTS

The remarketing agents will be entitled to a fee on each reset date in connection with a successful remarketing of the class A-7A notes from amounts on deposit in the remarketing fee account.  In connection with a successful remarketing of the class A-7A notes on the October 25, 2016 reset date, the remarketing agents will be paid a remarketing fee by the trust in an amount not to exceed $2,091,250.  As of the July 2016 distribution date, there was $2,091,250.00 on deposit in the remarketing fee account. The trust will also reimburse the remarketing agents, on a subordinated basis, for certain out-of-pocket expenses incurred in connection with each reset date.

ADMINISTRATOR AND SPONSOR

Navient Solutions, Inc. (formerly known as Sallie Mae, Inc.) is the sponsor of the trust and acts as the administrator of the trust under an administration agreement dated as of the closing date.  Navient Solutions, Inc. is a Delaware corporation and a wholly-owned subsidiary of Navient Corporation.  Subject to certain conditions, Navient Solutions, Inc. may transfer its obligations as administrator to an affiliate.

INFORMATION ABOUT THE TRUST

The trust is a Delaware statutory trust.

The only activities of the trust that are currently permitted are acquiring, owning and managing the trust student loans and the other assets of the trust, issuing and making payments on the notes, entering into any required swap agreements or potential future interest rate cap agreements and making payments thereunder and other related activities.  See “The Trust—General” in this free-writing prospectus.

Navient Funding, LLC, as depositor, after acquiring the student loans from one of VG Funding LLC (“VG Funding”) or Navient Credit Finance Corporation (formerly known as SLM Education Education Credit Finance Corporation) (“Navient CFC”) under separate purchase agreements, sold them to the trust under a sale agreement (we sometimes refer to Navient CFC and VG Funding as the “sellers”), each dated as of the closing date.  The depositor is a limited liability company of which Navient CFC is the sole member.  Chase Manhattan Bank USA, National Association, as interim eligible lender trustee, initially held legal title to the student loans for the depositor under an interim trust arrangement prior to their transfer to the trust and then as eligible lender trustee for the benefit of the trust under the trust agreement.  Deutsche Bank Trust Company Americas now serves as successor interim eligible lender trustee on behalf of the depositor and successor eligible lender trustee on behalf of the trust.

Its Assets

The assets of the trust include:

●	the trust student loans;

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●	collections and other payments on the trust student loans;

●
funds it currently holds or will hold from time to time in its trust accounts, including the collection account; the reserve account; any accumulation account; any supplemental interest account; any investment reserve account; any investment premium purchase account; the remarketing fee account; the Euro account; and if any class of reset rate notes is denominated in a currency other than U.S. Dollars or Euros, a currency account;

●
its rights under the transfer and servicing agreements, including the right to require VG Funding (or Navient Solutions, Inc., as servicer, acting on its behalf), Navient CFC, the depositor or the servicer to repurchase trust student loans from it or to substitute loans under certain conditions;

●	its rights under any swap agreement or potential future interest rate cap agreement, as applicable; and

●	its rights under the guarantee agreements with guarantors.

The rest of this section describes the trust student loans and trust accounts more fully.

Trust Student Loans.  The trust student loans are education loans to students and parents of students made under the Federal Family Education Loan Program, known as the FFELP.  All of the trust student loans are consolidation loans.

Consolidation loans are used to combine a borrower’s obligations under various federally authorized student loan programs into a single loan.  See “Appendix A—Federal Family Education Loan Program” in this free-writing prospectus, which supersedes in its entirety Appendix A to the free-writing base prospectus.

The trust student loans were selected from student loans owned by Navient CFC or VG Funding, or their affiliates, based on the criteria established by the depositor, as described in the free-writing base prospectus.

Guaranty agencies described in this document guarantee all of the trust student loans.  They are also reinsured by the United States Department of Education (which we refer to as the Department of Education).

Initial Trust Student Loans.  The initial trust student loans had a pool balance of approximately $3,001,136,238 as of the original cutoff date.  On the closing date, $9,818,772.66 was deposited into the supplemental purchase account and during the supplemental purchase period, $9,696,783.54 aggregate principal balance of trust student loans was added to the pool balance through the purchase of additional student loans using funds on deposit in the supplemental purchase account.  On the closing date, $20,000,000 was deposited into the add-on consolidation loan account and during the consolidation loan add-on period, $14,693,257.09 aggregate principal balance of trust student loans was added to the pool balance through the purchase of add-on consolidation loans using funds on deposit in the add-on consolidation loan account.  The trust student loans have a pool balance of approximately $1,299,647,431 as of the statistical disclosure date.

As of the statistical disclosure date, (i) the weighted average annual borrower interest rate of the trust student loans was approximately 3.92% and (ii) the weighted average remaining term of the trust student
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loans to scheduled maturity was approximately 206 months.

Special allowance payments on 0.63% of the trust student loans by principal balance (as of the statistical disclosure date) are based on the 91-day treasury bill rate. Special allowance payments on 96.52% of the trust student loans by principal balance (as of the statistical disclosure date) are based on the one-month LIBOR rate.

Approximately 2.85% of the trust student loans by principal balance (as of the statistical disclosure date) are segments of consolidation loans that have a variable rate of interest that is not subject to any cap on the interest rate and that is not eligible to receive special allowance payments or interest subsidy payments.

For more details concerning the trust student loans, see “Annex A—The Trust Student Loan Pool” attached to this free-writing prospectus.

Collection Account. The administrator established and maintains the collection account as an asset of the trust in the name of the indenture trustee.  The administrator will deposit collections on the trust student loans, interest subsidy payments and special allowance payments into the collection account, as described in this free-writing prospectus and the free-writing base prospectus.

Reserve Account.    The administrator established and maintains the reserve account as an asset of the trust in the name of the indenture trustee.  As of the July 2016 distribution date, the amount on deposit in the reserve account was $4,531,704.00.  Funds in the reserve account may be replenished on each distribution date by additional funds available from the trust after all prior required distributions have been made.  See “Description of the Notes—Distributions.”

Amounts in the reserve account in excess of the specified reserve account balance (as described below) on any distribution date, after the payments described below, will be deposited into the collection account for distribution on that distribution date.

The specified reserve account balance is the amount required to be maintained in the reserve account.  The specified reserve account balance for any distribution date will be equal to the greater of:

●	0.25% of the pool balance at the end of the related collection period and

●	$4,531,704.00.

The specified reserve account balance will be subject to adjustment as described in this free-writing prospectus.  In no event will it exceed the outstanding principal balance of the notes, less all amounts then on deposit in the accumulation account (exclusive of investment earnings), if any.

The reserve account will be available to cover any shortfalls in payments of the primary servicing fee, the administration fee, the remarketing fees, if any, the class A noteholders’ interest distribution amount (but only up to an annual interest rate equal to three-month EURIBOR plus 0.55% in the case of the class A-7A notes), the class B noteholders’ interest distribution amount, and payments due to any swap counterparty in respect of interest and certain swap termination payments.  As of the July 2016 distribution date, amounts on deposit in the reserve account have not been required for these purposes.
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In addition, the reserve account will be available:

●
on the related maturity date for each class of class A notes and upon termination of the trust, to cover shortfalls in payments of the class A noteholders’ principal and accrued interest to the related class of notes; and

●
on the class B maturity date and upon termination of the trust, to cover shortfalls in payments of the class B noteholders’ principal and accrued interest, any carryover servicing fees, any remaining swap termination payments and remarketing fees and expenses.

The reserve account enhances the likelihood of payment to noteholders.  In certain circumstances, however, the reserve account could be depleted.  This depletion could result in shortfalls in distributions to noteholders. If the market value of the reserve account, together with amounts on deposit in the supplemental interest account on any distribution date, is sufficient to pay the remaining principal (for such purpose, as reduced by all amounts, other than investment earnings, on deposit in the accumulation account) and interest accrued on the notes and any carryover servicing fee, amounts on deposit in those accounts will be so applied on that distribution date.  See “Description of the Notes—Credit Enhancement—Reserve Account” in this free-writing prospectus.

Capitalized Interest Account.  All funds on deposit in the capitalized interest account that was created and funded on the closing date were transferred to the collection account on the January 2007 distribution date.  No additional sums were subsequently or will be deposited into this account.

Remarketing Fee Account.  The administrator established and maintains a remarketing fee account as an asset of the trust in the name of the indenture trustee, for the benefit of the remarketing agents and the class A noteholders.  On the October 2011 distribution date, which was the distribution date one year prior to the initial reset date for the class A-7A notes, the trust began to deposit into the remarketing fee account available funds up to the related quarterly required amount.  The trust is required to make such deposits on each related distribution date until the balance on deposit in the remarketing fee account reaches the targeted level for the related reset date, prior to the payment of interest on the notes.  As of the October 25, 2016 reset date, the required amount for this account will not exceed $2,091,250.  As of the July 2016 distribution date, there was $2,091,250.00 on deposit in the remarketing fee account.

Investment earnings on deposit in the remarketing fee account are withdrawn on each distribution date, deposited into the collection account and included in available funds for that distribution date.  In addition, if on any distribution date, a class A note interest shortfall would exist, or if on the maturity date for any class of class A notes, available funds would not be sufficient to reduce the principal balance of that class to zero, the amount of that class A note interest shortfall or principal deficiency, as applicable, may be withdrawn from the remarketing fee account and used for payment of interest or principal on the class A notes, to the extent sums are on deposit in that account.  See “Description of the Notes—The Reset Rate Notes—Tender of Reset Rate Notes; Remarketing Procedures” in this free-writing prospectus.

Accumulation Account.  The administrator established or will establish and maintains or will maintain in the name of the indenture
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trustee a separate accumulation account for the benefit of either class of reset rate notes, generally, whenever such class bears interest at a fixed rate or bears interest at a floating rate but is structured not to receive a payment of principal until the end of the related reset period.  With respect to each such class for the related reset period, on each distribution date, the indenture trustee will deposit any payments of principal allocated to that class, in U.S. Dollars, into the related accumulation account.  All sums, exclusive of investment earnings, will be paid either:

●
if the applicable class of reset rate notes is then denominated in U.S. Dollars, on the next related reset date to the noteholders of that class, after all other required distributions have been made on that reset date; or

●
if the applicable class of reset rate notes is then denominated in a non-U.S. Dollar currency (as has been the case during the initial reset period with respect to the class A-7A notes), on or about the next related reset date, to the related currency swap counterparties (which counterparties will in turn pay the applicable currency equivalent of such amounts to the trust, for payment to the related noteholders on the second business day following such reset date), after all other required distributions have been made on that reset date.

Amounts on deposit in the accumulation account, exclusive of investment earnings, may be used only to pay principal to the related class of reset rate notes (or to the related swap counterparties, if applicable) and for no other purpose.  Investment earnings on amounts on deposit in the accumulation account will be withdrawn on each distribution date, deposited into the collection account and included in available funds for that distribution date.

Amounts on deposit in the accumulation account may be invested in eligible investments that can be purchased at a price equal to par, at a discount, or at a premium.  Eligible investments may be purchased at a premium over par only if there are sufficient amounts on deposit in the investment premium purchase account described below to pay the amount of the purchase price in excess of par.

As of the July 2016 distribution date, there were no funds on deposit in any accumulation account for any class of reset rate notes.

Investment Premium Purchase Account.  The administrator established and maintains, in the name of the indenture trustee, an investment premium purchase account. On each distribution date when funds are deposited into an accumulation account, the indenture trustee will be required to deposit, subject to sufficient available funds, an amount generally equal to 1.0% of the amount deposited into the accumulation account into the investment premium purchase account (together with any carryover amounts from previous distribution dates if there were insufficient available funds on any previous distribution date to make the required deposits in full).

Amounts on deposit in the investment premium purchase account may be used from time to time to pay amounts in excess of par on eligible investments purchased with funds on deposit in the accumulation account.  Amounts not used to pay such premium purchase amounts will become a part of available funds on future distribution
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dates pursuant to a formula set forth in the administration agreement.

As of the July 2016 distribution date there were no amounts on deposit in the investment premium purchase account.

Investment Reserve Account.  The administrator established and maintains, in the name of the indenture trustee, an investment reserve account.  On any distribution date, and to the extent of available funds, if the ratings of any eligible investments related to an accumulation account have been downgraded by one or more rating agencies, the indenture trustee will deposit into the investment reserve account an amount, if any, to be set by each applicable rating agency in satisfaction of the rating agency condition, which amount will not exceed the amount of the unrealized loss on the related eligible investments.  On each distribution date, all amounts on deposit in the investment reserve account either will be withdrawn from the investment reserve account and deposited into the accumulation account in an amount required to offset any realized losses on eligible investments related to the accumulation account, or will be deposited into the collection account to be included in available funds on that distribution date.

As of the July 2016 distribution date there were no amounts on deposit in the investment reserve account.

Supplemental Interest Account.  The administrator will establish and maintain, in the name of the indenture trustee, a supplemental interest account with respect to the accumulation account for a class of reset rate notes.

On each distribution date when amounts are deposited into or are on deposit in the accumulation account for a class of reset rate notes, the indenture trustee, subject to sufficient available funds, will deposit into the supplemental interest account an amount sufficient to pay either to the reset rate noteholders or to each swap counterparty, as applicable, the floating rate payments due to the reset rate noteholders or the swap counterparty, as applicable, through the next distribution date at the related LIBOR-based floating rate on all amounts on deposit in the accumulation account, after giving effect to an assumed rate of investment earnings on that account.

All amounts on deposit in the supplemental interest account will be withdrawn on each distribution date, deposited into the collection account and included in available funds for that distribution date.

As of the July 2016 distribution date there were no amounts on deposit in the supplemental interest account.

Euro Account.  The administrator established and maintains a Euro account as an asset of the trust in the name of the indenture trustee, for the benefit of the reset rate noteholders, during any reset period when the reset rate notes are denominated in Euros (as has been the case during, with respect to the class A-7A notes, the current reset period and, with respect to the class A-7A notes, their initial reset period).  Any payments received in Euros from a swap counterparty will be deposited into the Euro account, as described in this free-writing prospectus.

Other Currency Accounts.  If a class of reset rate notes is denominated in a currency other than U.S. Dollars or Euros during any related reset period and the administrator has not previously established a currency account for the applicable currency, then the administrator will establish and maintain a currency account for the applicable currency
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in the name of the indenture trustee, for the benefit of the related noteholders.  Any payments received from a swap counterparty in a currency other than U.S. Dollars will be deposited into such a currency account.

INITIAL CURRENCY SWAP AGREEMENTS

On the closing date, the trust entered into initial currency swap agreements with each of Credit Suisse First Boston International and Deutsche Bank AG, New York Branch as the initial class A-6 currency swap counterparty and class A-7A currency swap counterparty, respectively, to hedge the currency exchange risk that resulted from:

●	the payment of principal and interest in Euros by the trust to the class A‑6 and class A‑7A noteholders during the related applicable reset periods; and

●	the required payment in Euros to the class A-6 and class A-7A noteholders upon the first successful remarketing of the applicable class of reset rate notes.

The initial class A-6 currency swap agreement terminated in accordance with its terms on April 25, 2013.

The initial class A-7A currency swap agreement will terminate in accordance with its terms on the earliest to occur of:

●	the first reset date on which there is a successful remarketing of the class A-7A notes;

●	the reset date on which the call option is exercised;

●	the distribution date on which the outstanding principal balance of the class A-7A notes is reduced to zero; or

●	January 25, 2041 (which is the maturity date of the class A-7A notes).

Other than the initial class A-7A currency swap agreement, the trust may not enter into additional swap agreements with respect to the class A-7A notes unless each rating agency then rating the notes confirms its then-current ratings of the class A-7A notes and, with respect to any currency swap agreements, certain additional criteria are satisfied (for a description of such criteria, see “Description of the Notes—The Reset Rate Notes—Foreign Exchange Mode,” “—Floating Rate Mode” and “—Fixed Rate Mode” in this free-writing prospectus).

If the class A-7A notes are successfully remarketed on the October 25, 2016 reset date, the initial class A-7A currency swap agreement will terminate in accordance with its terms on that date.

ADMINISTRATION OF THE TRUST

Distributions

Navient Solutions, Inc., as administrator, will instruct the indenture trustee to withdraw funds on deposit in the collection account and the various accounts described above. These funds will be applied on or before each applicable distribution date generally as shown in the chart on the following page. Funds on deposit in the collection account and, to the extent required, the reserve account will be applied monthly to the payment of the primary servicing fee.

See “Description of the Notes— Distributions” in this free-writing prospectus for a more detailed description of distributions.
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COLLECTION ACCOUNT
1st
SERVICER
(Primary Servicing Fee)
2nd
ADMINISTRATOR
(Administration Fee)
3rd
REMARKETING FEE ACCOUNT
(Quarterly Funding Amount)
4th
(pro rata)
CLASS A NOTEHOLDERS
(Class A Noteholders' Interest Distribution Amount)
SWAP COUNTERPARTIES
(Floating rate interest payments due from the trust, if any)
SWAP COUNTERPARTIES
(Certain Swap Termination Payments, if any)
5th
CLASS B NOTEHOLDERS
(Class B Noteholders' Interest Distribution Amount)
first, to the class A-5 notes until paid in full, then to the class A-6 notes, until paid in full, and then, pro rata, to the class A-7A and class A-7B notes until each such class is paid in full (subject, with respect to the class A-6 and class A-7A notes, to certain amounts being deposited into any related accumulation account or paid to any currency swap counterparties, in each case, to the extent applicable)
6th
CLASS A NOTEHOLDERS
(Class A Noteholders' Principal Distribution Amount)
7th
SUPPLEMENTAL INTEREST ACCOUNTS
(Supplemental Interest Account Deposit Amounts, if any)
8th
INVESTMENT RESERVE ACCOUNTS
(Investment Reserve Account Required Amounts, if any)
9th
CLASS B NOTEHOLDERS
(Class B Noteholders' Principal Distribution Amounts)
10th
RESERVE ACCOUNT
(Amount, if any, necessary to reinstate the reserve account balance to the Specified Reserve Account Balance)
11th
INVESTMENT PREMIUM PURCHASE ACCOUNT
(Investment Premium Purchase Account Deposit Amounts, if any)
12th
SERVICER
(Carryover Servicing Fee, if any)
13th
SWAP COUNTERPARTIES
(Remaining Swap Termination Payments, if any
14th
REMARKETING AGENTS OR ADMINISTRATOR
(Any amounts with respect to remarketing fees not paid from amounts on deposit in the remarketing fee account)
15th
REMARKETING AGENTS OR ADMINISTRATOR
(Certain expenses related to the remarketing of the reset rate notes)
16th
EXCESS DISTRIBUTION CERTIFICATEHOLDER
(Any remaining amounts)

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Transfer of the Assets to the Trust

Under a sale agreement, the depositor sold the trust student loans to the trust, with the eligible lender trustee holding legal title to the trust student loans.

If the depositor breaches a representation under the sale agreement regarding a trust student loan, generally the depositor will have to cure the breach, repurchase or replace that trust student loan or reimburse the trust for losses resulting from the breach.

Each seller has similar obligations under the related purchase agreement.  See “Transfer and Servicing Agreements—Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers” in the free-writing base prospectus.

Servicing of the Assets

Under a servicing agreement, Navient Solutions, Inc., as servicer, is responsible for servicing, maintaining custody of and making collections on the trust student loans.  It also bills and collects payments from the guaranty agencies and the Department of Education.

The servicer manages and operates the loan servicing functions for the Navient Corporation family of companies.  The servicer may enter into subservicing agreements with respect to some or all of its servicing obligations, but these arrangements will not affect the servicer’s obligations to the trust.  Under some circumstances, the servicer may transfer its obligations as servicer.

If the servicer breaches a covenant under the servicing agreement regarding a trust student loan, generally it will have to cure the breach, purchase that trust student loan or reimburse the trust for losses resulting from the breach.  See “The Trust Student Loan Pool—Insurance of Student Loans; Guarantors of Student Loans” in this free-writing prospectus.

Compensation of the Servicer

The servicer receives two separate fees: a primary servicing fee and a carryover servicing fee.

The primary servicing fee for any month is equal to 1/12th of an amount not to exceed 0.50% of the outstanding principal amount of the trust student loans.

The primary servicing fee is payable in arrears out of available funds and amounts on deposit in the reserve account on the 25th day of each month, or if the 25th day is not a business day, then on the next business day.  Fees are calculated as of the first day of the preceding calendar month.  Fees include amounts from any prior monthly servicing payment dates that remain unpaid.

The carryover servicing fee is payable to the servicer on each distribution date out of available funds.

The carryover servicing fee is the sum of:

●	the amount of specified increases in the costs incurred by the servicer;

●	the amount of specified conversion, transfer and removal fees;

●	any amounts described in the first two bullets that remain unpaid from prior distribution dates; and

●	interest on any unpaid amounts.

See “Description of the Notes—Servicing Compensation” in this free-writing prospectus.
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TERMINATION OF THE TRUST

The trust will terminate upon:

●	the maturity or other liquidation of the last trust student loan and the disposition of any amount received upon its liquidation; and

●	the payment of all amounts required to be paid to the noteholders.

See “The Student Loan Pools—Termination” in the free-writing base prospectus.

Optional Purchase

The servicer may purchase or arrange for the purchase of all remaining trust student loans on any distribution date when the pool balance is 10% or less of the initial pool balance.

The exercise of this purchase option will result in the early retirement of the remaining notes, including an early distribution of all amounts then on deposit in any accumulation account.  The purchase price will equal the amount required to prepay in full, including all accrued and unpaid interest, the remaining trust student loans as of the end of the preceding collection period, but will not be less than a prescribed minimum purchase amount.

This prescribed minimum purchase amount is the amount that would be sufficient to:

●	pay to noteholders the interest payable on the related distribution date; and

●	reduce the outstanding principal amount of each class of notes then outstanding on the related distribution date to zero, taking into account all amounts then on deposit in any accumulation account.

For these purposes, if any class of reset rate notes:

●
is then structured not to receive a payment of principal until the end of the related reset period, the outstanding principal balance of the class A-7A notes will be deemed to have been reduced by any amounts on deposit, exclusive of any investment earnings, in the related accumulation account; and/or

●
is then denominated in a non-U.S. Dollar currency, the U.S. Dollar equivalent of the then-outstanding principal balance of the class A-7A notes will be determined based upon the exchange rate provided for in the related currency swap agreement or agreements.

The pool balance as of the statistical disclosure date is approximately 42.96% of the initial pool balance.

Auction of Trust Assets

The indenture trustee will offer for sale all remaining trust student loans on the first distribution date on which the pool balance is less than or equal to 10% of the initial pool balance.

The trust auction date will be the third business day before the related distribution date.  An auction will be consummated only if the servicer has first waived its optional purchase right as described under “—Optional Purchase” above.  The servicer will waive its option to purchase the remaining trust student loans if it fails to notify the eligible lender trustee and the indenture trustee, in writing, that it intends to exercise its purchase option before the indenture trustee accepts a bid to purchase the trust student loans.  The depositor and its affiliates, including Navient CFC and the servicer, and unrelated third parties may
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offer bids to purchase the trust student loans.  The depositor or any affiliate may not submit a bid representing greater than fair market value of the trust student loans.

If at least two bids are received, the indenture trustee will solicit and re-solicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids.  The indenture trustee will accept the highest of the remaining bids if it equals or exceeds the higher of:

●	the minimum purchase amount described under “—Optional Purchase” above (plus any amounts owed to the servicer as carryover servicing fees); and

●	the fair market value of the trust student loans as of the end of the related collection period.

If at least two bids are not received or the highest bid after the re-solicitation process does not equal or exceed that amount, the indenture trustee will not complete the sale.  The indenture trustee may, and at the direction of the depositor will be required to, consult with a financial advisor, including any of the original underwriters of the notes, or the administrator, to determine if the fair market value of the trust student loans has been offered.  See “The Student Loan Pools—Termination” in the  free-writing base prospectus.

The net proceeds of any auction sale, plus all amounts (exclusive of investment earnings) then on deposit in the accumulation account, will be used to retire any outstanding notes on the related distribution date.

If the sale is not completed, the indenture trustee may, but will not be under any obligation to, solicit bids for sale of the trust student loans after future collection periods upon terms similar to those described above, including the servicer’s waiver of its option to purchase remaining trust student loans.

If the trust student loans are not sold as described above, on each subsequent distribution date, if the amount on deposit in the reserve account after giving effect to all withdrawals, except withdrawals payable to the depositor, exceeds the specified reserve account balance, the administrator will direct the indenture trustee to distribute the amount of the excess as accelerated payments or allocations of note principal.

The indenture trustee may or may not succeed in soliciting acceptable bids for the trust student loans either on the trust auction date or on subsequent distribution dates.

See “The Student Loan Pools— Termination” in the free-writing base prospectus.

TAX CONSIDERATIONS

Subject to important considerations described in the free-writing base prospectus:

●	Federal tax counsel for the trust is of the opinion that the class A-7A notes will be characterized as debt for federal income tax purposes.

●
Federal tax counsel for the trust is of the opinion that the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes.

●	For U.S. federal income tax purposes, the remarketing of the class A-7A notes will likely be treated as a retirement and reissuance of notes, in light of the
22

mandatory tender and various other remarketing terms facilitated by the initial class A-7A currency swap agreement.

●
Delaware tax counsel for the trust is of the opinion that the same characterizations will apply for Delaware state income tax purposes as for federal income tax purposes and that noteholders who were not otherwise subject to Delaware taxation on income would not become subject to Delaware taxation as a result of their ownership of notes.

See “U.S. Federal Income Tax Consequences” in this free-writing prospectus and in the free-writing base prospectus.

ERISA CONSIDERATIONS

Subject to important considerations and conditions described in this free-writing prospectus and the free-writing base prospectus, the class A-7A notes may, in general, be purchased by or on behalf of an employee benefit plan, including an insurance company general account, only if:

●
an exemption from the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986, as amended, applies, so that the purchase or holding of the class A-7A notes will not result in a non-exempt prohibited transaction; and

●	the purchase or holding of the class A-7A notes will not cause a non-exempt violation of any substantially similar federal, state, local or foreign laws.

Each fiduciary who purchases a note will be deemed to represent that an exemption exists and applies to it and that no non exempt violations of any substantially similar laws will occur.

See “ERISA Considerations” in this free-writing prospectus and in the free-writing base prospectus for additional information concerning the application of ERISA.

RATINGS

The notes are currently rated as follows:

●	class A-5 notes: “AAAsf” by Fitch, “Aaa (sf)” by Moody’s and “AAA (sf)” by S&P.

●	class A-6 notes: “AAAsf” by Fitch, “Aaa (sf)” by Moody’s and “AAA (sf)” by S&P.

●	class A-7A and A-7B notes: “AAAsf” by Fitch, “Aa3 (sf)” by Moody’s and “AA+ (sf)” by S&P.

●	class B notes: “Asf” by Fitch, “A2 (sf)” by Moody’s and “AA (sf)” by S&P.

See “Ratings” in this free-writing prospectus.

CERTAIN INVESTMENT COMPANY ACT CONSIDERATIONS

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity.  The issuing entity is intended to be structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this free-writing
23

prospectus).  See “Certain Investment Company Act Considerations” in this free-writing prospectus for more information.

LISTING INFORMATION

The class A-7A notes are currently listed on the Luxembourg Stock Exchange.  You should consult with Deutsche Bank Luxembourg S.A., the Luxembourg listing agent for the notes, for additional information regarding their status.  You can contact the listing agent at 2 Boulevard Konrad Adenauer L-1115, Luxembourg.

So long as the class A-7A notes are listed on the Luxembourg Stock Exchange, and its rules so require, notices relating to that class of notes, including if any of such class is delisted, will be published in a leading newspaper having general circulation in Luxembourg, which is expected to be Luxemburger Wort and/or on the Luxembourg Stock Exchange’s website at:  http://www.bourse.lu.

The class A-7A notes are currently able to be cleared and settled through Clearstream, Luxembourg and Euroclear.

RISK FACTORS

Some of the factors you should consider before making an investment in the class A-7A notes are described in this free-writing prospectus and in the free-writing base prospectus under “Risk Factors.”

IDENTIFICATION NUMBERS

The class A-7A notes have the following identification numbers:

U.S. Rule 144A Global Note:

●	CUSIP Number: 78442G RA 6

●	International Securities Identification Number (ISIN): US78442GRA66

Non-U.S. Rule 144A Global Note:

●	International Securities Identification Number (ISIN): XS0235359048

●	European Common Code: 023535904
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RISK FACTORS

You should carefully consider the following factors in order to understand the structure and characteristics of the class A-7A notes and the potential merits and risks of an investment in the class A-7A notes.  Potential investors must review and be familiar with the following risk factors in deciding whether to purchase the class A-7A notes.  The free-writing base prospectus describes additional risk factors that you should also consider beginning on page 15.  These risk factors could affect your investment in or return on the class A-7A notes.

Federal Financial Regulatory Legislation Could Have An Adverse Effect On Navient Corporation, The Sponsor, The Servicer, The Administrator, The Depositor, The Sellers And The Trust, Which Could Result In Losses Or Delays In Payments On Your Notes

On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) to reform and strengthen supervision of the U.S. financial services industry.  The Dodd-Frank Act represents a comprehensive change to existing laws, imposing significant new regulation on almost every aspect of the U.S. financial services industry.

The Dodd-Frank Act will result in significant new regulation in key areas of the business of Navient Corporation, the parent of the sponsor, the sponsor and their affiliates and the markets in which Navient Corporation, the sponsor and their affiliates operate.  Pursuant to the Dodd-Frank Act, Navient Corporation and many of its subsidiaries are subject to regulations promulgated by the Consumer Financial Protection Bureau (the “CFPB”).  The CFPB will have substantial power to define the rights of consumers and the responsibilities of certain institutions, including Navient Corporation’s education lending and loan servicing business.  The CFPB began exercising its authority on July 21, 2011.

Most of the component parts of the Dodd-Frank Act continue to be subject to intensive rulemaking and public comment over the coming months and none of Navient Corporation, the sponsor or their affiliates can predict the ultimate effect the Dodd-Frank Act or required examinations of the private education loan market could have on their operations at this time.  It is likely, however, that operational expenses will increase if new or additional compliance requirements are imposed on their operations and their competitiveness could be significantly affected if they are subjected to supervision and regulatory standards not otherwise applicable to their competitors.

Sequential Payment Of The Notes Results In A Greater Risk Of Loss
Holders of the class A-7A notes bear a greater risk of loss than do holders of the class A-5 and class A-6 notes because no principal will be paid to any class A-7A noteholders until the class A-5 and class A-6 notes have been paid in full.  If a failed remarketing occurs, the reset rate notes would become subject to

25

the failed remarketing rate, which may be higher than the interest rate that would otherwise be applicable to such class of notes.  This would reduce the amount of available funds to pay interest on other classes of notes and principal on the reset rate notes.  In that case, or if prepayments are much higher than anticipated, or if losses on the trust student loans are greater than expected, you may suffer a loss.

Your Notes Are Subject To A Call Option
Navient Corporation, or one of its wholly-owned subsidiaries, has the option to call, in full, the class A-7A notes in respect of each reset date, even if you have delivered a hold notice.  If this option is exercised, you will receive a payment of principal equal to the outstanding principal balance of your class A-7A notes less all amounts distributed to you as a payment of principal, plus all accrued and unpaid interest on such distribution date.  However, you may not be able to reinvest the proceeds you receive in a comparable security with an equivalent yield.  For additional information concerning the call option and reset periods, see “Description of the Notes—The Reset Rate Notes” in this free-writing prospectus.

You May Be Required To Continue To Hold Your Notes If A Failed Remarketing Occurs With Respect To A Reset Date
In connection with any remarketing of the class A-7A notes (including on the current reset date), if a failed remarketing is declared, your class A-7A notes will not be sold, even if you attempted to tender them for remarketing or if the notes were mandatorily tendered with respect to such reset date (as will be the case with respect to the class A-7A notes and the October 25, 2016 reset date).  In this event you will be required to rely on a sale through the secondary market, which may not then exist for your class A-7A notes, independent of the remarketing process.

If a failed remarketing is declared with respect to the October 25, 2016 reset date, the class A-7A notes will be reset to bear interest until the next reset date at the failed remarketing rate, which is currently equal to an annual rate of three-month EURIBOR plus 0.55%.  We cannot assure you that the failed remarketing rate will be as high as the prevailing market rate of interest for similar securities and you may suffer a loss in yield.  For additional information concerning a failed remarketing, see “Description of the Notes—The Reset Rate Notes” in this free-writing prospectus.

You May Experience Notification Delays In Connection With A Remarketing Of Your Notes	Holders of beneficial interests in the class A-7A notes may not receive timely notifications of the reset terms for any reset date due to procedures used by the clearing agencies and financial intermediaries. If you do not receive a copy of the notice delivered on the related remarketing terms determination date, and your reset rate notes are denominated in U.S. Dollars during

26

the then current reset period, you will nevertheless be deemed to have tendered your reset rate notes unless the remarketing agents have received a hold notice from you on or prior to the related notice date.

Certain Actions Can Be Taken Without Noteholder Approval
The transaction documents provide that certain actions may be taken based upon receipt by the indenture trustee of a confirmation from each of the rating agencies that the then-current ratings assigned by the rating agencies then rating the notes will not be downgraded or withdrawn by those actions.   In this event, such actions may be taken without the consent of noteholders.

Your Notes May Have A Degree Of Basis Risk, Which Could Compromise The Trust’s Ability To Pay Principal Of And Interest On Your Notes
There is a degree of basis risk associated with the class A-7A notes.  Basis risk is the risk that shortfalls might occur because, among other things, the interest rates of the trust student loans adjust on the basis of specified indices and those of the notes adjust on the basis of different indices or, with respect to any class of reset rate notes at a time when such notes are in fixed rate mode, do not adjust at all.  If a shortfall were to occur, the trust’s ability to pay principal of and/or interest on the notes could be compromised.  See “Annex A—The Trust Student Loan Pool—Composition of the Trust Student Loans as of the Statistical Disclosure Date” in this free-writing prospectus which specifies the percentages of trust student loans that adjust based on LIBOR or the 91-day Treasury bill rate, as applicable.

Consequently, you must rely on other forms of credit enhancement, to the extent available, to mitigate basis risk.  There can be no assurance that the amount of credit enhancement will be sufficient to cover the basis risk associated with the notes.

In The Event Of An Early Termination Of An Interest Rate Swap Agreement Due To Certain Swap Termination Events, The Trust May Be Required To Make A Large Termination Payment To The Related Swap Counterparty

For any reset period where a class of reset rate notes bears interest at a fixed rate, the trust has entered into or will be required to enter into one or more interest rate swap agreements.  For any reset period where a class of reset rate notes bears interest based on an index other than LIBOR or a commercial paper rate (including the initial reset period with respect to the class A-7A notes), the trust may, at the option of the remarketing agents, in consultation with the administrator, enter into one or more interest rate swap agreements.  However, if a termination event under an interest rate swap agreement occurs during the related reset period and the trust owes the related swap counterparty a large swap termination payment that is required to be paid pari passu with interest due to the class A notes, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or

27

principal to the related noteholders, and the holders of all classes of notes may suffer a loss.

Your Notes Will Have Greater Risk If An Interest Rate Swap Agreement Terminates
The trust will be required on future reset dates to enter into interest rate swap agreements with one or more eligible swap counterparties for any reset period where a class of reset rate notes bears interest at a fixed rate.  In addition, for any reset period where a class of reset rate notes is denominated in Euros and bears interest based on an index other than LIBOR or a commercial paper rate, the trust may at the option of the remarketing agents, in consultation with the administrator, enter into one or more interest rate swap agreements.  If on any distribution date a payment is due to the trust under an interest rate swap agreement, the related swap counterparty defaults and the administrator is unable to arrange for a replacement interest rate swap agreement, the related class of reset rate notes will remain entitled to the established rate of interest until the next related reset date even though the related interest rate swap agreement has terminated.  In this event, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of notes and you may suffer a loss.

Your Notes Will Have Greater Risk If The Currency Swap Agreement Terminates
On the closing date, the trust entered into a currency swap agreement with respect to the class A-7A notes during the initial reset period, and for any reset period where the class A-7A notes are reset to pay in a non-U.S. Dollar currency, the trust will enter into an additional currency swap agreement with eligible swap counterparties to hedge against currency exchange and basis risks. The currency swap agreement is intended to convert:

● principal payments on the class A-7A notes from U.S. Dollars to Euros;

● the interest rate on the class A-7A notes from a LIBOR-based rate to a fixed or floating rate payable in Euros; and

● secondary market proceeds from a successful remarketing (or proceeds from an exercise of the related call option) on the applicable reset date to Euros.

The class A-7A currency swap agreement may terminate in the event, among other events, that either:

●     the trust (but only to the extent that the trust had sufficient funds available to make the payment) or the class A-7A swap counterparty defaults in making a required payment within three business days of the date that payment was due; or

● the class A-7A swap counterparty fails, within 30 calendar

28

days of the date on which the credit ratings of the class A-7A swap counterparty fall below the required ratings, to:

● obtain a replacement currency swap agreement with substantially similar terms;

● obtain a rating affirmation on the class A-7A notes; or

● post collateral in accordance with a collateral agreement between the parties or establish another arrangement satisfactory to the applicable rating agencies.

Upon an early termination of the class A-7A currency swap agreement, you cannot be certain that the trust will be able to enter into a substitute currency swap agreement with similar currency exchange terms. If the trust is not able to enter into a substitute currency swap agreement, there can be no assurance that the amount of credit enhancement will be sufficient to cover the currency risk and the basis risk associated with the class A-7A notes being denominated in a non-U.S. Dollar currency. In addition, the trust may owe the class A-7A swap counterparty swap termination payments. In this event, there can be no assurance that the amount of credit enhancement will be sufficient to cover the swap termination payments and payments due on the class A-7A notes and you may suffer loss.

If the class A-7A currency swap counterparty fails to perform its obligations or if the class A-7A currency swap agreement is terminated, the trust will have to exchange U.S. Dollars for Euros with respect to the class A-7A notes during the applicable reset period at an exchange rate that may not provide sufficient amounts to make payments of principal and interest to all of the notes in full (including as a result of the inability to exchange U.S. Dollar amounts then on deposit in the accumulation account for the applicable currency). Moreover, there can be no assurance that the spread between LIBOR and EURIBOR will not widen. As a result, if the class A-7A  currency swap agreement is terminated and the trust is not able to enter into a substitute currency swap agreement, the class A-7A notes bear the resulting currency risk and spread risk.

If Investments In the Accumulation Account Do Not Perform As Anticipated, Your Notes May Be Downgraded Or You May Suffer A Loss	During any reset period when a class of reset rate notes is structured not to receive a payment of principal until the end of the related reset period (generally, whenever such class bears a fixed rate of interest), the administrator, on behalf of the trust, will invest any funds on deposit in the accumulation account in eligible investments (which may include asset-backed securities and/or repurchase obligations with respect to federally guaranteed student loans that are serviced by the servicer or an

29

affiliate thereof) that satisfy the applicable minimum rating requirements set by the rating agencies and have an expected maturity at least one business day before the next reset date for such class of reset rate notes.

There can be no assurance that these investments will not default or that they will always retain their initial ratings. Any downgrade in these investments would also likely reduce the market value of such investments. In this event, if the administrator were to have the trust sell such investments prior to their maturity, whether to minimize potential future losses or for any other reason, or if the indenture trustee were to liquidate such investments following an event of default and an acceleration of your notes, you may suffer a loss.  Furthermore, there is no certainty that such investments will pay interest and principal at the rates, at the times or in the full amounts owed. As a result, it is possible that, absent sufficient cash flow from the other assets of the trust to offset these losses, you could suffer a loss on your investment.

Illiquid Market Conditions May Occur From Time To Time
From time to time, the secondary market for your class A-7A notes may be adversely affected by periods of general market illiquidity or by events in the global financial markets in general or in the securitization market in particular.  Accordingly, you may not be able to sell your class A-7A notes when you want to do so or you may be unable to obtain the price that you wish to receive for your class A-7A notes and, as a result, you may suffer a loss on your investment.

One example of an event that could impact the liquidity of your class A-7A notes is that certain rating agencies have recently published new methodologies for rating asset-backed securities secured by pools of FFELP loans (“FFELP ABS”).  Those rating agencies have also announced that they intend to review the current ratings of outstanding FFELP ABS over the next several months and that, as a result, the ratings on some or all outstanding FFELP ABS may be revised.  Secondary market trading for all FFELP ABS, including your class A-7A notes, could be negatively impacted by any actual or anticipated ratings actions with respect to other outstanding FFELP ABS.

Additionally, recent events in the global financial markets may cause a reduction of liquidity in the secondary market for your class A-7A notes.  Specifically, uncertainty surrounding the exit of the United Kingdom or any other country from the European Union or the abandonment by any country of the Euro would likely have a destabilizing effect on Eurozone countries and their

30

economies and may have an adverse effect on the global economy as a whole.

The Bankruptcy Of The Servicer Could Delay The Appointment Of A Successor Servicer Or Reduce Payments On Your Notes
In the event of default by the servicer resulting solely from certain events of insolvency or the bankruptcy of the servicer, a court, conservator, receiver or liquidator may have the power to prevent any of the servicer, indenture trustee or the noteholders, as applicable, from appointing a successor and delays in the collection of payments on the related trust student loans may occur. Any delay in the collection of payments on the affected trust student loans may delay or reduce payments to noteholders. In addition, in the event of an insolvency or a bankruptcy of the servicer, a court, conservator, receiver or liquidator may permit the servicer to assign its rights and obligations as servicer to a third party without complying with the provisions of the transaction documents.

The Trust May Be Affected By Delayed Payments FromBorrowers Called To Active Military Service
The Higher Education Act, the Servicemembers Civil Relief Act and similar state and local laws provide payment relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their trust student loans. Recent and ongoing military operations by the United States have increased the number of citizens who are in active military service, including persons in reserve status who have been called or may be called to active duty.

The Servicemembers Civil Relief Act also limits the ability of a lender in the FFELP to take legal action against a borrower during the borrower’s period of active duty and, in some cases, during an additional three-month period thereafter.

We do not know how many trust student loans have been or may be affected by the application of these laws. As a result, there may be unanticipated delays in payment and losses on the trust student loans.

A Conflict Of Interest May Exist Between The Rating Agencies Engaged To Rate The Notes And The Transaction Parties	The SEC has taken the position that being paid by the sponsor, issuer or an underwriter to issue and/or maintain a credit rating on asset backed securities may create a conflict of interest for rating agencies, and that this potential conflict is particularly acute because arrangers of asset-backed securities transactions provide repeat business to such rating agencies. Potential investors in the class A-7A notes should make their own determinations regarding whether such a conflict of interest actually exists, whether any such potential conflict of interest impacts a rating from any retained rating agency and the weight given to any particular

31

rating in making an investment decision in the class A-7A notes.

A Further Lowering Of The Credit Rating Of The United States of America May Adversely Affect The Market Value Of Your Notes
The credit rating of the United States was downgraded by a nationally recognized statistical rating organization (an “NRSRO”) within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, and may potentially be downgraded by other NRSROs in the future.  The impact of any such further potential downgrades is unknown, and depending on any lowered rating assigned, the stated reasons for a lower rating and other factors, the liquidity, market value and regulatory characteristics of your notes could be materially and adversely affected.

The Notes May Be Assigned Lower Ratings Than Those Described In This Free-Writing Prospectus By Different Rating Agencies
The sponsor, or an affiliate, paid a fee to two or more NRSROs (the “Rating Agencies”) to assign the initial credit ratings to the notes on or before the closing date.  The SEC has said that being paid by the sponsor, issuer or initial purchaser to issue or maintain a credit rating on asset-backed securities may create a conflict of interest for NRSROs, and that this potential conflict is particularly acute because arrangers of asset-backed securities transactions provide repeat business to such NRSROs.

The sponsor has not requested a rating of the notes by any NRSRO other than the Rating Agencies.  However, other NRSROs may assign their own ratings to any class or classes of notes at any time.  NRSROs have different methodologies, criteria, models and requirements, which may result in ratings that are lower than those assigned by the Rating Agencies.  Depending upon the level of the ratings assigned, what NRSROs are involved, what their stated reasons are for assigning a lower rating, and other factors, if a NRSRO issues a lower rating, the liquidity, market value and regulatory characteristics of the particular class or classes of notes could be materially and adversely affected.  In addition, the mere possibility that such a rating could be issued may affect price levels in any secondary market that may develop.

LIBOR Manipulation Claims May Affect the Interest Rate on the Notes	The interest rate on the notes is based on a spread over one-month LIBOR, as set forth on the cover of this preliminary remarketing memorandum. The London Interbank Offered Rate, or LIBOR, serves as a global benchmark for home mortgages, student loans and what various issuers pay to borrow money. Certain financial institutions have been accused by various regulators of manipulating LIBOR, and have been alleged to have altered costs when reporting them to regulators. In addition to such regulatory investigations, lawsuits have been filed in the United States District Court for the Southern District of New York seeking

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damages for losses arising from alleged LIBOR manipulation. Decisions are currently pending as to whether such lawsuits may proceed.

It is unknown at this time what effect, if any, these investigations or any related litigation will have on the use of LIBOR as a global benchmark going forward. We cannot provide any assurances that the rate-setting process for LIBOR will not be affected by conduct similar to what has been alleged in the future, or that the investigations into the rate-setting process will not result in changes in the process used to determine LIBOR that could adversely affect the interest rate on your notes or that could result in a disruption in the rate-setting process.  Therefore, the rate at which your notes bear interest could be adversely affected by misconduct in the rate-setting process for LIBOR or as a result of future changes to such process.  It is also unknown whether there will be a negative effect to you if the LIBOR global benchmark is no longer available.

Negative LIBOR Rates Would Reduce The Rate Of Interest On The Notes	The interest rate to be borne by the notes is based on a spread over LIBOR. LIBOR serves as a global benchmark for home mortgages, student loans and what various issuers pay to borrow money.

Changes in LIBOR will affect the rate at which the notes accrue interest and the amount of interest payments on the notes. To the extent that LIBOR decreases below 0.00% for any interest accrual period, the rate at which the notes accrue interest for such interest accrual period will be reduced by the amount by which LIBOR is negative; provided that the interest rate on the notes for any interest accrual period will not be less than 0.00%. A negative LIBOR rate could result in the interest rate applied to the notes decreasing to 0.00% for the related interest accrual period.

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DEFINED TERMS

In later sections, we use a few terms that we define in the Glossary at the end of this free-writing prospectus.  These terms appear in bold face on their first use and in initial capital letters in all cases.

CURRENCY PRESENTATION

In this free-writing prospectus, references to “U.S. Dollars” and “U.S. $” are references to U.S. currency and references to “Euros” and “€” are references to the currency of the participating member states of the European Union.  Any translations of U.S. Dollars into Euros with respect to the class A-7A notes during their current reset period have been made using an exchange rate of $1.1950 = €1.00.  Use of such rates is not a representation that U.S. Dollar amounts actually represent such Euro amounts or could be converted into Euros at that rate.

THE TRUST

General

SLM Student Loan Trust 2005-9 (the “trust”) is a Delaware statutory trust formed under, and is currently operating pursuant to, a trust agreement dated as of October 25, 2005 between the depositor and the eligible lender trustee, as amended and restated by an amended and restated trust agreement dated as of November 15, 2005, among the depositor, the eligible lender trustee and the indenture trustee.  We refer to the short-form trust agreement and the amended and restated trust agreement together as the “trust agreement.”

The trust has not engaged and will not engage in any activity other than:

●	acquiring, holding and managing the trust student loans and the other assets of the trust and related proceeds;

●	issuing the notes;

●	making payments on the notes;

●	if applicable, entering into swap agreements from time to time with respect to the reset rate notes and making the required payments set forth therein;

●
entering into any potential future interest rate cap agreements at the direction of the administrator from time to time and making the payments, including any upfront payments, required thereunder; and

●	engaging in other activities that are necessary, suitable or convenient to accomplish, or are incidental to, the foregoing.

The trust was initially capitalized with nominal equity of $100, excluding amounts that were deposited into the reserve account, the capitalized interest account, the supplemental
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purchase account, the add-on consolidation loan account and the collection account by the trust on the closing date.  The proceeds from the original sale of the notes were used by the eligible lender trustee to make the initial deposits into the reserve account, the capitalized interest account, the supplemental purchase account, the add-on consolidation loan account and the collection account, and to purchase, on behalf of the trust, the initial trust student loans.  The trust purchased the initial trust student loans from the depositor under a sale agreement dated as of November 15, 2005, among the depositor, the trust and the eligible lender trustee.  The depositor used the net proceeds it received from the sale of the initial trust student loans to pay the sellers the respective purchase prices for the initial trust student loans acquired from them under the purchase agreements dated November 15, 2005.  See “Use of Proceeds” in this free-writing prospectus for more information.  In the event of a breach of a representation or warranty regarding any trust student loan, the depositor will have the right to require the related seller to cure the breach, repurchase or substitute with respect to each such deficient trust student loan.

The property of the trust consists of:

●	the pool of trust student loans, legal title to which is held by the eligible lender trustee on behalf of the trust;

●
all funds collected on the trust student loans, including any special allowance payments, interest subsidy payments and any guarantor or Department of Education payments, received on or after on or after the original cutoff date;

●	all moneys and investments from time to time on deposit in the Trust Accounts;

●
its rights under any swap agreement entered into from time to time with respect to the reset rate notes (including, until a successful remarketing occurs with respect to the class A-7A notes, the initial class A-7A currency swap agreement) and the related documents;

●	if applicable, its rights under any potential future interest rate cap agreement entered into from time to time and the related documents;

●
its rights under the transfer and servicing agreements, including the right to require VG Funding (or Navient Solutions, Inc., as servicer, acting on its behalf), Navient CFC, the depositor or the servicer to repurchase trust student loans from it or to substitute student loans under certain conditions; and

●	its rights under the guarantee agreements with guarantors.

The notes are secured by the property of the trust.  The collection account, the reserve account, any accumulation account, any supplemental interest account, any investment premium purchase account, any investment reserve account and any currency accounts will be maintained in the name of the indenture trustee for the benefit of the noteholders.  The remarketing fee account will be maintained in the name of the indenture trustee for the benefit of the remarketing agents and the class A noteholders. To facilitate servicing and to minimize administrative burden
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and expense, the servicer will act as custodian of the promissory notes representing the trust student loans and other related documents.

The trust’s principal offices are in New York, New York, in care of Deutsche Bank Trust Company Americas, as successor eligible lender trustee, at its address shown below under “—Eligible Lender Trustee”.

Capitalization of the Trust

The following table illustrates the capitalization of the trust as of the July 2016 distribution date (using an exchange rate of $1.1950 =  €1.00 with respect to the class A-7A notes):

Floating Rate Class A‑1 Student Loan‑Backed Notes	$0.00
Floating Rate Class A‑2 Student Loan‑Backed Notes	0.00
Floating Rate Class A‑3 Student Loan‑Backed Notes	0.00
Floating Rate Class A-4 Student Loan‑Backed Notes	0.00
Floating Rate Class A‑5 Student Loan‑Backed Notes	21,172,800.66
Reset Rate Class A‑6 Student Loan‑Backed Notes	280,825,000.00
Reset Rate Class A‑7A Student Loan‑Backed Notes	597,500,000.00
Floating Rate Class A‑7B Student Loan‑Backed Notes	380,000,000.00
Floating Rate Class B Student Loan‑Backed Notes	59,879,386.84
Initial Equity	100.00
Total	$1,339,377,287.50

Eligible Lender Trustee

The successor eligible lender trustee is Deutsche Bank Trust Company Americas (“DBTCA”). DBTCA is a banking corporation organized under the laws of the State of New York. Its address is 60 Wall Street, 16th floor, Mailstop NYC60-1625, New York, New York 10005.  DBTCA has been, and currently is, serving as eligible lender trustee for numerous securitization transactions and programs involving pools of student loan receivables.

DBTCA has provided the information in the prior paragraph.  Other than the prior paragraph, DBTCA has not participated in the preparation of, and is not responsible for, any other information contained in this free-writing prospectus or the free-writing base prospectus.

The initial eligible lender trustee was Chase Manhattan Bank USA, National Association until its responsibilities were assigned to The Bank of New York Mellon Trust Company, National Association (“BNYMTC”) in 2007.  Effective as of May 15, 2012, BNYMTC resigned from such capacity, and DBTCA was assigned such capacity.

The eligible lender trustee holds on behalf of the trust legal title to all the trust student loans acquired under the sale agreement.  The eligible lender trustee, on behalf of the trust, has entered into separate guarantee agreements with each of the guaranty agencies described in this free-writing prospectus with respect to the trust student loans.  The eligible lender trustee qualifies as an eligible lender and the holder of the trust student loans for all purposes under the Higher Education Act and the guarantee agreements.  Failure of the trust student loans to be owned by an eligible lender would result in the loss of guarantor and Department of Education
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payments on the trust student loans.  See “Appendix A—Federal Family Education Loan Program—Eligible Lenders, Students and Educational Institutions” in this free-writing prospectus, which supersedes in its entirety Appendix A to the free-writing base prospectus.

The eligible lender trustee acts on behalf of the excess distribution certificateholder and represents and exercises the rights and interests of the excess distribution certificateholder under the trust agreement.  Except as specifically delegated to the administrator in the administration agreement, the eligible lender trustee will also execute and deliver all agreements required to be entered into on behalf of the trust.

The liability of the eligible lender trustee in connection with the issuance and sale of the notes will consist solely of the express obligations specified in the trust agreement and sale agreement.  The eligible lender trustee is not personally liable for any actions or omissions that were not the result of its own bad faith, willful misconduct or negligence.  The eligible lender trustee is entitled to be indemnified by the administrator for any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the performance of its duties under the indenture and the other transaction documents (including any supplemental indenture and/or amended administration agreement).  See “Description of the Notes” in this free-writing prospectus and “Transfer and Servicing Agreements” in the free-writing base prospectus.  Affiliates of the depositor maintain banking relations with the eligible lender trustee.

The eligible lender trustee may resign at any time. The administrator may also remove the eligible lender trustee if it becomes insolvent or ceases to be eligible to continue as eligible lender trustee.  In the event of such a resignation or removal, the administrator will appoint a successor. The resignation or removal of the eligible lender trustee and the appointment of a successor will become effective only when a successor accepts its appointment.  To the extent expenses incurred in connection with the replacement of the eligible lender trustee are not paid by the successor trustee, the depositor will be responsible for the payment of such expenses.

Delaware Trustee

BNY Mellon Trust of Delaware is the Delaware trustee under the trust agreement.  The Delaware trustee acts in the capacities required for a Delaware trust under the Delaware Statutory Trust Act.  BNY Mellon Trust of Delaware is a Delaware banking corporation with its principal place of business located at 100 White Clay Center, Suite 102, Newark, Delaware 19711.  BNY Mellon Trust of Delaware has and is currently serving as Delaware trustee for numerous securitization transactions and programs involving pools of student loan receivables.

BNY Mellon Trust of Delaware has provided the information in the prior paragraph.  Other than the prior paragraph, BNY Mellon Trust of Delaware has not participated in the preparation of, and is not responsible for, any other information contained in this free-writing prospectus or the free-writing base prospectus.

The liability of the Delaware trustee in connection with the issuance and sale of the notes will consist solely of the express obligations specified in the trust agreement.  The Delaware trustee will not be personally liable for any actions or omissions that were not the result of its
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own bad faith, willful misconduct or negligence.  The Delaware trustee will be entitled to be indemnified by the administrator (at the direction of the depositor) for any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the performance of its duties under the trust agreement.  See “Description of the Notes” in this free-writing prospectus and “Transfer and Servicing Agreements” in the free-writing base prospectus.  The depositor and its affiliates maintain banking relations with the Delaware trustee and/or its affiliates.

The Delaware trustee may resign at any time.  The administrator may also remove the Delaware trustee if it becomes insolvent or ceases to be eligible to continue as Delaware trustee.  In the event of such a resignation or removal, the administrator will appoint a successor.  The resignation or removal of the Delaware trustee and the appointment of a successor will become effective only when a successor accepts its appointment. To the extent expenses incurred in connection with the replacement of the Delaware trustee are not paid by the successor trustee, the depositor will be responsible for the payment of such expenses.

Indenture Trustee

The trust issued the notes under an indenture dated as of November 1, 2005.  Under the indenture, Deutsche Bank Trust Company Americas was the initial indenture trustee for the benefit of and to protect the interests of the noteholders and acts as paying agent for the notes.  Deutsche Bank National Trust Company, a national banking association, is the successor indenture trustee.  Its address is 100 Plaza One, Jersey City, New Jersey 07311.  Deutsche Bank National Trust Company has acted as indenture trustee on numerous asset-backed securities transactions involving pools of student loans, and has worked with its affiliate Deutsche Bank Trust Company Americas in connection with numerous asset-backed securities transactions involving federally-insured and private credit student loans that were sponsored by Navient Solutions, Inc.

Affiliates of the depositor maintain customary banking relations on arms-length terms with the indenture trustee.

The indenture trustee acts on behalf of the noteholders and represents their interests in the exercise of their rights under the indenture.

To the extent expenses incurred in connection with the replacement of an indenture trustee are not paid by the indenture trustee that is being replaced, the depositor will be responsible for the payment of such expenses.

The indenture trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, willful misconduct or negligence.  The indenture trustee is entitled to be indemnified by the administrator (at the direction of the trust) for any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the performance of its duties under the indenture and the other transaction documents.  Upon the occurrence of an event of default, and in the event the administrator fails to reimburse the indenture trustee, the indenture trustee is entitled to receive all such amounts owed from cashflow on the trust student loans prior to any amounts being distributed to the noteholders.
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VG Funding LLC

VG Funding is a limited liability company whose sole member is Navient CFC. It was formed in Delaware on February 3, 2000. VG Funding is a limited purpose, bankruptcy remote entity formed to purchase education loans, whether originated under the FFELP loan program or other private credit loan programs, for re-sale in various securitization transactions. Navient Solutions, Inc. services all loans owned by VG Funding. Deutsche Bank Trust Company Americas (as successor in interest to The Bank of New York Mellon Trust Company, National Association, formerly known as The Bank of New York Trust Company, N.A.), acts as successor interim eligible lender trustee on behalf of VG Funding.

USE OF PROCEEDS

A successful remarketing of the class A-7A notes will not result in any proceeds to the trust.  Rather all proceeds from the remarketing will be used to purchase tendered class A-7A notes from existing class A-7A noteholders at par.

The trust used the original net proceeds from the sale of the notes to make the initial deposits into the reserve account, the supplemental purchase account, the add-on consolidation loan account, the collection account and the capitalized interest account and to purchase the initial trust student loans from the depositor on the closing date under the sale agreement.  The depositor then used the proceeds paid to the depositor by the trust to pay to the sellers the respective purchase prices for the initial trust student loans purchased by the depositor.

THE TRUST STUDENT LOAN POOL

General

On November 15, 2005, the closing date, the initial eligible lender trustee, on behalf of the trust, purchased the pool of initial trust student loans from the depositor.  The information about the trust student loans was originally calculated and presented as of October 24, 2005, the statistical cutoff date.

Eligible Trust Student Loans

The trust student loans were originally selected from the portfolio of consolidation student loans owned by Navient CFC, VG Funding or one of their affiliates by employing several criteria, including requirements that each trust student loan as of the statistical cutoff date (and with respect to each additional trust student loan, as of its related subsequent cutoff date, to be specified at the time of its sale to the trust):

●
was guaranteed as to principal and interest by a guaranty agency under a guarantee agreement and the guaranty agency was, in turn, reinsured by the Department of Education in accordance with the FFELP;

●	contained terms in accordance with those required by the FFELP, the guarantee agreements and other applicable requirements;
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●	was fully disbursed;

●	was not more than 210 days past due; and

●	did not have a borrower who was noted in the related records of the servicer as being currently involved in a bankruptcy proceeding.

No trust student loan was, as of the applicable cutoff date, or will be, subject to any prior obligation to sell that loan to a third party.

The addition of add-on consolidation loans utilizing funds on deposit in the add-on consolidation loan account was not a sale of new loans to the trust; rather, each such addition merely served to increase the principal balance of the applicable existing trust student loan and, in the event of a breach of any representation or warranty, the applicable seller is required to repurchase the entire applicable trust student loan, including the portion attributable to the add-on consolidation loan.

Dodd-Frank Act—Potential Applicability and Orderly Liquidation Authority Provisions

General. On July 21, 2010, President Obama signed into law the Dodd-Frank Act which, among other things, gives the FDIC authority to act as receiver of certain bank holding companies, financial companies and their respective subsidiaries (other than an insured depository institution) in specific situations under its Orderly Liquidation Authority (the “OLA”) provisions.  The proceedings, standards, powers of the receiver and many other substantive provisions of the OLA differ from those of the United States Bankruptcy Code in several respects.  To the extent those differences may affect Navient Corporation, the sponsor and their affiliates, they are discussed in this section below.  In addition, because the OLA provisions of the Dodd-Frank Act remain subject to clarification through FDIC regulations and have yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on any particular company, including Navient Corporation, the sponsor, the depositor, any seller, the trust, the servicer, the administrator, or any of their respective creditors.

Potential Applicability to Navient Corporation, the Sponsor and their Affiliates.  The Dodd-Frank Act creates uncertainty as to whether certain companies may be subject to liquidation in a receivership under the OLA rather than bankruptcy proceedings under the United States Bankruptcy Code.  For a company to become subject to the OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that such company is or is likely to be in bankruptcy, insolvent, or unable to pay its obligations when due, that the company’s failure and its resolution under the United States Bankruptcy Code “would have serious adverse effects on financial stability in the United States,” that an OLA proceeding would mitigate these adverse effects, and that no viable private sector alternative is available to prevent the default of the company.

If the OLA is determined to apply to Navient Corporation or the sponsor, the trust, the depositor, Navient CFC or any other seller, the servicer or the administrator could be deemed a “covered subsidiary” of Navient Corporation or the sponsor.  For the trust, the depositor, Navient CFC or any other seller, the servicer or the administrator to be subject to receivership under the
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OLA as a “covered subsidiary” of Navient Corporation or the sponsor (1) the FDIC would have to be appointed as receiver for Navient Corporation or the sponsor, as applicable, under the OLA as described above, (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) such covered subsidiary is or is likely to be in bankruptcy, insolvent, or unable to pay its obligations when due, (b) appointment of the FDIC as receiver of such covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States, and (c) such appointment would facilitate the orderly liquidation of Navient Corporation or the sponsor, as applicable.  To mitigate the likelihood that the trust, the depositor, Navient CFC or any other seller, the servicer or the administrator would be subject to the OLA, the trust does not intend to issue non-investment grade debt and the depositor, Navient CFC or any other seller, the servicer and the administrator will not issue any debt.  Moreover, the trust owns a relatively small amount of the student loans originated by Navient CFC or any other seller and serviced by the servicer, and each of the trust, the depositor, Navient CFC or any other seller, the servicer or the administrator is structured as a separate legal entity from the sponsor and any other issuing entity sponsored by the sponsor.  Notwithstanding the foregoing, because of the novelty of the Dodd-Frank Act and the OLA provisions, the uncertainty surrounding how the Secretary of the Treasury’s determination will be made and the fact that such determination would be made in the future under potentially different circumstances, no assurance can be given that the OLA provisions would not apply to Navient Corporation, the sponsor or their covered subsidiaries or, if it were to apply, that the timing and amounts of payments to the noteholders would not be less favorable than under the United States Bankruptcy Code.

FDIC’s Repudiation Power Under the OLA.  Under the OLA, if the FDIC were appointed receiver of Navient Corporation, the sponsor or a covered subsidiary, including the trust or the depositor, the FDIC would have various powers, including the power to repudiate any contract to which Navient Corporation, the sponsor or such covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome to the estate and that repudiation would promote the orderly administration of Navient Corporation’s, the sponsor’s or such covered subsidiary’s affairs, as applicable.

In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion (the “January 2011 Opinion”) confirming, among other things, its intended application of the FDIC’s repudiation power under the OLA.  In the January 2011 Opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered financial company (as defined in the Dodd-Frank Act), which could include Navient Corporation, the sponsor or their covered subsidiaries (including the trust or the depositor), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law.  In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, which relates to contracts that are entered into prior to the appointment of a receiver, if the FDIC were to become receiver for a covered financial company, which could include Navient Corporation, the sponsor or their covered subsidiaries (including the trust or the depositor), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover or recharacterize as
41

property of that covered financial company or the receivership any asset transferred by that covered financial company prior to the end of the applicable transition period of a regulation, provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the United States Bankruptcy Code.  Although the January 2011 Opinion does not bind the FDIC or its Board of Directors, or any court or any other governmental entity, and could be modified or withdrawn in the future, it also states that the Acting General Counsel will recommend that the FDIC Board of Directors incorporate a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts.  To date, the FDIC has not proposed or adopted any regulations addressing these issues.

The January 2011 Opinion also states that the FDIC anticipates recommending consideration of future regulations related to the Dodd-Frank Act.  To the extent any future regulations or subsequent FDIC actions or court rulings in an OLA proceeding involving Navient Corporation, the sponsor or their covered subsidiaries (including the trust or the depositor), are contrary to the January 2011 Opinion, payment or distributions of principal of and interest on the notes issued by the trust could be delayed and/or reduced.  We have structured the transfers of student loans under the purchase agreements and sale agreements with the intent that they would be characterized as legal true sales under applicable state law and that the student loans would not be included in the related transferor’s bankruptcy estate under the United States Bankruptcy Code.  If the transfers are so characterized in a FDIC OLA receivership, based on the January 2011 Opinion and other applicable law, the FDIC would not be able to recover the transferred student loans using its repudiation power.  However, if the FDIC were to successfully assert that the transfers of student loans were not legal true sales and should instead be characterized as a security interest to secure a loan, and if the FDIC repudiated those loans, the purchasers of the student loans or the noteholders, as applicable, would have a claim for their “actual direct compensatory damages,” which claim would be no less than the initial principal balance of the loan plus interest accrued to the date the FDIC was appointed receiver.

In addition, to the extent that the value of the collateral securing the loan exceeds such amount, the purchaser or the noteholders, as applicable, would also have a claim for any interest that accrued after such appointment at least through the date of repudiation or disaffirmance.  In addition, noteholders could suffer delays in payments on their notes even if the FDIC was unsuccessful in challenging that the transfers were not legal true sales or if it ultimately did not repudiate a legal true sale.

Also assuming that the FDIC were appointed receiver of Navient Corporation, the sponsor or a covered subsidiary, including the trust or the depositor, under the OLA, the FDIC’s repudiation power would extend to continuing obligations of the applicable entity or entities under receivership, as applicable, including any obligation to repurchase student loans for a breach of representation or warranty as well as, with respect to the servicer, its obligation to service the student loans.  If the FDIC were to exercise this repudiation power, noteholders would not be able to compel the sponsor or any applicable covered subsidiary to repurchase student loans for a breach of representation and warranty and instead would have a claim for damages in the sponsor’s, or that covered subsidiary’s, receivership, as applicable, and thus would suffer delays and may suffer losses of payments on their notes.  Noteholders would also be prevented from replacing the servicer during the stay.  In addition, if the FDIC were to
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repudiate the sponsor’s obligations as servicer, there may be disruptions in servicing as a result of a transfer of servicing to a third party and noteholders may suffer delays or losses of payments on their notes.  In addition, there are other statutory provisions enforceable by the FDIC under which, if the FDIC takes action, payments or distributions of principal of and interest on the notes issued by the trust would be delayed and may be reduced.

In addition, under the OLA, none of the parties to the purchase agreements, sale agreement, servicing agreement, administration agreement or the indenture could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect the sponsor’s or a covered subsidiary’s rights under those contracts without the FDIC’s consent for 90 days after the receiver is appointed.  For at least the same period, and possibly longer, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of Navient Corporation, the sponsor or of a covered subsidiary.  The requirement to obtain the FDIC’s consent before taking these actions relating to a covered financial company’s or covered subsidiary’s contracts or property is comparable to the “automatic stay” under the United States Bankruptcy Code.

If the trust were to become subject to the OLA, the FDIC may repudiate the debt of the trust.  In such an event, the noteholders would have a secured claim in the receivership of the trust for “actual direct compensatory damages” as described above, but delays in payments on the notes would occur and possible reductions in the amount of those payments could occur.  In addition, for a period of at least 90 days after a receiver was appointed, noteholders would be stayed from accelerating the debt or exercising any remedies under the indenture.

Characteristics of the Trust Student Loans

Unless otherwise specified, all information with respect to the trust student loans presented in this free-writing prospectus or in Annex A to this free-writing prospectus is presented as of September 30, 2016, which is the statistical disclosure date.

The tables contained in Annex A to this free-writing prospectus provide a description of specified characteristics of the trust student loans as of the statistical disclosure date.  The aggregate outstanding principal balance of the loans in each of the tables in Annex A includes the principal balance due from borrowers, plus accrued interest of $2,363,188 to be capitalized as of the statistical disclosure date.  Percentages and dollar amounts in any table may not total 100% or whole dollars due to rounding.  The tables in Annex A also contain information concerning the total number of loans and total number of borrowers in the portfolio of trust student loans.  For ease of administration, the servicer separates a consolidation loan on its system into two separate loan segments representing subsidized and unsubsidized segments of the same loan.  The tables in Annex A reflect those loan segments within the number of loans.  In addition, 19 borrowers have more than one trust student loan.

For a description of the FFELP, see “Appendix A—Federal Family Education Loan Program” in this free-writing prospectus, which supersedes in its entirety Appendix A to the free-writing base prospectus.

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Insurance of Student Loans; Guarantors of Student Loans

Each trust student loan is required to be guaranteed as to at least 98% of the principal and interest by one of the guaranty agencies as described below and reinsured by the Department of Education under the Higher Education Act and must be eligible for special allowance payments and, in the case of some trust student loans, interest subsidy payments by the Department of Education.

In general, disbursed student loans are guaranteed by the applicable guarantor, and reinsured against default by the Department of Education.  The percentage of the guarantee is based upon the date of disbursement of the student loans as follows:

Disbursement Date	Percentage Guaranteed
Prior to October 1, 1993	100%
On or after October 1, 1993 but before July 1, 2006	98%

See “Appendix A—Federal Family Education Loan Program—Guaranty Agencies under the FFELP” in this free-writing prospectus, which supersedes in its entirety Appendix A to the free-writing base prospectus.

No insurance premium is charged to a borrower or a lender in connection with a consolidation loan.  However, FFELP lenders must pay a monthly rebate fee to the Department of Education at an annualized rate of 1.05% on principal of and interest on consolidation loansdisbursed on or after October 1, 1993, or at an annualized rate of 0.62% on consolidation loans for which consolidation loan applications were received between October 1, 1998 and January 31, 1999.  The trust will pay this consolidation loan rebate prior to calculating Available Funds.

Under the Higher Education Amendments of 1992, if the Department of Education has determined that a guaranty agency is unable to meet its insurance obligations, a loan holder may submit claims directly to the Department of Education and the Department of Education is required to pay the full guarantee payment in accordance with guarantee claim processing standards no more stringent than those of the guaranty agency.  However, the Department of Education’s obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education making the determination referred to above.  We cannot assure you that the Department of Education would ever make such a determination with respect to a guaranty agency or, if such a determination was made, whether that determination or the ultimate payment of guarantee claims would be made in a timely manner.  See “Appendix A—Federal Family Education Loan Program—Guaranty Agencies under the FFELP” in this free-writing prospectus, which supersedes in its entirety Appendix A to the free-writing base prospectus.

The table on page A-12 of Annex A provides information with respect to the portion of the trust student loans guaranteed by each guarantor.

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The eligible lender trustee has entered into a separate guarantee agreement with each of the guaranty agencies shown on the table on page A-12 of Annex A to this free-writing prospectus, under which each of the guarantors has agreed to serve as guarantor for the specified trust student loans.

Some historical information about the guaranty agency that guarantees trust student loans comprising at least 10% of the Pool Balance as of the statistical disclosure date is provided beginning on page A-13 in Annex A.  For purposes of the tables in Annex A, we refer to this guaranty agency as the “Significant Guarantor.”

The Department of Education is required to make reinsurance payments to guarantors with respect to FFELP loans in default. This requirement is subject to specified reductions when the guarantor’s claims rate for a fiscal year equals or exceeds certain trigger percentages of the aggregate original principal amount of FFELP loans guaranteed by that guarantor that are in repayment on the last day of the prior fiscal year.  See “Appendix A—Federal Family Education Loan Program—Guaranty Agencies under the FFELP” in this free-writing prospectus, which supersedes in its entirety Appendix A to the free-writing base prospectus.

Each guaranty agency’s guarantee obligations with respect to any trust student loan is conditioned upon the satisfaction of all the conditions in the applicable guarantee agreement. These conditions include, but are not limited to, the following:

●	the origination and servicing of the trust student loan being performed in accordance with the FFELP, the Higher Education Act, the guaranty agency’s rules and other applicable requirements;

●	the timely payment to the guaranty agency of the guarantee fee payable on the trust student loan; and

●	the timely submission to the guaranty agency of all required pre-claim delinquency status notifications and of the claim on the trust student loan.

Failure to comply with any of the applicable conditions, including those listed above, may result in the refusal of the guaranty agency to honor its guarantee agreement on the trust student loan, in the denial of guarantee coverage for certain accrued interest amounts or in the loss of certain interest subsidy payments and special allowance payments.

Prospective investors may consult the Department of Education Data Books for further information concerning the guarantors.

Cure Period for Trust Student Loans

The sellers, the depositor or the servicer, as applicable, will be obligated to purchase, or to substitute qualified substitute student loans for, any trust student loan in the event of a material breach of certain representations, warranties or covenants concerning the trust student loan, following a period during which the breach may be cured.  For purposes of trust student loans, the cure period will be 210 days.  However, in the case of breaches that may be cured by the reinstatement of the guarantor’s guarantee of the trust student loan, the cure period will be 360
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days.  In each case the cure period begins on the earlier of the date on which the breach is discovered and the date of the servicer’s receipt of the guarantor reject transmittal form with respect to the trust student loan.  The purchase or substitution will be made not later than the end of the 210-day cure period or not later than the 60th day following the end of the 360-day cure period, as applicable.

Notwithstanding the foregoing, if as of the last business day of any month the aggregate principal amount of trust student loans for which claims have been filed with and rejected by a guarantor as a result of a breach by the depositor or the servicer or for which the servicer determines that claims cannot be filed pursuant to the Higher Education Act as a result of that breach exceeds 1% of the Pool Balance, then the servicer or the depositor, as applicable, will be required to purchase, within 30 days of a written request by the eligible lender trustee or the indenture trustee, affected trust student loans in an aggregate principal amount so that after the purchases the aggregate principal amount of affected trust student loans is less than 1% of the Pool Balance.  The trust student loans to be purchased by the servicer or the depositor pursuant to the preceding sentence will be based on the date of claim rejection, with the trust student loans with the earliest of these dates to be purchased first.  See “Servicing and Administration—Servicer Covenants” and “Transfer and Servicing Agreements—Sale of Student Loans to the Trust; Representations and Warranties of the Depositor” and “—Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers” in the free-writing base prospectus.

Consolidation of Federal Benefit Billings and Receipts and Guarantor Claims with Other Trusts

Due to a Department of Education policy limiting the granting of new lender identification numbers, the eligible lender trustee will be allowed under the trust agreement to permit other trusts established by the depositor to securitize student loans to use the Department of Education lender identification number applicable to the trust. In that event, the billings submitted to the Department of Education for interest subsidy and special allowance payments on loans in the trust would be consolidated with the billings for the payments for student loans in other trusts using the same lender identification number and payments on the billings would be made by the Department of Education in lump sum form.  These lump sum payments would then be allocated on a loan-by-loan basis among the various trusts using the same lender identification number.

In addition, the sharing of the lender identification number with other trusts may result in the receipt of claim payments from guaranty agencies in lump sum form.  In that event, these payments would be allocated among the trusts in a manner similar to the allocation process for interest subsidy and special allowance payments.

The Department of Education regards the eligible lender trustee as the party primarily responsible to the Department of Education for any liabilities owed to the Department of Education or guaranty agencies resulting from the eligible lender trustee’s activities in the FFELP.  As a result, if the Department of Education or a guaranty agency were to determine that the eligible lender trustee owes a liability to the Department of Education or a guaranty agency on any student loan included in a trust using the shared lender identification number, the

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Department of Education or that guaranty agency would be likely to collect that liability by offset against amounts due the eligible lender trustee under the shared lender identification number, including amounts owed in connection with the trust.

In addition, other trusts using the shared lender identification number may in a given quarter incur consolidation origination fees, consolidation loan rebate fees or floor income rebates that exceed the interest subsidy and special allowance payments payable by the Department of Education on the loans in the other trusts, resulting in the consolidated payment from the Department of Education received by the eligible lender trustee under the lender identification number for that quarter equaling an amount that is less than the amount owed by the Department of Education on the loans in the trust for that quarter.

The servicing agreement for the trust and the servicing agreements for the other trusts established by the depositor that share the lender identification number to be used by the trust will require any trust to indemnify the other trusts against a shortfall or an offset by the Department of Education or a guaranty agency arising from the trust student loans held by the eligible lender trustee on such trust’s behalf.

DESCRIPTION OF THE NOTES

General

The notes were issued under an indenture dated as of November 1, 2005. The following summary describes some terms of the notes, the indenture and the trust agreement.  The free-writing base prospectus describes other terms of the notes.  See “Description of the Notes” and “Additional Information Regarding the Notes” in the free-writing base prospectus.  The following summary does not cover every detail and is subject to the provisions of the notes, the indenture and the trust agreement and the initial class A-7A currency swap agreement.

The Notes

The Class A Notes

Distributions of Interest.  Interest accrues on the outstanding principal balances of the class A notes at their respective interest rates.  Interest accrues during each accrual period and is generally payable quarterly to the class A noteholders on each distribution date; provided, however, that with respect to the reset rate notes and any reset period when such notes are denominated in a currency other than U.S. Dollars (as has been the case during the initial reset period with respect to the class A-7A notes), payments of interest will be made as described under “—The Reset Rate Notes—Interest” in this free-writing prospectus.  Interest accrued as of any distribution date but not paid on that distribution date is due on the next distribution date together with an amount equal to interest on the unpaid amount at the applicable rate per annum specified in the definition of Class A Note Interest Shortfall in the Glossary.  Interest payments on the class A notes for any distribution date are generally funded from (1) Available Funds and (2) amounts on deposit in the reserve account remaining after the distribution of the primary servicing fee and administration fee, and required deposits into the remarketing fee account for that distribution date.  See “—Distributions” and “ —Credit Enhancement” below.  If these

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sources are insufficient to pay the Class A Noteholders’ Interest Distribution Amount for that distribution date, the shortfall will be allocated pro rata to the class A noteholders, based upon the total amount of interest then due on each class of class A notes from Available Funds.

The class A-6 notes were successfully reset on the April 25, 2013 reset date from the Failed Remarketing Rate to a floating rate and currently bear interest at an annual rate equal to three-month LIBOR plus 0.55%, calculated on the basis of the actual number of days elapsed in the applicable accrual period and a 360-day year (which rate will remain in effect until their maturity date).

The interest rate for each class of floating rate class A notes that remain outstanding, for each accrual period, is equal to the sum of an annual rate of three‑month LIBOR (as determined on the second business day before the beginning of that accrual period as described in the free-writing base prospectus under “Additional Information Regarding the Notes—Determination of Indices—LIBOR”) and the following applicable spread:

Class of Notes	Spread
Class A-5	plus 0.12%
Class A-7B	plus 0.16%

The class A-7A notes bear interest at an annual rate equal to the sum of three-month EURIBOR (as determined on the second business day before the beginning of that accrual period as described under “—Determination of Indices—EURIBOR” in the free-writing base prospectus) and 0.10%, calculated on the basis of the actual number of days elapsed in the applicable accrual period and a 360-day year (which rate will remain in effect until the initial reset date for the class A-7A notes).

Absent a Failed Remarketing or an exercise of the related call option with respect to the October 25, 2016 reset date and until their next reset date, the interest rate for the class A-7A notes will be equal to the sum of an annual rate of three-month LIBOR (as determined on the second business day before the beginning of that accrual period as described in the free-writing base prospectus under “Additional Information Regarding the Notes—Determination of Indices—LIBOR”) plus           % based on the actual number of days elapsed in that accrual period and a 360-day year.

The interest rate for the class A-7A notes will be reset on each applicable reset date for such class.

Distributions of Principal.  Principal payments are made or allocated to the class A noteholders and any applicable Swap Counterparty on each distribution date in an amount generally equal to the Principal Distribution Amount times the Class A Percentage for that distribution date, until the principal balance of each class of class A notes is reduced to zero (taking into account, if applicable, funds on deposit (exclusive of investment earnings) in any related accumulation account that, if distributed, would reduce the outstanding principal amount of the reset rate notes to zero).

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Principal payments on the class A notes and to any applicable Swap Counterparty are generally funded from Available Funds and the other sources of funds available for payment described in this free-writing prospectus (subject to all prior required distributions).  See “—The Class B Notes—Subordination of the Class B Notes,” “—Distributions” and “—Credit Enhancement” in this free-writing prospectus.  If these sources are insufficient to pay the Class A Noteholders’ Principal Distribution Amount for a distribution date, the shortfall will be added to the principal payable to the class A noteholders and any applicable Swap Counterparty with respect to principal on subsequent distribution dates. Amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be available to make principal payments on the class A notes except at maturity of the applicable class of notes or on the final distribution upon termination of the trust.

Principal payments generally are applied on each distribution date in the priorities set forth under “—Distributions” below.

Absent an event of default, no principal will be paid to the class A-7A notes until the outstanding principal balances of the class A-5 and class A-6 notes have been reduced to zero.

The class A-1, class A-2, class A-3 and class A-4 notes have been paid in full and will receive no further distributions from the trust.

As of the July 2016 distribution date, there were no sums on deposit in any accumulation account relating to the reset rate notes.  There will be no payment of principal of the class A-7A notes from the trust on the current reset date.

However, notwithstanding any other provision to the contrary, following the occurrence of an event of default and the exercise by the indenture trustee of remedies under the indenture, principal payments on the class A notes and to each applicable Swap Counterparty will be made pro rata, without preference or priority, except that amounts on deposit in an accumulation account will be applied only to the payment of principal of the related class of reset rate notes.

The aggregate outstanding principal balance of each class of class A notes will be due and payable in full on its maturity date.  The actual date on which the aggregate outstanding principal and accrued interest of a class of class A notes is paid may be earlier than its maturity date, based on a variety of factors as described in “Risk Factors” in the free-writing base prospectus.

For a discussion on the ramifications of the termination of a currency swap agreement on principal payments, see “–Distributions–Distributions with respect to the Reset Rate Notes in Foreign Exchange Mode” in this free-writing prospectus.

The Class B Notes

Distributions of Interest.  Interest accrues on the principal balance of the class B notes at the class B interest rate.  Interest accrues during each accrual period and will be payable quarterly to the class B noteholders on each distribution date.  Interest accrued as of any distribution date but not paid on that distribution date is due on the next distribution date, together with an amount equal to interest on the unpaid amount at the class B interest rate.
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Interest payments on the class B notes for any distribution date are generally funded from Available Funds and other sources of funds available for payment described in this free-writing prospectus (subject to all prior required distributions).  See “—The Class B Notes—Subordination of the Class B Notes,” “—Distributions” and “—Credit Enhancement—Reserve Account” in this free-writing prospectus.

The annual interest rate for the class B notes with respect to each accrual period will be equal to three‑month LIBOR plus 0.30%.  The administrator determines three-month LIBOR for the class B notes for all accrual periods in the same manner as for the class A notes described above under “—The Class A Notes—Distributions of Interest.”

Distributions of Principal.  Principal payments will be made to the class B noteholders on each distribution date on and after the Stepdown Date, provided that a Trigger Event has not occurred and is not continuing, in an amount generally equal to the Class B Noteholders’ Principal Distribution Amount for that distribution date.  Principal payments on the class B notes for any distribution date will generally be funded from the portion of Available Funds and the other sources of funds available for payment as described in this free-writing prospectus (subject to all prior required distributions).  Amounts on deposit in the reserve account (other than amounts in excess of the Specified Reserve Account Balance) will not be available to make principal payments on the class B notes except at their maturity and on the final distribution upon termination of the trust.  See “—Distributions” and “—Credit Enhancement—Reserve Account” below.

The outstanding principal balance of the class B notes will be due and payable in full on the class B maturity date to the extent of Available Funds. The actual date on which the final distribution on the class B notes will be made may be earlier than the class B maturity date, however, based on a variety of factors as described in “Risk Factors” in the free-writing base prospectus.

Subordination of the Class B Notes.  On any distribution date, distributions of interest on the class B notes will be subordinated to the payment of interest on the class A notes and amounts, if any, due to a Swap Counterparty for trust swap payments, and payment of the Class B Noteholders’ Principal Distribution Amount will be subordinated to the payment of both interest and the applicable Class A Noteholders’ Principal Distribution Amount, and amounts, if any, due to a Swap Counterparty for trust swap payments and any required deposits into any supplemental interest account and any investment reserve account.  Consequently, on any distribution date, Available Funds and amounts on deposit in the reserve account remaining after payment of the primary servicing fee, the administration fee and any required deposits to the remarketing fee account will be applied to the payment of interest on the class A notes prior to any payment of interest on the class B notes, and no payments of the principal balance on the class B notes will be made on such distribution date until the class A notes have received the applicable Class A Noteholders’ Principal Distribution Amount.  In addition, even after the class A notes have been paid in full (or sufficient amounts are on deposit in any accumulation account to pay the outstanding principal amount in full of the reset rate notes), the Class B Noteholders’ Principal Distribution Amount will be subordinated to the payment of any required deposits into any supplemental interest account and any investment reserve account.
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Notwithstanding the foregoing, if

(1) on any distribution date following distributions under clauses (a) through (f) under “—Distributions—Distributions from the Collection Account” to be made on that distribution date, the outstanding principal balance of the class A notes, less amounts, other than investment earnings, on deposit in any accumulation account, would be in excess of:

●	the outstanding principal balance of the trust student loans plus

●	any accrued but unpaid interest on the trust student loans as of the last day of the related collection period plus

●
the balance of the capitalized interest account on the distribution date following those distributions made with respect to clauses (d)(1), (d)(2) and (e) under “—Distributions—Distributions from the Collection Account” below plus

●	the balance of the add-on consolidation loan account on such distribution date plus

●
the balance of the reserve account on the distribution date following those distributions made under clauses (a) through (f) under “—Distributions—Distributions from the Collection Account” below minus

●	the Specified Reserve Account Balance and the Supplemental Interest Account Deposit Amount for that distribution date, or

(2) an event of default under the indenture affecting the class A notes has occurred and is continuing,

then, until the conditions described in (1) or (2) above no longer exist, the amounts on deposit in the collection account and the reserve account will be applied on that distribution date to the payment of the Class A Noteholders’ Distribution Amount and any Supplemental Interest Account Deposit Amount before any amounts are applied to the payment of the Class B Noteholders’ Distribution Amount.

The Reset Rate Notes

General.  The applicable currency and interest rate for the reset rate notes will be reset from time to time in a currency and at an interest rate determined using the procedures described below.  Currently, the class A-7A notes have been denominated in Euros and have borne interest at a floating rate as described above.

Interest.

Interest on a class of reset rate notes, during any reset period when such class bears interest at a fixed rate, will accrue daily and will be computed based on:
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●	if such class is denominated in U.S. Dollars, a 360-day year consisting of twelve 30-day months; or

●
if such class is denominated in a currency other than U.S. Dollars, generally, the Actual/Actual (ISMA) accrual method as described in “Additional Information Regarding the Notes—Determination of Indices” in the free-writing base prospectus or another day-count convention as set forth on the related Remarketing Terms Determination Date.

Interest on a class of reset rate notes, during any reset period when such class is denominated in U.S. Dollars and bears interest at a floating rate based on LIBOR, will be calculated using a rate of LIBOR that is determined for all accrual periods in the same manner as for the LIBOR-based class A notes as described above under “Description of the Notes—The Notes—The Class A Notes.”  Interest will accrue daily and will be computed based on the actual number of days elapsed and a 360-day year.  Interest on a class of reset rate notes, during any reset period when such class bears interest at a floating rate based on EURIBOR, GBP-LIBOR or another index (as has been the case with respect to the class A-7A notes during their initial reset period), will be computed as described under “Additional Information Regarding the Notes—Determination of Indices” in the free-writing base prospectus.

An accrual period during any reset period when a class of reset rate notes bears interest at a floating rate, including both U.S. Dollar and non-U.S. Dollar denominated notes, will begin on a distribution date and end on the day before the next distribution date.  An accrual period during any reset period when a class of reset rate notes bears a fixed rate of interest, including both U.S. Dollar and non-U.S. Dollar denominated notes, will begin on the 25th day of the month of the immediately preceding distribution date and end on the 24th day of the month of the then-current distribution date.  The accrual periods and the distribution dates for payments of interest for such class may be monthly, quarterly, semi-annual or annual, as specified on the related Remarketing Terms Determination Date as described under “Additional Information Regarding the Notes—The Reset Rate Notes—Reset Periods” in the free-writing base prospectus.  Interest and principal will be payable or allocated, as applicable, on each applicable distribution date.

However, during any reset period when a class of reset rate notes is denominated in a currency other than U.S. Dollars (including, with respect to the class A-7A notes, their initial reset period), if a distribution date for that class coincides with a reset date, payments of interest will be made to the related reset rate noteholders on the second business day following that distribution date (which we sometimes refer to as the “special reset payment date” in this free-writing prospectus), together with additional interest on the applicable principal balance at the related interest rate.  Notwithstanding the foregoing, for any reset period when a class of reset rate notes is denominated in a currency other than U.S. Dollars, following a reset date upon which a Failed Remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option for the related class of reset rate notes (as described below), payments of interest and principal to the related class of reset rate noteholders will be made on the special reset payment date without the payment of any additional interest.  If the class A-7A notes are successfully remarketed to maturity on the October 25, 2016 reset date, this provision will no longer be applicable to such class of notes.
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Principal.  In general, payments of principal will be made or allocated to a class of reset rate notes on each distribution date as described above.  If, on any distribution date, principal would be payable to a class of reset rate notes during any reset period when they are then structured not to receive a payment of principal until the end of the related reset period (as will be the case, generally, but not exclusively, whenever such notes bear a fixed rate of interest), principal generally will be allocated to the applicable class of reset rate notes and deposited into the accumulation account until the next related reset date, when such amounts will be distributed to the related reset rate noteholders or to the related Swap Counterparty, as applicable, on or about that reset date. See “Additional Information Regarding the Notes—The Reset Rate Notes—Principal” in the free-writing base prospectus.

Reset Periods.  The current reset date for the class A-7A notes is October 25, 2016 and, assuming a successful remarketing on that date, the next reset date for the class A-7A notes will be January 25, 2017.  We refer to these dates, together with each date thereafter on which the class A-7A notes may be reset with respect to the currency and/or interest rate mode, as a “reset date” and each period between the reset dates for such class as a “reset period.”  All reset dates will occur on a distribution date, and each reset period will end on the day before a distribution date.  However, no reset period may end after the day before the maturity date for the related class of reset rate notes.  Depending on the rate and timing of prepayments on the trust student loans, the related reset rate notes may be repaid earlier than the next related reset date.

The applicable currency, interest rate and the frequency of principal payments on a class of reset rate notes will be reset as of each related reset date as determined by:

●
the remarketing agents, in consultation with the administrator, with respect to the length of the reset period, the applicable currency (U.S. Dollars, Euros, Pounds Sterling or another currency), whether the interest rate is fixed or floating and, if floating, the applicable interest rate index, the day-count convention, the applicable interest rate determination dates, the interval between interest rate change dates during each accrual period, whether the applicable class will be structured to amortize periodically or to receive a payment of principal only at the end of the related reset period, and the related All Hold Rate (if applicable); and

●	the remarketing agents with respect to the determination of the applicable fixed rate of interest or Spread to the chosen interest rate index, as applicable.

In the event that a class of reset rate notes is reset to pay (or continues to pay) the related noteholders in a currency other than U.S. Dollars (as has been the case with respect to the class A-7A notes during their initial reset period), such class is said to be in foreign exchange mode.  In that case, the administrator will be responsible for arranging, on behalf of the trust, the required currency swap agreements to hedge, in whole or in part, against the currency exchange risks that result from the required payment to the applicable noteholders in a currency other than U.S. Dollars and, together with the remarketing agents, for selecting one or more Eligible Swap Counterparties.  See “Additional Information Regarding the Notes—The Reset Rate Notes—Foreign Exchange Mode” in the free-writing base prospectus.

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In the event that a class of reset rate notes is reset to bear (or continues to bear) a fixed rate of interest, the administrator will be responsible for arranging, on behalf of the trust, the required interest rate swaps to hedge the basis risk that results from the payment of a fixed rate of interest on such class and, together with the remarketing agents, for selecting one or more Eligible Swap Counterparties.  See “Additional Information Regarding the Notes—The Reset Rate Notes—Fixed Rate Mode” in the free-writing base prospectus.  In the event that a class of reset rate notes is reset to bear (or continues to bear) a floating rate of interest, the Spread will be determined in the manner described below for each reset period.  See also “Additional Information Regarding the Notes—The Reset Rate Notes—Spread Determination Date” in the free-writing base prospectus.

Each reset period will be no less than three months and will always end on the day before a distribution date.  Each distribution date when the reset rate noteholders will receive interest and/or principal payments will be determined by the remarketing agents, in consultation with the administrator, on the applicable Remarketing Terms Determination Date in connection with the establishment of each reset period.

Absent a Failed Remarketing, reset rate noteholders that wish to be repaid on a related reset date will be able to obtain a 100% repayment of principal by tendering their reset rate notes pursuant to the remarketing process; provided, that tender is deemed mandatory when such reset rate notes are denominated in a currency other than U.S. Dollars during either the then-current or the immediately following reset period (as has been the case during the initial reset period with respect to the class A-7A notes), as more fully discussed under “Additional Information Regarding the Notes—The Reset Rate Notes—Tender of Reset Rate Notes; Remarketing Procedures” in the free-writing base prospectus.  If there is a Failed Remarketing of a class of reset rate notes, however, the related reset rate noteholders will not be permitted to exercise any remedies as a result of the failure of their class of reset rate notes to be remarketed on the related reset date, as described under “Additional Information Regarding the Notes—The Reset Rate Notes—Failed Remarketing” in the free-writing base prospectus.

Interest on each class of reset rate notes during each reset period after the related initial reset period will accrue and be payable either:

●	at a floating interest rate, in which case such reset rate notes are said to be in floating rate mode; or

●	at a fixed interest rate, in which case such reset rate notes are said to be in fixed rate mode,

in each case as determined by the remarketing agents, in consultation with the administrator and in accordance with the remarketing agreement and the applicable remarketing agency agreement.

Remarketing Terms Determination Date.    On the Remarketing Terms Determination Date, unless notice of the exercise of the call option described below has already been given, the remarketing agents will notify the applicable reset rate noteholders whether tender is deemed mandatory or optional for their class of reset rate notes.  Additionally, in consultation with the administrator, the remarketing agents will establish the following terms for the related class of
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reset rate notes by the Remarketing Terms Determination Date, which terms will be applicable during the upcoming reset period:

●	the weighted average life of such class of reset rate notes under several assumed prepayment scenarios;

●	the name and contact information of the remarketing agents;

●	the next reset date and reset period;

●	the applicable minimum denomination and additional increments;

●	the interest rate mode (i.e., fixed rate or floating rate);

●	the applicable currency;

●	if in foreign exchange mode, the identities of the Eligible Swap Counterparties from which bids will be solicited;

●	if in foreign exchange mode, the applicable distribution dates on which interest and principal will be paid to the reset rate noteholders, if other than quarterly;

●
whether such class of reset rate notes will be structured to amortize periodically or to receive a payment of principal only at the end of the related reset period (as will be the case, generally, but not exclusively, whenever the class A-7A notes bear a fixed rate of interest);

●	if in floating rate mode, the applicable interest rate index;

●	if in floating rate mode, the interval between interest rate change dates;

●	if in floating rate mode, the applicable interest rate determination date;

●	if in fixed rate mode, the applicable fixed rate pricing benchmark;

●	if in fixed rate mode, the identities of the Eligible Swap Counterparties from which bids will be solicited;

●	if in floating rate mode, whether there will be a swap agreement and if so the identities of the Eligible Swap Counterparties from which bids will be solicited;

●	the applicable interest rate day-count basis; and

●	the related All Hold Rate, if applicable.

Any interest rate mode other than a floating rate based on LIBOR or a commercial paper rate will require that the Rating Agency Condition be satisfied.
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The remarketing agents will communicate this information by written notice, through DTC, Euroclear and Clearstream, Luxembourg, as applicable, to the applicable reset rate noteholders, the indenture trustee and the rating agencies on the related Remarketing Terms Determination Date.

If a class of reset rate notes is denominated in U.S. Dollars during the then-current reset period and will continue to be denominated in U.S. Dollars during the immediately following reset period, on each related Remarketing Terms Determination Date, the remarketing agents, in consultation with the administrator, will establish the related All Hold Rate.  In this event, on or before the Notice Date, the related reset rate noteholders will have the option to deliver a Hold Notice, in the absence of which their reset rate notes will be deemed to have been tendered.  See “—Tender of Reset Rate Notes; Remarketing Procedures” below.  If a class of reset rate notes either is in foreign exchange mode during the then-current reset period (as has been the case during the initial reset period with respect to the class A-7A notes) or will be reset into foreign exchange mode on the immediately following reset date, the related reset rate noteholders will be deemed to have tendered their class of reset rate notes on the related reset date, regardless of any desire by those noteholders to retain their ownership of any of their related class of reset rate notes, and no All Hold Rate will be applicable.

If applicable, the All Hold Rate will be the minimum rate of interest that will be effective for the upcoming reset period.  In the event that the remarketing agents do not receive Hold Notices with respect to all of the reset rate notes for the next applicable reset period, and the rate of interest using the Spread or fixed rate of interest established on the Spread Determination Date is higher than the All Hold Rate, all reset rate notes for which a Hold Notice was delivered will be entitled to the higher rate of interest on those reset rate notes for the upcoming reset period.  If 100% of the reset rate noteholders elect to hold all of their reset rate notes for the next applicable reset period, the rate of interest during the upcoming reset period will be the All Hold Rate.

If the remarketing agents, in consultation with the administrator, are unable to determine the terms set forth above that are required to be established on the applicable Remarketing Terms Determination Date, then, unless the holder of the call option chooses to exercise its call option, a Failed Remarketing will be declared on the related Spread Determination Date as described under “Additional Information Regarding the Notes—The Reset Rate Notes—Spread Determination Date” and “—Failed Remarketing” in the free-writing base prospectus.

Call Option.  Each class of reset rate notes will be subject, as of each reset date, to a call option, held by Navient Corporation or one of its wholly-owned subsidiaries, for 100% of that class exercisable at a price equal to 100% of the principal balance of such class, less all amounts distributed to the related reset rate noteholders as a payment of principal, plus any accrued and unpaid interest not paid by the trust on the applicable reset date.  The call option may be exercised by Navient Corporation or one of its wholly-owned subsidiaries at any time prior to the determination of the related Spread or fixed rate or the declaration of a Failed Remarketing on the related Spread Determination Date.  Once notice is given, the holder of the call option may not rescind its exercise of that call option.  If the call option is exercised with respect to a class of reset rate notes, the interest rate on such class of reset rate notes will be the Call Rate and the applicable currency will be U.S. Dollars.  In that event, a reset period of three months will be
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established for such class of reset rate notes, at the end of which the holder of the call option may either remarket that class of reset rate notes pursuant to the remarketing procedures set forth below or retain those notes for one or more successive three-month reset periods at the existing Call Rate.  See “Additional Information Regarding the Notes—The Reset Rate Notes—Call Option” in the free-writing base prospectus.

Spread Determination Date.  On each Spread Determination Date, the remarketing agents will set the applicable Spread above or below the applicable index (if such class of reset rate notes will be in floating rate mode during the next reset period) or the applicable fixed rate of interest (if such class of reset rate notes will be in fixed rate mode during the next reset period), in either case, at a rate that, in the reasonable opinion of the remarketing agents, will enable all tendering noteholders to receive a payment equal to 100% of the outstanding principal balance of their reset rate notes.  Also, if applicable, the administrator and the remarketing agents will select from the bids received from the Eligible Swap Counterparty or Counterparties, with which the trust will enter into one or more swap agreements to hedge basis and/or currency risks for the next related reset period.  Furthermore, if the reset rate notes are to be reset to foreign exchange mode, the currency exchange rate, the Extension Rate due to the related currency Swap Counterparty and the Failed Remarketing Rate for the applicable reset period will be determined pursuant to the terms of the related currency swap agreement.  If required for the immediately following reset period, on or before the related Spread Determination Date the administrator will arrange for new or additional securities identification codes to be obtained.  See “Additional Information Regarding the Notes—The Reset Rate Notes—Spread Determination Date” in the free-writing base prospectus.
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Timeline.    The following chart shows a timeline of the remarketing process:

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Foreign Exchange Mode.    If a class of reset rate notes is to be reset in foreign exchange mode on the related reset date, the administrator, on behalf of the trust, will enter into one or more currency swap agreements with Eligible Swap Counterparties:

●	to facilitate the trust’s ability to pay principal and interest in the applicable currency;

●
to pay additional interest at the applicable interest rate and in the applicable currency on the related class of reset rate notes from and including the related reset date to, but excluding the second business day following the related reset date; and

●
to facilitate the exchange of all secondary market trade proceeds from a successful remarketing (or proceeds from the exercise of the call option) on the applicable reset date to the applicable currency.

See “Additional Information Regarding the Notes—The Reset Rate Notes—Foreign Exchange Mode” in the free-writing base prospectus.

Any applicable currency swap agreement may also terminate as a result of the optional purchase of the trust student loans by the servicer or an auction of the trust student loans by the indenture trustee.  No currency swap agreement will terminate solely due to the declaration of a Failed Remarketing.

The terms of all currency swap agreements must satisfy the Rating Agency Condition.  The inability to obtain any required currency swap agreement, either as a result of the failure to satisfy the Rating Agency Condition or otherwise, will, in the absence of an exercise of the call option, result in the declaration of a Failed Remarketing on the related reset date; provided that, if the remarketing agents, in consultation with the administrator, on or before the Remarketing Terms Determination Date, determine that it is unlikely that currency swap agreements satisfying the above criteria will be obtainable on the related reset date, the applicable class of reset rate notes must be reset to U.S. Dollars on the related reset date.  No new currency swap agreements will be entered into by the trust for the applicable reset period following an exercise of the call option.

If a class of reset rate notes is either currently in foreign exchange mode or to be reset into foreign exchange mode, that class of reset rate notes will be subject to a mandatory tender by the holders thereof on the related reset date.  Affected reset rate noteholders desiring to retain some or all of their class of reset rate notes will be required to repurchase their class of reset rate notes through the remarketing agents.  However, the applicable reset rate noteholders may not be allocated their desired amount of reset rate notes as part of the remarketing process for such class.  Holders of a class of reset rate notes denominated in a currency other than U.S. Dollars will receive all principal and interest payments due from the trust and payment of any outstanding principal payable through the remarketing process on or about the second business day following the reset date as a result of the required delay in payment through Euroclear and Clearstream, Luxembourg.
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Floating Rate Mode.  If a class of reset rate notes is to be denominated in U.S. Dollars and to bear a floating rate of interest, then, during the corresponding reset period, the reset rate notes will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable Spread, as determined on the relevant Spread Determination Date.

In addition, if the remarketing agents, in consultation with the administrator, determines that it would be in the best interest of the trust based on then-current market conditions during any reset period when a class of reset rate notes bears a floating rate of interest, or if otherwise required to satisfy the Rating Agency Condition, the trust will enter into one or more swap agreements with Eligible Swap Counterparties for the next reset period to hedge some or all of the basis risk.  In exchange for providing payments to the trust at the applicable interest rate index plus the related Spread, each Swap Counterparty will be entitled to receive on each distribution date a payment from the trust equal to three-month LIBOR plus or minus a spread, which must satisfy the Rating Agency Condition.  In the selection of the Swap Counterparties and the establishment of the applicable spread to three-month LIBOR, the remarketing agents, in consultation with the administrator, generally will use the procedures set forth under “—Foreign Exchange Mode” above and “Additional Information Regarding the Notes—The Reset Rate Notes—Foreign Exchange Mode” in the free-writing base prospectus.

Fixed Rate Mode.  If a class of reset rate notes is to be denominated in U.S. Dollars and to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the Spread Determination Date by adding:

●	the applicable spread as determined by the remarketing agents on the Spread Determination Date; and

●
the yield to maturity on the Spread Determination Date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life, provided, that the remarketing agents shall establish that fixed rate equal to the rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate notes to be remarketed by the remarketing agents at 100% of their outstanding principal balance.  However, that fixed rate of interest will in no event be lower than the related All Hold Rate, if applicable.

Interest on a class of reset rate notes during any reset period when such notes bear a fixed rate of interest and are denominated in U.S. Dollars generally will be computed on the basis of a 360-day year of twelve 30-day months. Interest on a class of reset rate notes during any reset period when such notes bear a fixed rate of interest and are denominated in a currency other than U.S. Dollars generally will be calculated based on the Actual/Actual (ISMA) accrual method as described under “Additional Information Regarding the Notes—Determination of Indices” in the free-writing base prospectus, or another day-count convention as may be established on the related Remarketing Terms Determination Date.  Such interest will be payable on each distribution date at the applicable fixed rate of interest, as determined on the Spread Determination Date, during the relevant reset period.
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In addition, if a class of reset rate notes is to be remarketed to bear a fixed rate of interest, the trust will enter into one or more interest rate swap agreements with one or more Eligible Swap Counterparties on the related reset date to facilitate the trust’s ability to pay interest at the fixed rate (and such interest rate swap agreements will be made as part of any required currency swap agreement as described in “Additional Information Regarding the Notes—The Reset Rate Notes—Foreign Exchange Mode” in the free-writing base prospectus).  Each such interest rate swap agreement will terminate, generally, on the earliest to occur of:

●
the next succeeding reset date, if the related class of reset rate notes is then denominated in U.S. Dollars, or the next succeeding reset date resulting in a successful remarketing, if the related class of reset rate notes is then in foreign exchange mode;

●	the related reset date for which the call option is exercised;

●
the distribution date on which the outstanding principal balance of the related class of reset rate notes is reduced to zero (including as the result of the optional purchase of the remaining trust student loans by the servicer or an auction of the trust student loans by the indenture trustee); or

●	the maturity date of the related class of reset rate notes.

See “Additional Information Regarding the Notes—The Reset Rate Notes—Fixed Rate Mode” in the free-writing base prospectus.

Allocation of Principal to Accumulation Account.    If, on any distribution date, principal would be payable to a class of reset rate notes during any reset period when such notes are then structured not to receive a payment of principal until the end of the related reset period (as will be the case, generally, but not exclusively, whenever a class of reset rate notes bear a fixed rate of interest), principal generally will be allocated to such class of reset rate notes and deposited into the related accumulation account.  Such principal amounts will remain in the related accumulation account until the next reset date for that class of reset rate notes, unless there occurs, prior to that reset date, an optional termination of the trust, an optional purchase of the remaining trust student loans by the servicer or a successful auction of the remaining trust student loans by the indenture trustee or payment of principal of the notes is accelerated following an event of default.  On that reset date, all amounts (exclusive of investment earnings) then on deposit in the related accumulation account, including any allocation of principal made on that distribution date, will be distributed to the related reset rate noteholders, as of the related record date, in reduction of principal of that class of reset rate notes (or if in foreign exchange mode, on or about that reset date to the related Swap Counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to the related reset rate noteholders on or about that reset date).

However, in the event that on any distribution date the amount (exclusive of investment earnings) on deposit in the related accumulation account would equal the outstanding principal balance (or if in foreign exchange mode, the U.S. Dollar equivalent thereof) of the applicable class of reset rate notes, then no additional amounts will be deposited into the related
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accumulation account, and all amounts therein, exclusive of investment earnings, will be distributed on the next reset date to the related reset rate noteholders (or if in foreign exchange mode, on or about that reset date to the related currency Swap Counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to the related reset rate noteholders on or about that reset date).  On that reset date the outstanding principal balance of the applicable class of reset rate notes will be reduced to zero.  Amounts (exclusive of investment earnings) on deposit in the accumulation account may be used only to pay principal on the related class of reset rate notes (or to make payments to the related currency Swap Counterparty, but solely in exchange for the equivalent amount of the applicable non-U.S. Dollar currency at the conversion rate set forth in the currency swap agreement) and for no other purpose. All investment earnings on deposit in the accumulation account will be withdrawn on each distribution date and deposited into the collection account.

Whenever amounts are deposited into or are on deposit in the accumulation account, the indenture trustee, subject to sufficient Available Funds therefor, will deposit into the supplemental interest account the Supplemental Interest Account Deposit Amount as described under “—Distributions” below.

Tender of Reset Rate Notes; Remarketing Procedures.  On the closing date, the trust, the administrator and the remarketing agents entered into a remarketing agreement for the remarketing of each class of reset rate notes by the remarketing agents.  Pursuant to the remarketing agreement, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. each initially agreed to act as a remarketing agent.  The administrator, in its sole discretion, may change or remove the remarketing agents or, if at any time, there is more than one remarketing agent, designate a lead remarketing agent for any class of reset rate notes and any reset period at any time on or before the related Remarketing Terms Determination Date.  In addition, the administrator will appoint one or more additional remarketing agents, if necessary, for a reset date when a class of reset rate notes will be remarketed in a currency other than U.S. Dollars.  Furthermore, a remarketing agent may resign at any time provided that no resignation may become effective on a date that is later than 15 business days prior to the next Remarketing Terms Determination Date.

On each Remarketing Terms Determination Date, the trust, the administrator and the remarketing agents will enter into a remarketing agency agreement that will set forth certain terms of the remarketing for the related class of reset rate notes, and on the related Spread Determination Date (unless a Failed Remarketing is declared, Hold Notices relating to 100% of any class of reset rate notes have been timely delivered, or the call option has been exercised with respect to the related reset date), that remarketing agency agreement will be supplemented to include all other required terms of the related remarketing for such class of reset rate notes.  See “Additional Information Regarding the Notes—The Reset Rate Notes—Tender of Reset Rate Notes; Remarketing Procedures” in the free-writing base prospectus for a description of the remarketing procedures applicable to reset rate notes.

The remarketing agents will be entitled to receive a fee from amounts on deposit in the remarketing fee account in connection with their services rendered for each reset date.  The remarketing agents also will be entitled to reimbursement from the trust, on a subordinated basis, or from the administrator, if there are insufficient Available Funds on the related distribution
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date, for certain expenses associated with each remarketing.  The fees associated with each successful remarketing and certain out-of-pocket expenses with respect to each reset date will be payable generally from amounts on deposit from time to time in the remarketing fee account.  On each distribution date that is one year or less prior to a reset date, Available Funds will be deposited into the remarketing fee account, prior to the payment of interest on any class of notes, in an amount up to the Quarterly Funding Amount.  If the amount on deposit in the remarketing fee account, after the payment of any remarketing fees therefrom, exceeds the Reset Period Target Amount, such excess will be withdrawn on the distribution date immediately following the related reset date, deposited into the collection account and included in Available Funds for that distribution date.  In addition, all investments on deposit in the remarketing fee account will be withdrawn on the next distribution date, deposited into the collection account and included in Available Funds for that distribution date.  Also, if on any distribution date a Class A Note Interest Shortfall would exist, or if on the maturity date for any class of class A notes, Available Funds would not be sufficient to reduce the principal balance of such class to zero, the amount of such Class A Note Interest Shortfall or principal deficiency, as applicable, to the extent sums are on deposit in the remarketing fee account, may be withdrawn from that account and used for payment of interest on or principal of the class A notes.

The remarketing fee account is held by the indenture trustee for the benefit of the remarketing agents and the class A noteholders.  As of the July 2016 distribution date, there was $2,091,250.00 on deposit in the remarketing fee account.  In connection with a successful remarketing of the class A-7A notes on the October 25, 2016 reset date, the remarketing agents will be paid a remarketing fee by the trust in an amount not to exceed $2,091,250.

Notice of Interest Rates

Information concerning past and current three-month LIBOR, any other applicable index, and the interest rates applicable to the reset rate notes, will be available on the administrator’s website at https://www.navient.com/about/investors/debtasset/slmsltrusts/issuedetails/2005-9.aspx or by telephoning the administrator at (800) 321-7179 between the hours of 9:00 a.m. and 4:00 p.m. Eastern time on any business day and will also be available through Reuters Screen LIBOR01 Page or Bloomberg L.P.  If any class of notes is listed on the Luxembourg Stock Exchange, the administrator will also notify the Luxembourg paying agent, if any, and will cause the Luxembourg Stock Exchange to be notified, of the current interest rate for each class of notes then listed on the exchange prior to the first day of each accrual period.

Accounts

The administrator has established and maintains, in the name of the indenture trustee, the collection account, the reserve account, the capitalized interest account, the add-on consolidation loan account, the supplemental purchase account, and each required investment premium purchase account, accumulation account, related supplemental interest account and any related investment reserve account on behalf of the noteholders.  The administrator has also established and maintains, in the name of the indenture trustee, the remarketing fee account for the benefit of the remarketing agents and the class A noteholders and the Euro account, in the name of indenture trustee, for the benefit of the applicable reset rate noteholders during any reset period
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when any class of reset rate notes is denominated in Euros (as is the case for the initial reset period with respect to the class A-7A notes).

Funds in the collection account, the supplemental purchase account, the add-on consolidation loan account, the reserve account, any accumulation account, any investment premium purchase account, any investment reserve account, any supplemental interest account, the remarketing fee account and the capitalized interest account will be invested as provided in the indenture in eligible investments.  Eligible investments are generally limited to investments acceptable to the rating agencies as being consistent with the ratings of the notes.  Subject to some conditions, eligible investments may include debt instruments or other obligations (including asset-backed securities) issued by the depositor or its affiliates, other trusts originated by the depositor or its affiliates or third parties and repurchase obligations of those persons with respect to federally guaranteed student loans that are serviced by the servicer or an affiliate thereof.  Eligible investments are limited to obligations or debt instruments that are expected to mature not later than the business day immediately preceding the next applicable distribution date, or, with respect to the collection account only, the next monthly servicing fee payment date, to the extent of the primary servicing fee; provided, however, that with respect to funds on deposit in any accumulation account, related eligible investments may mature no later than the business day immediately preceding the next reset date for the applicable class of reset rate notes.

The administrator will direct the related Swap Counterparties to pay all amounts denominated in a currency other than U.S. Dollars payable under any currency swap agreement into the applicable currency account.

Servicing Compensation

The servicer will be entitled to receive the servicing fee in an amount equal to the primary servicing fee and the carryover servicing fee as compensation for performing the functions as servicer for the trust.  The primary servicing fee is payable on each monthly servicing payment date out of Available Funds and amounts on deposit in the reserve account on that date.  The carryover servicing fee is payable to the servicer on each distribution date out of Available Funds after payment on that distribution date of clauses (a) through (k) under “—Distributions—Distributions from the Collection Account”  below.  The carryover servicing fee will be subject to increase agreed to by the administrator, the eligible lender trustee and the servicer to the extent that a demonstrable and significant increase occurs in the costs incurred by the servicer in providing the services to be provided under the servicing agreement, whether due to changes in applicable governmental regulations, guarantor program requirements or regulations, or postal rates.

Distributions

Deposits into the Collection Account.    On or before the business day before each distribution date, the servicer and the administrator will provide the indenture trustee with certain information as to the preceding collection period, including the amount of Available Funds received from the trust student loans and the aggregate purchase amount of the trust student loans to be purchased from the trust by the sellers, the depositor or the servicer.
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Except as provided in the next paragraph, the servicer will deposit all payments on trust student loans and all proceeds of the trust student loans collected by it during each collection period into the collection account within two business days of receipt.  Except as provided in the next paragraph, the eligible lender trustee will deposit all interest subsidy payments and all special allowance payments on the trust student loans received by it for each collection period into the collection account within two business days of receipt.

However, for so long as no administrator default has occurred and is continuing, the servicer and the eligible lender trustee will remit the amounts referred to above that would otherwise be deposited into the collection account to the administrator within two business days of receipt, and the administrator will remit those amounts to the collection account on or before the business day preceding each monthly servicing payment date, together with interest calculated from the first day of the month following receipt by the administrator to but excluding the day on which the administrator remits such amounts to the collection account at a rate no less than the federal funds rate for each day during that period less 0.20%.  See “Servicing and Administration—Payments on Trust Student Loans” in the free-writing base prospectus.

Distributions from the Collection Account.  On each monthly servicing payment date that is not a distribution date, the administrator will instruct the indenture trustee to pay to the servicer the primary servicing fee due for the period from and including the preceding monthly servicing payment date from amounts on deposit in the collection account.

On or before each distribution date, the administrator will instruct the indenture trustee to make the following deposits and distributions in the amounts and in the order of priority shown below, except as otherwise provided under “Description of the Notes—The Notes—The Class A Notes—Distributions of Principal” and “—The Notes—The Class B Notes—Subordination of the Class B Notes” herein, to the extent of Available Funds for that distribution date and amounts transferred from the reserve account with respect to that distribution date:

(a) to the servicer, the primary servicing fee due on that distribution date;

(b) to the administrator, the administration fee due on that distribution date and all prior unpaid administration fees;

(c) to the remarketing fee account, any Quarterly Funding Amount for that distribution date;

(d) pro rata, based on amounts due and owing:

(1) to the class A noteholders (other than the reset rate noteholders if a swap agreement with respect to interest payments to be made to those noteholders is then in effect), the Class A Noteholders’ Interest Distribution Amount, pro rata, based on the amounts payable as Class A Noteholders’ Interest Distribution Amount;

(2) if a swap agreement is then in effect for the reset rate notes with respect to interest payments to be made to those noteholders, to each applicable
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Swap Counterparty, the amount of interest at the related floating rate of interest due to each applicable Swap Counterparty under the related swap agreement; and

(3) if applicable, to each Swap Counterparty, the amount of any swap termination payment due to that Swap Counterparty under the related swap agreement due solely to a swap termination event resulting from a payment default by the trust or the insolvency of the trust;

(e) to the class B noteholders, the Class B Noteholders’ Interest Distribution Amount;

(f)                  (1) first, to the class A-5 noteholders, until the principal balance of the class A-5 notes is paid in full, the Class A Noteholders’ Principal Distribution Amount;

(2) second, any remaining Class A Noteholders’ Principal Distribution Amount, to the class A-6 noteholders, until the principal balance of the class A-6 notes is paid in full; provided, however, that:

(A) if the class A-6 notes are then denominated in U.S. Dollars and are then structured not to receive a payment of principal until the end of the related reset period, principal payments due to the reset rate noteholders instead will be allocated to the accumulation account until amounts on deposit therein are sufficient to reduce the principal balance of that class to zero,

(B) if the class A-6 notes are then denominated in a currency other than U.S. Dollars, principal payments due to the reset rate noteholders instead either will be made to the related currency Swap Counterparty or will be allocated to the accumulation account (if that class is then structured not to receive a payment of principal until the end of the related reset period) until the U.S. Dollar equivalent of the principal balance of such class has been distributed to the related currency Swap Counterparty or allocated to the accumulation account, and

(C) for purposes of this clause (f)(2), the outstanding principal balance of the class A-6 notes or its U.S. Dollar equivalent, as applicable, will be deemed to have been reduced by any amounts (exclusive of investment earnings) on deposit in any accumulation account,

(3) third, any remaining Class A Noteholders’ Principal Distribution Amount, pro rata, to the class A-7A and class A-7B noteholders, until the principal balance of each such class is paid in full; provided, however, that:

(A) if the class A-7A notes are then denominated in U.S. Dollars and are then structured not to receive a payment of principal until the end of the related reset period, principal payments will be allocated to the related accumulation account until amounts on deposit therein are sufficient to reduce the principal balance of that class to zero,
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(B) if the class A-7A notes are then denominated in a currency other than U.S. Dollars (as is the case during their initial reset period), principal payments either will be made to the related currency swap counterparty or counterparties or will be allocated to the related accumulation account (if that class is then structured not to receive a payment of principal until the end of the related reset period) until the U.S. Dollar equivalent of the principal balance of such class of reset rate notes has been distributed to the related currency swap counterparty or counterparties or allocated to the related accumulation account, and

(C) for purposes of this clause (f) (3), the outstanding principal balance of the class A-7A notes or its U.S. Dollar equivalent, as applicable, will be deemed to have been reduced by any amounts (less any investment earnings) on deposit in any related accumulation account;

(g) to any supplemental interest account, the Supplemental Interest Account Deposit Amount, if any, for that distribution date;

(h) to any investment reserve account, the amount, if any, required to fund that account to the applicable Investment Reserve Account Required Amount;

(i) on each distribution date on and after the Stepdown Date, and provided that no Trigger Event is in effect on such distribution date, to the class B noteholders until paid in full, the Class B Noteholders’ Principal Distribution Amount;

(j) to the reserve account, the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance;

(k) to any investment premium purchase account, the Investment Premium Purchase Account Deposit Amount, if any, together with any carryover shortfalls not deposited on previous distribution dates;

(l) to the servicer, the aggregate unpaid amount of the carryover servicing fee, if any;

(m) if applicable, to any Swap Counterparty or Swap Counterparties, pro rata, the amount of any swap termination payments due to the Swap Counterparty or Swap Counterparties, as the case may be, not payable in clause (d)(3) above;

(n) if applicable, to the remarketing agents, any remarketing fees due and owing by the trust to the extent not paid from amounts on deposit in the remarketing fee account;

(o) if applicable, sequentially, first to the remarketing agents for certain expenses incurred in connection with the remarketing of the reset rate notes on that distribution date, and second to the administrator for advances made on behalf of the trust for the payment of remarketing expenses on that or prior distribution dates; and
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(p) sequentially, in this order, to (1) any potential future cap counterparty under a potential future interest rate cap agreement, the amount of any payment under such potential future interest rate cap agreement (including, without limitation, any upfront fees, termination payments or any other amounts due to such potential future cap counterparty), as applicable, and (2) the excess distribution certificateholder, any remaining amounts after application of the preceding clauses.

Amounts that would be paid to each Swap Counterparty pursuant to clauses (d), (f) or (m) above with respect to the reset rate notes may be paid by the trust to the related Swap Counterparty on or prior to the applicable distribution date.

In the event that a swap termination payment is owed by the trust to any Swap Counterparty and a replacement swap agreement is procured by the trust under which the replacement Swap Counterparty makes a payment to the trust, the trust will pay that amount directly to the original Swap Counterparty to the extent that a payment is owed by the trust to that Swap Counterparty.  If after making that payment, the original Swap Counterparty is still owed a payment, then the remaining amount will be paid as set forth in clause (m) above.

Notwithstanding the foregoing, in the event the trust student loans are not sold on the trust auction date, on each subsequent distribution date on which the Pool Balance is equal to 10% or less of the Initial Pool Balance, the administrator will direct the indenture trustee to distribute as accelerated payments of principal of the notes all amounts that otherwise would be paid to the excess distribution certificateholder.

For a discussion of the ramifications of a termination of a swap agreement meant to hedge currency risk, see “—Distributions with Respect to the Reset Rate Notes in Foreign Exchange Mode” below.

Distributions with Respect to the Reset Rate Notes in Foreign Exchange Mode.  On each applicable distribution date, a paying agent, acting at the direction of the administrator, will distribute all amounts on deposit in the applicable currency account to the holders of the reset rate notes if the notes are then in foreign exchange mode (as has been the case during the initial reset period with respect to the class A-7A notes).  If a currency swap agreement terminates, amounts that would have otherwise been paid to the related Swap Counterparty under that currency swap agreement will be used to make payments to the related class of reset rate notes, in an amount in the applicable non-U.S. Dollar currency, equal to the payment that the related Swap Counterparty would have made.  If this occurs, the trust will exchange U.S. Dollars for the applicable non-U.S. Dollar currency in order to make distributions to the related class of reset rate notes.  If the then-current exchange rate of U.S. Dollars for the applicable non-U.S. Dollar currency is less favorable than under the related currency swap agreement or if the then-current spread to LIBOR for another applicable index or a fixed rate is less favorable than under the applicable currency swap agreement, the trust will use more U.S. Dollars to pay the related class of reset rate notes than it would have paid to the related Swap Counterparty.  As a result, amounts paid pursuant to clauses (d)(1) and (f) above, as applicable, under “—Distributions from the Collection Account” above could be higher if a currency swap agreement terminates.
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Distributions Following an Event of Default and Acceleration of the Maturity of the Notes

After the occurrence of any of the following:

●
an event of default under the indenture relating to the payment of principal of any class of notes at its maturity date or to the payment of interest on any class of notes which has resulted in an acceleration of the maturity of the notes,

●	an event of default under the indenture relating to an insolvency event or a bankruptcy with respect to the trust which has resulted in an acceleration of the maturity of the notes, or

●	a liquidation of the trust assets following any event of default under the indenture,

the priority of the payment of the notes changes.  In particular, payments on the notes on each distribution date following the acceleration of the maturity of the notes as provided above will be made in the following order of priority:

FIRST:

A:	to the noteholders of the reset rate notes then denominated in U.S. Dollars and then structured not to receive a payment of principal until the end of its related reset period, the amount, if any, on deposit in the related accumulation account for the reset rate notes (exclusive of investment earnings) in reduction of the outstanding principal balance of such reset rate notes until they are paid in full; and/or

B:	to the related currency Swap Counterparty if the reset rate notes are then in foreign exchange mode and are then structured not to receive a payment of principal until the end of their reset period, the amount, if any, on deposit in the related accumulation account for the reset rate notes (exclusive of investment earnings) in reduction of the outstanding amount of the reset rate notes until they are paid in full;

SECOND:   to the indenture trustee, for annual fees and any other amounts due and owing under the indenture;

THIRD:   to the servicer, the primary servicing fee due on that distribution date and all prior unpaid primary servicing fees;

FOURTH:   to the administrator, the administration fee due on that distribution date and all prior unpaid administration fees;

FIFTH:   pro rata, based on amounts due and owing:

A:	to the class A noteholders (other than the noteholders of the reset rate notes if a swap agreement with respect to interest payments to be made to such noteholders is then in effect), the Class A Noteholders’ Interest

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Distribution Amount, ratably, without preference or priority of any kind, based on the amounts due and payable as the Class A Noteholders’ Interest Distribution Amount;

B:	if a swap agreement is then in effect for the reset rate noteholders with respect to interest payments to be made to such noteholders, to each Swap Counterparty, the amount of any swap interest payments due and payable by the trust (other than as paid to that Swap Counterparty under clause FIRST); and

C:	if any swap agreement with respect to the reset rate notes has been terminated, to the related Swap Counterparty, the amount of any swap termination payments due to such Swap Counterparty under the related swap agreement due to a swap termination event relating to a payment default by the trust, acceleration of the notes or the insolvency of the trust;

SIXTH:

A:	if the reset rate notes are in foreign exchange mode, pro rata (1) to the class A noteholders (other than the holders of any reset rate notes then in foreign exchange mode), ratably, an amount sufficient to reduce the respective principal balances of those class A notes to zero, and (2) to the applicable currency Swap Counterparties an amount sufficient to reduce the U.S. Dollar equivalent principal balance of the reset rate notes then in foreign exchange mode to zero; or

B:	if the reset rate notes are then denominated in U.S. Dollars, pro rata to the class A noteholders, ratably, an amount sufficient to reduce the respective principal balances of those class A notes to zero;

SEVENTH:   to the class B noteholders, the Class B Noteholders’ Interest Distribution Amount;

EIGHTH:   to the class B noteholders, an amount sufficient to reduce the principal balance of the class B notes to zero;

NINTH:   to the servicer, the aggregate unpaid amount of the carryover servicing fee, if any;

TENTH:   to any Swap Counterparties, pro rata, the amount of any swap termination payments due to such Swap Counterparties from the trust and not payable under clause FIFTH (C);

ELEVENTH:   to the remarketing agents, any due and unpaid remarketing fees payable by the trust to the extent not previously paid from amounts on deposit in the remarketing fee account;

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TWELFTH:     if applicable, sequentially, first to the remarketing agents for certain expenses incurred in connection with the remarketing of the reset rate notes on such distribution date, and second to the administrator for advances made on behalf of the trust for the payment of remarketing expenses on that or prior distribution dates; and

THIRTEENTH:   sequentially, in this order, to (a) any potential future cap counterparty under a potential future interest rate cap agreement, the amount of any payment under such potential future interest rate cap agreement (including, without limitation, any upfront fees, termination payments or any other amounts due to such potential future cap counterparty), as applicable, and (b) the excess distribution certificateholder, any remaining amounts after application of the preceding clauses.

If the trust has entered into a currency swap agreement and such currency swap agreement terminates, amounts that would have otherwise been paid to the related currency Swap Counterparty (other than amounts payable as a termination payment thereunder) will be used to make payments to the related class of reset rate notes in an amount in the applicable non-U.S. Dollar currency, equal to the payment that the related currency Swap Counterparty would have made.  If this occurs, the trust will exchange U.S. Dollars for the applicable non-U.S. Dollar currency in order to make distributions to the related class of reset rate notes.

Voting Rights and Remedies

Noteholders will have the voting rights and remedies described in the free-writing base prospectus.  The notes will all vote and exercise remedies together as if they were a single class other than with respect to exercising the right to liquidate collateral, in which case the class A notes and the class B notes have different rights.  See “Description of the Notes—The Indenture—Events of Default; Rights Upon Event of Default” in the free-writing base prospectus.

Credit Enhancement

Reserve Account.  The reserve account was created with an initial deposit by the trust on the closing date and, as of the July 2016 distribution date, it had a balance of $4,531,704.00.  The reserve account will be replenished on each distribution date, by deposit into it of the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance from the amount of Available Funds remaining after payment for that distribution date under clauses (a) through (i) under “—Distributions—Distributions from the Collection Account” above.

If the market value of securities and cash in the reserve account together with amounts on deposit in any supplemental interest account on any distribution date is sufficient to pay the remaining principal amount of and interest accrued on the notes and any carryover servicing fee, these assets will be so applied on that distribution date.

If the amount on deposit in the reserve account on any distribution date after giving effect to all deposits or withdrawals from the reserve account on that distribution date is greater than the Specified Reserve Account Balance for that distribution date, subject to certain limitations,
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the administrator will instruct the indenture trustee to deposit the amount of the excess into the collection account for distribution on that distribution date.

Amounts held from time to time in the reserve account will continue to be held for the benefit of the trust.  Funds will be withdrawn from cash in the reserve account on any distribution date or, in the case of the payment of any primary servicing fee, on any monthly servicing payment date, to the extent that the amount of Available Funds on that distribution date or monthly servicing payment date is insufficient to pay any of the items specified in clauses (a) through (c), (d)(1), (d)(2) and (e) under “—Distributions—Distributions from the Collection Account” above.  These funds also will be withdrawn at maturity of a class of notes or on the final distribution upon termination of the trust to the extent that the amount of Available Funds at that time is insufficient to pay any of the items specified in clauses (f) and (i) and, in the case of the final distribution upon termination of the trust, clauses (l) through (o) under “—Distributions—Distributions from the Collection Account” above.  These funds will be paid from the reserve account to the persons and in the order of priority specified for distributions out of the collection account in clauses (a) through (c), (d)(1), (d)(2) and (e), clauses (f) and (i), and clauses (l) through (o), as applicable.

The reserve account is primarily intended to enhance the likelihood of timely distributions of interest to the noteholders and to decrease the likelihood that the noteholders will experience losses.  In some circumstances, however, the reserve account could be reduced to zero.  Except on the final distribution upon termination of the trust, amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be available to cover any carryover servicing fees.  Amounts on deposit in the reserve account will be available to pay principal on the notes and accrued interest at the maturity of the notes, and to pay the carryover servicing fee and carryover amounts on the final distribution upon termination of the trust.

Subordination of the Class B Notes.    On any distribution date, distributions of interest on the class B notes will be subordinated to the payment of interest on the class A notes and distributions of principal of the class B notes will be subordinated to the payment of both interest on and principal of all of the class A notes.  See “Description of the Notes—The Notes—The Class B Notes—Subordination of the Class B Notes” in this free-writing prospectus.

Capitalized Interest Account.  All funds on deposit in the capitalized interest account that was created and funded on the closing date were released to the excess distribution certificateholder on the distribution date that occurred in January 2007.  No additional sums have been or will be deposited into this account.

Initial Currency Swap Agreements

Initial Currency Swap Agreements.  On the closing date, the trust entered into a currency swap agreement for the class A-6 notes with Credit Suisse First Boston International, as the initial class A-6 currency swap counterparty.  This agreement was terminated on April 25, 2013 when the class A-6 notes were reset to U.S. Dollars and is not otherwise discussed in this preliminary free-writing prospectus supplement.
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Also on the closing date, the trust entered into a currency swap agreement for the class A-7A notes with Deutsche Bank AG, New York Branch, as the initial class A-7A currency swap counterparty. Each such currency swap agreement was documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) modified to reflect the terms of the notes, the indenture and the trust agreement. We refer to such agreement as the “initial class A-7A currency swap agreement.”

Because the purchase price for the class A‑7A notes was paid by investors in Euros, but the trust purchased the trust student loans in U.S. Dollars, on the closing date, the initial class A-7A currency Swap Counterparty converted all Euros received by the trust from the sale of the class A‑7A notes to U.S. Dollars, which were delivered to the trust as proceeds from the sale of the class A‑7A notes.

Interest. Prior to the occurrence of a Failed Remarketing, on or before the third business day immediately preceding each distribution date through the initial reset date for the A-7A notes the trust is obligated to pay to the initial class A-7A currency swap counterparty under the initial currency swap agreement, from Available Funds, and if necessary, the capitalized interest account and the reserve account, pari passu with interest payments to the class A noteholders, an amount in U.S. Dollars equal to the product of:

●	three-month LIBOR plus 0.11600%;

●	the U.S. Dollar equivalent of the outstanding principal balance of the related class of reset rate notes immediately preceding that distribution date; and

●	a fraction, the numerator of which is the actual number of days elapsed in the related quarterly accrual period, and the denominator of which is 360.

In exchange for the interest payments made by the trust to the initial class A-7A currency Swap Counterparty under the initial class A-7A currency swap agreement, the initial class A-7A currency Swap Counterparty is obligated to pay to a paying agent, on behalf of the trust, on or about the third business day preceding each distribution date for the class A-7A notes through their initial reset date, an amount of Euros equal to the product of:

●	EURIBOR (determined as of the same time and in the same manner as for the class A-7A notes for the related accrual period) plus the interest rate margin applicable to the class A-7A notes;

●	the outstanding principal balance of the class A-7Ae notes denominated in Euros, immediately preceding that distribution date; and

●	a day count fraction using the Actual/360 accrual method as described under “—Determination of Indices” below.

For a description of interest payments due on the class A-7A rate notes following the occurrence of a Failed Remarketing, see “—Failed Remarketing” below.
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Principal. Prior to the occurrence of a Failed Remarketing, under the terms of the initial class A-7A currency swap agreement, on or about the third business day prior to each distribution date for such notes, the applicable initial currency swap counterparty will be paid, from the collection account, an amount equal to the payment of principal in U.S. Dollars by the trust that would have been made to the related class of reset rate noteholders on the related distribution date if not for the existence of that currency swap agreement. In return, the applicable initial currency Swap Counterparty will be obligated to pay to a paying agent, on behalf of the trust, on or about the third business day preceding the related distribution date for the related class of reset rate notes, the equivalent amount in Euros, using the initial Euro exchange rate of $1.1950 = €1.00 (the “initial Euro exchange rate”), for distribution to the related class of reset rate noteholders as a payment of principal.

For a description of principal payments due on the applicable class of reset rate notes following the occurrence of a Failed Remarketing, see “—Failed Remarketing” below.

Failed Remarketing. In the event that a Failed Remarketing occurs on the initial reset date for the class A-7A notes, and continues for each three-month reset period thereafter until the initial class A-7A currency swap agreement terminates in accordance with its terms, the interest payable by the trust to the initial class A-7A currency Swap Counterparty under the initial class A-7A currency swap agreement on or about the third business day prior to each distribution date will equal the product of:

●	the applicable Extension Rate;

●	the U.S. Dollar equivalent of the outstanding principal balance of the class A-7A notes immediately following the preceding distribution date; and

●	a fraction, the numerator of which is the actual number of days elapsed in the related accrual period, and the denominator of which is 360;

and the interest payable by the initial class A-7A currency Swap Counterparty under the initial class A-7A currency swap agreement will be payable to the paying agent on or about the third business day immediately preceding each distribution date in an amount equal to the product of:

●	the Failed Remarketing Rate;

●	the outstanding principal balance of the class A-7A notes, denominated in Euros, immediately following the preceding distribution date; and

●	a day count fraction using the Actual/360 accrual method as described under “—Determination of Indices” below.

Furthermore, in the event that the initial class A-7A currency swap agreement remains in effect due to one or more consecutive Failed Remarketings, on or about the third business day prior to each distribution date after the related reset date, the trust will deliver to the initial class A-7A currency Swap Counterparty all principal otherwise allocated to the class A-7A notes in reduction of their outstanding principal balance.  In return, the initial class A-7A currency Swap
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Counterparty will deliver to the paying agent, for distribution to the class A-7A noteholders, the equivalent amount of Euros, using the initial Euro exchange rate, in reduction of the outstanding principal balance of the class A-7A notes.

For the initial reset date for the class A-7A notes, payments of interest and principal to the class A-7A noteholders will be made on the second business day following the initial reset date together with additional interest on the principal balance at the interest rate and in Euros for the class A-7A notes from and including the related reset date to, but excluding, the second business day following such reset date. In addition, for any reset period following a reset date upon which a Failed Remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the related call option, payments of interest and principal to the class A-7A noteholders will be made on the second business day following the related reset date without the payment of any additional interest.

In addition, on or about the third business day immediately preceding the final maturity date for the class A-7A notes, if the initial class A-7A currency swap agreement is still in effect, the trust is obligated to deliver to the initial class A-7A currency Swap Counterparty the amount of the remaining outstanding principal balance of the class A-7A notes in U.S. Dollars, and in return the initial class A-7A currency Swap Counterparty will deliver to the paying agent, for distribution to the class A-7A noteholders, the equivalent amount of Euros as payment in full of the outstanding principal balance of the class A-7A notes.

Termination Dates. The initial class A-7A currency swap agreement will terminate, in accordance with its terms, on the earliest to occur of:

•	the first reset date for which there is a successful remarketing of the related class of reset rate notes (which for the class A-7A notes is expected to occur on the October 25, 2016 reset date);

•	the reset date for which the related call option is exercised;

•	the distribution date on which the outstanding principal balance of the class A-7A notes is reduced to zero; or

•	January 25, 2041, which is the maturity date of the class A-7A notes.

The initial class A-7A currency swap agreement will not terminate solely as a result of a Failed Remarketing.  In addition, the initial class A-7A currency Swap Counterparty will have a security interest in the trust’s assets subordinate to that of the noteholders.

Modifications and Amendments. The trust agreement and the indenture contain provisions permitting the eligible lender trustee, with the consent of the indenture trustee, to enter into or consent to any amendments to the initial class A-7A currency swap agreement to cure any ambiguity in, or correct or supplement any provision of, the initial class A-7A currency swap agreement, so long as the eligible lender trustee determines, and the indenture trustee agrees in writing, that any such amendment will not adversely affect the interest of the noteholders and the Rating Agency Condition is satisfied.
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Default Under the Initial Class A-7A Currency Swap Agreement. Events of default under the initial class A-7A currency swap agreement are limited to:

●
the failure of the trust or the initial class A-7A currency Swap Counterparty to pay any amount when due under the initial class A-7A currency swap agreement after giving effect to the applicable grace period; provided, that with respect to the trust, the trust has available, after all prior obligations of the trust, sufficient funds to make the payment,

●	the occurrence of a bankruptcy of the trust,

●	an event of insolvency or bankruptcy of the initial class A-7A currency Swap Counterparty;

●
an acceleration of the principal of the notes following an event of default under the indenture (other than an event of default relating to a breach of any covenant or a violation of any representation or warranty) which acceleration has become non-rescindable and non-waivable;

●
an acceleration of the principal of the notes following an event of default for a breach of any covenant or a violation of any representation or warranty, which acceleration has become non-rescindable and non-waivable and pursuant to which the indenture trustee has liquidated the trust student loans; and

●
the following other standard events of default under the 1992 ISDA Master Agreement: “Breach of Agreement” (not applicable to the trust), “Credit Support Default” (not applicable to the trust), “Misrepresentation” (not applicable to the trust), “Default Under Specified Transaction” (not applicable to the trust), “Cross-Default” (not applicable to the trust, except as set forth in the two immediately preceding bullets) and “Merger Without Assumption” (not applicable to the trust), as described in Sections 5(a)(ii), 5(a)(iii), 5(a)(iv), 5(a)(v), 5(a)(vi) and 5(a)(viii), respectively, of the 1992 ISDA Master Agreement.

Termination Events. The initial class A-7A currency swap agreement contains usual and customary termination events and also includes an additional termination event relating to the initial class A-7A currency Swap Counterparty’s credit rating.  This additional termination event will occur if the initial class A-7A currency Swap Counterparty has not procured a replacement transaction or a letter of credit transaction (at no cost to the trust).

The ratings events that may cause this additional termination event are:

●	the long-term debt rating of the initial currency Swap Counterparty is withdrawn or downgraded below “BBB- by S&P;

●
at a time when the initial currency Swap Counterparty has only a long-term rating from Moody’s, the long-term senior unsecured debt rating of the initial currency Swap Counterparty is withdrawn or downgraded by such agency to or below “Baa1,”

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or at a time when the initial currency Swap Counterparty has both long-term and short-term ratings from such agency, either such rating is withdrawn or downgraded to or below “Baa1” or “P-3”, respectively; or

●	the short-term debt rating of the initial currency Swap Counterparty is withdrawn or downgraded below “F2” by Fitch.

Early Termination of the Initial Class A-7A Currency Swap Agreement. Upon the occurrence of any swap default or termination event under the initial class A-7A currency swap agreement, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date without the consent of the administrator.

Upon any early termination of the initial class A-7A currency swap agreement, either the trust or the initial class A-7A currency Swap Counterparty, as the case may be, may be liable to make a termination payment to the other, regardless of which party has caused that termination.  The amount of that termination payment will be based on the value of the swap transaction computed in accordance with the procedures in the initial class A-7A currency swap agreement. In the event that the trust is required to make a termination payment following a swap default under the initial class A-7A currency swap agreement resulting from a payment default by the trust or an insolvency event with respect to the trust, such payments will be payable pari passu with the Class A Noteholders’ Interest Distribution Amount.  However, in the event that a termination payment is owed to the initial class A-7A currency Swap Counterparty following any other swap default of the trust, any swap default resulting from a default of the initial class A-7A currency Swap Counterparty or a termination event under the initial class A-7A currency swap agreement, the termination payment will be subordinate to the right of the noteholders to receive full payment of principal of and interest on the notes on that distribution date, to the replenishment of the reserve account to the Specified Reserve Account Balance, to the payment of any Investment Premium Purchase Account Deposit Amount and to the payment of any carryover servicing fees.

Initial Currency Swap Counterparty

The initial class A‑7A currency Swap Counterparty is Deutsche Bank AG, New York Branch.

Potential Future Interest Rate Cap Agreement

At any time, at the direction of the administrator, the trust may enter into one or more interest rate cap agreements (collectively, the “potential future interest rate cap agreement”) with one or more Eligible Swap Counterparties (collectively, the “potential future cap counterparty”) to hedge some or all of the interest rate risk of the notes.  Any potential future interest rate cap agreement would contain customary and usual terms for such derivative agreements.  Any payment due by the trust to a potential future cap counterparty would be payable only out of funds payable under clause (p)(1) of “—Distributions—Distributions from the Collection Account” in this free-writing prospectus.  Any payments received from a potential future cap counterparty would be included in Available Funds.  The trust will enter into a potential future interest rate cap agreement only upon receipt of a written confirmation from each rating agency
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then rating the notes that such potential future interest rate cap agreement will not result in the downgrading of its then current rating of any class of notes.  It is not anticipated that the trust would be required to make any payments to any potential future cap counterparty under any potential future interest rate cap agreement other than an upfront payment and, in some circumstances, a termination payment.  As of the October 25, 2016 reset date, the trust will not be a party to any interest rate cap agreement.

Administration Fee

As compensation for the performance of the administrator’s obligations under the administration agreement and as reimbursement for its related expenses, the administrator is entitled to an administration fee in an amount equal to $25,000 per collection period payable in arrears on each distribution date.

In addition, to the extent that the trust does not have sufficient Available Funds therefor on the related reset date, the administrator will advance the amount of certain unpaid expenses (other than remarketing fees) associated with a remarketing, including, without limitation, the fees of the rating agencies in connection with any required satisfaction of the Rating Agency Condition.  On subsequent distribution dates, the administrator is entitled to reimbursement for those remarketing related expenses, from Available Funds on a subordinated basis, as set forth under “Distributions—Distributions From the Collection Account” above.

Determination of Indices

For a discussion of the day count basis, interest rate determination dates, interest rate change dates and possible interest rate indices applicable for a class of notes, see “Additional Information Regarding the Notes—Determination of Indices” in the free-writing base prospectus.

Optional Purchase

The servicer may purchase or arrange for the purchase of all remaining trust student loans on any distribution date on or after the first distribution date when the Pool Balance is 10% or less of the Initial Pool Balance.

The exercise of this purchase option will result in the early retirement of the remaining notes, including an early distribution of all amounts then on deposit in any accumulation account. The purchase price will equal the amount required to prepay in full, including all accrued and unpaid interest, the remaining trust student loans as of the end of the preceding collection period, but not less than a prescribed minimum purchase amount.

This prescribed minimum purchase amount is the amount that would be sufficient to:

●	pay to noteholders the interest payable on the related distribution date; and

●	reduce the outstanding principal amount of each class of notes then outstanding on the related distribution date to zero, taking into account all amounts then on deposit in any accumulation account.
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See “The Student Loan Pools—Termination” in the free-writing base prospectus.

For these purposes, if the reset rate notes:

●
are then structured not to receive a payment of principal until the end of the related reset period, the outstanding principal balance of the reset rate notes will be deemed to have been reduced by any amounts on deposit, exclusive of any investment earnings, in the related accumulation account; and/or

●
are then denominated in a non-U.S. Dollar currency, the U.S. Dollar equivalent of the then-outstanding principal balance of the reset rate notes will be determined based upon the exchange rate provided for in the related currency swap agreement or agreements.

Auction of Trust Assets

The indenture trustee will offer for sale all remaining trust student loans at the end of the first collection period when the Pool Balance is 10% or less of the Initial Pool Balance.

The trust auction date will be the third business day before the related distribution date. An auction will be consummated only if the servicer has first waived its optional right to purchase all of the remaining trust student loans.  The servicer will waive its option to purchase all of the remaining trust student loans if it fails to notify the eligible lender trustee and the indenture trustee, in writing, that it intends to exercise its purchase option before the indenture trustee accepts a bid to purchase the trust student loans.  The depositor and its affiliates, including Navient CFC and the servicer, and unrelated third parties may offer bids to purchase the trust student loans.  The depositor or any affiliate may not submit a bid representing greater than fair market value of the trust student loans.

If at least two bids are received, the indenture trustee will solicit and re-solicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids.  The indenture trustee will accept the highest of the remaining bids if it equals or exceeds the higher of:

●	the minimum purchase amount described under “—Optional Purchase” above (plus any amounts owed to the servicer as carryover servicing fees); or

●	the fair market value of the trust student loans as of the end of the related collection period.

If at least two bids are not received or the highest bid after the re-solicitation process does not equal or exceed that amount, the indenture trustee will not complete the sale.  The indenture trustee may, and at the direction of the depositor will be required to, consult with a financial advisor, including any of the original underwriters of the notes, or the administrator, to determine if the fair market value of the trust student loans has been offered.  See “The Student Loan Pools— Termination” in the free-writing base prospectus.
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The net proceeds of any auction sale will be used to retire any outstanding notes on the related distribution date.

If the sale is not completed, the indenture trustee may, but will not be under any obligation to, solicit bids for sale of the trust student loans after future collection periods upon terms similar to those described above, including the servicer’s waiver of its option to purchase all of the remaining trust student loans.  The indenture trustee may or may not succeed in soliciting acceptable bids for the trust student loans either on the trust auction date or subsequently.

If the trust student loans are not sold as described above, on each subsequent distribution date, if the amount on deposit in the reserve account after giving effect to all withdrawals, except withdrawals payable to the depositor, exceeds the specified reserve account balance, the administrator will direct the indenture trustee to distribute the amount of the excess as accelerated payments of note principal.

See “The Student Loan Pools—Termination” in the free-writing base prospectus.

STATIC POOLS

Information concerning the static pool data of previous similar loan securitizations of the sponsor can be found by clicking on the link for this transaction, labeled “2005-9 (Remarketing),” on the sponsor’s website at https://www.navient.com/about/investors/debtasset/slmsltrusts/staticpoolindex/default.asp.  This webpage presents the static pool data of the sponsor’s previous securitizations involving similar assets in the form of published charts.  The information presented with respect to pools that were established prior to January 1, 2006 is not to be deemed a part of this free-writing prospectus, the final remarketing prospectus supplement, the free-writing base prospectus, the final base prospectus or the related registration statement.  We caution you that this pool of trust student loans may not perform in a similar manner to student loans in other trusts.

PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES AND EXPECTED
MATURITIES OF THE CLASS A-7A NOTES

The rate of payment of principal of the class A-7A notes and the yield on the class A-7A notes will be affected by prepayments of the trust student loans that may occur as described below.  Therefore, payments on the class A-7A notes could occur significantly earlier than expected.  Consequently, the actual maturity of the class A-7A notes could be significantly earlier, the weighted average life of the class A-7A notes could be significantly shorter, and periodic balances could be significantly lower, than expected.  Each trust student loan is prepayable in whole or in part, without penalty, by the borrowers at any time, or as a result of a borrower’s default, death, disability or bankruptcy and subsequent liquidation or collection of guarantee payments with respect thereto.  The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social, competitive and other factors, including as described below.  In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available on more favorable terms or at interest rates significantly below the interest rates applicable to the trust student loans.  Prepayments could increase as a result of certain borrower benefit programs, among other factors.  In addition, the depositor is
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obligated to repurchase any trust student loan (or substitute an eligible student loan) as a result of a breach of any of its representations and warranties relating to trust student loans contained in the sale agreement, and the servicer is obligated to purchase any trust student loan pursuant to the servicing agreement as a result of a breach of certain covenants with respect to such trust student loan, in each case where such breach materially and adversely affects the interests of the trust in that trust student loan and is not cured within the applicable cure period.  See “Transfer and Servicing Agreements—Purchase of Student Loans by the Depositor; Representations and Warranties the Sellers” and “Servicing and Administration—Servicer Covenants” in the free-writing base prospectus.

On the other hand, the rate of principal payments and the yield on the notes will be affected by scheduled payments with respect to, and maturities and average lives of, the trust student loans.  These may be lengthened as a result of, among other things, grace periods, deferment periods, forbearance periods, or repayment term or monthly payment amount modifications agreed to by the servicer.  Therefore, payments on the class A-7A notes could occur significantly later than expected.  Consequently, the actual maturity and the weighted average life of the class A-7A notes could be significantly longer than expected and periodic balances could be significantly higher than expected.  The rate of payment of principal of the class A-7A notes and the yield on the class A-7A notes may also be affected by the rate of defaults resulting in losses on defaulted trust student loans which have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the guarantors to make timely guarantee payments with respect thereto.  In addition, the maturity of certain of the trust student loans could extend beyond the legal maturity date for the class A-7A notes.

The rate of prepayments on the trust student loans cannot be predicted due to a variety of factors, some of which are described above, and any reinvestment risks resulting from a faster or slower incidence of prepayment on trust student loans will be borne entirely by the noteholders.  Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate indices are lower at the time noteholders receive payments from the trust than such interest rates and such spreads would otherwise have been if such prepayments had not been made or had such prepayments been made at a different time.

The projected weighted average remaining life to the January 25, 2017 reset date of the class A-7A notes (and assuming a successful remarketing of such notes on the current reset date) under various usual and customary prepayment scenarios is approximately 0.25 years.  More information may be found under “Prepayments, Extensions, Weighted Average Remaining Life and Expected Maturity of the Class A-7A Notes,” to be included as Exhibit I to the final remarketing prospectus supplement to be distributed to potential investors on or prior to the spread determination date.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain U.S. federal income tax consequences to a U.S. holder, whose functional currency is the U.S. Dollar, pertaining to certain aspects of the reset rate notes.  For a summary of additional tax consequences to U.S. holders of the reset rate notes, holders should refer to “U.S. Federal Income Tax Consequences” and “Appendix L—Global Clearance, Settlement and Tax Documentation Procedures—U.S. Federal Income Tax
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Documentation Requirements” in the free-writing base prospectus, and for a discussion of the U.S. federal income tax consequences to non-U.S. holders of the reset rate notes, holders should refer to “U.S. Federal Income Tax Consequences—Tax Consequences to Holders of Notes In General—Tax Consequences to Foreign Investors” and “Appendix L—Global Clearance, Settlement and Tax Documentation Procedures—U.S. Federal Income Tax Documentation Requirements” in the free-writing base prospectus.

This discussion is general in nature and does not address all aspects of U.S. federal income taxation. Nor does it address issues that may be relevant to a particular U.S. holder subject to special treatment under U.S. federal income tax laws (such as tax-exempt organizations, partnerships or pass-through entities, persons holding the reset rate notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, persons that are members of an “expanded group” or a “modified expanded group” within the meaning of Proposed Treasury Regulations Section 1.385-1 of which the issuer is also treated as a member, financial institutions, brokers, dealers in securities or currencies and traders that elect to mark-to-market their securities). In addition, this discussion does not consider the effect of any alternative minimum taxes or foreign, state, local or other tax laws, or any U.S. tax considerations (e.g., estate or gift tax) other than U.S. federal income tax considerations that may be applicable to particular U.S. holders. Furthermore, this summary assumes that U.S. holders hold the reset rate notes as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This summary also assumes that, with respect to the reset rate notes reflected on the books of a qualified business unit of a U.S. holder, such qualified business unit is a U.S. resident.

This summary is based on the Code and applicable Treasury Regulations, rulings, administrative pronouncements and judicial decisions thereunder as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect. The terms of the reset rate notes are unusual and there are no rulings or cases that address the treatment of instruments similar to the reset rate notes. Moreover, the administrator does not intend to request rulings as to the U.S. federal income tax treatment of the reset rate notes. Thus, there can be no assurance that the U.S. federal income tax consequences of the reset rate notes described below will be sustained if the relevant transactions are examined by the Internal Revenue Service (the “IRS”) or by a court if the IRS proposes to disallow such treatment.

Unless otherwise indicated herein, it is assumed that any holder is a U.S. person, and, except as set forth below, this discussion does not address the tax consequences of holding a reset rate note to any holder who is not a U.S. person. As used herein, “U.S. holder” means a beneficial owner of a reset rate note that is for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;

●	a corporation or partnership (including an entity treated as such) organized in or under the laws of the United States or any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source; or
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●
a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

To the extent provided in Treasury Regulations, some trusts in existence on August 20, 1996, and treated as U.S. persons before that date, that elect to continue to be treated as U.S. persons, will be U.S. persons and not foreign persons.

EACH HOLDER OF A RESET RATE NOTE IS URGED TO CONSULT SUCH HOLDER’S TAX ADVISOR REGARDING THE POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES (AND ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES) OF HOLDING AND DISPOSING OF THE RESET RATE NOTES IN LIGHT OF THE HOLDER’S PARTICULAR CIRCUMSTANCES.

Although not free from doubt and subject to the discussion below, the current reset of the interest rate and other terms of the reset rate notes through the reset procedures pursuant to a successful remarketing of the reset rate notes will not constitute a “significant modification” of the notes or a retirement and reissuance of the notes under applicable Treasury Regulations.  Accordingly, in such circumstances, any holder of a reset rate note who continued to hold the note would not realize gain or loss at the time of the current reset, as the reset will be treated as a continuation of the old note.  Solely for purposes of determining includible interest and original issue discount (“OID”) thereon, however, the reset rate notes will be treated as maturing on each reset date for an amount equal to their fair market value on that date (which generally will be equal to the principal amount thereof by virtue of the reset procedures), and reissued on the same date for the same value.  Although the possibility cannot be excluded that additional interest income (in the form of OID) might arise at some time in the future as a result of the reset procedures (e.g., if the failed remarketing rate became applicable to the reset rate notes where a remarketing was not successful), the reset rate notes will be treated as bearing interest includible in a holder’s income equal to the stated amount of interest, but (subject to the discussion below) will not be treated as bearing any additional amount of interest income (such as OID), for U.S. federal income tax purposes as a result of the current remarketing.

Given the open-ended nature of the reset mechanism (which allows the interest on the reset rate notes to be changed from fixed to floating, or vice versa, and allows the interval between remarketing dates of the reset rate notes to be changed), however, the possibility that the reset rate notes would be deemed to mature and be reissued on a reset date is somewhat greater than if the reset procedure were merely a device to reset rates on a regular basis.  If, contrary to the analysis in the preceding paragraph, the reset procedures were determined to give rise to a new indebtedness for U.S. federal income tax purposes, the reset rate notes could be treated as debt instruments that mature on a reset date.  If, contrary to the conclusion above, the reset procedures did constitute a significant modification or the reset rate notes were otherwise deemed reissued for U.S. federal income tax purposes, U.S. tax legislation (commonly referred to as “FATCA”) generally would apply to impose a 30% withholding tax on certain payments made to certain foreign entities if such entity fails to satisfy certain disclosure and reporting rules. Holders of the reset rate notes that are foreign persons should consult with their own tax advisors regarding the potential application and impact of FATCA.
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Alternatively, even if the reset mechanism did not cause a deemed reissuance of the reset rate notes, the reset rate notes could be treated as bearing contingent interest under applicable Treasury Regulations.  Under such regulations, the amount treated as taxable interest to a holder of a reset rate note in each accrual period would be a hypothetical amount based upon theissuer’s current borrowing costs for comparable, noncontingent debt instruments, and a holder of a reset rate note might be required to include interest in income in excess of actual cash payments received for certain taxable periods.  In addition, if the reset rate notes were treated as contingent payment obligations, any gain upon their sale or exchange would be treated as ordinary income, and any loss would be ordinary loss to the extent of the holder’s prior ordinary income inclusions with respect to the reset rate notes; the balance after such ordinary loss generally would constitute capital loss.

If the reset rate notes are purchased pursuant to the call option by Navient Corporation or one of its subsidiaries that is a member of its affiliated group for U.S. federal income tax purposes, the reset rate notes will be considered retired for such purposes on the date of purchase.

For a more detailed discussion of the treatment of the reset rate notes, you should refer to the subsection entitled “—Special Tax Consequences to the Holders of Reset Rate Notes” of the Section entitled “U.S. Federal Income Tax Consequences” in the free-writing base prospectus.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain restrictions on employee benefit plans or other retirement arrangements (including individual retirement accounts and Keogh plans) and any entities whose underlying assets include plan assets by reason of a plan’s investment in these plans or arrangements (including certain insurance company general accounts) (collectively, “Plans”).

ERISA also imposes various duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and its so-called Parties in Interest under ERISA or Disqualified Persons under the Code (“Parties in Interest”). Particularly, the depositor, the servicer, the eligible lender trustee, the indenture trustee, the administrator, any underwriter, or any of their respective affiliates may be the fiduciary for one or more Plans. In addition, because these parties may receive certain benefits from the sales of the notes, the purchase of the notes using Plan assets over which any of them has investment authority should not be made if it could be deemed a violation of the prohibited transaction rules of ERISA and the Code for which no exemption is available.

If the notes were treated as “equity” for purposes of the Plan Asset Regulations, a Plan purchasing the notes could be treated as holding the trust student loans and the other assets of the trust as further described under “ERISA Considerations” in the free-writing base prospectus.  If, however, the notes are treated as debt for purposes of the Plan Asset Regulations, the trust student loans and the other assets of the trust should not be deemed to be assets of an investing Plan.  Although there is little guidance on this, the notes, which are denominated as debt, should be treated as debt and not as “equity interests” for purposes of the Plan Asset Regulations, as further described in the free-writing base prospectus.  However, acquisition of the notes could
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still cause prohibited transactions under Section 406 of ERISA and Section 4975 of the Code if a note is acquired or held by a Plan with respect to which any of the trust, the depositor, any underwriter, the eligible lender trustee, the indenture trustee or certain of their respective affiliates is a Party in Interest.

Some employee benefit plans, such as governmental plans described in Section 3(32) of ERISA, certain church plans described in Section 3(33) of ERISA and foreign plans, are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, these plans may be subject to the provisions of other applicable federal, state, local or foreign law similar to the provisions of ERISA and Section 4975 of the Code (“Similar Law”). Moreover, if a plan is not subject to ERISA requirements but is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, the prohibited transaction rules in Section 503 of the Code will apply.

Before making an investment in the notes, a Plan or other employee benefit plan investor must determine whether, and each fiduciary causing the notes to be purchased by, on behalf of or using the assets of a Plan or other employee benefit plan, will be deemed to have represented that:

●	the Plan’s purchase and holding of the notes will not constitute or otherwise result in a non-exempt prohibited transaction in violation of Section 406 of ERISA or
Section 4975 of the Code which is not covered by a statutory exemption or a class or other applicable exemption from the prohibited transaction rules as described in the free-writing base prospectus; and

●	the purchase and holding of the notes by any employee benefit plan subject to a Similar Law will not cause a non-exempt violation of that Similar Law.

Before making an investment in the notes, Plan fiduciaries are strongly encouraged to consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of the investment in their specific circumstances. Moreover, in addition to determining whether the investment constitutes a direct or indirect prohibited transaction with a Party in Interest and whether exemptive relief is available to cover that transaction, each Plan fiduciary should take into account, among other considerations:

•	whether the fiduciary has the authority to make the investment;

•	the diversification by type of asset of the Plan’s portfolio;

•	the Plan’s funding objective; and

•
whether under the fiduciary standards of investment prudence and diversification an investment in the notes is appropriate for the Plan, also taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

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ACCOUNTING CONSIDERATIONS

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of asset-backed securities.  Accounting standards, and the application and interpretation of such standards, are subject to change from time to time.  Before making an investment in the notes, potential investors are strongly encouraged to consult their own accountants for advice as to the appropriate accounting treatment for their class of notes.

REPORTS TO NOTEHOLDERS

Quarterly and annual reports concerning the Trust will be delivered to noteholders.  See “Reports to Noteholders” in the free-writing base prospectus.  These reports will be available at the office of the Luxembourg paying agent, if any, or Luxembourg listing agent.  The next such quarterly distribution report is expected to be available on or about November 9, 2016.  See “Reports to Noteholders” in the free-writing base prospectus.

Except in very limited circumstances, you will not receive these reports directly from the trust.  Instead, you will receive them through Cede & Co., as nominee of DTC and registered holder of the notes.  See “Certain Information Regarding the Notes—Book-Entry Registration” in the free-writing base prospectus.

REMARKETING

The remarketing for the class A-7A notes by the remarketing agents is being done in accordance with the terms of the remarketing agreement, dated as of November 15, 2005, among the trust, the administrator, Credit Suisse First Boston LLC and Deutsche Bank Securities Inc., and the related remarketing agency agreement, dated as of October 13, 2016 and the supplemental remarketing agency agreement, to be dated as of the Spread Determination Date, each among the trust, the administrator and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as the remarketing agents.  The remarketing agents are offering the class A-7A notes on a best efforts basis and, while a remarketing agent may choose to purchase any or all of the class A-7A notes that have been tendered by the holders thereof, no remarketing agent is under any obligation to purchase any of the class A-7A notes.  The administrator, in its sole discretion, may change or remove either or both of the remarketing agents or, at any time there is more than one remarketing agent, designate a lead remarketing agent for the reset rate notes for any reset period at any time on or before the related Remarketing Terms Determination Date.  Furthermore, a remarketing agent may resign at any time provided that no resignation may become effective on a date that is later than 15 business days prior to a Remarketing Terms Determination Date. Unless all tendered class A-7A notes are sold pursuant to the remarketing (or the call option is exercised), a Failed Remarketing will be declared and all existing class A-7A noteholders will retain their notes.

NOTICES TO INVESTORS

Each remarketing agent has represented and agreed that:

●            it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment
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activity, within the meaning of section 21 of the FSMA, received by it in connection with the issue or sale of any of the class A-7A notes in circumstances in which section 21(1) of the Financial Services and Markets Act 2000 (the “FSMA”) does not apply to the trust;

●            it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the class A-7A notes in, from or otherwise involving the United Kingdom; and

●            in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the remarketing agents will represent and agree that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the class A-7A notes which are the subject of the offering contemplated by this free-writing prospectus to the public in that Relevant Member State other than:

(a)            to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)            to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive; or

(c)            in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of class A-7A notes shall require the trust or the remarketing agents to publish a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of the foregoing, the expression “an offer of notes to the public” in relation to any class A-7A notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the class A-7A notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

No action has been or will be taken by the depositor or the remarketing agents that would permit a public offering of the class A-7A notes in any country or jurisdiction, where action for that purpose is required.  Accordingly, the class A-7A notes may not be offered or sold, directly or indirectly, and neither, this free-writing prospectus and the free-writing base prospectus nor any circular, prospectus (including any free-writing prospectus or supplement thereto), form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations.  Persons into whose hands all or any part of such documents (including any free-writing prospectus or supplement thereto) come are required by the depositor and the remarketing agents to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver class A-7A notes or have in their possession or distribute such documents, in all cases at their own expense.
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LISTING INFORMATION

The class A-7A notes are currently listed on the Luxembourg Stock Exchange.  You should consult with Deutsche Bank Luxembourg S.A., the Luxembourg listing agent for the class A-7A notes at 2 Boulevard Konrad Adenauer, L 1115 Luxembourg, phone number (352) 421.22.639 for additional information regarding their status.  In connection with the listing application, the certificate of formation and limited liability company operating agreement of the depositor, as well as a legal notice relating to the issuance of the notes together with copies of the indenture, the trust agreement, the form of the class A-7A notes, the administration agreement, the servicing agreement, and the other basic documents were deposited with the Trade and Companies Register (Régistre de Commerce et des Sociétés) in Luxembourg where copies of those documents may be obtained upon request.  Copies of the indenture, the trust agreement, the form of the class A-7A notes, the administration agreement, the servicing agreement, and the other basic documents are available at the offices of the Luxembourg paying agent, if any, or the Luxembourg listing agent.  Trading of the class A-7A notes may be effected on the Luxembourg Stock Exchange.  So long as any class of notes is listed on the Luxembourg Stock Exchange’s Euro MTF Market, and its rules so require, notices will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxemburger Wort) and/or on the Luxembourg Stock Exchange’s website at http://www.bourse.lu.  The Luxembourg Stock Exchange will also be advised if the class A-7A notes are delisted.

The class A-7A notes are currently able to be cleared and settled through Clearstream, Luxembourg and Euroclear.

The notes, the indenture and the administration agreement are governed by the laws of the State of New York.  The trust agreement is governed by the laws of the State of Delaware.

The class A-7A notes are listed on the Luxembourg Stock Exchange and definitive notes have been issued. We will appoint a Luxembourg paying and transfer agent if required to do so by the Luxembourg Stock Exchange.

As long as the class A-7A notes are listed on the Luxembourg Stock Exchange, quarterly distribution reports and annual servicing and administration reports concerning the trust and its activities will be available at the office of the Luxembourg paying agent, if any, or the Luxembourg listing agent.  The next such quarterly distribution report is expected to be available on or about November 9, 2016.

As of the date of this free-writing prospectus, none of the trust, the eligible lender trustee nor the indenture trustee is involved in any litigation or arbitration proceeding relating to the notes.  The depositor is not aware of any proceedings relating to the notes, whether pending or threatened.

The depositor has taken all reasonable care to confirm that the information contained in this free-writing prospectus is true and accurate in all material respects.  In relation to the depositor, the trust, Navient Solutions, Inc. or the class A-7A notes, the depositor accepts full responsibility for the accuracy of the information contained in this free-writing prospectus.
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Having made all reasonable inquiries, the depositor confirms that, to the best of its knowledge, there have not been omitted material facts the omission of which would make misleading any statements of fact or opinion contained in this free-writing prospectus, when taken as a whole.

The depositor confirms that there has been no material adverse change in the assets of the trust since September 30, 2016, which is the statistical disclosure date and the date of the information with respect to the assets of the trust set forth in this free-writing prospectus.

CERTAIN INVESTMENT COMPANY ACT CONSIDERATIONS

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity.  The issuing entity is intended to be structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”).  The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds.  The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014.  Conformance with the Volcker Rule and its implementing regulations is required by July 21, 2015 (subject to the possibility of up to two one-year extensions).  In the interim, banking entities must make good-faith efforts to conform their activities and investments to the Volcker Rule.  Under the Volcker Rule, “covered fund” includes any issuer that would be an “investment company” but for the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.  Therefore, unless jointly determined otherwise by specified federal regulators, an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than Section 3(c)(1) or Section 3(c)(7) generally will not be a covered fund.  The general effects of the Volcker Rule remain uncertain.  Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

RATINGS

The class A-5 notes are currently rated “AAAsf” by Fitch, “Aaa (sf)” by Moody’s and “AAA (sf)” by S&P.  The class A-6 notes are currently rated “AAAsf” by Fitch, “Aaa (sf)” by Moody’s and “AAA (sf)” by S&P.  The class A-7A and A-7B notes are currently rated “AAAsf” by Fitch, “Aa3 (sf)” by Moody’s and “AA+  (sf)” by S&P.  The class B notes are currently rated “Asf” by Fitch, “A2 (sf)” by Moody’s and “AA (sf)” by S&P.  The inclusion of an “sf” or “(sf)” in the rating is an identifier recently implemented for structured finance product ratings by the applicable rating agency.  A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

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LEGAL PROCEEDINGS

Deutsche Bank National Trust Company (“DBNTC”) and Deutsche Bank Trust Company Americas (“DBTCA”) have been sued by investors in civil litigation concerning their role as trustees of certain residential mortgage-backed security (“RMBS”) trusts.

On June 18, 2014, a group of investors, including funds managed by Blackrock Advisors, LLC, PIMCO-Advisors, L.P., and others (the “Blackrock plaintiffs”), filed a derivative action against DBNTC and DBTCA in New York State Supreme Court purportedly on behalf of and for the benefit of 544 private-label RMBS trusts asserting claims for alleged violations of the U.S. Trust Indenture Act of 1939 (“TIA”), breach of contract, breach of fiduciary duty and negligence based on DBNTC and DBTCA’s alleged failure to perform their duties as trustees for the trusts. The Blackrock plaintiffs subsequently dismissed their state court complaint and filed a derivative and class action complaint in the U.S. District Court for the Southern District of New York on behalf of and for the benefit of 564 private-label RMBS trusts, which substantially overlapped with the trusts at issue in the state court action. The complaint alleges that the trusts at issue have suffered total realized collateral losses of U.S. $89.4 billion, but the complaint does not include a demand for money damages in a sum certain. DBNTC and DBTCA filed a motion to dismiss, and on January 19, 2016, the court partially granted the motion on procedural grounds: as to the 500 trusts that are governed by pooling and servicing agreements, the court declined to exercise jurisdiction. The court did not rule on substantive defenses asserted in the motion to dismiss.  On March 22, 2016, Blackrock plaintiffs filed an amended complaint in federal court.  In the amended complaint, Blackrock plaintiffs assert claims in connection with 62 trusts governed by indenture agreements.  The amended complaint alleges that the trusts at issue have suffered total realized collateral losses of U.S.$ 9.8 billion, but the complaint does not include a demand for money damages in a sum certain.  DBNTC and DBTCA filed a motion to dismiss the amended complaint on July 15, 2016.  On August 15, 2016, plaintiffs filed their opposition to the motion to dismiss.  On September 2, 2016, DBNTC and DBTCA filed a reply in support of their motion to dismiss.  Discovery is ongoing.

On March 25, 2016, the BlackRock plaintiffs filed a state court action against DBTCA in the Superior Court of California, Orange County with respect to 513 trusts.  On May 18, 2016, the Blackrock plaintiffs filed an amended complaint with respect to 465 trusts, and included DBNTC as an additional defendant.  The amended complaint asserts three causes of action: breach of contract; breach of fiduciary duty; and breach of the duty to avoid conflicts of interest.  The Blackrock plaintiffs purport to bring the action on behalf of themselves and all other current owners of certificates in the 465 trusts.  The amended complaint alleges that the trusts at issue have suffered total realized collateral losses of U.S.$ 75.7 billion, but does not include a demand for money damages in a sum certain.  On August 22, 2016, DBNTC and DBTCA filed a demurrer and motion to strike.  On September 12, 2016 the Blackrock plaintiffs filed oppositions to the demurrer and motion to strike of DBNTC and DBTCA.  On October 3, 2016, DBNTC and DBTCA filed replies in further support of their demurrer and motion to strike.

On June 18, 2014, Royal Park Investments SA/NV (“Royal Park”) filed a class and derivative action complaint on behalf of investors in ten RMBS trusts against DBNTC in the U.S. District Court for the Southern District of New York asserting claims for alleged violations of the TIA, breach of contract and breach of trust based on DBNTC’s alleged failure to perform its duties as trustee for the trusts.  Royal Park’s complaint alleges that the total realized losses of the ten trusts amount to over U.S. $3.1 billion, but does not allege damages in a sum certain. On February 3, 2016, the court granted in part and dismissed in part plaintiffs’ claims: the court dismissed plaintiff’s TIA claim and its derivative theory and denied DBNTC’s motion to dismiss the breach of contract and breach of trust claims.  On March 18, 2016, DBNTC filed an answer to the complaint.  On May 26, 2016, Royal Park filed a motion for class certification.  On September 23, 2016, DBNTC filed an opposition to Royal Park’s motion for class certification.  Discovery is ongoing.
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On November 7, 2014, the National Credit Union Administration Board (“NCUA”), as an investor in 121 RMBS trusts, filed a complaint in the U.S. District Court for the Southern District of New York against DBNTC as trustee of those trusts, alleging violations of the TIA and the New York Streit Act for DBNTC’s alleged failure to perform certain purported statutory and contractual duties.  On March 5, 2015, NCUA amended its complaint to assert claims as an investor in 97 of the 121 RMBS trusts that were the subject of its first complaint.  The amended complaint alleges violations of the TIA and Streit Act, as well as breach of contract, breach of fiduciary duty, negligence, gross negligence, negligent misrepresentation, and breach of the covenant of good faith. NCUA’s complaint alleges that the trusts at issue have suffered total realized collateral losses of U.S.$ 17.2 billion, but the complaint does not include a demand for money damages in a sum certain.  DBNTC filed a motion to dismiss that is fully briefed but not yet decided.  Discovery is stayed.

On December 23, 2014, certain collateralized debt obligations (collectively, the “CDOs”) that hold RMBS certificates issued by 21 RMBS trusts filed a complaint in the U.S. District Court for the Southern District of New York against DBNTC as trustee of the trusts, asserting claims for violation of the TIA and the Streit Act, breach of contract, breach of fiduciary duty, negligence, gross negligence, and negligent misrepresentation, based on DBNTC’s alleged failure to perform its duties as trustee for the trusts. On April 10, 2015, the CDOs filed an amended complaint relating to an additional 34 trusts (for a total of 55 trusts) and amended their complaint for a second time on July 15, 2015 to include additional allegations. The CDOs allege that DBNTC is liable for over U.S. $ 527 million of damages.  On February 2, 2016, the court entered a stipulation signed by the parties to dismiss with prejudice claims relating to four of the 55 trusts.  DBNTC filed a motion to dismiss.  On March 29, 2016, the court granted in part and denied in part DBNTC’s motion to dismiss.  The court allowed the majority of plaintiffs’ breach of contract claims to proceed.  The court denied DBNTC’s motion to dismiss breach of fiduciary duty claims.  The court granted the motion to dismiss to the extent that negligence claims were duplicative of breach of contract claims but denied the motion to dismiss to the extent plaintiffs alleged DBNTC violated extra-contractual duties.  In addition, the court dismissed breach of the implied covenant of good faith and fair dealing claims.  The court also denied the motion to dismiss claims for alleged violations of Sections 315(b) and 315(c) of the TIA, but dismissed claims under 316(b).  Finally, the court dismissed the plaintiffs’ Streit Act claim.  On May 13, 2016, DBNTC filed an answer to the amended complaint.  Discovery is ongoing.

On March 24, 2015, the Western and Southern Life Insurance Company and five related entities (collectively “Western & Southern”), as investors in 18 RMBS trusts, filed a complaint in the Court of Common Pleas, Hamilton County, Ohio, against DBNTC as trustee for 12 of those trusts, asserting claims for violation of the TIA and the Streit Act, breach of contract, breach of fiduciary duty, negligence, gross negligence, negligent misrepresentation, and breach of the covenant of good faith and fair dealing, based on DBNTC’s alleged failure to perform its duties as trustee for the trusts. Western & Southern alleges that it purchased certificates of the trusts with a face value of more than U.S. $220 million and that the trusts at issue have suffered total realized collateral losses of U.S. $1 billion, but the complaint does not include a demand for money damages in a sum certain.  DBNTC filed a motion to dismiss based upon lack of personal jurisdiction and forum non conveniens; a motion to stay the case pending the resolution of similar actions in New York against DBNTC; and a motion to sever the claims against DBNTC from those against its co-defendant.  On November 5, 2015, the court denied DBNTC’s motion to dismiss and motion to stay the case but granted DBNTC’s motion to sever.  After DBNTC’s first motion to dismiss was decided, DBNTC filed another motion to dismiss, this time for failure to state a claim.  On June 24, 2016, the court granted in part and denied in part DBNTC’s motion to dismiss.  The court allowed the majority of plaintiffs’ breach of contract claims to proceed.  The court granted the motion to dismiss most negligence claims as duplicative breach of contract claims, but denied the motion to dismiss negligence/breach of fiduciary duty claims insofar as those claims relate to alleged conflicts of interest.  In addition, the court dismissed claims alleging: (a) breach of the implied covenant of good faith and fair dealing, (b) negligent misrepresentation, (c) breach of the TIA, (d) any breach of alleged duties relating to the misconduct of IndyMac Bank, the sponsor of 9 of the 12 trusts at issue, (e) any breaches relating to one resecuritization trust at issue, as to which the court found plaintiffs had alleged no breaches by DBNTC, and (f) breach of the Streit Act.  On July 25, 2016, DBNTC filed an answer to the amended complaint.  Discovery is ongoing.
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On December 23, 2015, Commerzbank AG (“Commerzbank”), as an investor in 50 RMBS trusts, filed a complaint in the U.S. District Court for the Southern District of New York against DBNTC as trustee of the trusts, asserting claims for violations of the TIA and New York’s Streit Act, breach of contract, breach of fiduciary duty, negligence, and breach of the covenant of good faith, based on DBNTC’s alleged failure to perform its duties as trustee for the trusts. Commerzbank alleges that DBNTC caused it to suffer “hundreds of millions of dollars in losses,” but the complaint does not include a demand for money damages in a sum certain.  On April 29, 2016, Commerzbank filed an amended complaint.  The amended complaint asserts the same claims as did the original complaint, and, like the original complaint, alleges that DBNTC caused Commerzbank to suffer “hundreds of millions of dollars in losses,” but does not include a demand for money damages in a sum certain.  On May 27, 2016, DBNTC filed a motion to dismiss the amended complaint.  On August 1, 2016, Commerzbank filed its opposition to the motion to dismiss.  On August 31, 2016, DBNTC filed a reply in support of its motion to dismiss the amended complaint.  Discovery is ongoing.

On December 30, 2015, IKB International, S.A. in Liquidation and IKB Deutsche Industriebank A.G. (collectively, “IKB”), as an investor in 37 RMBS trusts, filed a summons with notice in the Supreme Court of the State of New York, New York County, against DBNTC and DBTCA as trustees of the trusts.  On May 27, 2016, IKB served its complaint asserting claims for breach of contract, breach of fiduciary duty, breach of duty to avoid conflicts of interest, violation of New York’s Streit Act, violation of the Trust Indenture Act, violation of Regulation AB, and violation of Section 9 of the Uniform Commercial Code.  IKB alleges that DBNTC and DBTCA are liable for over U.S. $268 million in damages.  On October 5, 2016, DBNTC and DBTCA, together with several other trustees defending lawsuits by IKB, filed a joint motion to dismiss.
It is each of DBTCA’s and DBNTC’s belief, respectively, that it has no pending legal proceedings (including, based on DBTCA’s or DBNTC’s current evaluation, respectively, the litigation disclosed in the foregoing paragraphs) that would materially affect their ability to perform their respective duties as eligible lender trustee or indenture trustee on behalf of the holders.

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LEGAL MATTERS

On the closing date, a Vice President and Deputy General Counsel of Navient Solutions, Inc., acting as counsel to Navient CFC, VG Funding, the servicer, the administrator and the depositor, and McKee Nelson LLP, New York, New York, as special counsel to Navient CFC, VG Funding, the trust, the servicer, the administrator and the depositor, gave opinions on specified legal matters for Navient CFC, VG Funding, the trust, the depositor, the servicer and the administrator.  Shearman & Sterling LLP gave opinions on specified federal income tax matters for the trust. Richards, Layton & Finger, P.A., as Delaware counsel for the trust, gave opinions on specified legal matters for the trust, including specified Delaware state income tax matters.

If there is a successful remarketing of the class A-7A notes on the October 25, 2016 reset date, the General Counsel of Navient Corporation, or any Deputy General Counsel or Associate General Counsel of Navient Solutions, Inc., acting as counsel to the sellers, the servicer, the administrator and the depositor, and Cadwalader, Wickersham & Taft LLP, Washington, DC, as special counsel to the sellers, the trust, the servicer, the administrator, the sponsor and the depositor, will give opinions on additional specified legal matters regarding the remarketing.  Shearman & Sterling LLP will give opinions on specified federal income tax matters for the trust.  Cadwalader, Wickersham & Taft LLP, Washington, DC, and Shearman & Sterling LLP are advising the remarketing agents on legal matters regarding the remarketing and Richards, Layton & Finger, P.A. is acting as Delaware counsel for the trust. The information in this section supersedes information under “Legal Matters” in the free-writing base prospectus.
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GLOSSARY

“Act” means the Securities Act of 1933, as amended.

“Adjusted Pool Balance” means, for any distribution date,

●
if the Pool Balance as of the last day of the related collection period is greater than 40% of the Initial Pool Balance, then the Adjusted Pool Balance shall be the sum of that Pool Balance and the Specified Reserve Account Balance for that distribution date, or

●	if the Pool Balance as of the last day of the related collection period is less than or equal to 40% of the Initial Pool Balance, then the Adjusted Pool Balance shall be that Pool Balance.

“All Hold Rate” means, if for a class of reset rate notes that is denominated in U.S. Dollars during the then-current reset period and the immediately following reset period, the applicable index plus or minus the related Spread (if that class is in floating rate mode) or the applicable fixed rate, which may be expressed as the fixed rate pricing benchmark plus or minus a spread (if that class is in fixed rate mode), that the remarketing agents, in consultation with the administrator, determine will be effective, unless the call option is exercised, in the event that 100% of the holders of that class of reset rate notes choose to hold their notes for the upcoming reset period. The All-Hold Rate shall be a rate that the remarketing agents, in consultation with the administrator, and in their good faith determination, believe would result in the remarketing of the entire applicable class of reset rate notes at a price equal to 100% of the outstanding principal balance thereof.

“Available Funds” means, as to a distribution date or any related monthly servicing payment date, the sum of the following amounts received with respect to the related collection period or, in the case of a monthly servicing payment date, the applicable portion of these amounts:

●	all collections on the trust student loans, including any guarantee payments received on the trust student loans, but net of:

(1)	any collections in respect of principal on the trust student loans applied by the trust to repurchase guaranteed loans from the guarantors under the guarantee agreements, and

(2)	amounts required by the Higher Education Act to be paid to the Department of Education or to be repaid to borrowers, whether or not in the form of a principal reduction of the applicable trust student loan, on the trust student loans for that collection period, including consolidation loan rebate fees;

●	any interest subsidy payments and special allowance payments received by the servicer or the eligible lender trustee with respect to the trust student loans during that collection period;
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●
all proceeds of the liquidation of defaulted trust student loans which were liquidated during that collection period in accordance with the servicer’s customary servicing procedures, net of expenses incurred by the servicer related to their liquidation and any amounts required by law to be remitted to the borrower on the liquidated student loans, and all recoveries on liquidated student loans which were written off in prior collection periods or during that collection period;

●
the aggregate purchase amounts received during that collection period for those trust student loans repurchased by the depositor or purchased by the servicer or for trust student loans sold to another eligible lender pursuant to the servicing agreement;

●	the aggregate purchase amounts received during that collection period for those trust student loans purchased by the sellers;

●
the aggregate amounts, if any, received from the sellers, the depositor or the servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost interest subsidy payments and special allowance payments, on the trust student loans pursuant to the sale agreement or the servicing agreement;

●	amounts received by the trust pursuant to the servicing agreement during that collection period as to yield or principal adjustments;

●	any interest remitted by the administrator to the collection account prior to that distribution date or monthly servicing date;

●	investment earnings for that distribution date earned on amounts on deposit in each Trust Account (other than any accumulation account and any currency account);

●	investment earnings actually received by the trust for that distribution date earned on amounts on deposit in any accumulation account;

●	amounts transferred from the remarketing fee account in excess of the Reset Period Target Amount for that distribution date;

●	amounts transferred from any investment premium purchase account in excess of the amount required to be on deposit therein pursuant to the formula set forth in the administration agreement;

●	all amounts on deposit in any investment reserve account not transferred to the accumulation account to offset realized losses on eligible investments as of that distribution date;

●	all amounts on deposit in any supplemental interest account;

●	amounts transferred from the reserve account in excess of the Specified Reserve Account Balance as of that distribution date;
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●
all amounts received by the trust from any potential future cap counterparty, or otherwise under any potential future interest rate cap agreement, for deposit into the collection account for that distribution date; and

●
all amounts received by the trust from any Swap Counterparty, or otherwise under any swap agreement, for deposit into the collection account, but only to the extent paid in U.S. Dollars, for that distribution date;

provided that if on any distribution date there would not be sufficient funds, after application of Available Funds, as defined above, and application of amounts available from the reserve account, to pay any of the items specified in clauses (a) through (e) under “Description of the Notes—Distributions—Distributions from the Collection Account” in this free-writing prospectus (but excluding clause (e), and including clauses (f) and (g), in the event that a condition exists as described in either (1) or (2) under “Description of the Notes—The Notes—The Class B Notes—Subordination of the Class B Notes” in this free-writing prospectus), then Available Funds for that distribution date will include, in addition to Available Funds as defined above, amounts on deposit in the collection account, or amounts held by the administrator, or which the administrator reasonably estimates to be held by the administrator, for deposit into the collection account which would have constituted Available Funds for the distribution date succeeding that distribution date, up to the amount necessary to pay those items, and Available Funds for the succeeding distribution date will be adjusted accordingly.

“Call Rate” means, if the call option has been exercised with respect to a class of reset rate notes, the rate of interest that is either:

●
if that class did not have at least one related swap agreement in effect during the previous reset period, the floating rate applicable for the most recent reset period during which the Failed Remarketing Rate was not in effect; or

●
if that class had one or more swap agreements in effect during the previous reset period, the weighted average of the floating rates of interest that were due to the related Swap Counterparties from the trust during the previous reset period.

The Call Rate will continue to apply for each reset period while the holder of the call option retains the applicable class of reset rate notes.

“Class A Note Interest Shortfall” means, for any distribution date, the excess of:

●	the Class A Noteholders’ Interest Distribution Amount on the preceding distribution date, over

●	the amount of interest actually distributed to the class A noteholders on that preceding distribution date,

plus interest on the amount of that excess, to the extent permitted by law, at the interest rate applicable for each related class of notes from that preceding distribution date to the current distribution date.
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“Class A Note Principal Shortfall” means, as of the close of any distribution date, the excess of:

●	the Class A Noteholders’ Principal Distribution Amount on that distribution date, over

●	the amount of principal actually distributed or allocated to the class A noteholders or deposited into the accumulation account on that distribution date.

“Class A Noteholders’ Distribution Amount” means, for any distribution date, the sum of the Class A Noteholders’ Interest Distribution Amount and the Class A Noteholders’ Principal Distribution Amount for that distribution date.

“Class A Noteholders’ Interest Distribution Amount” means, for any distribution date, the sum of:

●
the amount of interest accrued at the class A note interest rates for the related accrual period on the aggregate outstanding principal balances of all classes of class A notes on the immediately preceding distribution date, after giving effect to all principal distributions to class A noteholders on that preceding distribution date; and

●	the Class A Note Interest Shortfall for that distribution date.

“Class A Noteholders’ Principal Distribution Amount” means, for any distribution date, the Principal Distribution Amount times the Class A Percentage for that distribution date, plus any Class A Note Principal Shortfall as of the close of business on the preceding distribution date; provided that the Class A Noteholders’ Principal Distribution Amount will not exceed the outstanding principal balance of the class A notes, less all amounts, other than investment earnings, on deposit in any related accumulation account.

In addition, on the maturity date for any class of class A notes, the principal required to be distributed to the related noteholders will include the amount required to reduce the outstanding principal balance of that class to zero.

“Class A Percentage” means 100% minus the Class B Percentage.

“Class B Note Interest Shortfall” means, for any distribution date, the excess of:

●	the Class B Noteholders’ Interest Distribution Amount on the preceding distribution date, over

●	the amount of interest actually distributed to the class B noteholders on that preceding distribution date,

plus interest on the amount of that excess, to the extent permitted by law, at the class B note interest rate from that preceding distribution date to the current distribution date.
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“Class B Note Principal Shortfall” means, as of the close of any distribution date, the excess of:

●	the Class B Noteholders’ Principal Distribution Amount on that distribution date, over

●	the amount of principal actually distributed to the class B noteholders on that distribution date.

“Class B Noteholders’ Distribution Amount” means, for any distribution date, the sum of the Class B Noteholders’ Interest Distribution Amount and the Class B Noteholders’ Principal Distribution Amount for that distribution date.

“Class B Noteholders’ Interest Distribution Amount” means, for any distribution date, the sum of:

●
the amount of interest accrued at the class B note rate for the related accrual period on the outstanding principal balance of the class B notes on the immediately preceding distribution date, after giving effect to all principal distributions to class B noteholders on that preceding distribution date, and

●	the Class B Note Interest Shortfall for that distribution date.

“Class B Noteholders’ Principal Distribution Amount” means, for any distribution date, the Principal Distribution Amount times the Class B Percentage for that distribution date, plus any Class B Note Principal Shortfall as of the close of business on the preceding distribution date; provided that the Class B Noteholders’ Principal Distribution Amount will not exceed the principal balance of the class B notes.

In addition, on the class B maturity date, the principal required to be distributed to the class B noteholders will include the amount required to reduce the outstanding principal balance of the class B notes to zero.

“Class B Percentage” with respect to any distribution date, means:

●	prior to the Stepdown Date or with respect to any distribution date on which a Trigger Event is in effect, zero; and

●
on and after the Stepdown Date and provided that no Trigger Event is in effect, a fraction expressed as a percentage, the numerator of which is the aggregate principal balance of the class B notes immediately prior to that distribution date and the denominator of which is the aggregate principal balance of all outstanding notes, less all amounts (other than investment earnings) on deposit in the accumulation account, immediately prior to that distribution date.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme (formerly known as Cedelbank, société anonyme), or any successor thereto.
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“Code” means The Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

“Department of Education” means the United States Department of Education.

“DTC” means The Depository Trust Company, or any successor thereto.

“Eligible Swap Counterparty” means an entity, which may be an affiliate of a remarketing agent, engaged in the business of entering into derivative instrument contracts that satisfies the Rating Agency Condition.

“Euroclear” means the Euroclear System in Europe, or any successor thereto.

“Extension Rate” means, for each distribution date following a Failed Remarketing with respect to a class of reset rate notes if such class is then in foreign exchange mode, the rate of interest payable to the related currency Swap Counterparty, generally not to exceed three-month LIBOR plus 0.75%, unless the remarketing agents, in consultation with the administrator, determine that market conditions or some other benefit to the trust requires a higher rate; provided that in each case the Rating Agency Condition is satisfied.  The initial Extension Rate for each class of reset rate notes under each related initial class A-7A currency swap agreement is an annual rate equal to three-month LIBOR plus 0.75%.

“Failed Remarketing” means, with respect to any reset date for the reset rate notes, the situation where:

●	the remarketing agents, in consultation with the administrator, cannot establish one or more of the terms required to be set on the Remarketing Terms Determination Date,

●	the remarketing agents are unable to establish the related Spread or fixed rate on the Spread Determination Date,

●
the remarketing agents are unable to remarket some or all of the tendered reset rate notes at the Spread or fixed rate established on the Spread Determination Date, or committed purchasers default on their purchase obligations, and the remarketing agents, in their sole discretion, elect not to purchase those class A-7A notes themselves,

●	the remarketing agents, in consultation with the administrator, are unable to obtain one or more swap agreements meeting the required criteria, if applicable,

●	certain conditions specified in the remarketing agreement are not satisfied, or

●	any applicable Rating Agency Condition has not been satisfied.

“Failed Remarketing Rate” means, for any reset period when a class of reset rate notes is then denominated in U.S. Dollars, three-month LIBOR plus 0.75%; and when the reset rate notes are in foreign exchange mode during a reset period, such rate as will be determined on the related Spread Determination Date pursuant to the terms of the related currency swap agreement;

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provided, that the Failed Remarketing Rate that will be applicable for the class A‑7A notes with respect to their initial reset period is three-month EURIBOR plus 0.55%.

“Fitch” means Fitch Inc., also known as Fitch Ratings, or any successor rating agency.

“Hold Notice” means a written statement (or an oral statement confirmed in writing, which may be by e-mail) from a holder of a class of reset rate notes denominated in U.S. Dollars during the then-current and immediately following reset periods, delivered to a remarketing agent that the holder desires to hold some or all of its class of reset rate notes for the upcoming reset period and affirmatively agrees to receive a rate of interest of not less than the applicable All Hold Rate during that reset period.

“Initial Pool Balance” means the sum of the Pool Balance of the initial trust student loans as of the closing date and all amounts deposited into the supplemental purchase account and the add-on consolidation loan account on the closing date.

“Investment Premium Purchase Account Deposit Amount” means, with respect to each distribution date when funds are deposited into an accumulation account, an amount generally equal to 1.0% of the amount deposited into such accumulation account.

“Investment Reserve Account Required Amount” means, with respect to each distribution date, immediately following the date when the ratings of any eligible investment in an accumulation account have been downgraded by one or more rating agencies, an amount (to the extent funds are available), to be set by each applicable rating agency in satisfaction of the Rating Agency Condition (that amount not to exceed the amount of the unrealized loss on the related eligible investments).

“Moody’s” means Moody’s Investors Service, Inc., or any successor rating agency.

“Notice Date” means, for the reset rate notes, 12:00 p.m. (noon), New York City time, on the sixth business day prior to the applicable reset date for that class.

“Pool Balance” means, for any date, the aggregate principal balance of the trust student loans on that date, including accrued interest that is expected to be capitalized, as such balance has been reduced through such date by:

●	all payments received by the trust through that date from borrowers, the guaranty agencies and the Department of Education;

●	all amounts received by the trust through that date from repurchases of the trust student loans by any of the sellers, the depositor or the servicer;

●	all liquidation proceeds and Realized Losses on the trust student loans liquidated through that date;

●	the amount of any adjustments to balances of the trust student loans that the servicer makes under the servicing agreement through that date; and

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●
the amount by which guarantor reimbursements of principal on defaulted trust student loans through that date are reduced from 100% to 98%, or other applicable percentage, as required by the risk sharing provisions of the Higher Education Act.

“Principal Distribution Amount” means:

●	as to the initial distribution date, the amount by which the aggregate outstanding principal amount of the notes exceeds the Adjusted Pool Balance for that distribution date, and

●	as to each subsequent distribution date, the amount by which the Adjusted Pool Balance for the preceding distribution date exceeds the Adjusted Pool Balance for that distribution date.

“Quarterly Funding Amount” means, with respect to the reset rate notes and for any distribution date that is: (1) more than one year before the next related reset date, zero, and (2) one year or less before the next related reset date, an amount to be deposited in the remarketing fee account so that the amount therein in respect of the reset rate notes equals the Quarterly Required Amount; provided, however, that if on any distribution date that is not a reset date, the amount on deposit in the remarketing fee account in respect of the reset rate notes is greater than the Quarterly Required Amount, the excess will be transferred to the collection account and included in Available Funds for that distribution date.

“Quarterly Required Amount” means, for any class of reset rate notes, (1) on any related reset date, the Reset Period Target Amount or (2) on a distribution date that is one year or less before the next related reset date (x) the Reset Period Target Amount multiplied by (y) 5 minus the number of distribution dates remaining until the next related reset date for the reset rate notes (excluding the current distribution date and including the next related reset date), divided by (z) 5.

“Rating Agency Condition” means the written confirmation or reaffirmation, as the case may be, from each rating agency then rating the notes that any intended action will not result in the downgrading of its then-current rating of any class of notes.

“Realized Loss” means the excess of the principal balance, including any interest that had been or had been expected to be capitalized, of any liquidated student loan over liquidation proceeds for a student loan to the extent allocable to principal, including any interest that had been or had been expected to be capitalized.

“Remarketing Terms Determination Date” means, for any class of reset rate notes, not later than 3:00 p.m., New York City time, on the eighth business day prior to the applicable reset date.

“Reset Period Target Amount” means for any class of reset rate notes and for any distribution date that is: (1) more than one year before the next related reset date, zero, and (2) one year or less before the next related reset date, the highest remarketing fee payable to the remarketing agents for the applicable class of reset rate notes (not to exceed 0.35% of the maximum principal balance of such class of reset rate notes that could be remarketed) on the next related reset date as determined by the administrator based on the assumed weighted average life of the applicable
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class of reset rate notes and the maximum remarketing fee set forth on a schedule attached to the remarketing agreement, as that schedule may be amended from time to time.

“S&P” means Standard & Poor’s Rating Services, or any successor rating agency.

“SEC” means the United States Securities and Exchange Commission.

“Significant Guarantor” means any guaranty agency that guarantees trust student loans comprising at least 10% of the Pool Balance of the trust student loans by outstanding principal balance as of the statistical disclosure date.

“Specified Reserve Account Balance” means, for any distribution date, the greater of:

(a)	0.25% of the Pool Balance as of the close of business on the last day of the related collection period; and

(b)	$4,531,704;

provided that in no event will that balance exceed the aggregate outstanding principal balance of the notes. For these purposes, if the reset rate notes are not then structured to receive a payment of principal until the end of the related reset period, the outstanding principal balance of the reset rate notes (or their U.S. Dollar equivalent, if applicable) will be reduced by any amounts (exclusive of investment earnings) on deposit in the related accumulation account.

“Spread” means the percentage determined by the remarketing agents with respect to a class of reset rate notes if, following a successful remarketing, they are reset to bear a floating rate of interest, in excess of or below the applicable interest rate index that will be applicable to the reset rate notes during the upcoming reset period, so as to result in a rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered notes of that class to be remarketed by the remarketing agents at 100% of the principal balance thereof, as described under “Description of the Notes—The Reset Rate Notes—Tender of Reset Rate Notes; Remarketing Procedures” in this free-writing prospectus.

“Spread Determination Date” means, for any class of reset rate notes, any time after the Notice Date but no later than 3:00 p.m., New York City time, on the third business day prior to the related reset date.

“Stepdown Date” means the earlier to occur of (1) the October 2011 distribution date or (2) the first date on which no class A notes remain outstanding.  For this purpose, the outstanding principal balance of the reset rate notes will be deemed reduced by any amounts (other than investment earnings) on deposit in any accumulation account.

“Supplemental Interest Account Deposit Amount” means, with respect to any distribution date during a reset period when a class of reset rate notes is then structured not to receive a payment of principal until the end of the related reset period, the lesser of:

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●	the product of:

(1)	the difference between (a) the weighted average of the LIBOR-based rates (as determined on the LIBOR Determination Date immediately preceding that distribution date) that will be payable by the trust to any related Swap Counterparties on the next distribution date, or the LIBOR-based rate (as determined on the LIBOR Determination Date immediately preceding that distribution date) that will be payable by the trust to the related reset rate noteholders on the next distribution date, as applicable, and (b) an assumed rate of investment earnings that satisfies the Rating Agency Condition,

(2)	the amount on deposit in the accumulation account immediately after that distribution date, and

(3)	the actual number of days from that distribution date to the next reset date for that class, divided by 360; and

●	an amount that satisfies the Rating Agency Condition.

“Swap Counterparty” means each Eligible Swap Counterparty with which the trust has entered, or will later enter, into an interest rate or currency swap agreement to hedge in part basis and/or currency risks associated with the reset rate notes.

“Trigger Event” means, on any distribution date while any of the class A notes are outstanding, that the outstanding principal balance of the notes, less any amounts (exclusive of investment earnings) on deposit in any accumulation account, after giving effect to distributions to be made on that distribution date, would exceed the Adjusted Pool Balance as of the end of the related collection period.

“Trust Accounts” means, collectively, the collection account, the reserve account, the capitalized interest account, the supplemental purchase account, the add-on consolidation loan account, the accumulation account, any supplemental interest account, any investment premium purchase account, any investment reserve account and any currency accounts.
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ANNEX A

The Trust Student Loan Pool as of September 30, 2016

The trust student loans owned by the trust were originally selected from a portfolio of consolidation student loans owned by Navient CFC, VG Funding or one of their affiliates by employing several criteria, including requirements that each trust student loan as of the original cutoff date (and with respect to each additional trust student loan as of its related subsequent cutoff date):

●
was a consolidation loan guaranteed as to principal and interest by a guaranty agency under a guarantee agreement and the guaranty agency was, in turn, reinsured by the Department of Education in accordance with the FFELP;

●	contained terms in accordance with those required by the FFELP, the guarantee agreements and other applicable requirements;

●	was fully disbursed;

●	was not more than 210 days past due;

●	did not have a borrower who was noted in the related records of the servicer as being currently involved in a bankruptcy proceeding; and

●	had special allowance payments, if any, based on the three-month commercial paper rate or the 91-day Treasury bill rate.

No trust student loan as of the applicable cutoff date was subject to any prior obligation to sell that loan to a third party.

Unless otherwise specified, all information with respect to the trust student loans is presented as of September 30, 2016, which is the statistical disclosure date.

The following tables provide a description of specified characteristics of the trust student loans as of the statistical disclosure date.  The aggregate outstanding principal balance of the loans in each of the following tables includes the principal balance due from borrowers, plus accrued interest of $2,363,188 to be capitalized as of the statistical disclosure date.  Percentages and dollar amounts in any table may not total 100% or whole dollars due to rounding.  The following tables also contain information concerning the total number of loans and total number of borrowers in the portfolio of trust student loans.  For ease of administration, the servicer separates a consolidation loan on its system into two separate loan segments representing subsidized and unsubsidized segments of the same loan.  The following tables reflect those loan segments within the number of loans.  In addition, 19 borrowers have more than one trust student loan.  The distribution by weighted average interest rate applicable to the trust student loans on any date following the statistical disclosure date may vary significantly from that in the following tables as a result of variations in the effective rates of interest applicable to the trust student loans and in rates of principal reduction.  Moreover, the information below about the weighted average remaining term to maturity of the trust student loans as of the statistical disclosure date may vary significantly from the actual term to maturity of any of the trust student loans as a result of prepayments or the granting of deferment and forbearance periods.
2005-9
A-1

The following tables also contain information concerning the total number of loans and the total number of borrowers in the portfolio of trust student loans.

Percentages and dollar amounts in any table may not total 100% of the trust student loan balance, as applicable, due to rounding.

COMPOSITION OF THE TRUST STUDENT LOANS AS OF THE STATISTICAL DISCLOSURE DATE

Aggregate Outstanding Principal Balance	$1,299,647,431
Aggregate Outstanding Principal Balance – Treasury Bill	$8,175,900
Percentage of Aggregate Outstanding Principal Balance – Treasury Bill	0.63%
Aggregate Outstanding Principal Balance – One-Month LIBOR	$1,254,474,963
Percentage of Aggregate Outstanding Principal Balance – One-Month LIBOR	96.52%
Aggregate Outstanding Principal Balance – Treasury Bill Other	$36,996,569
Percentage of Aggregate Outstanding Principal Balance – Treasury Bill Other	2.85%
Number of Borrowers	50,449
Average Outstanding Principal Balance Per Borrower	$25,762
Number of Loans	87,600
Average Outstanding Principal Balance Per Loan – Treasury Bill	$25,955
Average Outstanding Principal Balance Per Loan – One-Month LIBOR	$14,505
Average Outstanding Principal Balance Per Loan – Treasury Bill Other	$46,130
Weighted Average Remaining Term to Scheduled Maturity	206 months
Weighted Average Annual Interest Rate	3.92%

We determined the weighted average remaining term to maturity shown in the table from the statistical disclosure date to the stated maturity date of the applicable trust student loan without giving effect to any deferment or forbearance periods that may be granted in the future.  See Appendix A to this free-writing prospectus.

The weighted average annual borrower interest rate shown in the table is exclusive of special allowance payments.  The weighted average spread for special allowance payments to the 91-day Treasury bill rate was 3.10% as of the statistical disclosure date.

The weighted average spread for special allowance payments to the one-month LIBOR rate was 2.64% as of the statistical disclosure date.  See “Special Allowance Payments” in Appendix A to this free-writing prospectus.

The category “Other” in the table above represents the Health Education Assistance Loan Program (which we refer to as “HEAL” and the loans originated under such program as “HEAL Loans”) portion of any consolidation loans made under the FFELP which consolidated one or more Stafford Loans, SLS Loans and/or PLUS Loans with one or more student loans originated under the HEAL Program. These consolidation loans are guaranteed as to principal and interest by a guaranty agency and reinsured by the Department of Education. The HEAL portion of any consolidation loan is not eligible to receive special allowance payments or interest subsidy payments. The interest rate on the HEAL Loan segment of any such consolidation loan is variable and is reset each July 1, based upon the average bond-equivalent rate for 91-day Treasury bills auctioned during the three months ending June 30, plus 3.0%. In addition, the applicable interest rate on the HEAL Loan segment of any such consolidation loan is not subject to any cap on the interest rate that may apply to the principal of the HEAL Loan segment.
2005-9
A-2

For these purposes, the 91-day Treasury bill rate is the weighted average per annum discount rate, expressed on a bond equivalent basis and applied on a daily basis, for direct obligations of the United States with a maturity of thirteen weeks, as reported by the U.S. Department of the Treasury.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY BORROWER INTEREST RATES AS OF THE STATISTICAL DISCLOSURE DATE

Interest Rates	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than or equal to 3.00%	28,540	$384,363,083	29.6%
3.01% to 3.50%	22,698	297,166,050	22.9
3.51% to 4.00%	11,962	183,575,748	14.1
4.01% to 4.50%	10,660	170,997,688	13.2
4.51% to 5.00%	3,712	65,998,619	5.1
5.01% to 5.50%	4,821	63,843,080	4.9
5.51% to 6.00%	1,537	33,996,704	2.6
6.01% to 6.50%	2,005	37,530,917	2.9
6.51% to 7.00%	451	12,105,959	0.9
7.01% to 7.50%	315	11,969,050	0.9
7.51% to 8.00%	469	16,266,949	1.3
8.01% to 8.50%	313	18,326,205	1.4
Equal to or greater than 8.51%	117	3,507,379	0.3

Total	87,600	$1,299,647,431	100.0%

We determined the interest rates shown in the table above using the interest rates applicable to the trust student loans as of the statistical disclosure date.  Because trust student loans with different interest rates are likely to be repaid at different rates, this information is not likely to remain applicable to the trust student loans after the statistical disclosure date.  See Appendix A to this free-writing prospectus.
2005-9
A-3

DISTRIBUTION OF THE TRUST STUDENT LOANS BY OUTSTANDING PRINCIPAL BALANCE PER BORROWER AS OF THE STATISTICAL DISCLOSURE DATE

Range of Outstanding Principal Balance	Number of Borrowers	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than $5,000.00	10,705	$32,129,357	2.5%
$ 5,000.00-$ 9,999.99	8,819	63,518,059	4.9
$10,000.00-$14,999.99	7,643	94,706,771	7.3
$15,000.00-$19,999.99	4,992	86,113,914	6.6
$20,000.00-$24,999.99	3,161	70,710,413	5.4
$25,000.00-$29,999.99	2,582	70,838,473	5.5
$30,000.00-$34,999.99	2,067	67,042,732	5.2
$35,000.00-$39,999.99	1,550	57,909,292	4.5
$40,000.00-$44,999.99	1,197	50,837,778	3.9
$45,000.00-$49,999.99	1,040	49,342,120	3.8
$50,000.00-$54,999.99	845	44,329,635	3.4
$55,000.00-$59,999.99	672	38,595,315	3.0
$60,000.00-$64,999.99	579	36,160,046	2.8
$65,000.00-$69,999.99	514	34,667,858	2.7
$70,000.00-$74,999.99	434	31,388,204	2.4
$75,000.00-$79,999.99	389	30,098,646	2.3
$80,000.00-$84,999.99	294	24,195,254	1.9
$85,000.00-$89,999.99	257	22,451,894	1.7
$90,000.00-$94,999.99	262	24,206,440	1.9
$95,000.00-$99,999.99	230	22,418,822	1.7
$100,000.00 and above	2,217	347,986,408	26.8

Total	50,449	$1,299,647,431	100.0%

DISTRIBUTION OF THE TRUST STUDENT LOANS BY DELINQUENCY STATUS AS OF THE STATISTICAL DISCLOSURE DATE

Number of Days Delinquent	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
0-30 days	84,205	$1,228,861,101	94.6%
31-60 days	1,313	25,403,555	2.0
61-90 days	405	8,195,842	0.6
91-120 days	301	7,293,749	0.6
121-150 days	329	5,351,097	0.4
151-180 days	232	5,698,885	0.4
181-210 days	185	4,487,281	0.3
Greater than 210 days	630	14,355,921	1.1

Total	87,600	$1,299,647,431	100.0%

2005-9
A-4

DISTRIBUTION OF THE TRUST STUDENT LOANS BY REMAINING TERM TO SCHEDULED MATURITY AS OF THE STATISTICAL DISCLOSURE DATE

Number of Months Remaining to Scheduled Maturity	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
0 to 3	20	$4,608	*
4 to 12	684	411,927	*
13 to 24	1,708	1,534,406	0.1%
25 to 36	788	1,620,849	0.1
37 to 48	4,265	11,083,831	0.9
49 to 60	9,959	28,524,726	2.2
61 to 72	3,498	14,229,416	1.1
73 to 84	2,976	14,648,618	1.1
85 to 96	2,057	12,985,675	1.0
97 to 108	4,781	34,752,425	2.7
109 to 120	10,988	85,215,863	6.6
121 to 132	6,424	91,734,587	7.1
133 to 144	4,464	74,569,652	5.7
145 to 156	2,631	40,601,176	3.1
157 to 168	3,234	49,004,250	3.8
169 to 180	6,149	91,366,198	7.0
181 to 192	2,343	39,273,347	3.0
193 to 204	1,800	29,589,262	2.3
205 to 216	1,372	25,071,434	1.9
217 to 228	2,953	77,686,422	6.0
229 to 240	4,825	136,252,438	10.5
241 to 252	1,976	59,847,765	4.6
253 to 264	1,442	53,858,291	4.1
265 to 276	1,350	57,140,777	4.4
277 to 288	1,049	47,474,167	3.7
289 to 300	1,307	60,909,315	4.7
301 to 312	736	38,925,068	3.0
313 to 324	438	24,298,956	1.9
325 to 336	319	19,314,268	1.5
337 to 348	251	16,366,324	1.3
349 to 360	505	38,728,350	3.0
361 and above	308	22,623,041	1.7

Total	87,600	$1,299,647,431	100.0%

* Represents a percentage greater than 0% but less than 0.05%.

We have determined the number of months remaining to scheduled maturity shown in the table from the statistical disclosure date to the stated maturity date of the applicable trust student loan without giving effect to any deferment or forbearance periods that may be granted in the future.  See Appendix A to this free-writing prospectus.
2005-9
A-5

DISTRIBUTION OF THE TRUST STUDENT LOANS BY CURRENT BORROWER PAYMENT STATUS AS OF THE STATISTICAL DISCLOSURE DATE

Current Borrower Payment Status	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Deferment	0	$0	0.0%
Forbearance	0	0	0.0
Repayment
First year in repayment	2,648	80,012,770	6.2
Second year in repayment	1,832	47,967,464	3.7
Third year in repayment	2,124	53,905,361	4.1
More than 3 years in repayment	72,834	947,713,466	72.9

Total	87,600	$1,299,647,431	94.9%

Current borrower payment status refers to the status of the borrower of each trust student loan as of the statistical disclosure date.  The borrower:

●	may have temporarily ceased repaying the loan through a deferment or a forbearance period; or

●	may be currently required to repay the loan – repayment.

See Appendix A to this free-writing prospectus.

The weighted average number of months in repayment for all trust student loans currently in repayment is approximately 86.8 calculated as the term to maturity at the commencement of repayment less the number of months remaining to scheduled maturity as of the statistical disclosure date.
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A-6

SCHEDULED WEIGHTED AVERAGE REMAINING MONTHS IN STATUS OF THE TRUST STUDENT LOANS BY CURRENT BORROWER PAYMENT STATUS AS OF THE STATISTICAL DISCLOSURE DATE

	Scheduled Months in Status Remaining
Current Borrower Payment Status	Deferment	Forbearance	Repayment
Deferment	18.7	-	234.4
Forbearance	-	4.6	239.7
Repayment	-	-	199.6

We have determined the scheduled weighted average remaining months in status shown in the previous table without giving effect to any deferment or forbearance periods that may be granted in the future.  Of the $104,004,361 aggregate outstanding principal balance of the trust student loans in deferment as of the statistical disclosure date, $46,004,736 or approximately 44.2% of such loans are to borrowers who had not graduated as of that date.  We expect that a significant portion of these loans could qualify for additional deferments or forbearances at the end of their current deferment periods as the related borrowers continue their education beyond their current degree programs.  As a result, the overall duration of any applicable deferment and forbearance periods as well as the likelihood of future deferment and forbearance periods within this pool of trust student loans is likely to be higher than in other pools of student loans without similar numbers of in-school consolidation loans.  See Appendix A to this free-writing prospectus.

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A-7

GEOGRAPHIC DISTRIBUTION OF THE TRUST STUDENT LOANS AS OF THE STATISTICAL DISCLOSURE DATE

State	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Alabama	745	$12,404,198	1.0%
Alaska	117	1,596,833	0.1
Arizona	1,669	27,198,235	2.1
Arkansas	442	6,959,308	0.5
California	8,032	139,839,754	10.8
Colorado	1,665	21,770,299	1.7
Connecticut	1,324	16,684,174	1.3
Delaware	255	3,465,089	0.3
District of Columbia	439	7,013,237	0.5
Florida	5,131	89,321,867	6.9
Georgia	2,462	44,190,668	3.4
Hawaii	328	4,364,547	0.3
Idaho	261	3,797,471	0.3
Illinois	4,938	68,885,337	5.3
Indiana	3,774	42,656,296	3.3
Iowa	339	5,060,103	0.4
Kansas	1,712	19,162,427	1.5
Kentucky	808	9,611,088	0.7
Louisiana	2,367	39,647,761	3.1
Maine	215	2,796,991	0.2
Maryland	2,416	39,402,360	3.0
Massachusetts	2,995	34,812,146	2.7
Michigan	2,202	34,551,749	2.7
Minnesota	1,089	12,994,583	1.0
Mississippi	682	10,971,923	0.8
Missouri	1,723	25,219,885	1.9
Montana	165	1,760,300	0.1
Nebraska	192	2,107,651	0.2
Nevada	482	8,297,072	0.6
New Hampshire	392	6,010,102	0.5
New Jersey	2,857	41,456,289	3.2
New Mexico	243	4,002,722	0.3
New York	5,748	83,820,670	6.4
North Carolina	1,880	28,893,325	2.2
North Dakota	57	835,571	0.1
Ohio	2,991	46,189,472	3.6
Oklahoma	1,297	17,823,837	1.4
Oregon	1,162	17,281,019	1.3
Pennsylvania	3,617	51,981,349	4.0
Rhode Island	229	3,691,365	0.3
South Carolina	837	14,090,814	1.1
South Dakota	81	1,568,894	0.1
Tennessee	1,539	21,580,697	1.7
Texas	7,400	111,175,626	8.6
Utah	292	5,263,720	0.4
Vermont	112	1,451,467	0.1
Virginia	3,054	40,362,772	3.1
Washington	2,928	35,278,794	2.7
West Virginia	398	5,285,858	0.4
Wisconsin	835	13,631,440	1.0
Wyoming	86	984,344	0.1
Other	596	10,443,933	0.8

Total	87,600	$1,299,647,431	100.0%

2005-9
A-8

We have based the geographic distribution shown in the table on the billing addresses of the borrowers of the trust student loans shown on the servicer’s records as of the statistical disclosure date.

Each of the trust student loans provides or will provide for the amortization of its outstanding principal balance over a series of regular payments.  Except as described below, each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the trust student loan.  The amount received is applied first to interest accrued to the date of payment and the balance of the payment, if any, is applied to reduce the unpaid principal balance.  Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.  Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

In either case, subject to any applicable deferment periods or forbearance periods, and except as provided below, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of that trust student loan.

The servicer makes available to borrowers of student loans it holds (including the trust student loans) payment terms that may result in the lengthening of the remaining term of the student loans.  For example, not all of the loans sold to the trust provide for level payments throughout the repayment term of the loans.  Some student loans provide for interest only payments to be made for a designated portion of the term of the loans, with amortization of the principal of the loans occurring only when payments increase in the latter stage of the term of the loans.  Other loans provide for a graduated phase in of the amortization of principal with a greater portion of principal amortization being required in the latter stages than would be the case if amortization were on a level payment basis.  The servicer also offers an income-sensitive repayment plan, under which repayments are based on the borrower’s income.  Under that plan, ultimate repayment may be delayed up to five years.  Borrowers under trust student loans will continue to be eligible for the graduated payment and income-sensitive repayment plans.  These programs are applicable to the trust student loans and may be offered by the servicer to related borrowers at its discretion.
2005-9
A-9

The following table provides certain information about trust student loans subject to the repayment terms described in the preceding paragraphs.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY REPAYMENT TERMS AS OF THE STATISTICAL DISCLOSURE DATE

Loan Repayment Terms	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Level Repayment	4,377	$118,860,301	9.1%
Other Repayment Options(1)	53,009	628,701,424	48.4

Total	87,600	$1,299,647,431	100.0%

(1)  Includes, among others, graduated repayment and interest-only period loans.

With respect to interest-only loans, as of the statistical disclosure date, there are 551 loans with an aggregate outstanding principal balance of $18,722,705 currently in an interest-only period.  These interest-only loans represent approximately 1.4% of the aggregate outstanding principal balance of the trust student loans.  Interest-only periods range up to 48 months in overall length.

The servicer may in the future offer repayment terms similar to those described above to borrowers of trust student loans who are not entitled to these repayment terms as of the statistical disclosure date.  If repayment terms are offered to and accepted by those borrowers, the weighted average life of the securities could be lengthened.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY LOAN TYPE AS OF THE STATISTICAL DISCLOSURE DATE

Loan Type	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Subsidized	45,220	$767,633,925	59.1%
Unsubsidized	42,380	532,013,506	40.9

Total	87,600	$1,299,647,431	100.0%

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A-10

The following table provides information about the trust student loans regarding date of disbursement.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY DATE OF DISBURSEMENT AS OF THE STATISTICAL DISCLOSURE DATE

Disbursement Date	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
September 30, 1993 and earlier	20	$480,264	*
October 1, 1993 through June 30, 2006	87,580	1,299,167,167	100.0%
July 1, 2006 and later	0	0	0.0

Total	87,600	$1,299,647,431	100.0%

* Represents a percentage greater than 0% but less than 0.05%.

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A-11

Guaranty Agencies for the Trust Student Loans.  The eligible lender trustee has entered into a separate guarantee agreement with each of the guaranty agencies listed below, under which each of the guarantors has agreed to serve as guarantor for specified trust student loans.

The following table provides information with respect to the portion of the trust student loans guaranteed by each guarantor.

DISTRIBUTION OF THE TRUST STUDENT LOANS BY GUARANTY AGENCY AS OF THE STATISTICAL DISCLOSURE DATE

Name of Guaranty Agency	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
American Student Assistance	4,855	$57,869,139	4.5%
College Assist	1	76	*
Educational Credit Management Corporation	9,823	118,291,260	9.1
Florida Off Of Student Financial Assistance	2,588	32,397,904	2.5
Great Lakes Higher Education Corporation	430	6,042,437	0.5
Illinois Student Assistance Commission	4,741	57,800,566	4.4
Kentucky Higher Educ. Asst. Auth.	493	4,488,634	0.3
Louisiana Office Of Student Financial Asst	1,252	17,289,995	1.3
Michigan Guaranty Agency	1,444	17,917,312	1.4
New Jersey Office Of Student Assistance	2,044	20,810,913	1.6
New York State Higher Ed Services Corp	6,543	97,368,324	7.5
Northwest Education Loan Association	284	3,851,692	0.3
Oklahoma Guaranteed Student Loan Program	1,298	17,386,899	1.3
Pennsylvania Higher Education Assistance Agcy	5,968	75,315,954	5.8
Texas Guaranteed Student Loan Corporation	6,528	93,443,504	7.2
United Student Aid Funds, Inc.	39,308	679,372,823	52.3

Total	87,600	$1,299,647,431	100.0%

* Represents a percentage greater than 0% but less than 0.05%.

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A-12

SIGNIFICANT GUARANTOR
INFORMATION

The information shown for the Significant Guarantor relates to all student loans, including but not limited to initial trust student loans, guaranteed by the Significant Guarantor.

We obtained the following information from various sources, including from the Significant Guarantor and/or from the Department of Education.  None of the depositor, the sellers, the servicer, their affiliates or the remarketing agents has audited or independently verified this information for accuracy or completeness.

UNITED STUDENT AID FUNDS, INC.

United Student Aid Funds, Inc. (“USA Funds”) was organized as a private, nonprofit corporation under the General Corporation Law of the State of Delaware in 1960.  In accordance with its Certificate of Incorporation, USA Funds: (i) maintains facilities for the provision of guarantee services with respect to approved education loans made to or for the benefit of eligible students attending approved educational institutions; (ii) guaranteed education loans made pursuant to certain loan programs under the Higher Education Act, as well as loans made under certain private loan programs; and (iii) serves as the designated guarantor for education-loan programs under the Higher Education Act of 1965, as amended (“the Act”) in Arizona, Hawaii and certain Pacific Islands, Indiana, Kansas, Maryland, Mississippi, Nevada and Wyoming.

USA Funds contracts with Navient Solutions, Inc. and Student Assistance Corporation. Student Assistance Corporation is a wholly owned subsidiary of Navient Solutions, Inc. Navient Solutions, Inc. and its subsidiaries are not sponsored by nor are they agencies of the United States of America.

USA Funds is the sole member of the Northwest Education Loan Association, a guarantor serving the states of Washington, Idaho and the Northwest and Education@Work, Inc., an Ohio non-profit corporation.

For the purpose of providing loan guarantees under the Act, USA Funds has entered into various agreements (collectively, the “Federal Reinsurance Agreements”) with the U.S. Secretary of Education (the “Secretary”). Pursuant to the Federal Reinsurance Agreements, USA Funds serves as a “guaranty agency” as defined in Section 435(j) of the Act. The Act allows the Secretary, after giving the guaranty agency notice and the opportunity for a hearing, to terminate the Federal Reinsurance Agreements if the Secretary determines that the administrative or financial condition of the guaranty agency jeopardizes the agency’s continued ability to perform its responsibilities under its guaranty agreement, it is necessary to protect the federal financial interest, or to ensure the continued availability of loans to student- or parent- borrowers.

Reinsurance is paid to USA Funds by the Secretary in accordance with a formula based on the annual default rate of loans guaranteed by USA Funds under the Act and the disbursement date of loans. The rate of reinsurance ranges from 100 percent to 75 percent of USA Funds’
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A-13

losses on default-claim payments made to lenders.  The Consolidated Appropriations Act of 2016 provided for 100 percent reinsurance on all FFEL Program claims purchased beginning December 2015 and beyond.  Prior to that, the Higher Education Amendments of 1998 (the “1998 Reauthorization Law”) reduced the reinsurance coverage for loans in default made on or after Oct. 1, 1998, to a range from 95 percent to 75 percent based upon the annual default claims rate of the guaranty agency. Reinsurance on non-default claims remains at 100 percent.

The 1998 Reauthorization Law requires guaranty agencies to establish two (2) separate funds, a federal reserve fund (property of the United States) and an agency operating fund (property of the guaranty agency). The federal reserve fund is to be used to pay lender claims and to pay a default-aversion fee to the agency operating fund. The agency operating fund is to be used by the guaranty agency to pay its operating expenses.

On March, 30, 2010, President Obama signed into law the Health Care and Education Reconciliation Act of 2010 (Public Law 111-152), which ended the origination and guarantee of new loans under the Federal Family Education Loan Program, effective for loans whose first disbursement was after June 30, 2010. As a result of the statute, USA Funds will continue to administer a portfolio of outstanding FFELP loans, but no longer may guarantee new federal student loans.

As of September 30, 2015, USA Funds held net assets on behalf of the federal reserve fund of approximately $157 million. Through September 30, 2015, the outstanding, unpaid, aggregate amount of principal and interest on loans that had been directly guaranteed by USA Funds under the Federal Family Education Loan Program was approximately $1.8 billion.  Also, as of September 30, 2015, USA Funds had operating fund assets totaling almost $1.3 billion, which includes the $130 million of net assets held on behalf of the Federal Reserve Fund.

USA Funds’ “reserve ratio” complies with the U.S. Department of Education definition, which is determined by dividing the fund balance reserves in a guarantor’s federal reserve fund, by the total amount of loans outstanding. Following this formula, the reserve ratio for the federal reserve fund administered by USA Funds for the last five fiscal years was as follows:

	Reserve Ratio
	Federal Fiscal Year
Guarantor	2011	2012	2013	2014	2015
United Student Aid Funds, Inc.	0.394%	0.354%	0.313%	0.277%	0.251%

USA Funds’ “recovery rate,” which provides a measure of the effectiveness of the collection efforts against defaulted borrowers after the guarantee claim has been satisfied, is determined by dividing the amount recovered from borrowers by USA Funds during the fiscal year by the aggregate amount of default claims paid by USA Funds outstanding at the end of the prior fiscal year. For the last five fiscal years, the “recovery rate” was as follows:

	Recovery Rate
	Federal Fiscal Year
Guarantor	2011	2012	2013	2014	2015
United Student Aid Funds, Inc.	32.17%	31.82%	30.55%	32.01%	34.93%

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A-14

USA Funds’ “loss rate” represents the percentage of claims purchased from lenders but not covered by reinsurance. For the last five fiscal years, the “loss rate” was as follows:

	Loss Rate
	Federal Fiscal Year
Guarantor	2011	2012	2013	2014	2015
United Student Aid Funds, Inc.	4.71%	4.73%	4.74%	4.73%	4.71%

In addition, USA Funds’ “claims rate” represents the percentage of federal reinsurance claims paid by the Secretary during any fiscal year, less amounts remitted to the Secretary for defaulted loans that are rehabilitated relative to USA Funds’ existing portfolio of loans in repayment at the end of the prior fiscal year. For the last five fiscal years, the “claims rate” was as follows:

	Claims Rate
	Federal Fiscal Year
Guarantor	2011	2012	2013	2014	2015
United Student Aid Funds, Inc.	1.69%	1.58%	1.41%	1.48%	0.60%

USA Funds is headquartered in Fishers, Indiana. USA Funds will provide a copy of its most recent annual report upon receipt of a written request directed to its headquarters at P.O. Box 6028, Indianapolis, Indiana 46206-6028, Attention: Vice President, Corporate and Marketing Communications.
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A-15

APPENDIX A

Federal Family Education Loan Program

On March 30, 2010, the President of the United States signed into law the Health Care and Education Reconciliation Act of 2010 (“HCERA”) which terminated the Federal Family Education Loan Program, known as the FFELP, under Title IV of the Higher Education Act, as of July 1, 2010. This appendix presents a summary of the FFELP prior to its termination date. The new law does not alter or affect the terms and conditions of existing student loans made under the FFELP prior to July 1, 2010.

General

The FFELP provides for loans to students who were enrolled in eligible institutions, or to parents of dependent students, to finance their educational costs. As further described below, payment of principal and interest on the student loans is insured by a state or not-for-profit guaranty agency against:

●	default of the borrower;

●	the death, bankruptcy or permanent, total disability of the borrower;

●	closing of the borrower’s school prior to the end of the academic period;

●	false certification by the borrower’s school of his eligibility for the loan; and

●	an unpaid school refund.

Claims are paid from federal assets, known as “federal student loan reserve funds,” which are maintained and administered by state and not-for-profit guaranty agencies. In addition the holders of student loans are entitled to receive interest subsidy payments and special allowance payments from the United States Department of Education (which we refer to as the Department of Education) on eligible student loans.

Special allowance payments raise the interest rate of return to student loan lenders when the statutory borrower interest rate is below an indexed market value. Subject to certain conditions, a program of federal reinsurance under the Higher Education Act entitles guaranty agencies to reimbursement from the Department of Education for between 75% and 100% of the amount of each guarantee payment.

Four types of student loans were authorized under the Higher Education Act:

●	Subsidized Stafford Loans to students who demonstrate requisite financial need;

●	Unsubsidized Stafford Loans to students who either do not demonstrate financial need or require additional loans to supplement their Subsidized Stafford Loans;

●	Parent Loans for Undergraduate Students, known as “PLUS Loans,” to parents of dependent students whose estimated costs of attending school exceed other available financial aid; and

●	Consolidation Loans, which consolidate into a single loan a borrower’s obligations under various federally authorized student loan programs.

Before July 1, 1994, the Higher Education Act also authorized loans called “Supplemental Loans to Students” or “SLS Loans” to independent students and, under some circumstances, dependent undergraduate students, to supplement their Subsidized Stafford Loans. The Unsubsidized Stafford Loan program replaced the SLS program.

This appendix and the free-writing base prospectus describe or summarize the material provisions of Title IV of the Higher Education Act, the FFELP and related statutes and regulations. They, however, are not complete and are qualified in their entirety by reference to each actual statute and regulation. Both the Higher Education Act and the related regulations have been the subject of extensive amendments. We cannot predict whether future amendments or modifications might materially change any of the programs described in this appendix or the statutes and regulations that implement them.

Legislative Matters

The federal student loan programs are subject to frequent statutory and regulatory changes. The most significant change to the FFELP was with the enactment of the HCERA, which terminated the FFELP as of July 1, 2010.

On December 23, 2011, the President of the United States signed the Consolidated Appropriations Act of 2012 into law. This law includes changes that permit FFELP lenders or beneficial holders to change the index on which the special allowance payments are calculated for FFELP loans first disbursed on or after January 1, 2000.  The law allows owners of FFELP loans to elect to change the applicable index from the three-month commercial paper rate to the one-month LIBOR index.  Such elections must be made by April 1, 2012.  Unless otherwise stated in the related offering memorandum supplement, such election was made with respect to the related trust student loans underlying your notes.

We cannot predict whether further changes will be made to the Higher Education Act in future legislation or the effect of such additional legislation on the sponsor’s student loan program or the trust student loans.

Eligible Lenders, Students and Educational Institutions

Lenders who were eligible to make loans under the FFELP generally included banks, savings and loan associations, credit unions, pension funds and, under some conditions, schools and guarantors. A student loan may be made to, or on behalf of, a “qualified student.” A “qualified student” is an individual who

●	is a United States citizen, national or permanent resident;

●	has been accepted for enrollment or is enrolled and is maintaining satisfactory academic progress at a participating educational institution;

●	is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing; and

●	meets the financial need requirements for the particular loan program.

Eligible schools include institutions of higher education, including proprietary institutions, meeting the standards provided in the Higher Education Act. For a school to participate in the program, the Department of Education must approve its eligibility under standards established by regulation.

Financial Need Analysis

Subject to program limits and conditions, student loans generally were made in amounts sufficient to cover the student’s estimated costs of attending school, including tuition and fees, books, supplies, room and board, transportation and miscellaneous personal expenses as determined by the institution. Generally, each loan applicant (and parents in the case of a dependent child) underwent a financial need analysis.

Special Allowance Payments

The Higher Education Act provides for quarterly special allowance payments to be made by the Department of Education to holders of student loans to the extent necessary to ensure that they receive at least specified market interest rates of return. The rates for special allowance payments depend on formulas that vary according to the type of loan, the date the loan was made and the type of funds, tax-exempt or taxable, used to finance the loan. The Department of Education makes a special allowance payment for each calendar quarter, generally within 45 to 60 days after the receipt of a bill from the lender.

The special allowance payment equals the average unpaid principal balance, including interest which has been capitalized, of all eligible loans held by a holder during the quarterly period multiplied by the special allowance percentage.

For student loans disbursed before January 1, 2000, the special allowance percentage is computed by:

(1) determining the average of the bond equivalent rates of 91-day Treasury bills auctioned for that quarter;

(2) subtracting the applicable borrower interest rate;

(3) adding the applicable special allowance margin described in the table below; and

(4) dividing the resultant percentage by 4.

If the result is negative, the special allowance payment is zero.

Date of First Disbursement	Special Allowance Margin

Before 10/17/86	3.50%

From 10/17/86 through 09/30/92	3.25%

From 10/01/92 through 06/30/95	3.10%

From 07/01/95 through 06/30/98	2.50% for Stafford Loans that are in In-School, Grace or Deferment

3.10% for Stafford Loans that are in Repayment and all other loans

From 07/01/98 through 12/31/99	2.20% for Stafford Loans that are in In-School, Grace or Deferment

2.80% for Stafford Loans that are in Repayment and Forbearance

3.10% for PLUS, SLS and Consolidation Loans

For student loans disbursed after January 1, 2000, the special allowance percentage is computed by:

(1) determining the average of the bond equivalent rates of 3-month commercial paper (financial) rates or one-month London Inter-Bank Offered Rates (LIBOR), as applicable, quoted for that quarter;

(2) subtracting the applicable borrower interest rate;

(3) adding the applicable special allowance margin described in the table below; and

(4) dividing the resultant percentage by 4.

If the result is negative, the special allowance payment is zero.

Date of First Disbursement	Special Allowance Margin

From 01/01/00 through 09/30/07	1.74% for Stafford Loans that are in In-School, Grace or Deferment

2.34% for Stafford Loans that are in Repayment and Forbearance

2.64% for PLUS and Consolidation Loans

From 10/01/07 and after	1.19% for Stafford Loans that are In-School, Grace or Deferment

1.79% for Stafford Loans that are in Repayment and PLUS

2.09% for Consolidation Loans

For student loans disbursed on or after April 1, 2006, lenders are required to pay the Department of Education any interest paid by borrowers on student loans that exceeds the special allowance support levels applicable to such loans.

Special allowance payments are available on variable rate PLUS Loans and SLS Loans only if the variable rate, which is reset annually, exceeds the applicable maximum borrower rate. The variable rate is based on the weekly average one-year constant maturity Treasury yield for loans made before July 1, 1998 and based on the 91-day Treasury bill for loans made on or after July 1, 1998.  The maximum borrower rate for these loans is between 9% and 12%. Effective July 1, 2006, this limitation on special allowance payments for PLUS Loans made on and after January 1, 2000 was repealed.

Fees

Origination Fee.  An origination fee must be paid to the Department of Education for all Stafford and PLUS Loans originated in the FFELP. An origination fee is not paid on a Consolidation Loan. A 3% origination fee must be deducted from the amount of each PLUS Loan.

An origination fee may be, but is not required to be, deducted from the amount of a Stafford Loan according to the following table:

Date of First Disbursement	Maximum Origination Fee

Before 07/01/06	3.0%

From 07/01/06 through 06/30/07	2.0%

From 07/01/07 through 06/30/08	1.5%

From 07/01/08 through 06/30/09	1.0%

From 07/01/09 through 06/30/10	0.5%

From 07/01/10 and after	0.0%

Federal Default Fee. A federal default fee up to 1% (previously called an insurance premium) may be, but is not required to be, deducted from the amount of a Stafford or PLUS Loan. A federal default fee is not deducted from the amount of a Consolidation Loan.

Lender Loan Fee.  A lender loan fee is paid to the Department of Education on the amount of each loan disbursement of all FFELP loans. For loans disbursed from October 1, 1993 to September 30, 2007, the fee was 0.50% of the loan amount. The fee increased to 1% of the loan amount for loans disbursed on or after October 1, 2007.

Loan Rebate Fee.  A loan rebate fee of 1.05% is paid annually on the unpaid principal and interest of each Consolidation Loan disbursed on or after October 1, 1993. This fee was reduced to 0.62% for loans made from October 1, 1998 to January 31, 1999.

Stafford Loan Program

For Stafford Loans, the Higher Education Act provided for:

●	federal reimbursement of Stafford Loans made by eligible lenders to qualified students;

●
federal interest subsidy payments on Subsidized Stafford Loans paid by the Department of Education to holders of the loans in lieu of the borrowers’ making interest payments during in-school, grace and deferment periods; and

●	special allowance payments representing an additional subsidy paid by the Department of Education to the holders of eligible Stafford Loans.

We refer to all three types of assistance as “federal assistance”.

Interest.  The borrower’s interest rate on a Stafford Loan can be fixed or variable. Stafford Loan interest rates are presented below.

Trigger Date	Borrower Rate	Maximum Borrower Rate	Interest Rate Margin

Before 10/01/81	7%	N/A	N/A

From 01/01/81 through 09/12/83	9%	N/A	N/A

From 09/13/83 through 06/30/88	8%	N/A	N/A

From 07/01/88 through 09/30/92	8% for 48 months; thereafter, 91-day	8% for 48 months, then 10%	3.25% for loans made before 7/23/92 and for

Trigger Date	Borrower Rate	Maximum Borrower Rate	Interest Rate Margin
	Treasury + Interest Rate Margin		loans made on or before 10/1/92 to new student borrowers; 3.10% for loans made after 7/23/92 and before 7/1/94 to borrowers with outstanding FFELP loans

From 10/01/92 through 06/30/94	91-day Treasury + Interest Rate Margin	9%	3.10%

From 07/01/94 through 06/30/95	91-day Treasury + Interest Rate Margin	8.25%	3.10%

From 07/01/95 through 06/30/98	91-day Treasury + Interest Rate Margin	8.25%	2.50% (In-School, Grace or Deferment); 3.10% (Repayment)

From 07/01/98 through 06/30/06	91-day Treasury + Interest Rate Margin	8.25%	1.70% (In-School, Grace or Deferment); 2.30% (Repayment)

From 07/01/06 through 06/30/08	6.8%	N/A	N/A

From 07/01/08 through 06/30/09	6.0% for undergraduate subsidized loans; and 6.8% for unsubsidized loans and graduate subsidized loans	6.0%, 6.8%	N/A

From 07/01/09 through 06/30/10	5.6% for undergraduate subsidized loans; and 6.8% for unsubsidized loans and graduate loans	5.6%, 6.8%	N/A

From 07/01/10 through 06/30/11	4.5% for undergraduate subsidized loans; and 6.8% for unsubsidized loans and graduate loans	4.5%, 6.8%	N/A

From 07/01/11 through 06/30/12	3.4% for undergraduate subsidized loans; and 6.8% for unsubsidized loans	3.4%, 6.8%	N/A

Trigger Date	Borrower Rate	Maximum Borrower Rate	Interest Rate Margin
	and graduate loans

From 07/01/12 and after	6.8%	6.8%	N/A

The rate for variable rate Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30 is determined on the preceding June 1 and is equal to the lesser of:

●	the applicable maximum borrower rate

and

●	the sum of

●	the bond equivalent rate of 91-day Treasury bills auctioned at the final auction held before that June 1,

and

●	the applicable interest rate margin.

Interest Subsidy Payments.  The Department of Education is responsible for paying interest on Subsidized Stafford Loans:

●	while the borrower is a qualified student,

●	during the grace period, and

●	during prescribed deferment periods.

The Department of Education makes quarterly interest subsidy payments to the owner of a Subsidized Stafford Loan in an amount equal to the interest that accrues on the unpaid balance of that loan before repayment begins or during any deferral periods. The Higher Education Act provides that the owner of an eligible Subsidized Stafford Loan has a contractual right against the United States to receive interest subsidy and special allowance payments. However, receipt of interest subsidy and special allowance payments is conditioned on compliance with the requirements of the Higher Education Act, including the following:

●	satisfaction of need criteria, and

●	continued eligibility of the loan for federal insurance or reinsurance.

If the loan is not held by an eligible lender in accordance with the requirements of the Higher Education Act and the applicable guarantee agreement, the loan may lose its eligibility for federal assistance.

Lenders generally receive interest subsidy payments within 45 days to 60 days after the submission of the applicable data for any given calendar quarter to the Department of Education. However, there can be no assurance that payments will, in fact, be received from the Department of Education within that period.

Loan Limits.  The Higher Education Act generally requires that lenders disburse student loans in at least two equal disbursements.  The Higher Education Act limits the amount a student can borrow in any academic year. The following chart shows current and historic loan limits.

	Dependent Students			Independent Students
Borrower’s Academic Level	Subsidized and Unsubsidized on or after 10/1/93	Subsidized and Unsubsidized on or after 7/1/07	Subsidized and Unsubsidized on or after 7/1/08	Additional Unsubsidized only on or after 7/1/94	Additional Unsubsidized only on or after 7/1/07	Additional Unsubsidized only on or after 7/1/08	Maximum Annual Total Amount
Undergraduate (per year):
1st year	$ 2,625	$ 3,500	$ 5,500	$ 4,000	$ 4,000	$ 4,000	$ 9,500
2nd year	$ 3,500	$ 4,500	$ 6,500	$ 4,000	$ 4,000	$ 4,000	$ 10,500
3rd year and above	$ 5,500	$ 5,500	$ 7,500	$ 5,000	$ 5,000	$ 5,000	$ 12,500
Graduate (per year)	$ 8,500	$ 8,500	$ 8,500	$10,000	$12,000	$12,000	$ 20,500
Aggregate Limit:
Undergraduate	$23,000	$23,000	$31,000	$23,000	$23,000	$26,500	$ 57,500
Graduate (including undergraduate)	$65,500	$65,500	$65,500	$73,000	$73,000	$73,000	$138,500

For the purposes of the table above:

●	The loan limits include both FFELP and FDLP loans.

●
The amounts in the final column represent the combined maximum loan amount per year for Subsidized and Unsubsidized Stafford Loans. Accordingly, the maximum amount that a student may borrow under an Unsubsidized Stafford Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Subsidized Stafford Loan.

●
Independent undergraduate students, graduate students and professional students may borrow the additional amounts shown in the third and fourth columns. Dependent undergraduate students may also receive these additional loan amounts if their parents are unable to provide the family contribution amount and cannot qualify for a PLUS Loan.

●	Students attending certain medical schools are eligible for $38,500 annually and $189,000 in the aggregate.

●	The annual loan limits are sometimes reduced when the student is enrolled in a program of less than one academic year or has less than a full academic year remaining in his program.

Repayment.  Repayment of principal on a Stafford Loan does not begin while the borrower remains a qualified student, but only after a 6-month grace period. In general, each loan must be scheduled for repayment over a period of not more than 10 years after repayment begins. New borrowers on or after October 7, 1998 who accumulate FFELP loans totaling more than $30,000 in principal and unpaid interest are entitled to extend repayment for up to 25 years, subject to minimum repayment amounts. Consolidation Loan borrowers may be scheduled for repayment up to 30 years depending on the borrower’s indebtedness. Outlined in the table below are the maximum repayment periods available based on the outstanding FFELP indebtedness.

Outstanding FFELP Indebtedness	Maximum Repayment Period
$7,500-$9,999	12 Years
$10,000-$19,999	15 Years
$20,000-$30,000	20 Years
$30,001-$59,999	25 Years
$60,000 or more	30 Years

Note: Maximum repayment period excludes authorized periods of deferment and forbearance.

In addition to the outstanding FFELP indebtedness requirements described above, the Higher Education Act currently requires minimum annual payments of $600, unless the borrower and the lender agree to lower payments, except that negative amortization is not allowed.  The Higher Education Act and related regulations require lenders to offer a choice among standard, graduated, income-sensitive and extended repayment schedules, if applicable, to all borrowers entering repayment.  The 2007 legislation introduced an income-based repayment plan on July 1, 2009 that a student borrower may elect during a period of partial financial hardship and have annual payments that do not exceed 15% of the amount by which adjusted gross income exceeds 150% of the poverty line. The Secretary repays or cancels any outstanding principal and interest under certain criteria after 25 years.

Grace Periods, Deferral Periods and Forbearance Periods. After the borrower stops pursuing at least a half-time course of study, he generally must begin to repay principal of a Stafford Loan following the grace period. However, no principal repayments need be made, subject to some conditions, during deferment and forbearance periods.

For borrowers whose first loans are disbursed on or after July 1, 1993, repayment of principal may be deferred while the borrower returns to school at least half-time. Additional deferrals are available, when the borrower is:

●	enrolled in an approved graduate fellowship program or rehabilitation program;

●	seeking, but unable to find, full-time employment, subject to a maximum deferment of three years; or

●	having an economic hardship, as defined in the Higher Education Act, subject to a maximum deferment of three years; or

●
serving on active duty during a war or other military operation or national emergency, or performing qualifying National Guard duty during a war or other military operation or national emergency, subject to a maximum deferral period of three years, and effective July 1, 2006 on loans made on or after July 1, 2001.

The Higher Education Act also permits, and in some cases requires, “forbearance” periods from loan collection in some circumstances. Interest that accrues during a forbearance period is never subsidized.  When a borrower ends forbearance and enters repayment, the account is considered current.  When a borrower exits grace, deferment or forbearance, any interest that has not been subsidized is generally capitalized and added to the outstanding principal amount.

PLUS and SLS Loan Programs

The Higher Education Act authorizes PLUS Loans to be made to parents of eligible dependent students and graduate and professional students and previously authorized SLS Loans to be made to the categories of students now served by the Unsubsidized Stafford Loan program. Borrowers who have no adverse credit history or who are able to secure an endorser without an adverse credit history are eligible for PLUS Loans, as well as some borrowers with extenuating circumstances. The basic provisions applicable to PLUS and SLS Loans are similar to those of Stafford Loans for federal insurance and reinsurance. However, interest subsidy payments are not available under the PLUS and SLS programs and, in some instances, special allowance payments are more restricted.

Loan Limits.  PLUS and SLS Loans disbursed before July 1, 1993 were limited to $4,000 per academic year with a maximum aggregate amount of $20,000. The annual loan limits for SLS Loans disbursed on or after July 1, 1993 range from $4,000 for first and second year undergraduate borrowers to $10,000 for graduate borrowers, with a maximum aggregate amount of $23,000 for undergraduate borrowers and $73,000 for graduate and professional borrowers.

The annual and aggregate amounts of PLUS Loans first disbursed on or after July 1, 1993 are limited only to the difference between the cost of the student’s education and other financial aid received, including scholarship, grants and other student loans.

Interest.  The interest rates for PLUS Loans and SLS Loans are presented in the chart below.

For PLUS or SLS Loans that bear interest based on a variable rate, the rate is set annually for 12-month periods, from July 1 through June 30, on the preceding June 1 and is equal to the lesser of:

●	the applicable maximum borrower rate

and

●	the sum of:

●	the applicable 1-year Index or the bond equivalent rate of 91-day Treasury bills, as applicable,

and

●	the applicable interest rate margin.

Under current law, PLUS Loans with a first disbursement on or after July 1, 2006 will return to a fixed annual interest rate of 8.5%.

Until July 1, 2001, the 1-year index was the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to each June 1. Beginning July 1, 2001, the 1-year index is the weekly average 1-year constant maturity Treasury, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on or before the June 26 immediately preceding the July 1 reset date.

Trigger Date	Borrower Rate	Maximum Borrower Rate	Interest Rate Margin

Before 10/01/81	9%	N/A	N/A

From 10/01/81 through 10/30/82	14%	N/A	N/A

From 11/01/82 through 06/30/87	12%	N/A	N/A

From 07/01/87 through 09/30/92	1-year Index + Interest Rate Margin	12%	3.25%

From 10/01/92 through 06/30/94	1-year Index + Interest Rate Margin	PLUS 10%, SLS 11%	3.10%

From 07/01/94 through 06/30/98	1-year Index + Interest Rate Margin	9%	3.10%

From 07/01/98 through 06/30/06	91-day Treasury + Interest Rate Margin	9%	3.10%

From 07/01/06	8.5%	8.5%	N/A

A holder of a PLUS or SLS Loan is eligible to receive special allowance payments during any quarter if:

●	the borrower rate is set at the maximum borrower rate and

●	the sum of the average of the bond equivalent rates of 91-day Treasury bills auctioned during that quarter and the applicable interest rate margin exceeds the maximum borrower rate.

Effective July 1, 2006, this limitation on special allowance payments for PLUS Loans made on or after January 1, 2000 was repealed.

Repayment; Deferments.  Borrowers begin to repay principal on their PLUS and SLS Loans no later than 60 days after the final disbursement, unless they use deferment available for the in-school period and the six-month post enrollment period. Deferment and forbearance provisions, maximum loan repayment periods, repayment plans and minimum payment amounts for PLUS and SLS loans are generally the same as those for Stafford Loans.

Consolidation Loan Program

The enactment of HCERA ended new originations under the FFELP consolidation program, effective July 1, 2010. Previously, the Higher Education Act authorized a program under which borrowers could consolidate one or more of their student loans into a single Consolidation Loan that was insured and reinsured on a basis similar to Stafford and PLUS Loans. Consolidation Loans were made in an amount sufficient to pay outstanding principal, unpaid interest, late charges and collection costs on all federally reinsured student loans incurred under the FFELP that the borrower selects for consolidation, as well as loans made under various other federal student loan programs and loans made by different lenders. In general, a borrower’s eligibility to consolidate its federal student loans ends upon receipt of a Consolidation Loan. With the end of new FFELP originations, borrowers with multiple loans, including FFELP loans, may only consolidate their loans under the FDLP.

Consolidation Loans made on or after July 1, 1994 have no minimum loan amount. Consolidation Loans for which an application was received on or after January 1, 1993 but before July 1, 1994 were available only to borrowers who had aggregate outstanding student loan balances of at least $7,500. For applications received before January 1, 1993, Consolidation Loans were available only to borrowers who had aggregate outstanding student loan balances of at least $5,000.

To obtain a FFELP Consolidation Loan, the borrower must be either in repayment status or in a grace period before repayment begins.  For applications received on or after January 1, 1993, delinquent or defaulted borrowers are eligible to obtain Consolidation Loans if they re-enter repayment through loan consolidation. Prior to July 1, 2006, married couples who agreed to be jointly and severally liable could apply for one Consolidation Loan.  In some cases, borrowers may enter repayment status while still in school and thereby become eligible to obtain a Consolidation Loan.

Consolidation Loans bear interest at a fixed rate equal to the greater of the weighted average of the interest rates on the unpaid principal balances of the consolidated loans and 9% for loans originated before July 1, 1994. For Consolidation Loans made on or after July 1, 1994 and for which applications were received before November 13, 1997, the weighted average interest rate is rounded up to the nearest whole percent. Consolidation Loans made on or after July 1, 1994 for which applications were received on or after November 13, 1997 through September 30, 1998 bear interest at the annual variable rate applicable to Stafford Loans subject to a cap of 8.25%. Consolidation Loans for which the application is received on or after October 1, 1998 bear interest at a fixed rate equal to the lesser of (i) the weighted average interest rate of the loans being consolidated rounded up to the nearest one-eighth of one percent or (ii) 8.25%.

The 1998 reauthorization maintained interest rates for borrowers of Federal Direct Consolidation Loans whose applications were received prior to February 1, 1999 at 7.46%, which rates are adjusted annually based on a formula equal to the 91-day Treasury bill rate plus 2.3%. The borrower interest rates on Federal Direct Consolidation Loans for borrowers whose applications were received on or after February 1, 1999 and before July 1, 2006 is a fixed rate equal to the lesser of the weighted average of the interest rates of the loans consolidated, adjusted up to the nearest one-eighth of one percent, and 8.25%. This is the same rate that the 1998 legislation set on FFELP Consolidation Loans for borrowers whose applications are received on or after October 1, 1998 and before July 1, 2006. The 1998 legislation, as modified by the 1999 act and in 2002, set the special allowance payment rate for FFELP Consolidation Loans at the three-month commercial paper (financial) rate plus 2.64% for loans disbursed on or after January 1, 2000 and before July 1, 2006. Public Law 112-74, dated December 23, 2011, allows FFELP lenders to make an election to permanently change the index for special allowance payment calculations on all FFELP loans in the lender’s portfolio (with certain exceptions) disbursed after January 1, 2000 from the three-month commercial paper (financial) rate to the one-month LIBOR index, commencing with the special allowance payment calculations for the calendar quarter beginning on April 1, 2012.  Lenders of FFELP Consolidation Loans pay a reinsurance fee to the U.S. Department of Education. All other guarantee fees may be passed on to the borrower.

Interest on Consolidation Loans accrues and, for applications received before January 1, 1993, is paid without interest subsidy by the Department of Education. For Consolidation Loans for which applications were received between January 1, 1993 and August 10, 1993, all interest of the borrower is paid during all deferment periods. Consolidation Loans for which applications were received on or after August 10, 1993 are subsidized only if all of the underlying loans being consolidated were Subsidized Stafford Loans. In the case of Consolidation Loans made on or after November 13, 1997, the portion of a Consolidation Loan that is comprised of Subsidized Stafford Loans retains subsidy benefits during deferment periods.

No insurance premium is charged to a borrower or a lender in connection with a Consolidation Loan. However, FFELP lenders must pay an origination fee to the Department of Education of 0.50% on principal of Consolidation Loans disbursed and a monthly rebate fee to the Department of Education at an annualized rate of 1.05% on principal of and interest on Consolidation Loans disbursed on or after October 1, 1993, or at an annualized rate of 0.62% for Consolidation Loan applications received between October 1, 1998 and January 31, 1999. The rate for special allowance payments for Consolidation Loans is determined in the same manner as for other FFELP loans.

A borrower must begin to repay his Consolidation Loan within 60 days after his consolidated loans have been disbursed. For applications received on or after January 1, 1993, repayment schedule options include graduated or income-sensitive repayment plans. Loans are repaid over periods determined by the sum of the Consolidation Loan and the amount of the borrower’s other eligible student loans outstanding. The lender may, at its option, include graduated and income-sensitive repayment plans in connection with student loans for which the applications were received before that date. The maximum maturity schedule is 30 years for indebtedness of $60,000 or more.

Guaranty Agencies under the FFELP

Under the FFELP, guaranty agencies guarantee loans made by eligible lending institutions, paying claims from “Federal student loan reserve funds.” Student loans are guaranteed as to 100% of principal and accrued interest against death or discharge. The guarantor also pays 100% of the unpaid principal and accrued interest on PLUS Loans, where the student on whose behalf the loan was borrowed dies.

FFELP loans are also insured against default, with the percent insured dependent on the date of the related loan’s disbursement. For loans made prior to October 1, 1993, lenders are insured against default for 100% of principal and accrued interest. For loans disbursed from October 1, 1993 through June 30, 2006, lenders are insured against default for 98% of principal and accrued interest. For loans disbursed on or after July 1, 2006, lenders are insured against default for 97% of principal and accrued interest.

The Department of Education reinsures guarantors for amounts paid to lenders on loans that are discharged or defaulted. The reimbursement rate on discharged loans is for 100% of the amount paid to the holder. The reimbursement rate for defaulted loans decreases as a guarantor’s default rate increases. The first trigger for a lower reinsurance rate is when the amount of defaulted loan reimbursements exceeds 5% of the amount of all loans guaranteed by the agency in repayment status at the beginning of the federal fiscal year. The second trigger is when the amount of defaults exceeds 9% of the loans in repayment. Guaranty agency reinsurance rates are presented in the table below.

Claims Paid Date	Maximum	5% Trigger	9% Trigger

Before October 1, 1993	100%	90%	80%

October 1, 1993 — September 30, 1998	98%	88%	78%

On or after October 1, 1998	95%	85%	75%

After the Department of Education reimburses a guarantor for a default claim, the guaranty agency attempts to collect the loan from the borrower. However, the Department of Education requires that the defaulted guaranteed loans be assigned to it when the guaranty agency is not successful. A guaranty agency also refers defaulted loans to the Department of Education to “offset” any federal income tax refunds or other federal reimbursement that may be due the borrowers. Some states have similar offset programs.

To be eligible for federal reinsurance, FFELP loans must meet the requirements of the Higher Education Act and the regulations issued thereunder. Generally, these regulations require that lenders determine whether the applicant is an eligible borrower attending an eligible institution, explain to borrowers their responsibilities under the loan, ensure that the promissory notes evidencing the loan are executed by the borrower, and disburse the loan proceeds as required. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances, credit the borrower for payments made, and report the loan’s status to credit reporting agencies. If a borrower becomes delinquent in repaying a loan, a lender must perform collection procedures that vary depending upon the length of time a loan is delinquent. The collection procedures consist of telephone calls, demand letters, skiptracing procedures and requesting assistance from the guaranty agency.

A lender may submit a default claim to the guaranty agency after the related student loan has been delinquent for at least 270 days. The guaranty agency must review and pay the claim within 90 days after the lender filed it. The guaranty agency will pay the lender interest accrued on the loan for up to 450 days after delinquency. The guaranty agency must file a reimbursement claim with the Secretary within 30 days after the guaranty agency paid the lender for the default claim. Following payment of claims, the guaranty agency endeavors to collect the loan. Guaranty agencies also must meet statutory and regulatory requirements for collecting loans.

Student Loan Discharges

FFELP loans are not generally dischargeable in bankruptcy. Under the U.S. Bankruptcy Code, before a student loan may be discharged, the borrower must demonstrate that repaying it would cause the borrower or his family undue hardship. When a FFELP borrower files for bankruptcy, collection of the loan is suspended during the time of the proceeding. If the borrower files under the “wage earner” provisions of the U.S. Bankruptcy Code or files a petition for discharge on the grounds of undue hardship, then the lender transfers the loan to the guaranty agency which guaranteed that loan and that agency then participates in the bankruptcy proceeding. When the proceeding is complete, unless there was a finding of undue hardship, the loan is transferred back to the lender and collection resumes.

Student loans are discharged if the borrower dies or becomes totally and permanently disabled. A physician must certify eligibility for discharge due to disability. This discharge is conditional for the first three years; if a borrower recovers sufficiently during that period to earn a reasonable income, the borrower must resume repayment.  Effective January 29, 2007, discharge eligibility was extended to survivors of eligible public servants and certain other eligible victims of the September 11, 2001 terrorist attacks on the United States.

If a school closes while a student is enrolled, or within 90 days after the student withdrew, loans made for that enrollment period are discharged. If a school falsely certifies that a borrower is eligible for the loan, the loan may be discharged, and if a school fails to make a refund to which a student is entitled, the loan is discharged to the extent of the unpaid refund. Effective July 1, 2006, a loan is also eligible for discharge if it is determined that the borrower’s eligibility for the loan was falsely certified as a result of a crime of identity theft.

Rehabilitation of Defaulted Loans

The Department of Education is authorized to enter into agreements with a guaranty agency under which such guaranty agency may sell defaulted loans that are eligible for rehabilitation to an eligible lender. For a loan to be eligible for rehabilitation the related guaranty agency must have received reasonable and affordable payments originally for 12 months which was reduced to 9 payments in 10 months effective July 1, 2006, and then the borrower may request that the loan be rehabilitated. Because monthly payments are usually greater after rehabilitation, not all borrowers opt for rehabilitation. Upon rehabilitation, a borrower is again eligible for all the benefits under the Higher Education Act for which he or she is not eligible as a borrower on a defaulted loan, such as new federal aid, and the negative credit record is expunged. No student loan may be rehabilitated more than once.

The July 1, 2009 technical corrections made to the Higher Education Act under H.R. 1777, Public Law 111-39 provide authority, between July 1, 2009 through September 30, 2011, for a guaranty agency to assign a defaulted loan to the Department of Education depending on market conditions.

Guarantor Funding

In addition to administering the federal reserve funds, from which claims are paid, guaranty agencies are charged with responsibility for maintaining records on all loans which they have insured (“account maintenance”), assisting lenders to prevent default by delinquent borrowers (“default aversion”), post-default loan administration and collections and program awareness and oversight. These activities are funded by revenues from the following statutorily prescribed sources plus earnings on investments.

Source	Basis

Insurance Premium	Up to 1% of the principal amount guaranteed, withheld from the proceeds of each loan disbursement

Loan Processing and Issuance Fee	0.40% of the principal amount guaranteed, paid by the Department of Education

Account Maintenance Fee	Originally 0.10%, which was reduced to 0.06% on October 1, 2007, of the original principal amount of loans outstanding, paid by the Department of Education

Default Aversion Fee
1% of the outstanding amount of loans submitted by a lender for default aversion assistance, minus 1% of the unpaid principal and interest paid on default claims, which is paid once per loan by transfers out of the Student Loan Reserve Fund

Source	Basis

Collection Retention Fee
16% of the amount collected on loans on which reinsurance has been paid (10% or 18.5% of the amount collected for a defaulted loan that is purchased by a lender for consolidation or rehabilitation, respectively), withheld from gross receipts

The Higher Education Act requires guaranty agencies to establish two funds: a Federal Student Loan Reserve Fund and an Agency Operating Fund. The Federal Student Loan Reserve Fund contains the payments received from the Department of Education and insurance premiums. The fund is federal property and its assets may be used only to pay Default Aversion Fees. Collection fees on defaulted loans are deposited into the Agency Operating Fund. The Agency Operating Fund is the guaranty agency’s property and is not subject to strict limitations on its use.

United States Department of Education Oversight

If the Department of Education determines that a guarantor is unable to meet its insurance obligations, the holders of loans insured by that guaranty agency may submit claims directly to the Department of Education and the Department of Education is required to pay the full reimbursement amounts due, in accordance with claim processing standards no more stringent than those applied by the affected guaranty agency. However, the Department of Education’s obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education determining a guaranty agency is unable to meet its obligations. While there have been situations where the Department of Education has made such determinations regarding affected guaranty agencies, there can be no assurances as to whether the Department of Education must make such determinations in the future or whether payments of reimbursement amounts would be made in a timely manner.

EXHIBIT I

PREPAYMENTS, EXTENSIONS, WEIGHTED REMAINING AVERAGE LIFE AND
EXPECTED MATURITY OF THE CLASS A-7A NOTES

[to be included as Exhibit I to the final remarketing prospectus supplement to be distributed to potential investors on or prior to the spread determination date]

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PRINCIPAL OFFICES

ISSUING ENTITY
SLM STUDENT LOAN TRUST 2005-9
c/o Deutsche Bank Trust Company Americas
60 Wall Street, 27th Floor
Mailstop NYC60 2720
New York, New York 10005

DEPOSITOR
NAVIENT FUNDING, LLC
2001 Edmund Halley Drive
Reston, Virginia 20191

SPONSOR, SERVICER AND ADMINISTRATOR
NAVIENT SOLUTIONS, INC.
2001 Edmund Halley Drive
Reston, Virginia 20191

ELIGIBLE LENDER TRUSTEE DEUTSCHE BANK TRUST COMPANY AMERICAS 60 Wall Street, 27th Floor Mailstop NYC60 2720 New York, New York 10005	DELAWARE TRUSTEE BNY MELLON TRUST OF DELAWARE 100 White Clay Center Suite 102 Newark, Delaware 19711	INDENTURE TRUSTEE AND PAYING AGENT DEUTSCHE BANK NATIONAL TRUST COMPANY 100 Plaza One Jersey City, New Jersey 07311

LUXEMBOURG PAYING AGENT AND LUXEMBOURG LISTING AGENT
DEUTSCHE BANK LUXEMBOURG S.A.
2 Boulevard Konrad Adenauer
L-1115 Luxembourg

LEGAL ADVISORS TO THE DEPOSITOR, THE TRUST, THE SERVICER AND THE ADMINISTRATOR
CADWALADER, WICKERSHAM & TAFT LLP 700 Sixth Street, N.W. Washington, D.C. 20001	RICHARDS, LAYTON & FINGER, P.A. 920 King Street Wilmington, Delaware 19801	SHEARMAN & STERLING LLP 401 Ninth Street, N.W. Washington, D.C. 20004-2128

LEGAL ADVISORS TO THE REMARKETING AGENTS
CADWALADER, WICKERSHAM & TAFT LLP 700 Sixth Street, N.W. Washington, D.C. 20001	SHEARMAN & STERLING LLP 401 Ninth Street, N.W. Washington, D.C. 20004-2128

INDEPENDENT PUBLIC ACCOUNTANTS
KPMG LLP
1676 International Drive, Suite 1200
McLean, Virginia 22102

APPENDIX I

Free-Writing Base Prospectus, dated October 13, 2016

NAVIENT FUNDING, LLC HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST. YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND THE OTHER DOCUMENTS NAVIENT FUNDING, LLC HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT NAVIENT FUNDING, LLC AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEBSITE AT WWW.SEC.GOV. ALTERNATIVELY, NAVIENT FUNDING, LLC, ANY REMARKETING AGENT OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING 1-800-321-7179.

FREE WRITING BASE PROSPECTUS
The Navient Student Loan Trusts
The Navient Private Education Loan Trusts
Issuing Entities
Student Loan-Backed Notes
________________
Navient Funding, LLC
Depositor

Navient Credit Funding, LLC
Depositor for Certain Classes of Previously Issued Auction Rate Notes

Navient Solutions, Inc.
Sponsor, Servicer and Administrator
________________

You should consider carefully the risk factors described in this prospectus beginning on page 15 and in the prospectus supplement that accompanies this prospectus.

The notes described herein represent obligations of the applicable issuing entity only.  The notes are not obligations of or interests in the sponsor, administrator, servicer, depositor, any seller or any of their affiliates.

The notes are not guaranteed or insured by the United States of America or any U.S. governmental agency.

This prospectus may be used to offer and sell any series of notes only if it is accompanied by the prospectus supplement for that series.

The Depositors

Navient Funding, LLC (formerly known as SLM Funding LLC), a Delaware limited liability company, is the depositor.  Navient Credit Finance Corporation is the sole member of Navient Funding, LLC.  Navient Credit Funding, LLC (formerly known as SLM Education Credit Funding LLC), a Delaware limited liability company and an affiliate of Navient Funding, LLC, is also a depositor solely with respect to certain previously issued classes of auction rate notes for which either Navient Credit Funding, LLC or Navient Funding, LLC will be the selling securityholder.  Navient Credit Finance Corporation is the sole member of Navient Credit Funding, LLC.

The Notes

The depositor intends to form trusts to issue student loan-backed notes. Each issue of notes will have its own designation. We intend to sell the notes from time to time in amounts, at prices and on terms determined at the time of the offering and sale of the related series of notes.  Each series will include one or more classes of notes secured by the assets of the trust for that issue.

A class of notes may:
● be senior and/or subordinate to other classes in its series; and
● receive payments from one or more forms of credit or cash flow enhancements designed to reduce the risk to investors caused by shortfalls in payments on the related student loans.

Each holder of a class of notes will have the right to receive payments of principal and interest at the rates, on the dates and in the manner described in the applicable supplement to this prospectus.

Trust Assets

The assets of each trust will include:
● education loans to students or parents of students;
● specified types of credit enhancement; and
● moneys, investments and property, including derivative instruments as set forth herein and further described in the related prospectus supplement.

Each supplement to this prospectus will describe, among other things, the specific amounts, prices and terms of the notes of the related series. The supplements will also provide details of the specific student loans, credit enhancement, derivative instruments and other assets of the related trust as described herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
October 13, 2016

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
 PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT

For each issue, we will provide information to you about the notes in two separate documents that progressively provide more detail:

•	this prospectus, including the Appendices hereto, which provides general information, some of which may not apply to your series of notes; and
•	the related prospectus supplement, including all Annexes and Exhibits thereto, which describes the specific terms of your series of notes, including:
•	the timing of interest and principal payments;
•	financial and other information about the student loans and the other assets owned by the trust;
•	information about credit enhancement; and
•	the method of selling the notes.

In making any investment decision, you should rely only on the information contained or incorporated in this prospectus and the related prospectus supplement. We have not authorized anyone to provide you with different information. We are not offering the notes in any state or other jurisdiction where the offer is prohibited.

For certain information concerning the notes, we have provided cross-references to captions in this prospectus and the accompanying prospectus supplement.  Under each of those captions, further information about the notes is provided. The following table of contents and the table of contents in the related prospectus supplement indicate where these captions are located.

THIS IS THE FREE-WRITING BASE PROSPECTUS REFERRED TO IN THE FREE-WRITING PROSPECTUS DATED OCTOBER 13, 2016. REFERENCES TO A “PROSPECTUS SUPPLEMENT” IN THIS FREE-WRITING BASE PROSPECTUS SHOULD BE READ TO REFER TO THE FREE-WRITING PROSPECTUS RELATING THERETO. THIS FREE-WRITING BASE PROSPECTUS IS REFERRED TO HEREIN AS “THIS PROSPECTUS.”

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PROSPECTUS SUMMARY
This summary highlights selected information concerning the notes. It does not contain all of the information that you might find important in making your investment decision. You should read the full description of this information which appears elsewhere in this document and in the prospectus supplement for your particular notes.

Principal Parties
Issuing Entity
Each issuing entity will be a Delaware statutory trust to be formed for each series of notes under a trust agreement among the depositor, an owner trustee and an eligible lender trustee or trustee, as applicable.  We sometimes refer to an issuing entity as a “trust” in this prospectus.

Depositor
The depositor is Navient Funding, LLC (formerly known as SLM Funding LLC), sometimes referred to herein as Navient Funding, which is a Delaware limited liability company. Navient Credit Finance Corporation is the sole member of the depositor. An interim eligible lender trustee specified in the prospectus supplement for your notes will hold legal title to any FFELP loans on our behalf. Where the context involves the holding or transferring of legal title to FFELP loans, references herein to the depositor include the interim eligible lender trustee.

Depositor for Certain Auction Rate Notes
Navient Credit Funding, LLC (formerly known as SLM Education Credit Funding LLC), sometimes referred to herein as Navient Credit Funding, which is a Delaware limited liability company, is also a depositor for certain classes of previously issued auction rate notes that were acquired by affiliates of Navient Credit Funding and will be reoffered from time to time.  Navient Credit Finance Corporation is the sole member of Navient Credit Funding.  Navient Credit Funding is an affiliate of Navient Funding.  Navient Credit Funding will be the depositor solely with respect to certain reofferings of previously registered auction rate notes where Navient Credit Funding was originally the related issuing entity’s depositor for the applicable series of notes and either Navient Credit Funding or Navient Funding will be the selling securityholder of the class or classes of auction rate notes being reoffered.

Trustee, Owner Trustee, Delaware Trustee and/or Eligible Lender Trustee	For each series of notes, the related prospectus supplement will specify the trustee, the owner trustee, the Delaware trustee and/or eligible lender trustee, as applicable, for the related issuing entity. See “Formation of the Issuing Entities—Eligible Lender Trustee or Trustee”and “Formation of the Issuing Entities—Owner Trustee or Trustee” in this prospectus.
Sponsor	The sponsor is Navient Solutions, Inc. We sometimes refer to Navient Solutions, Inc. and its successors in interest as Navient Solutions in this prospectus.
Servicer
The servicer will be either Navient Solutions or another servicer specified in the prospectus supplement for your notes. Navient Solutions manages and operates the loan servicing functions for Navient Corporation and its affiliates and certain unrelated parties.  We sometimes refer to Navient Corporation and its successors in interest as Navient in this prospectus.

Under the circumstances described in this prospectus, the servicer may transfer its servicing obligations to other entities. It may also contract with other servicers or sub-servicers. The related prospectus supplement will describe any sub-servicers with whom the servicer has contracted. See “Servicing and Administration—Matters Regarding the Servicer” in this prospectus.

Sellers
The sellers are Navient Credit Finance Corporation and/or other affiliates of the depositor as identified in the related prospectus supplement. We sometimes refer to Navient Credit Finance Corporation and its successors in interest as Navient CFC in this prospectus.

Originators
To the extent that non-FFELP loans have been originated by one or more originators not affiliated with Navient Solutions or the depositor and constitute a material portion of the related loan pool, the identity of such originators will be disclosed, to the extent known. The requisite information concerning those originators, to the extent available, will be provided in the related prospectus supplement.

Indenture Trustee	For each series of notes, the related prospectus supplement will specify the indenture trustee for the notes. See “Description of the Notes—The Indenture—The Indenture Trustee” in this prospectus.
Administrator
The administrator of the issuing entity will be either Navient Solutions or a sub-administrator specified in the prospectus supplement for your notes.  Under the circumstances described in this prospectus, the administrator may transfer its obligations as administrator to an affiliate. The administrator may also contract with sub-administrators.  If there is a sub-

administrator, the identity of the sub-administrator will be specified in the prospectus supplement for your notes.  The related prospectus supplement will describe any sub-administrators with whom the administrator has contracted.  See “Summary of Terms—Administrator” in the related prospectus supplement.

The Notes
Each series of notes will include one or more classes of student loan-backed notes. The notes will be issued under an indenture between the issuing entity and the related indenture trustee. We may offer each class of notes publicly or privately, as specified in the related prospectus supplement.

The notes will be available for purchase in minimum denominations and additional amounts in excess thereof, as provided in the related prospectus supplement. The depositor may denominate the notes in U.S. Dollars or a non-U.S. Dollar currency as specified in the related prospectus supplement.  The notes will be available initially in book-entry form only unless otherwise specified in the related prospectus supplement. Investors who hold the notes in book-entry form will be able to receive definitive notes only in the limited circumstances described in this prospectus or in the related prospectus supplement.

See “Additional Information Regarding the Notes—Book-Entry Registration” and “—Definitive Notes” in this prospectus.

Each class of notes will have a stated principal amount and will bear interest at the rate described in the related prospectus supplement. Interest rates may vary between the classes of notes in a particular series. The interest rate for a class of notes may be:

● fixed;
● variable;
● adjustable;
● auction-determined;
● reset rate; or
● any combination of these rates.

The related prospectus supplement will specify:
● the stated principal amount of each class of notes; and
● the interest rate for each class of notes or the method for determining the interest rate.
See “Description of the Notes—Principal and Interest on the Notes” in this prospectus and “Summary of Terms—The Notes” and “—Information About the Notes” in the related prospectus supplement.
If a series includes two or more classes of notes:
● the timing and priority of payments, seniority, interest rates and/or the method of determining interest rates or amount of payments of principal or interest may differ for each class; or
● payments of principal or interest on a class may or may not be made, depending on whether specified events occur.
The related prospectus supplement will provide this information.
Assets of the Issuing Entity	The assets of each issuing entity will include a pool of student loans. The loans, as specified in the related prospectus supplement, may be:
● education loans to students or parents of students made under the Federal Family Education Loan Program, known as the FFELP; or
● other education loans not made under the FFELP.
Student loans owned by the issuing entity are called “trust student loans.”
The assets of each issuing entity will include rights to receive payments made on these trust student loans and any proceeds related to them.

We will purchase the student loans from Navient CFC or another affiliate of Navient under one or more purchase agreements. The prospectus supplement for your notes will describe the seller or sellers that sold the student loans to us. The student loans will be selected based on criteria listed in the related purchase agreement.

We will sell the student loans to the related issuing entity under a sale agreement. The related prospectus supplement will specify the aggregate principal balance of the loans sold to the issuing entity as of the cutoff date specified in that prospectus supplement. The property of each issuing entity will also include amounts on deposit in specific trust accounts.  The accounts may include: a collection account, any reserve account, any pre-funding account, any capitalized interest account, any cash capitalization account and any other account identified in the related prospectus supplement.  The property of each issuing entity may also include the right to receive payments under any swap agreements entered into by the issuing entity from time to time. See “Formation of the Issuing Entities” in this prospectus.

Each FFELP loan sold to an issuing entity will be guaranteed as to the payment of principal and interest by a state guaranty agency or a private non-profit guarantor. The percentage of the guarantee will be set forth in the prospectus supplement for your notes. These guarantees are contingent upon compliance with specific origination and servicing procedures, as prescribed by various U.S. federal and guarantor regulations. Each guarantor is reinsured by the Department of Education for a percentage of claims paid by that guarantor for a given federal fiscal year. The reinsured amount depends on a guarantor’s claims experience and the year in which the loans subject to the claims were disbursed. The percentage of the claims paid by a guarantor that are reinsured could change in the future by legislation. See “Appendix A—Federal Family Education Loan Program—Guaranty Agencies under the FFELP” in this prospectus.

Non-FFELP loans or “private education loans” may or may not be insured by a private guarantor or surety. If insured private education loans are included in the assets sold to an issuing entity, the issuing entity and the holders of the publicly offered notes related to that issuing entity may or may not have the benefit of the guarantee. If your notes have the benefit of a private guarantee or surety, the related prospectus supplement will describe such private guarantee or surety.

An issuing entity’s assets may include various agreements with counterparties providing for interest rate swaps, currency swaps, interest rate caps, floor agreements, collar agreements and liquidity agreements. As applicable, these agreements will be described in the related prospectus supplement.

Collection Account
For each issuing entity, the administrator will establish and maintain one or more accounts to hold all payments made with respect to the trust student loans. We refer to each of these accounts collectively as the “collection account” in this prospectus. The collection account will be in the name of the indenture trustee on behalf of the holders of the notes. The collection account will be an asset of the issuing entity. The related prospectus supplement will describe the permitted uses of funds in the collection account and the conditions for their application.

Reserve Account
The administrator will establish a reserve account for each series. The reserve account will be established in the name of the indenture trustee and will be an asset of the issuing entity. On the relevant closing date, we will make a deposit into the reserve account, as specified in the related prospectus supplement. The initial deposit into the reserve account may be supplemented from time to time by additional deposits. The related prospectus supplement will describe the conditions and amounts of these additional deposits.

The related prospectus supplement for each issuing entity will describe when amounts in the reserve account will be available to cover shortfalls in payments due on the notes. It will also describe how amounts on deposit in the reserve account in excess of the required reserve account balance will be distributed.

Pre-Funding Account
The related prospectus supplement for your notes will inform you if a portion of the net proceeds of the sale of the notes will be held in a pre-funding account and used to purchase additional student loans. If a pre-funding account is established, it will be in the name of the indenture trustee and will be an asset of the issuing entity. The related prospectus supplement will describe the permitted uses of any funds in the pre-funding account, the conditions for their application and the length of time during which additional student loans may be purchased with amounts on deposit in the pre-funding account.

Capitalized Interest Account
The related prospectus supplement for your notes will inform you if the administrator will establish and maintain a capitalized interest account as an asset of the issuing entity. If a capitalized interest account is established, it will be in the name of the indenture trustee and the related issuing entity will make an initial deposit from the net proceeds of the sale of the notes into that account as specified in the related prospectus supplement. This initial deposit will be in the form of either cash or eligible investments.

Funds in the capitalized interest account will be available to cover shortfalls in payments of primary servicing fees, administration fees, if applicable, auction agent and broker-dealer fees, interest due to senior noteholders and payments due to each swap counterparty (other than any termination payments) pursuant to any swap agreement then in effect. Following such payments and after application of funds available in the collection account, but before application of funds in the reserve account, any funds remaining in the capitalized interest account will be applied toward shortfalls in payments of interest to subordinate noteholders.

Other Accounts
The related prospectus supplement for your notes will also describe any other accounts established for the related issuing entity. These accounts may include cash collateralization accounts, supplemental interest accounts, investment reserve accounts, investment premium purchase accounts, currency accounts, and for any series that contains reset rate notes, one or more accumulation accounts.

Pre-Funding Period
The related prospectus supplement for your notes will inform you if there is a pre-funding period (and the length of such pre-funding period) during which the trust may acquire additional student loans with amounts on deposit in the pre-funding account.  The length of the pre-funding period will not extend for more than one year from the date of issuance of the related series of notes.  The portion of the proceeds for the pre-funding account will not involve more than 50% of the proceeds of the offering of the related series of notes.  The additional trust student loans acquired during the pre-funding period will have the same general characteristics as the original trust student loans in the related pool.

Revolving Period
The related prospectus supplement for your notes will inform you if there is a revolving period (and the length of such revolving period) during which the trust may acquire additional student loans using the cash flows from the related pool of trust student loans.  The length of the revolving period will not extend for more than three years from the date of issuance of the related series of notes.  The related prospectus supplement for your notes will describe the characteristics or selection criteria for the additional trust student loans.

Credit and Cash Flow or other Enhancement or Derivative Arrangements
Credit or cash flow enhancement for any series of notes may include one or more of the items shown under “Additional Information Regarding the Notes—Credit Enhancement and Other Support—General” in this prospectus.

If any credit or cash flow enhancement applies to an issuing entity or any of the notes issued by that issuing entity, the related prospectus supplement will describe the specific enhancement and the conditions for their application as well as the related counterparty, if applicable. A credit or cash flow enhancement may have limitations and exclusions from coverage. The related prospectus supplement will describe any such limitations or exclusions. See “Additional Information Regarding the Notes—Credit Enhancement and Other Support” in this prospectus.

To the extent applicable, the related prospectus supplement will set forth information describing each form of credit enhancement or other permissible form of support, the extent of the enhancement or support being provided and the identity of each credit enhancement or support provider.  The related prospectus supplement will also set forth how losses not covered by credit enhancement or support will be allocated to and among the applicable securities.

Servicing Agreements
The servicer will enter into one or more servicing agreements covering the trust student loans held by each issuing entity. Under the servicing agreement, the servicer will be responsible for servicing, managing, maintaining custody of, and making collections on the trust student loans. In addition, it will file with any guarantor of the trust student loans and the Department of Education all appropriate claims to collect any guarantee payments or interest subsidy payments and special allowance payments owed on the trust student loans. See “Servicing and Administration” in this prospectus.

Servicing Fee
The servicer will receive a servicing fee as specified in the related prospectus supplement. It will also receive reimbursement for expenses and charges, as specified in such prospectus supplement. These amounts will be payable monthly.

The servicing fee and any portion of the servicing fee that remains unpaid from prior dates will be payable before any payments are made on the related notes unless any portion of the servicing fee is expressly subordinated to payments on the notes, as specified in the related prospectus supplement. See

“Servicing and Administration—Servicing Compensation” in this prospectus.
Administration Agreement
Navient Solutions, in its capacity as administrator, will enter into an administration agreement with each issuing entity, the depositor, the eligible lender trustee, the owner trustee or trustee, as applicable, the servicer and the indenture trustee. Under this agreement, Navient Solutions will undertake specific administrative duties for each issuing entity. See “Servicing and Administration—Administration Agreement” in this prospectus.

Administration Fee
The administrator will receive an administration fee as specified in the related prospectus supplement. It may also receive reimbursement for expenses and charges, as specified in the related prospectus supplement. These amounts will be payable before any payments are made on the related notes, as specified in the related prospectus supplement. See “Servicing and Administration—Administration Agreement” in this prospectus.

Purchase Agreements
For each issuing entity, the depositor will acquire the related student loans under one or more purchase agreements. We will assign our rights under the purchase agreements to the trustee or eligible lender trustee, as applicable, on behalf of the issuing entity. The issuing entity will further assign these rights to the indenture trustee as collateral for the notes. See “Transfer and Servicing Agreements” in this prospectus.

Sale Agreements
We will sell the trust student loans to the issuing entity under a sale agreement. The trustee or eligible lender trustee, as applicable, will hold legal title to the trust student loans. The issuing entity will assign its rights under the sale agreement to the indenture trustee as collateral for the notes. See “Transfer and Servicing Agreements” in this prospectus.

Representations and Warranties of the Depositor
Under the sale agreement for each issuing entity, the depositor, as the seller of the loans to the issuing entity, will make specific representations and warranties to the issuing entity concerning the trust student loans. We will have an obligation to repurchase any trust student loan if the issuing entity is materially and adversely affected by a breach of the depositor’s representations or warranties, unless we can cure the breach within the period specified in the related prospectus supplement. Alternatively, we may substitute qualified student loans rather than repurchasing the affected loans. Qualified substitute student loans are student loans that comply, on the date of substitution, with all of the representations and warranties made by us in the sale agreement. Qualified substitute student loans must also be substantially similar on an aggregate basis to the loans they are being substituted for with regard to the following characteristics:

● principal balance;
● status—in-school, grace, deferment, forbearance or repayment;
● program type—Unsubsidized Stafford, Subsidized Stafford, PLUS, SLS, Consolidation or non-FFELP loans;
● school type;
● total return; and
● remaining term to maturity.
Any required repurchase or substitution will occur on the date the next collection period ends after the applicable cure period has expired.
In addition, the depositor will have an obligation to reimburse the issuing entity for:
● any shortfall between the balance of the qualified substitute student loans and the balance of the loans being replaced; and
● any accrued interest not guaranteed by, or that is required to be refunded to, a guarantor and any program payments lost as a result of a breach of our representations and warranties.

See “Transfer and Servicing Agreements—Sale of Student Loans to the Trust; Representations and Warranties of the Depositor” in this prospectus.
Representations and Warranties of Navient CFC and the Other Sellers Under the Purchase Agreements
In each purchase agreement, the related seller of the student loans will make representations and warranties to the depositor concerning the student loans sold through that purchase agreement. These representations and warranties will be similar to the representations and warranties we made under the related sale agreement. Under each purchase agreement, the related seller will have repurchase, substitution and reimbursement obligations that match our obligations under the sale agreement.

See “Transfer and Servicing Agreements—Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers” in this prospectus.
Covenants of the Servicer
The servicer will agree to service the trust student loans in compliance with the servicing agreement and the Higher Education Act, as applicable. It will have an obligation to purchase from an issuing entity any trust student loan if the issuing entity is materially and adversely affected by a breach by the servicer of any of its covenants concerning that student loan. Alternatively, the servicer will have the right to substitute qualified student loans in those circumstances. Any breach that relates to compliance with the Higher Education Act or the relevant loan program rules, as in effect on such date of determination or the requirements of a guarantor, but that does not affect that guarantor’s obligation to guarantee payment of a trust student loan, will not be considered to have a material adverse effect (for example, any breach by the servicer that is cured within the applicable grace period will not be considered to have a material adverse effect).

If the servicer does not cure a breach within the grace period specified in the related servicing agreement, the purchase or substitution will be made on the collection period end date immediately following the expiration of the applicable cure period, or as otherwise described in the related servicing agreement.

In addition, the servicer will have an obligation to reimburse the issuing entity for:

● any shortfall between the aggregate principal balance of the qualified substitute student loans and the aggregate principal balance of the loans being replaced; and
● any accrued interest not guaranteed by, or that is required to be refunded to, a guarantor and any relevant loan program payments lost as a result of a breach of the servicer’s covenants.
See “Servicing and Administration—Servicer Covenants” in this prospectus.
Optional Purchases
Subject to any limitations described in the related prospectus supplement, the servicer or another entity specified in such prospectus supplement may, at its option, purchase, or arrange for the purchase of, all remaining trust student loans owned by an issuing entity on any distribution date when the pool balance of the remaining student loans is 10% or less of the initial pool balance, together with the aggregate initial principal balances of all trust student loans acquired during any applicable pre-funding period, plus accrued interest to be capitalized as of the applicable cutoff dates, or such lesser percentage as set forth in the related prospectus supplement. The exercise of this purchase option will result in the early retirement of the notes issued by that issuing entity. See “The Student Loan Pools—Termination” in this prospectus.

In addition, the servicer or another entity specified in the related prospectus supplement may have an option to purchase or arrange for the purchase of some of the trust student loans at any time.  If the servicer or another entity has this option, the related prospectus supplement will specify the percentage limitation required for such purchase together with the other limitations thereon.

Call Option and Collateral Call
If specified in the related prospectus supplement, the servicer or one of its affiliates specified in such prospectus supplement may exercise its option to call, in full, one or more classes of notes.  If a class of notes has been called, it will either remain outstanding and be entitled to all interest and principal payments on such class of notes under the related indenture, or the servicer or its specified affiliate will deposit an amount into the collection account sufficient to redeem the specified class of notes, subject to satisfaction of the rating agency condition. See “Description of the Notes—Call Option on the Notes” in this prospectus.  Each class of reset rate notes will be subject to a call option as described under “Additional

Information Regarding the Notes—The Reset Rate Notes—Call Option” in this prospectus.  In addition, if specified in the related prospectus supplement and provided that the rating agency condition is satisfied, the servicer or one or more of its affiliates will have the right to purchase certain of the trust student loans in an amount sufficient to redeem one or more classes of notes.

See “Description of the Notes—Collateral Call” in this prospectus.
Auction of Trust Assets
Subject to any limitations described in the related prospectus supplement, the indenture trustee may, or at the written direction of the administrator or the holders of a majority of the outstanding amount of the notes, shall, offer for sale by auction all remaining trust student loans at the end of the collection period in which their aggregate pool balance is 10% or less of the initial pool balance, together with the aggregate initial principal balances of all trust student loans acquired during any applicable pre-funding period, plus accrued interest to be capitalized as of the applicable cutoff dates, or such lesser percentage as set forth in the related prospectus supplement. An auction will occur only if the entity with the optional purchase right has first waived its optional purchase right. The auction of the remaining trust student loans will result in the early retirement of the notes issued by that issuing entity. See “The Student Loan Pools—Termination” in this prospectus and “Summary of Terms—Termination of the Trust—Auction of Trust Assets” in the related prospectus supplement.

Tax Considerations
On the closing date for a series, Shearman & Sterling LLP or another law firm identified in the related prospectus supplement, as federal tax counsel to the applicable issuing entity, will deliver an opinion stating that, for U.S. federal income tax purposes:

● the notes of that series will be characterized as debt; and
● the issuing entity will not be characterized as an association or a publicly traded partnership taxable as a corporation.
In addition, the law firm identified in the related prospectus supplement as Delaware tax counsel to the issuing entity will deliver an opinion stating that:

● the tax characterizations which apply for U.S. federal income tax purposes would apply for Delaware state income tax purposes; and
● holders of the notes that are not otherwise subject to Delaware state income taxation will not become subject to Delaware state tax as a result of their ownership of the notes.
By acquiring a note, you will agree to treat that note as indebtedness.
See “U.S. Federal Income Tax Consequences” and “State Tax Consequences” in this prospectus.
ERISA Considerations
A fiduciary of any employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, should carefully review with its legal advisors whether the plan’s purchase or holding of any class of notes could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code. See “ERISA Considerations” in this prospectus and in the related prospectus supplement.

Ratings	The sponsor expects that the notes will receive credit ratings from at least two rating agencies.

RISK FACTORS

You should carefully consider the following risk factors in deciding whether to purchase any notes. You should also consider the additional risk factors described in the related prospectus supplement. All of these risk factors could affect your investment in or return on the notes.

RISKS RELATING TO THE NOTES GENERALLY

Because The Notes May Not Provide Regular Or Predictable Payments, You May Not Receive The Return On Your Investment That You Expected	The notes may not provide a regular or predictable schedule of payments or payment on any specific date. Accordingly, you may not receive the return on your investment that you expected.
The Notes Are Not Suitable Investments For All Investors
The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, and tax consequences of such an investment, as well as the interaction of these factors.

If A Secondary Market For Your Notes Does Not Develop, The Value Of Your Notes May Diminish
The notes will be a new issue without an established trading market. The related prospectus supplement will specify whether we intend to list any or all of the related classes of notes on a European exchange; however, we do not intend to list the notes on any exchange in the United States.  We cannot assure you that a listing on a European exchange will be accepted nor, in any event, that a secondary market for the notes will develop. If a secondary market does not develop, the spread between the bid price and the asked price for your notes may widen, thereby reducing the net proceeds to you from the sale of your notes.

Despite recent federal market interventions and programs, periods of general market illiquidity may occur from time to time and may adversely affect the secondary market for your notes.  Accordingly, you may not be able to sell your notes when you want to do so or you may be unable to obtain the price that you wish to receive for your notes and, as a result, you may suffer a loss on your investment.

The Issuing Entity Will Have Limited Assets From Which To Make Payments On The Notes, Which May Result In Losses
An issuing entity will not have, nor will it be permitted to have, significant assets or sources of funds other than the related pool of trust student loans and, with respect to FFELP loans, the related guarantee agreements. If so provided in the related prospectus supplement, the issuing entity may have a reserve account and any other accounts established in the issuing entity’s name, and may enter into interest rate and/or currency swap agreements, interest rate cap agreements, floor agreements, collar agreements or liquidity agreements as described under “Additional Information Regarding the Notes—Credit Enhancement and Other Support.”

Consequently, you must rely upon payments on the trust student loans from the borrowers and guarantors, as applicable, and, if available, amounts on deposit in the trust accounts, amounts received from derivative counterparties and the other specified credit or cash flow enhancements to repay your notes. If these sources of funds are unavailable or insufficient to make payments on your notes, you may experience a loss on your investment.

Your Notes May Have A Degree Of Basis Risk, Which Could Compromise The Issuing Entity’s Ability To Pay Principal And Interest On Your Notes
There may be a degree of basis risk associated with an issuing entity’s notes.  There is a risk that shortfalls might occur because, among other things, while the effective interest rates of the related trust student loans adjust on the basis of specified indices, the interest rates of an issuing entity’s notes may adjust on the basis of a different index.  If a shortfall were to occur, the issuing entity’s ability to pay principal and/or interest on its notes could be compromised.  See the prospectus supplement related to your notes for a description of the related issuing entity’s initial trust student loans.

Consequently, you must rely on other forms of credit enhancement, to the extent available, to mitigate basis risk. There can be no assurance that the amount of credit enhancement will be sufficient to cover any basis risk associated with an issuing entity’s notes.

You May Be Unable To Reinvest Principal Payments At The Yield You Earn On The Notes
Asset-backed notes usually produce increased principal payments to investors when market interest rates fall below the interest rates on the collateral—student loans in this case—and decreased principal payments when market interest rates rise above the interest rates on the collateral. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing lower yields than the yield on the notes. Similarly, you are likely to receive less money to reinvest when other investments generally are producing higher yields than the yield on the notes.

Subordination Of Some Classes Of Notes Results In A Greater Risk Of Losses Or Delays In Payment On Those Notes
Some classes of notes may be subordinate to other classes of that series. Consequently, holders of some classes of notes may bear a greater risk of losses or delays in payment. The related prospectus supplement will describe the nature and extent of any subordination.

The Notes May Be Repaid Early Due To An Auction Sale Or The Exercise Of The Purchase Option. If This Happens, Your Yield May Be Affected And You Will Bear Reinvestment Risk
The notes may be repaid before you expect them to be if:

● the servicer or other applicable entity exercises its option to purchase all of the trust student loans; or

● the indenture trustee successfully conducts an auction sale.

Either event would result in the early retirement of the notes outstanding on that date. If this happens, your yield on the notes may be affected. You will bear the risk that you cannot reinvest the money you receive in comparable notes at an equal yield.

If The Holder Of The Call Option Or Collateral Call Exercises Its Right, You May Not Be Able To Reinvest In A Comparable Note
If specified in the prospectus supplement for your notes, the servicer will have, or may transfer to certain of its affiliates, the option to call, in full, one or more classes of notes.  If this option is exercised, the affected class of notes will either remain outstanding and be entitled to all of the benefits of the related indenture, or the servicer or its specified affiliate will deposit an amount into the collection account sufficient to redeem the affected class of notes, subject to satisfaction of the rating agency condition set forth in the related prospectus supplement for your notes.  In addition, if specified in the related prospectus supplement and subject to satisfaction of the rating agency condition, the servicer or one or more of its affiliates will have the right to purchase certain of the trust student loans in an amount sufficient to redeem one or more classes of notes.  If the note call option or collateral call option is exercised with respect to your class of notes, you will receive a payment of principal equal to the outstanding principal balance of your notes, less any amounts distributed to you by the issuing entity as a payment of principal on the related distribution date, plus all accrued and unpaid interest on such distribution date, but you may not be able to reinvest the proceeds you receive in a comparable security with an equivalent yield.
The Bankruptcy Of The Depositor, Navient CFC Or Any Other Seller Could Delay Or Reduce Payments On Your Notes
We have taken steps to assure that the voluntary or involuntary application for relief by Navient CFC, which is the sole member of the depositor, or any other applicable seller under the United States Bankruptcy Code or other insolvency laws will not result in consolidation of the assets and liabilities of the depositor with those of Navient CFC and the other sellers. However, we cannot guarantee that our activities will not result in a court concluding that our assets and liabilities should be consolidated with those of Navient CFC or any other seller in a proceeding under any insolvency law. If a court were to reach this conclusion or a filing were made under any insolvency law by or against us, or if an attempt were made to litigate this issue, then delays in distributions on the notes or reductions in these amounts could result.

Navient CFC, the other sellers of the student loans and the depositor intend that each transfer of student loans to the depositor will constitute a true sale. If such transfer constitutes a true sale, the student loans and their proceeds would no longer be considered property of Navient CFC or the other sellers should any such seller become subject to an insolvency law.

If the depositor, Navient CFC or any other seller were to become subject to an insolvency law, and a creditor, a trustee-in-bankruptcy or the seller itself were to take the position that the sale of student loans from the related seller to the depositor should instead be treated as a pledge of the student loans to secure a borrowing of that seller, delays in payments on the notes could occur.

In addition, if the court ruled in favor of this position, reductions in the amount of payments on the notes could result.
Withdrawal Or Downgrade Of Initial Ratings May Decrease The Prices Of Your Notes
A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. A rating agency may revise or withdraw its rating at any time if it believes circumstances have changed. A subsequent downgrade in the rating on your notes is likely to decrease the price a subsequent purchaser will be willing to pay for your notes.

Subordinated Noteholders May Not	If specified in the related prospectus supplement, and an

Be Able To Direct The Indenture Trustee Upon An Event Of Default Under The Indenture	event of default occurs under the indenture, only the holders of the controlling class of notes, which is defined as the holders of the then outstanding class or classes of the most senior notes, will be able to waive that event of default, accelerate the maturity dates of the notes or direct any remedial action under the related indenture. In this event, the holders of any outstanding subordinated class or classes of notes will not have any rights to direct any remedial action until each more senior class of notes has been paid in full.

RISKS RELATING TO STUDENT LOANS GENERALLY

You Will Bear Prepayment And Extension Risk Due To Actions Taken By Individual Borrowers And Other Variables Beyond Our Control
A borrower may prepay a student loan in whole or in part, at any time. The rate of prepayments on the trust student loans may be influenced by a variety of economic, social, competitive and other factors, including changes in interest rates, the availability of alternative financings (including, without limitation, refinancings offered through the Department of Education’s Direct Loan program), regulatory changes affecting the student loan market and the general economy. Various loan consolidation programs, including those offered by affiliates of the depositor, available to eligible borrowers may increase the likelihood of prepayments. In addition, an issuing entity may receive unscheduled payments due to borrower defaults and purchases by the servicer or the depositor. Because a pool may include thousands of student loans, it is impossible to predict the amount and timing of payments that will be received and paid to noteholders in any period. Consequently, the length of time that your notes are outstanding and accruing interest may be shorter than you expect.

On the other hand, borrowers of trust student loans might not choose to prepay their trust student loans or the trust student loans may be extended as a result of grace periods, deferment periods, forbearance periods, income-driven repayment plans or repayment term or monthly payment amount modifications agreed to by the servicer in compliance with laws and regulations. This may slow the expected timing of principal payments or lengthen the remaining term of the trust student loans and delay principal payments to you. In addition, the amount available for distribution to you will be reduced if borrowers fail to pay timely the principal and interest due on the trust student loans. Consequently, the length of time that your notes are outstanding and accruing interest may be longer than you expect.

Any optional purchase right, any provision for the auction of the student loans, and, if applicable, the possibility that any pre-funded amount may not be fully used to purchase additional student loans create additional uncertainty regarding the timing of payments to noteholders.

The effect of these factors is impossible to predict. To the extent they create reinvestment risk, you will bear that risk.
A Failure To Comply With Student Loan Origination And Servicing Procedures Could Jeopardize Guarantor, Interest Subsidy And Special Allowance Payments On The Trust Student Loans, Which May Result In Delays In Payment Or Losses On Your Notes

The rules under which the trust student loans were originated, including the Higher Education Act or the program rules and surety agreements for private education loans, require lenders making and servicing student loans and the guarantors, if any, guaranteeing those loans to follow specified procedures, including due diligence procedures, to ensure that the student loans are properly made, disbursed and serviced.

Failure to follow these procedures may result in:

●    the Department of Education’s refusal to make reinsurance payments to the applicable guarantor or to make interest subsidy payments and special allowance payments on the trust student loans that are FFELP loans; or

●     the guarantors’ or sureties’ inability or refusal to make guarantee or insurance payments on the trust student loans that are private education loans.

Loss of any loan program payments could adversely affect the amount of available funds and the issuing entity’s ability to pay principal and interest on your notes.

The Inability Of The Depositor Or The Servicer To Meet Its Repurchase Obligation May Result In Losses On Your Notes
Under some circumstances, the issuing entity has the right to require the depositor (and the depositor has the right to require the applicable seller) or the servicer to purchase a trust student loan or provide the issuing entity with a substitute student loan. This right arises generally if a breach of the representations, warranties or covenants of the depositor or the servicer, as applicable, has a material adverse effect on the issuing entity, and is not cured within the applicable cure period. We cannot guarantee you, however, that the depositor (and, in turn, the applicable seller) or the servicer will have the financial resources to make a purchase or substitution. In this case, you will bear any resulting loss.

Incentive Programs May Affect Your Notes
At the present time, the borrowers with respect to certain of the trust student loans may be eligible for various incentive programs.  In addition, under the terms of the servicing agreement for your notes, the servicer may make new incentive programs available to borrowers with trust student loans.  See “The Companies’ Student Loan Financing Business—Servicing—Incentive Programs” in this prospectus.  These current or future incentive programs may affect payments on your notes.

For example, if one or more of the incentive programs which offer a principal balance reduction to borrowers are made available to borrowers with trust student loans and a higher than anticipated number of borrowers qualify, the principal balance of the affected trust student loans may repay faster than anticipated.

Accordingly, your notes may experience faster than anticipated principal payments.

Conversely, the existence of these incentive programs may discourage a borrower from prepaying an affected trust student loan.  If this were to occur, the principal balance of your notes may be reduced over a longer period than would be the case if there were no such incentive program.

Furthermore, incentive programs may reduce the amount of funds available to make payments on your notes by reducing the principal balances and yield on the trust student loans.  In that case, you will bear the risk of any loss not covered by available credit enhancement.

A Servicer Default May Result In Additional Costs, Increased Servicing Fees By A Substitute Servicer Or A Diminution In Servicing Performance, Any Of Which May Have An Adverse Effect On Your Notes
If a servicer default occurs, the indenture trustee or the noteholders of a given series of notes may remove the servicer without the consent of the trustee, eligible lender trustee or owner trustee, as applicable. Only the indenture trustee or the noteholders, and not the trustee, eligible lender trustee or owner trustee, as applicable, have the ability to remove the servicer if a servicer default occurs. In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:

●     the cost of the transfer of servicing to the successor servicer;

●     the ability of the successor servicer to perform the obligations and duties of the servicer under the servicing agreement; or

●     the servicing fees charged by the successor servicer.

In addition, the noteholders have the ability, with some exceptions, to waive defaults by the servicer.

Furthermore, the indenture trustee or the noteholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted, resulting in increased delinquencies and/or defaults on the trust student loans.

The Bankruptcy Of The Servicer Could Delay The Appointment Of A Successor Servicer Or Reduce Payments On Your Notes
In the event of default by the servicer resulting solely from certain events of insolvency or the bankruptcy of the servicer, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer or prevent the servicer from appointing a sub-servicer, as the case may be, and delays in the collection of payments on the trust student loans may occur.  Any delay in the collection of payments on the trust student loans may delay or reduce payments to noteholders.

The Indenture Trustee May Have Difficulty Liquidating Trust Student Loans After An Event Of Default
If an event of default occurs under an indenture, the indenture trustee may sell the trust student loans, without the consent of the noteholders (but only in the event that there has been a payment default on a class of senior notes, and in all other cases, if the purchase price received from the sale of the trust student loans is sufficient to repay all related noteholders in full).  However, the indenture trustee may not be able to find a purchaser for the trust student loans in a timely manner or the market value of those loans may not be high enough to make noteholders whole.
An Issuing Entity May Be Affected By Delayed Payments From Borrowers Called To Active Military Service
The Higher Education Act, the Servicemembers Civil Relief Act and similar state and local laws provide payment relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their trust student loans. Recent and ongoing military operations by the United States have increased the number of citizens who are in active military service, including persons in reserve status who have been called or may be called to active duty.

The Servicemembers Civil Relief Act also limits the ability of a lender in the FFELP to take legal action against a borrower during the borrower’s period of active duty and, in some cases, during an additional period thereafter.

We do not know how many trust student loans have been or may be affected by the application of these laws.  As a result, there may be unanticipated delays in payment and losses on the trust student loans.

RISKS RELATING TO PRIVATE EDUCATION LOANS	(The following risk factors apply to issuing entities whose assets include private education loans.)

Private Education Loans May Have Greater Risk Of Default
Private education loans are made to students who may have higher debt burdens than student loan borrowers as a whole. Borrowers of private education loans typically have already borrowed up to the maximum annual or aggregate limits permitted under federally guaranteed student lending programs. As a result, borrowers of private education loans may be more likely than other student loan borrowers as a whole to default on their payments or have a higher rate of forbearances. Failures by borrowers to pay timely the principal and interest on their private education loans or an increase in deferments or forbearances could affect the timing and amount of available funds for any collection period and adversely affect an issuing entity’s ability to pay principal and interest on your notes. In addition, the private education loans are not secured by any collateral of the borrowers and are not insured by any FFELP guaranty agency, the federal government or by any other governmental agency. Consequently, if a borrower defaults on a private education loan, you will bear the risk of loss to the extent that the reserve account or other specified credit enhancement for your notes is insufficient or unavailable to cover such default.
Past Charge-Off Rates On Navient’s Private Education Loans May Not Be Indicative Of Future Charge-Off Rates
Navient Solutions as the servicer, has agreed to service the trust student loans on the same terms as they service substantially similar loans owned by Navient and its affiliates.  Navient and its subsidiaries have established forbearance policies for their private education loans under which they provide the borrower with temporary relief from payment of principal or interest in exchange for a processing fee paid by the borrower, which is waived under certain circumstances.  During the forbearance period, generally granted in three-month increments, interest that the borrower otherwise would have paid is typically capitalized at the end of the forbearance term.  At December 31, 2014, approximately 3.8% of Navient’s private education loans in repayment were in forbearance. Forbearance is used most heavily when the borrower’s loan enters repayment; however, borrowers may apply for forbearance multiple times and a significant number of private education loan borrowers have taken advantage of this option.  When a borrower ends forbearance and enters repayment, the account is considered current.  Accordingly, a borrower who may have been delinquent in his payments or may not have made any recent payments on his account will be accounted for as a borrower in current repayment status when the borrower exits the forbearance period.  In addition, past charge-off rates on Navient’s private education loans may not be indicative of future charge-off rates because of, among other things, the use of forbearance and the effect of future changes to the forbearance policies.  If the servicer’s applicable forbearance policies prove over time to be less effective on cash collections than  expected or if the servicer limits the circumstances under which forbearance may be granted under their forbearance policies, these changes could have a material adverse effect on the amount of future charge-offs and the ultimate default rate changes.

In addition, future charge-off rates can be higher than anticipated due to a variety of factors such as downturns in the economy, regulatory or operational changes in debt management operations’ effectiveness, and other unforeseeable future trends.  You will bear the risk of loss if actual future performance in charge-offs and delinquency is worse than estimated.

Interests Of Other Persons In Private Education Loans Could Be Superior To An Issuing Entity’s Interest, Which May Result In Reduced Payments On Your Notes
Another person could acquire an interest in a private education loan that is evidenced by a physical “promissory note” within the meaning of the Uniform Commercial Code superior to an issuing entity’s interest in that student loan because the promissory notes evidencing private education loans will not be segregated or marked as belonging to an issuing entity and will not be held by a third-party custodian on behalf of the indenture trustee. The seller will cause financing statements to be filed with the appropriate governmental authorities to perfect an issuing entity’s interest in the related private education loans. The servicer will also mark its books and records accordingly. However, the servicer will continue to hold the promissory notes evidencing private education loans. If another party purchases (or takes a security interest in) one or more private education loans for new value in the ordinary course of business and obtains possession of those promissory notes evidencing private education loans without actual knowledge of the issuing entity’s interests, the new purchaser (or secured party) might acquire an interest in those private education loans superior to the interest of the applicable issuing entity.

Risk Of Default By Private Guarantors
Some of the trust student loans may include a guarantee by a private guarantor.  If applicable to the trust student loans backing your notes, if such a private guarantor defaults on its guarantee obligations, you will rely solely on payments from the related borrower for payments on the related private guaranteed trust student loan. In these circumstances, you will bear the risk of loss resulting from the failure of any borrower of a private guaranteed student loan to the extent this loss is not covered by the limited credit enhancement provided in the financing structure for your notes.

Consumer Protection Laws May Affect Enforceability Of Student Loans
Numerous federal and state consumer protection laws, including various state usury laws and related regulations, impose substantial requirements upon lenders and servicers involved in consumer finance. Some states impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liability that could affect an assignee’s ability to enforce consumer finance contracts such as the student loans. In addition, the remedies available to the indenture trustee or the noteholders upon an event of default under the indenture may not be readily available or may be limited by applicable state and federal laws.

Risk Of Bankruptcy Discharge Of Private Education Loans
Currently, private education loans made for qualified education expenses are generally not dischargeable by a borrower in bankruptcy.  Private education loans can become dischargeable if the borrower proves that keeping the loans non-dischargeable would impose an undue hardship on the debtor and the debtor’s dependents.  In addition, direct-to-consumer loans are disbursed directly to borrowers based upon certifications and warranties contained in their promissory notes, including certification of the borrower’s cost of attendance.  This process does not involve school enrollment verification as an additional criteria and, therefore, may be subject to some additional risk that the loans were not used for qualified education expenses and thus could become dischargeable in a bankruptcy proceeding.  If you own any notes in a related issuing entity, you will bear any risk of loss resulting from the discharge of any borrower of a private education loan to the extent the amount of the default is not covered by the issuing entity’s credit enhancement.

RISKS RELATING TO FEDERALLY GUARANTEED STUDENT LOANS	(The following risk factors apply to issuing entities whose assets include FFELP loans.)

You May Incur Losses Or Delays In Payments On Your Notes If Borrowers Default On The Trust Student Loans
If a borrower defaults on a trust student loan that is only 98% or 97% guaranteed, the related issuing entity will experience a loss of approximately 2% or 3%, as the case may be, of the outstanding principal and accrued interest on that student loan. If defaults occur on the trust student loans and the credit enhancement described in the related prospectus supplement is insufficient, you may suffer a delay in payment or losses on your notes.

If A Guarantor Or Surety Of The Trust Student Loans Experiences Financial Deterioration Or Failure, You May Suffer Delays In Payment Or Losses On Your Notes
All of the trust student loans will be unsecured. As a result, the only security for payment of a guaranteed student loan is the guarantee provided by the applicable guarantor or surety. Student loans acquired by each issuing entity may be subject to guarantee or surety agreements with a number of individual guarantors or insurance companies. A deterioration of a guarantor’s or surety’s financial condition and ability to honor guarantee claims could result in a failure of that guarantor or surety to make guarantee or surety payments to the eligible lender trustee in a timely manner, or at all. The financial condition of a guarantor or surety could be adversely affected by a number of factors, including the amount of claims made against that guarantor or surety as a result of borrower defaults.

A FFELP guarantor’s financial condition and ability to honor guarantee claims could be adversely affected by a number of other factors including:

● the continued voluntary waiver by the guarantor of the guarantee fee payable by a borrower upon disbursement of a student loan;

● the amount of claims made against that guarantor as a result of borrower defaults;

●     the amount of claims reimbursed to that guarantor from the Department of Education, which range from 75% to 100% of the guaranteed portion of the loan, depending on the date the loan was made and the historical performance of the guarantor; and

●     changes in legislation that may reduce expenditures from the Department of Education that support federal guarantors or that may require guarantors to pay more of their reserves to the Department of Education.

If the financial condition of a guarantor or surety  deteriorates, they may fail to make guarantee payments in a timely manner, or at all. In that event, you may suffer delays in payment or losses on your notes.

The Department Of Education’s Failure To Make Reinsurance Payments May Negatively Affect The Timely Payment Of Principal And Interest On Your Notes
If a FFELP guarantor is unable to meet its guarantee obligations, the issuing entity may submit claims directly to the Department of Education for payment. The Department of Education’s obligation to pay guarantee claims directly is dependent upon its determination that the guarantor is unable to meet its guarantee obligations. If the Department of Education delays in making this determination, you may suffer a delay in the payment of principal and interest on your notes. In addition, if the Department of Education determines that the FFELP guarantor is able to meet its guarantee obligations, the Department of Education will not make guarantee payments to the issuing entity. The Department of Education may or may not make the necessary determination that the guarantor is unable to meet its guarantee obligations.  If the Department of Education determines that the guarantor is unable to meet its guarantee obligations, it may or may not make this determination or the ultimate payment of the guarantee claims in a timely manner. This could result in delays or losses on your investment.

Payment Offsets By FFELP Loan Guarantors Or The Department Of Education Could Prevent The Issuing Entity From Paying You The Full Amount Of The Principal And Interest Due On Your Notes
The eligible lender trustee may use the same Department of Education lender identification number for FFELP loans in an issuing entity as it uses for other FFELP loans it holds on behalf of other issuing entities established by us. If it does, the billings submitted by the eligible lender trustee or the servicer to the Department of Education (for items such as special allowance payments or interest subsidy payments) and the claims submitted to the guarantors will be consolidated with the billings and claims for payments for trust student loans under other issuing entities using the same lender identification number. Payments on those billings by the Department of Education as well as claim payments by the applicable guarantors will be made to the eligible lender trustee, or to the servicer on behalf of the eligible lender trustee, in a lump sum. Those payments must be allocated by the administrator among the various issuing entities that reference the same lender identification number.

If the Department of Education or a guarantor determines that the eligible lender trustee owes it a liability on any trust student loan, including loans it holds on behalf of the issuing entity for your notes or other issuing entities, the Department of Education or the applicable guarantor may seek to collect that liability by offsetting it against payments due to the eligible lender trustee under the terms of the issuing entity. Any offsetting or shortfall of payments due to the eligible lender trustee could adversely affect the amount of available funds for any collection period and thus the issuing entity’s ability to pay you principal and interest on the notes.

The servicing agreement for your notes and other servicing agreements of the depositor will contain provisions for cross-indemnification concerning those payments and offsets. Such provisions require one entity to compensate the other or accept a lesser payment to the extent the latter has been assessed for the liability of the former. Even with cross-indemnification provisions, however, the amount of funds available to the issuing entity from indemnification would not necessarily be adequate to compensate the issuing entity and investors in the notes for any previous reduction in the available funds.

The Enactment Of The Health Care And Education Reconciliation Act Of 2010 And Any Other Future Changes In Law May Adversely Affect Student Loans, The Guarantors, The Depositor, Navient CFC Or The Other Sellers And, Accordingly, Adversely Affect Your Notes

On March 30, 2010, the Health Care and Education Reconciliation Act of 2010 (the “Reconciliation Act”) was enacted into law.  Effective July 1, 2010, the Reconciliation Act eliminated the FFELP.  The terms of existing FFELP loans are not materially affected by the Reconciliation Act.  The Higher Education Act or other relevant federal or state laws, rules and regulations may be further amended or modified in the future in a manner, including as part of any reauthorization of the Higher Education Act, that could adversely affect the federal student loan programs as well as the student loans made under these programs and the financial condition of the guarantors. Among other things, the level of guarantee payments may be adjusted from time to time. The elimination of FFELP and any other future changes could affect the ability of Navient CFC, the other sellers, the depositor or the servicer to satisfy their obligations to purchase or substitute student loans. Future changes could also have a material adverse effect on the revenues received by the guarantors that are available to pay claims on defaulted student loans in a timely manner. We cannot predict whether any changes will be adopted or, if adopted, what impact those changes would have on any issuing entity or the notes that it issues.

The Use Of Master Promissory Notes May Compromise The Indenture Trustee’s Security Interest In The Student Loans
For loans disbursed on or after July 1, 1999, a master promissory note evidences any student loan made to a borrower under the Federal Family Education Loan Program. When a master promissory note is used, a borrower executes only one promissory note with each lender. Subsequent student loans from that lender are evidenced by a confirmation sent to the student. Therefore, if a lender originates multiple student loans to the same student, all of the related student loans are evidenced by a single promissory note.

Under the Higher Education Act, each student loan made under a master promissory note may be sold independently of any other student loan made under that same master promissory note. Each student loan is separately enforceable on the basis of an original or copy of the master promissory note. Also, a security interest in these student loans may be perfected either through the secured party taking possession of the original or a copy of the master promissory note, or the filing of a financing statement. Prior to the master promissory note, each student loan made under the Federal Family Education Loan Program was evidenced by a separate note. Assignment of the original note was required to effect a transfer and possession of a copy did not perfect a security interest in the loan.

It is possible that student loans transferred to the issuing entity may be originated under a master promissory note. If the servicer were to deliver a copy of the master promissory note, in exchange for value, to a third party that did not have knowledge of the indenture trustee’s lien, that third party may also claim an interest in the student loan. It is possible that the third party’s interest could be prior to or on a parity with the interest of the indenture trustee.

RISKS RELATING TO SWAP AGREEMENTS
(If an issuing entity is a party to one or more interest rate or currency, as applicable, swap agreements, as will be specified in the related prospectus supplement, the following risk factors will apply.)
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In The Event Of An Early Termination Of A Swap Agreement Due To Certain Swap Termination Events, An Issuing Entity May Be Required To Make A Large Termination Payment To Any Related Swap Counterparty
To the extent described in the related prospectus supplement, when a class of notes bears interest at a fixed rate, an issuing entity may enter into one or more interest rate swap agreements to hedge basis risk. If at any time a class of notes is denominated in a currency other than U.S. Dollars, the issuing entity will be required to enter into one or more currency swap agreements with eligible swap counterparties to hedge against currency risk.

A swap agreement generally may not be terminated except upon the occurrence of enumerated termination events set forth in the applicable swap agreement which will be described in the related prospectus supplement. Depending on the reason for the termination, however, a swap termination payment may be due from either the issuing entity or the related swap counterparty.

If a termination event under any of these swap agreements occurs and the issuing entity owes the related swap counterparty a large termination payment that is required to be paid pro rata with interest due to the related notes, the issuing entity may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of notes may suffer a loss.

Your Notes Will Have Greater Risk If An Interest Rate Swap Agreement Terminates
If on any distribution date a payment is due to the issuing entity under an interest rate swap agreement, but the related swap counterparty defaults and the administrator is unable to arrange for a replacement swap agreement, holders of such notes will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated. If this occurs, amounts available to make payments on the related notes will be reduced to the extent the interest rates on those notes exceed the rates which the issuing entity would have been required to pay to the swap counterparty under the terminated interest rate swap agreement. In this event, the issuing entity may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of notes and you may suffer a loss.

Your Notes Will Have Greater Risk If A Currency Swap Agreement Terminates
To the extent described in the related prospectus supplement, when a class of notes is to be denominated in a currency other than U.S. Dollars, the issuing entity will enter into one or more currency swap agreements with eligible swap counterparties to hedge against currency exchange and basis risks. The currency swap agreements will be intended to convert:

● principal and interest payments on the related class of notes from U.S. Dollars to the applicable currency; and

● the interest rate on the related class of notes from a LIBOR-based rate to a fixed or floating rate payable in the applicable currency.

Upon an early termination of any currency swap agreement, you cannot be certain that the issuing entity will be able to enter into a substitute currency swap agreement with similar currency exchange terms. If the issuing entity is not able to enter into a substitute currency swap agreement, there can be no assurance that the amount of credit enhancement will be sufficient to cover the currency risk and the basis risk associated with a class of notes denominated in a currency other than U.S. Dollars.

In addition, the issuing entity may owe the related swap counterparty swap termination payments that are required to be paid pro rata with the related classes of notes. In this event, there can be no assurance that the amount of credit enhancement will be sufficient to cover the swap termination payments and payments due on your notes and you may suffer loss.

If any currency swap counterparty fails to perform its obligations or if the related currency swap agreement is terminated, the issuing entity will have to exchange U.S. Dollars for the applicable currency during the applicable reset period at an exchange rate that may not provide sufficient amounts to make payments of principal and interest to all of the notes in full, including as a result of the inability to exchange U.S. Dollar amounts then on deposit in any related accumulation account for the applicable currency.

Moreover, there can be no assurance that the spread between LIBOR and any applicable non-U.S. Dollar currency index will not widen. As a result, if a currency swap agreement is terminated and the issuing entity is not able to enter into a substitute currency swap agreement, all of the notes bear the resulting currency risk and spread risk.

In addition, if a payment is due to the issuing entity under a currency swap agreement, a default by the related swap counterparty may reduce the amount of available funds for any collection period and thus impede the issuing entity’s ability to pay principal and interest on your class of notes.

RISKS RELATED TO AUCTION RATE NOTES	(If auction rate notes are offered or reoffered in the related prospectus supplement, the following risk factors will apply.)
The Interest Rates On Any Auction Rate Notes Are Subject To Limitations, Which Could Reduce Your Yield
The interest rates on the auction rate notes may be limited by the maximum rate, which will be based on the least of the maximum auction rate, the maximum interest rate, generally 18% per annum, or, in certain circumstances, the auction student loan rate, which is based on the rates of return on the trust student loans, less specified administrative costs. If, for any accrual period, the maximum rate is less than the auction rate determined in accordance with the auction procedures, interest will be paid on the auction rate notes at the maximum rate even though there may be sufficient available funds to pay interest at the auction rate.

For a distribution date on which the interest rate for a class of auction rate notes is equal to the auction student loan rate, the carryover amount will be the excess of (a) the lower of (1) the amount of interest at the auction rate determined pursuant to the auction procedures for the auction rate notes and (2) the amount of interest at the maximum auction rate which would have been applied if the auction student loan rate were not a component of the maximum auction rate over (b) the auction student loan rate. This carryover amount will be allocated to the applicable notes on succeeding quarterly distribution dates, and paid on the succeeding distribution date, to the holders of such class or classes of notes on the related record date, only to the extent that there are funds available for that purpose and other conditions are met. It is possible that such carryover amount may never be paid. Any carryover amount not paid at the time of redemption of an auction rate note will be extinguished.

The Lack Of A Market for Auction Rate Securities Could Again In The Future Result In Prolonged Periods Of Failed Auctions And A Loss Of Liquidity
An economic downturn may cause the market for auction rate notes to cease to exist which may result in outstanding classes of auction rate notes experiencing a prolonged period of ongoing failed auctions.  In such event, holders of auction rate securities may be unable to sell their securities and may experience a potentially significant loss of market value.  Investors in auction rate notes need to be aware that they may be required to hold their notes without an ability to liquidate their investments unless they are willing to sell such auction rate notes at a loss and possibly a significant loss.

RISKS RELATED TO RESET RATE NOTES	(If reset rate notes are offered in the related prospectus supplement, the following risk factors will apply.)
If A Currency Swap Agreement Terminates, Additional Interest Will Not Be Paid
To the extent described in the prospectus supplement for your notes, a currency swap agreement supporting payment of reset rate notes denominated in a currency other than U.S. Dollars may provide for the payment to all reset rate noteholders of approximately two business days of interest at the applicable rate resulting from a required delay in the payment of reset date remarketing proceeds through Euroclear and Clearstream, Luxembourg. If a currency swap agreement is terminated, however, the issuing entity, in turn, will make payments in respect of those reset rate notes, but will not make payments for those additional days of interest resulting from the required delay in the payment of reset date remarketing proceeds through Euroclear and Clearstream, Luxembourg.

Even If You Do Not Receive Timely Notices, You Will Be Deemed To Have Tendered Your Reset Rate Notes
Unless notice of the exercise of the call option described below has already been given, the administrator, not less than fifteen nor more than thirty calendar days prior to each remarketing terms determination date, will inform DTC, Euroclear and Clearstream, Luxembourg, as applicable, of the identity of the remarketing agents, whether (1) such class of notes will be subject to an automatic tender on the upcoming reset date unless a holder elects not to tender its reset rate notes by timely delivery of a hold notice, or (2) whether such class of notes is subject to mandatory tender by all of the holders regardless of a desire by any noteholders to retain their notes.  The administrator also will request that DTC, Euroclear and Clearstream, Luxembourg, as applicable, notify its participants of the contents of such notice given to DTC, Euroclear and Clearstream, Luxembourg, as applicable, inform them of the notices to be given on the remarketing terms determination date and the spread determination date and the procedures that must be followed if any beneficial owner of reset rate notes wishes to retain its notes or inform them of any procedures to be followed in connection with a mandatory tender of such notes.

Due to the procedures used by the clearing agencies and the financial intermediaries, however, holders of beneficial interests in any class of reset rate notes may not receive timely notifications of the reset terms for any reset date. Despite this potential delay in the distribution of such notices by the related clearing agencies, even though you may not receive a copy of the notice to be delivered on the related remarketing terms determination date, you will be deemed to have tendered your class unless the remarketing agents have received a hold notice, if applicable, from you on or prior to the related notice date.  See “Additional Information Regarding the Notes—The Reset Rate Notes—Timeline” in this prospectus for a chart describing the dates related to the entire remarketing process.

If Investments In An Accumulation Account Do Not Perform As Anticipated, Your Notes May Be Downgraded Or You May Suffer A Loss
During any reset period when an accumulation account is being maintained for a class of reset rate notes, the administrator, on behalf of the issuing entity, will invest any funds on deposit in that accumulation account in eligible investments, as defined in the administration agreement. Eligible investments include among other things asset-backed notes and repurchase obligations under repurchase agreements entered into with respect to federally guaranteed student loans that are serviced by the servicer or an affiliate thereof, that satisfy the applicable minimum rating requirements set by the applicable rating agencies and that have an expected maturity date at least one business day before the next reset date for the related class of reset rate notes.

There can be no assurance that these investments will not default or that they will always retain their initial ratings. Any downgrade in these investments would also likely reduce the market value of such investments. In this event, if the administrator were to have the issuing entity sell such investments prior to their maturity, whether to minimize potential future losses or for any other reason, or if the indenture trustee were to liquidate such investments following an event of default and an acceleration of your notes, you may suffer a loss. Furthermore, there is no certainty that these investments will pay interest and principal at the rates, at the times or in the full amounts owed. As a result, it is possible that, absent sufficient cash flow from the assets of the issuing entity, other than the accumulation account, to offset these losses, you could suffer a loss on your notes.

In The Event That Sums Are Deposited Into A Supplemental Interest Account Or An Investment Reserve Account, Principal Payments To Subordinated Noteholders May Be Delayed, Or Subordinated Noteholders May Suffer A Loss

On and after the date on which the senior notes have been paid in full, or on and after any earlier date described in the related prospectus supplement, your subordinated notes will be entitled to principal distributions. However, if amounts on deposit in an accumulation account for a class of reset rate notes bearing interest at a fixed rate become sufficiently large, it is possible that required deposits into the related supplemental interest account may result in a shortage of available funds, and principal would not be paid to you on that or succeeding distribution dates until there are sufficient available funds.

In addition, amounts required to be deposited into a related investment reserve account will be funded on each applicable distribution date, to the level necessary to satisfy the rating agency condition, subject to a maximum amount, prior to any distributions of principal to the subordinated notes. If there are insufficient available funds following any such deposit, principal payments to your subordinated notes may be delayed. In addition, if amounts withdrawn from the investment reserve account are insufficient to offset losses on eligible investments, and there are insufficient available funds to both replenish the related accumulation account and make payments of principal to the subordinated noteholders, you may suffer a loss.

If The Holder Of The Call Option On The Reset Rate Notes Exercises The Call Option, You May Not Be Able To Reinvest In A Comparable Note
Navient will have, or may transfer to certain of its subsidiaries, the option to call, in full, any class of reset rate notes on each related reset date, even if you have delivered a hold notice. If this option is exercised, you will receive a payment of principal equal to the outstanding principal balance of your reset rate notes, less any amounts distributed to you by the issuing entity as a payment of principal on the related distribution date, plus all accrued and unpaid interest on such distribution date, but you may not be able to reinvest the proceeds you receive in a comparable security with an equivalent yield.

If A Failed Remarketing Is Declared, You Will Be Required To Rely On A Sale Through The Secondary Market If You Wish To Sell Your Reset Rate Notes
In connection with the remarketing of your class of reset rate notes, if a failed remarketing is declared, your reset rate notes will not be sold even if you attempted or were required to tender them for remarketing. In this event you will be required to rely on a sale through the secondary market, which may not then exist for your class of reset rate notes, independent of the remarketing process.

If A Failed Remarketing Is Declared, The Failed Remarketing Rate You Will Receive May Be Less Than The Then-Prevailing Market Rate Of Interest
If a failed remarketing is declared, your class of reset rate notes will become subject to the applicable failed remarketing rate. If your class is then denominated in U.S. Dollars, you will receive interest until the next reset date at the related failed remarketing rate of three-month LIBOR plus a related spread. If your class is then denominated in a non-U.S. Dollar currency, you will receive interest until the next reset date at the failed remarketing rate established on the related spread determination date, which will always be a floating rate of interest, or at the related initial failed remarketing rate established for your class of reset rate notes on the closing date, as described in the related prospectus supplement. The failed remarketing rate may differ significantly from the rate of interest you received during any previous reset period, which may have been at a fixed rate or based on an index different than three-month LIBOR or the applicable index established on the spread determination date, or on the related closing date, as applicable, with respect a class of reset rate notes. We cannot assure you that the failed remarketing rate will always be at least as high as the prevailing market rate of interest for similar notes and you may suffer a loss in yield.

FORMATION OF THE ISSUING ENTITIES

The Issuing Entities

The depositor will establish a separate issuing entity, in the form of a Delaware statutory trust, for each series of notes.  We sometimes refer to an issuing entity as a “trust.”  Each trust will be formed under a trust agreement.  It will perform only the following activities:

•	acquire, hold, sell and manage trust student loans, the other trust assets and related proceeds;
•	enter into one or more swap agreements and/or interest rate cap agreements, from time to time;
•	issue the notes;
•	make payments on the notes; and
•	engage in other incidental or related activities.
Other than issuing the notes or as otherwise specified in the related prospectus supplement for your notes, no trust will be permitted to borrow money or make loans to other persons.  Unless otherwise specified in a related prospectus supplement, the permitted activities of the trust may be amended only with the consent of a majority of the senior and subordinate noteholders, voting separately; however, the trust agreement may be modified without noteholder consent if an opinion of counsel is provided to the effect that such proposed revisions would not adversely affect in any material respect the interests of any noteholder whose written consent has not been obtained.

Each trust will have only nominal initial capital. On behalf of each trust, the eligible lender trustee, the owner trustee or trustee, as applicable, will use the proceeds from the sale of the related notes to purchase the trust student loans.

Following the purchase of the trust student loans, the assets of the trust will include:

•	the trust student loans themselves, legal title to which will be held by either the trustee or the eligible lender trustee, as applicable, will hold;
•	all funds collected on the trust student loans on or after the date specified in the related prospectus supplement, including any guarantor, surety or Department of Education payments;
•
all moneys and investments on deposit in the collection account, any reserve account, any pre-funding account and any other trust account or any other form of credit enhancement (amounts on deposit in any account may be invested in eligible investments as permitted by the related indenture);

•	all applicable rights under each applicable swap agreement and/or interest rate cap agreement then in effect;
•
rights under the related transfer and servicing agreements, including the right to require the sellers, the depositor or the servicer to repurchase trust student loans from it or to substitute student loans under some conditions;

•	rights under the guarantee or surety agreements with guarantors or insurers; and
•	if applicable, rights under any policy with an insurer.
Each trust and its assets (other than the trust student loans) will be administered by the administrator pursuant to the administration agreement.  The servicer will be responsible for the servicing and administration of the trust student loans pursuant to the servicing agreement.  See “Servicing and Administration” in this prospectus.

The trusts will not own any other assets.  The fiscal year of each trust will be a calendar year.

The notes will represent indebtedness of the related trust secured by its assets.  The excess distribution certificate will represent the beneficial ownership interest of the assets of the trust.  To facilitate servicing and to minimize administrative burden and expense, the servicer, directly or through subservicers, will retain possession of the promissory notes and other documents related to the student loans as custodian for the trust and the eligible lender trustee or trustee, as applicable.

The sections “The Transfer and Servicing Agreements,” “Servicing and Administration” and “Prospectus Summary—The Notes” in this prospectus contain descriptions of the material provisions of the transaction agreements.  The related prospectus supplement may also contain additional information regarding other material provisions of certain transaction agreements.

Eligible Lender Trustee, Owner Trustee, Trustee or Delaware Trustee

If the trust student loans for your notes include education loans made under the FFELP, we will specify the eligible lender trustee for that trust in the prospectus supplement for your notes. Each eligible lender trustee for a trust will be the bank or trust company as specified in the related prospectus supplement. It will acquire legal title to all trust student loans made under the FFELP on behalf of that trust and will enter into a guarantee agreement with each of the guarantors of those loans. The eligible lender trustee must qualify as an eligible lender under the Higher Education Act and the guarantee agreements.

In the event that the trust student loans are not FFELP loans, in lieu of an eligible lender trustee, a trustee may be appointed.

The liability of the trustee, owner trustee or eligible lender trustee, as applicable, in connection with the issuance and sale of any notes will consist solely of its express obligations in the trust agreement, eligible lender trust agreement and sale agreement, as applicable.  The trustee, owner trustee or eligible lender trustee, as applicable, will not be personally liable for any actions or omissions that were not the result of its own bad faith, fraud, willful misconduct or negligence.  The trustee, owner trustee or eligible lender trustee, as applicable, will be entitled to be indemnified by the administrator (at the direction of the depositor) for any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the performance of its duties under the indenture and the other transaction agreements.

The related prospectus supplement will specify the trustee, owner trustee or eligible lender trustee, as applicable, for each series.  A trustee, owner trustee or eligible lender trustee, as applicable, may resign at any time. If it does, the administrator must appoint a successor. The administrator may also remove a trustee, owner trustee or eligible lender trustee, as applicable, if such trustee, owner trustee or eligible lender trustee, as applicable, becomes insolvent or ceases to be eligible to continue as the applicable trustee. In that event, the administrator must appoint a successor. The resignation or removal of a trustee, owner trustee or eligible lender trustee, as applicable, and the appointment of a successor will become effective only when a successor accepts its appointment. To the extent expenses incurred in connection with the replacement of a trustee, owner trustee or eligible lender trustee, as applicable, are not paid by the applicable trustee or eligible lender trustee that is being replaced or by the applicable successor trustee, the depositor will be responsible for the payment of such expenses.

The related prospectus supplement will specify the principal office of each trust and trustee, owner trustee or eligible lender trustee, as applicable.

If applicable, we will also specify the Delaware trustee for the related trust in the prospectus supplement for your notes.  The Delaware trustee’s roles will be limited to those duties required under the Delaware Statutory Trust Act.  Unless otherwise provided in the related trust agreement, such roles are limited to fulfilling the provision of the Statutory Trust Act that a Delaware statutory trust shall at all times have at least one trustee, in the case of a natural person, who shall be a person who is a resident of Delaware or which, in all other cases, has its principal place of business in Delaware, and will accept service of process in Delaware on behalf of the trust.  A separate Delaware trustee will not be appointed if the trustee, eligible lender trustee or owner trustee, as applicable, has its principal place of business in Delaware.

The eligible lender trustee, owner trustee or trustee, as applicable, will act on behalf of the excess distribution certificateholders and represent their rights and interests in the exercise of their rights under the related trust agreement.  Except as specifically delegated to the administrator in the administration agreement, the eligible lender trustee, owner trustee or trustee, as applicable, will also execute and deliver all agreements required to be entered into on behalf of the related trust.

The related prospectus supplement will specify the principal office of each trust and trustee, eligible lender trustee, Delaware trustee and/or owner trustee, as applicable.

USE OF PROCEEDS

On the closing date specified in the related prospectus supplement, the eligible lender trustee, owner trustee or trustee, as applicable, on behalf of the trust, will purchase student loans from the depositor and make an initial deposit into the collection account, the reserve account, any capitalized interest account, any cash capitalization or cash collateral account, and any pre-funding account with the net proceeds of sale of the notes. The eligible lender trustee, owner trustee or trustee, as applicable, may also apply the net proceeds for other purposes to the extent described in the related prospectus supplement. We will use the money we receive for general corporate purposes, including purchasing the student loans and acquiring any credit or cash flow enhancement specified in the related prospectus supplement.

With respect to reofferings of auction rate notes, all net proceeds will be paid to the selling securityholder to be used for general corporate purposes and for any other purposes to the extent described in the related prospectus supplement.

THE DEPOSITOR

Navient Funding, LLC (formerly known as SLM Funding LLC) (referred to herein as “Navient Funding”) is the depositor. Navient Credit Finance Corporation, which together with its successors in interest we sometimes refer to as Navient CFC in this prospectus, is the sole member of Navient Funding. It became the sole member of the depositor on June 29, 2004. Prior to that date, the Student Loan Marketing Association, which was liquidated on December 29, 2004, was the depositor’s sole member.  The depositor was incorporated in Delaware as SLM Funding Corporation on July 25, 1995, was converted to a limited liability company on December 31, 2002 and changed its name to Navient Funding, LLC on May 2, 2014.

The depositor has only limited purposes, which include purchasing student loans from Navient CFC and other sellers, transferring the student loans to the trusts and other incidental and related activities. Its principal executive offices are at 2001 Edmund Halley Drive, Reston, Virginia 20191. Its telephone number is (703) 810-3000.

The depositor has taken steps intended to prevent any application for relief by Navient CFC, as sole member, under any insolvency law resulting in consolidation of the depositor’s assets and liabilities with those of Navient CFC.  These steps include its creation as a separate, limited-purpose subsidiary with its own limited liability company identity. The depositor’s operating agreement contains limitations including:

•	restrictions on the nature of its business; and
•	a restriction on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors.
Among other things, the depositor will maintain its separate limited liability company identity by:

•	maintaining records and books of accounts separate from those of its sole member;
•	refraining from commingling its assets with the assets of its sole member; and

•	refraining from holding itself out as having agreed to pay, or being liable for, the debts of its sole member.
Each transaction agreement will also contain “non-petition” covenants to prevent the commencement of any bankruptcy or insolvency proceedings against the depositor and/or the issuing entity, as applicable, by any of the transaction parties or by the noteholders.

We have structured the transactions described in this prospectus to assure that the transfer of the student loans by its sole member or any other seller to the depositor constitutes a “true sale” of the student loans.  If the transfer constitutes a “true sale,” the student loans and related proceeds would not be property of the applicable seller should it become subject to any insolvency law.  Although each seller and the depositor will express its intent to treat the conveyance of the related trust student loans as a sale, each seller and the depositor will also grant to the trustee or eligible lender trustee, as applicable, on behalf of the trust, a security interest in the related trust student loans.  This security interest is intended to protect the interests of the noteholders if a bankruptcy court were to characterize the seller’s or the depositor’s transfer of the loans as a borrowing by such seller or the depositor secured by a pledge of the trust student loans.  In the event that a bankruptcy court did characterize the transaction as a borrowing by a seller or the depositor, that borrowing would be secured by the trust student loans in which such seller or the depositor granted a security interest to the trustee or eligible lender trustee, as applicable.  Each seller and the depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee or eligible lender trustee, as applicable, as a first priority, perfected security interest in the trust student loans, including the filing of Uniform Commercial Code financing statements, if necessary.

Upon each issuance of notes, the depositor will receive the advice of counsel that, subject to various facts, assumptions and qualifications, the transfer of the student loans by the applicable seller to the depositor would be characterized as a “true sale” and the student loans and related proceeds would not be property of the applicable seller under the insolvency laws.

The depositor will also represent and warrant that each sale of trust student loans by the depositor to the trust is a valid sale of those loans. In addition, the depositor, the trustee or the eligible lender trustee, as applicable, and the trust will treat the conveyance of the trust student loans as a sale. The depositor, Navient CFC and each other seller will take all actions that are required so the trustee or eligible lender trustee, as applicable, will be treated as the legal owner of the trust student loans.

The depositor’s obligations after issuance of a series of notes include the sale of any trust student loans to the related trust to be purchased with amounts on deposit in any pre-funding account, supplemental purchase account and/or add-on consolidation loan account and delivery of certain related documents and instruments, repurchasing trust student loans in the event of certain breaches of representations or warranties made by the depositor, providing tax-related information to the trustee or eligible lender trustee, as applicable, and maintaining the trustee’s or eligible lender trustee’s first priority perfected security interest in the assets of the related trust.

The related prospectus supplement for a series may contain additional information concerning the depositor.

NAVIENT CREDIT FUNDING, LLC

Navient Credit Funding, LLC (formerly known as SLM Education Credit Funding LLC) (referred to herein as “Navient Credit Funding”) is also a depositor for certain classes of previously issued auction rate notes that were acquired by affiliates of Navient Credit Funding and will be reoffered from time to time.  Navient Credit Funding will be the depositor solely with respect to certain reofferings of those previously registered class or classes of auction rate notes where Navient Credit Funding was originally the related issuing entity’s depositor for the applicable series of notes and either Navient Credit Funding or Navient Funding will be the selling securityholder of the particular class or classes of auction rate notes being reoffered.

Navient Credit Funding was formed as SLM Education Credit Funding LLC in Delaware on July 22, 2002 with a single member and changed its name to Navient Credit Funding, LLC on May 2, 2014. It has only limited purposes, which include the facilitation of securitization transactions sponsored by affiliates of Navient.  Navient CFC is the sole member of Navient Credit Funding.  Its principal executive offices are at 2001 Edmund Halley Drive, Reston, Virginia 20191. Its telephone number is (703) 810-3000.

Navient Credit Funding has taken steps intended to prevent any application for relief by Navient CFC, as sole member, under any insolvency law resulting in consolidation of Navient Credit Funding’s assets and liabilities with those of Navient CFC.  These steps included its creation as a separate, limited-purpose subsidiary with its own limited liability company identity. Navient Credit Funding’s operating agreement contains limitations including:

•	restrictions on the nature of its business; and
•	a restriction on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors.
Among other things, Navient Credit Funding will maintain its separate limited liability company identity by:

•	maintaining records and books of accounts separate from those of its sole member;
•	refraining from commingling its assets with the assets of its sole member; and
•	refraining from holding itself out as having agreed to pay, or being liable for, the debts of its sole member.
Each transaction agreement also contains “non-petition” covenants to prevent the commencement of any bankruptcy or insolvency proceedings against Navient Credit Funding and/or the related issuing entity, as applicable, by any of the transaction parties or by the noteholders, including holders of the related class or classes of auction rate notes.

NAVIENT CORPORATION

Effective April 30, 2014, pursuant to a plan approved by its board of directors, SLM Corporation (“Legacy SLM”), effected the strategic separation of its loan management, servicing and asset recovery business, now known as Navient Corporation (“Navient”), from its consumer banking business (referred to as “Sallie Mae Bank”).   Sallie Mae Bank continues to operate under the Sallie Mae brand.

Navient began trading on the NASDAQ under ticker symbol “NAVI” on May 1, 2014.  Navient is an independent company, and Sallie Mae retains a de minimis interest in Navient.  Sallie Mae and Navient have entered into a separation and distribution agreement and various other agreements related to the spin-off and the post spin-off relationship of the two companies.

Navient’s education loan management business includes Legacy SLM’s portfolios of FFELP loans (other than any FFELP loans held by Sallie Mae Bank at the time of separation) and certain existing private education loans (all originated by Navient affiliates or Sallie Mae Bank with respect to loans originated on or before April 30, 2014), other interest-earning assets, an education loan servicing platform that services FFELP and private education loans, including, the FFELP and private education loans to be owned by each issuing entity and loans held by third parties, and related collection activities on those loans.  Each of the sellers, the depositors, the servicer, the administrator and each issuing entity associated with Legacy SLM’s securitization program have remained subsidiaries of Navient.  The servicer while remaining a subsidiary of Navient has contributed some of its former assets and liabilities associated with its private education loan servicing business to a subsidiary of Sallie Mae Bank.

During the first quarter of 2016, Navient Corporation, certain Navient officers and directors, and the underwriters of certain Navient securities offerings have been sued in several putative securities class action lawsuits filed on behalf of certain investors in Navient stock or Navient unsecured debt.  These cases, which were filed in the U.S. District Court for the District of Delaware, are: Menold v. Navient Corporation, et al. (filed February 11, 2016); Jagrelius v. Navient Corporation, et al. (filed February 16, 2016); and Policemen’s Annuity & Benefit Fund of Chicago v. Navient Corporation, et al. (filed February 26, 2016).  On April 11, 2016, various plaintiffs filed Motions to Appoint Lead Counsel in the lawsuits. On June 30, 2016, the Court consolidated the three pending cases and appointed Lord Abbett Funds as Lead Plaintiff.  The Navient defendants intend to vigorously defend against the allegations in this lawsuit.  At this stage in the proceedings, we are unable to anticipate the timing of resolution or the ultimate impact, if any, that the legal proceedings may have on the consolidated financial position, liquidity, results of operations or cash-flows of Navient Corporation and its affiliates.

THE SPONSOR, SERVICER AND ADMINISTRATOR

Navient Solutions, Inc. acts as the sponsor of Navient’s student loan securitization program. Navient Solutions, Inc., which together with its successors in interest we sometimes refer to as Navient Solutions in this prospectus, is a wholly owned subsidiary of Navient and acts as the principal management company for most of Navient’s business activities. Navient Solutions’ servicing division manages and operates the loan servicing functions for Navient and its affiliates. Navient Solutions acts as administrator for each trust sponsored by the depositor and its affiliates. As administrator, Navient Solutions may delegate or subcontract its duties as administrator, but no delegation or subcontract will relieve Navient Solutions of its liability under the administration agreement. Effective as of December 31, 2003, Sallie Mae, Inc. merged with Sallie Mae Servicing L.P.  Sallie Mae, Inc. was the surviving entity and succeeded to all of the rights and obligations of Sallie Mae Servicing L.P.  Sallie Mae, Inc. changed its name to Navient Solutions, Inc. on May 1, 2014.  Navient Solutions is a Delaware corporation and its principal executive offices are at 2001 Edmund Halley Drive, Reston, Virginia 20191. Its telephone number is (703) 810-3000.

Navient Solutions is an affiliate of the depositor and each seller.

Navient Solutions services the vast majority of student loans owned by Navient and its affiliates. Its loan servicing centers are located in Indiana and Pennsylvania. As servicer, Navient Solutions may delegate or subcontract its duties as servicer, but no delegation or subcontract will relieve Navient Solutions of its liability under the servicing agreement.

Navient Solutions (in its various forms) has serviced student loans for over 20 years.  Navient Solutions itself, and as the assignee of the Student Loan Marketing Association (sometimes referred to as “SLMA”), has been the sponsor of Legacy SLM’s securitization program since it sponsored its first student loan securitization in 1995, called Sallie Mae Student Loan Trust 1995-1.

As of June 30, 2016, Navient Solutions (on behalf of Navient, Legacy SLM and SLMA) has sponsored approximately 167 student loan securitizations involving approximately 129 FFELP student loan transactions and approximately 38 private education loan transactions.

Navient Solutions owns no loans. As the sponsor and administrator of the company’s student loan securitization program, Navient Solutions selects portfolios of loans from loans owned by its affiliates for sale to the trust. Navient Solutions is also chiefly responsible for structuring each transaction.

Navient is also the largest holder, servicer and collector of loans made under the discontinued FFELP.  Navient and its subsidiaries serve, as of June 30, 2016, more than 12 million customers through Navient’s and its subsidiaries’ ownership and management of approximately $117.4 billion of student loans, of which approximately $92.6 billion, or approximately 79%, are federally insured. Navient Solutions is also the nation’s largest servicer of student loans, managing or servicing a portfolio of more than $300 billion, as of June 30, 2016.
In addition to federal loan programs, which have statutory limits on annual and total borrowing, Navient Solutions and its affiliates (prior to their separation from Sallie Mae Bank) sponsored a variety of private education loan programs and purchased loans made under such programs to bridge the gap between the cost of education and a student’s resources.  Navient and its subsidiaries (including Sallie Mae Bank when it was a part of Legacy SLM) originated such private education loans which are not federally guaranteed.  Most of these higher education private education loans were made in conjunction with a FFELP Stafford loan, in which case they were marketed to schools through the same marketing channels as FFELP loans by the same sales force.  In 2004, Navient Solutions expanded its direct-to-consumer loan marketing channel with its Tuition Answer(SM) loan program where Navient Solutions’ affiliates originated and purchased loans outside of the traditional financial aid process.  Navient Solutions’ affiliates also originated and purchased alternative private education loans, which are marketed by a subsidiary of Navient to technical and trade schools, tutorial and learning centers, and private kindergarten through secondary education schools.  These loans were primarily made at schools not eligible for Title IV loans.  In 2006, Navient Solutions began to sponsor a private credit consolidation loan program under which certain Navient Solutions affiliates and their lender partners made new loans available to borrowers to combine two or more existing loans into a single loan.

Currently neither Navient Solutions nor its affiliates originate any private education loans, but Navient affiliates retain ownership of a significant portfolio of such loans (both for their own accounts and indirectly through the residual ownership of the issuing entities from transactions sponsored by Navient Solutions) that were originated by Legacy SLM affiliates (including Sallie Mae Bank) prior to the corporate separation.

The related prospectus supplement for a series may contain additional information concerning the sponsor, the servicer or the administrator.

THE SELLERS

Navient Credit Finance Corporation.  Navient Credit Finance Corporation, formerly known as NM Education Loan Corporation, subsequently as SLM Education Credit Management Corporation and then subsequently as SLM Education Credit Finance Corporation, is a wholly-owned subsidiary of Navient. We sometimes refer to Navient Credit Finance Corporation, together with its successors in interest, as Navient CFC.  Navient CFC was formed on July 27, 1999. It changed its name to Navient Credit Finance Corporation on May 2, 2014. Navient CFC purchases Stafford Loans, SLS Loans, PLUS Loans and/or consolidation loans originated by its affiliates or third parties under FFELP described in “Appendix A—Federal Family Education Loan Program” to this prospectus. It may also purchase loans that are not originated under FFELP, including, but not limited to, Health Education Assistance Program loans, which the United States Department of Health and Human Services insures directly and loans which are not reinsured by the federal government, as well as private education loans. The related prospectus supplement for your notes will identify whether Navient Credit Finance Corporation will act as a seller of loans in such transaction.

Navient Education Loan Corp.  Navient Education Loan Corp. is a wholly-owned subsidiary of Navient Corporation. We sometimes refer to Navient Education Loan Corp. as ELC.  ELC was incorporated in Delaware on April 29, 1998, as SLM Education Loan Corp., and changed its name to Navient Education Loan Corp. on April 11, 2014.  ELC originated Stafford Loans, SLS Loans and PLUS Loans under the FFELP described in “Appendix A—Federal Family Education Loan Program” to this prospectus.  It also originated consolidation loans.  In addition, ELC holds a portfolio of Stafford Loans, SLS Loans, PLUS Loans and consolidation loans which it was assigned or received as a part of a capital contribution from Navient. The related prospectus supplement for your notes will identify whether Navient Education Loan Corp. will act as a seller of loans in such transaction.

The Other Sellers.  If your notes will be secured by student loans being sold to the depositor by an entity other than the sellers described above, which will be an affiliate of the depositor, the related prospectus supplement for your notes will provide you details about that other seller.

Third-Party Originators. With respect to FFELP loans, the identity of the actual originator of any particular student loan is not material, as the requisite underwriting criteria are in all cases prescribed by provisions of the Higher Education Act.  In addition, to the extent FFELP loans are purchased in secondary market transactions the identities of the related originators are often not available.

To the extent private education loans are originated by entities not affiliated with Navient (and subsequently purchased by one of the sellers), such private education loans may have been underwritten to the criteria specified by the programs of Navient Solutions and its affiliates as set forth below under “The Companies’ Student Loan Financing Business.”  To the extent trust student loans in a pool are originated by a third-party originator and are not underwritten to the Navient Solutions student loan criteria set forth below, if the amount of such trust student loans is 10% or more of the pool, the related prospectus supplement will identify such third-party originator and if the amount of such trust student loans is 20% or more of the pool, the related prospectus supplement will also identify the originator’s form of organization and, to the extent material, describe such third-party originator’s student loan origination experience and underwriting standards.

The prospectus supplement for a series may also contain additional information concerning the sellers and/or third-party originators.

THE STUDENT LOAN POOLS

The depositor will purchase the trust student loans from Navient CFC and other sellers described in the related prospectus supplement for your notes out of the portfolio of student loans held by that seller.  Each pool of trust student loans owned by any issuing entity may contain only FFELP loans, only private education loans or a combination of FFELP loans and private education loans, as will be specified in the related prospectus supplement.

The trust student loans must meet several criteria, including:

for each loan made under the FFELP:

•	The principal and interest of each loan is guaranteed by a guarantor and is reinsured by the Department of Education under the FFELP.
•	Each loan was originated in the United States, its territories or its possessions in accordance with the FFELP.
•	Each loan contains terms required by the FFELP and the applicable guarantee agreements.

•	Each loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferment or forbearance periods.

•	Each loan satisfies any other criteria described in the related prospectus supplement.

for each private education loan:

•	The principal and interest of the loan may be guaranteed or insured by a guarantor or insurer identified in the related prospectus supplement.
•	Each loan was originated in the United States, its territories or its possessions in accordance with the rules of the specific loan program.
•	Each loan contains terms required by the program and the applicable guarantee agreements.
•	Each loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferment or forbearance periods.
•	Each loan satisfies any other criteria described in the related prospectus supplement.
The prospectus supplement for each series will provide information about the student loans in the related trust that will include:

•	the composition of the pool;
•	the distribution of the pool by loan type, payment status, interest rate basis and remaining term to maturity;
•	the borrowers’ states of residence; and
•	the percentages of the student loans guaranteed by the applicable guarantors.
FFELP Delinquencies, Defaults, Claims and Net Losses

Information about delinquencies, defaults, guarantee claims and net losses on FFELP loans is available in the Department of Education’s Loan Programs Data Books, called DOE Data Books. The delinquency, default, claim and net loss experience on any pool of FFELP trust student loans may not be comparable to this information.

Static Pool Data

Static pool data with respect to the delinquency, cumulative loss and prepayment data for the trusts formed by the depositor, or any other affiliated person specified in the related prospectus supplement, may be made available through the filing of a report on Form 8-K with the Securities and Exchange Commission (unless then applicable rules and regulations permit such information to posted to a website in lieu of filing).  The prospectus supplement related to each series for which the static pool data is provided will contain the date such related report on Form 8-K is filed and the applicable CIK number for investors to access this information.  Except as stated below, the static pool data provided in this manner will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.  In the alternative, static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement (so long as the contents of such CD-ROM are also filed with the Securities and Exchange Commission).  Each related prospectus supplement will specify how the related static pool data will be provided.

Notwithstanding the foregoing, the following information will not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

•	information regarding prior securitized pools of student loans sold to trusts that were formed by the depositor before January 1, 2006; and
•	with respect to information regarding the pool of student loans described in the related prospectus supplement, information about such pool for periods before January 1, 2006.
Copies of information related to any periods prior to January 1, 2006 may also be obtained upon written request.

Prepayments and Yield

Prepayments on student loans can be measured relative to a prepayment standard or model.  The prospectus supplement for a series of notes will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of notes of that series based on the assumptions stated in the prospectus supplement (including assumptions that prepayments on the student loans included in the related trust are made at rates corresponding to various percentages of the prepayment standard or model specified in that prospectus supplement).

We cannot give any assurance that the prepayment of the trust student loans included in the related trust will conform to any level of any prepayment standard or model specified in the related prospectus supplement.  The rate of principal prepayments on pools of student loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

The yield to an investor who purchases notes in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the student loans is actually different than the rate anticipated by the investor at the time the notes were purchased.

The prospectus supplement relating to a series of notes will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and expected maturities of the notes.

Payment of Notes

Upon the payment in full of all outstanding notes of a given series, the eligible lender trustee, the owner trustee or trustee, as applicable, will succeed to all the rights of the indenture trustee, on behalf of the holder of the excess distribution certificate.

Termination

For each trust, the obligations of the servicer, the depositor, the administrator, the trustee, owner trustee or eligible lender trustee, as applicable, and the indenture trustee under the transfer and servicing agreements will terminate upon:

•	the maturity or other liquidation of the last trust student loan and the disposition of any amount received upon liquidation of any remaining trust student loan, and
•	the payment to the noteholders of all amounts required to be paid to them.
The servicer or another entity specified in the related prospectus supplement, at its option, may repurchase or arrange for the purchase of all remaining trust student loans as of the end of any collection period if the outstanding pool balance is 10% or less of the initial pool balance, as defined in the related prospectus supplement, together with the aggregate initial principal balances of all trust student loans acquired during any applicable pre-funding period, plus accrued interest to be capitalized as of the applicable cut-off dates. The purchase price will equal the aggregate purchase amounts for the loans as of the end of that collection period. It will not be less than the minimum purchase amount specified in the related prospectus supplement. These amounts will be used to retire the related notes. Upon termination of a trust, any remaining assets of that trust, after giving effect to final distributions to the noteholders, will be transferred to the reserve account and paid as provided in the related prospectus supplement.

If the servicer or another entity fails to exercise their optional purchase right as described above, the indenture trustee may, or at the written direction of the administrator or the holders of a majority of the outstanding amount of the notes, shall, try to auction any trust student loans remaining in the related trust at the end of the collection period preceding the trust auction date specified in the related prospectus supplement. Navient CFC, any other seller, their affiliates and unrelated third parties may make bids to purchase these trust student loans on the trust auction date; however, Navient CFC, any other seller or their affiliates may offer bids only if the pool balance at that date is 10% or less of the initial pool balance together with the aggregate initial principal balances of all trust student loans acquired during any applicable pre-funding period plus accrued interest to be capitalized as of the applicable cutoff dates.

THE COMPANIES’ STUDENT LOAN FINANCING BUSINESS

Currently neither Navient nor its subsidiaries originate any private education loans, but Navient affiliates retain ownership of a significant portfolio of such loans (both for their own accounts and indirectly through the residual ownership of the issuing entities from transactions sponsored by Navient Solutions) that were originated by Legacy SLM affiliates (including Sallie Mae Bank) prior to the corporate separation.  The information provided below relates to theportfolio of loans originated by Legacy SLM entities (including Sallie Mae Bank) that were owned by Navient and its subsidiaries at the time of its separation from Sallie Mae Bank.

Navient operates its student loan financing business through several subsidiaries, including Navient CFC and ELC.  We sometimes refer to Navient and its family of subsidiaries as the Companies (or individually as a Company if the context requires). These companies have made and/or purchase or have purchased loans insured under several private education loan programs, such as Health Education Assistance Program loans, which the United States Department of Health and Human Services insures directly, and other private education loan programs which are not reinsured by the federal government.  These companies also originated and/or purchase student loans insured under various federally sponsored programs. These companies purchase Stafford Loans, SLS Loans and PLUS Loans originated under the FFELP, all of which are insured by guarantors and reinsured by the Department of Education. They also originated and purchase consolidation loans.

They purchase insured loans from various sources including:

•	commercial banks, thrift institutions and credit unions;
•	pension funds and insurance companies;
•	educational institutions; and
•	various state and private nonprofit loan originating and secondary market agencies.
These purchases occur at various times including:

•	shortly after loan origination;
•	while the borrowers are still in school;
•	just before the loan’s conversion to repayment after borrowers graduate or otherwise leave school; or
•	while the loans are in repayment.
The purchaser directly or indirectly through the servicer, frequently provides the selling institution with operational support in the form of either:

•	its automated loan administration system called PortSS® for the lender to use prior to loan sale; or
•	its loan origination and interim servicing system called ExportSS®.

Both PortSS and ExportSS provide the applicable Company entity and the lender with the assurance that the loans will be administered by the servicer’s computerized servicing systems.

FFELP Loans.  As described herein and in the related prospectus supplement, substantially all payments of principal and interest with respect to loans originated through the FFELP will be guaranteed against default, death, bankruptcy or disability of the applicable borrower, and a closing of or a false certification by such borrower’s school, by certain federal guarantors pursuant to a guarantee agreement to be entered into between such federal guarantors specified in the related prospectus supplement (each a “Federal Guarantor” and collectively, the “Federal Guarantors”) and the applicable eligible lender trustee (such agreements, each as amended or supplemented from time to time, the “Federal Guarantee Agreements”). See “Appendix A—Federal Family Education Loan Program” in this prospectus.

Private Education Loans.  In addition to the FFELP loans originated under the Higher Education Act, the sellers and other affiliates of Navient have developed student loan programs that are not federally guaranteed for undergraduate students and/or their parents (“Private Undergraduate Loans”), graduate students (“Private Graduate Loans”), private credit consolidation programs (“Private Consolidation Loans”), programs marketed directly to consumers (“Direct-to-Consumer Loans”), programs for students and/or their parents at technical and trade schools, tutorial and learning centers, and private kindergarten through secondary education schools (“Career Training Loans”) and programs that provide private supplemental funding for certificate-seeking, continuing education, undergraduate and graduate students at eligible degree-granting institutions or non-degree granting institutions (“Smart Option Student Loans”), which can be used by borrowers to supplement their FFELP loans in situations where the FFELP loans do not cover the cost of education or to cover education at non-Title IV institutions and programs for undergraduate, graduate and health professional students (“EFG Loans”), that provide borrowers with private supplemental funding. We sometimes refer to all such loans as private education loans in this prospectus.  Private Undergraduate Loans and some Private Graduate Loans (“Undergraduate and Graduate Loans”) are marketed as Signature Select Loans®, College Advantage Loan and Signature Student Loans® (collectively, the “Signature Student Loans®”), EXCEL®, Student EXCEL®, EXCEL Select, EXCEL Custom®, EXCEL Education Loan(SM), EXCEL Grad Loan(SM), EXCEL Preferred®, GRADEXCEL®, GradEXCEL Preferred and GradEXCEL Custom (collectively, the “EXCEL Loans”), and Smart Option Student Loans.  Private Graduate Loans made to law students (“Law Loans”) are marketed as LawEXCEL, LawEXCEL Preferred, LawEXCEL Custom, B&B EXCEL Custom and EXCEL Grad Extension Loan(SM) (collectively, the “LawEXCEL Loans”) and LAWLOANS (consisting of LAWLOANS®,  LAWLOAN Private Loans(SM) and LAWLOAN Bar Study Loans). Private Graduate Loans made to medical students (“Medical Loans”) are marketed as MD EXCEL, Med EXCEL Preferred, Med EXCEL Custom, Med EXCEL, R&R EXCEL, R&R EXCEL Preferred, R&R EXCEL Custom and EXCEL Grad Extension Loan R&R (collectively, the “MD EXCEL Loans”) and MEDLOANS (consisting of MEDLOANS®, MEDLOAN Alternative Loan Program (ALP) loans and MEDEX Loan Program loans).  Private Graduate Loans made to dental students (“Dental Loans”) are marketed as Dental EXCEL Preferred and Dental EXCEL Custom (together, the “Dental EXCEL Loans”) and DENTALoans (consisting of DENTALoans Private Loans, DENTALoans Advanced Study Private Loans and the DENTALoans Residency, Relocation and Licensure Exam Loans).  Private Graduate Loans made to business school graduate students (“MBA Loans”) are marketed as MBA EXCEL, MBA EXCEL Preferred and MBA EXCEL Custom (collectively, the “MBA EXCEL Loans”) and MBA Loans®. Private Consolidation Loans are marketed as Private Consolidation Loans.  Direct-to-Consumer Loans are marketed as Tuition Answer(SM) , Tuition Answer II and Tuition Answer for Employees First (collectively, “Tuition Answer Loans”).  Career Training Loans are marketed as Career Training Loans, K-12 Loans and Tutorial Loans (collectively, “Career Training Loans”).  EFG Loans are marketed as Platinum Alternative Loans, EFG Select Alternative Loans, EFG Select International Medical Schools Loans and EFG Medical Extra Loans.  The Undergraduate and Graduate Loans, Medical Loans, Law Loans, MBA Loans, Private Consolidation Loans, Direct-to-Consumer Loans, Career Training Loans and EFG Loans are sometimes referred to collectively as the “Private Education Loans.” The holders of Private Education Loans are not entitled to receive any federal assistance with respect thereto.

In addition, a law student may be eligible for a bar examination loan to finance the costs of preparing for and taking one or more state bar examinations if such student has applied for the loan within a limited period before or after graduation. A medical or dental student may be eligible for a residency loan to finance the cost of participating in one or more medical or dental residency programs if such student has applied for the loan within a limited period before or after graduation.

The Companies’ private education loans are serviced by Navient Solutions and may have been funded by a former affiliate or a lender partner.  These loans are typically purchased by Navient CFC (or another affiliate).

Some of the types of private education loans which may be serviced and purchased by the Companies include:

•
Undergraduate and Graduate Loans.  The Companies acquired Signature Student Loans and EXCEL Loans funded by several commercial banks in the United States.  Signature Student Loans and EXCEL Loans provide undergraduate and graduate students (other than law, medical, dental or business school students) supplemental financing to help fund the cost of attending an undergraduate or graduate institution. Signature Student Loans and EXCEL Loans are serviced on behalf of the seller by the servicer or a subservicer identified in the prospectus supplement for your notes. They are not guaranteed by any federal guarantor, or by any governmental agency or by any private guarantor.  Signature Student Loans and EXCEL Loans were not made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan program and were only made to eligible students who qualified pursuant to credit underwriting standards established by the program and related lender.

•	Law Loans. The Companies acquired LAWLOANS and LawEXCEL Loans funded by several commercial banks in the United States. LAWLOANS and LawEXCEL

Loans provided law students additional educational financing to help pay for the costs of attending law school and to finance the costs of taking one or more state bar examinations upon graduation from law school. LAWLOANS and LawEXCEL Loans are serviced on behalf of the seller by the servicer.  They are not guaranteed by any federal guarantor, or by any other governmental agency or by any private guarantor.  LAWLOANS and LawEXCEL Loans not made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan program and only made to eligible students who qualified pursuant to credit underwriting standards established by the program and related lender.

•
Medical Loans.  The Companies acquired MEDLOANS and MD EXCEL Loans funded by several commercial banks in the United States.  MEDLOANS and MD EXCEL Loans provided medical students additional educational financing to help pay for the costs of attending medical school. None received a residency loan to finance the cost of participating in one or more medical residency programs if such student had applied for the loan within a limited period or after graduation. MEDLOANS and MD EXCEL Loans are serviced on behalf of the seller by the servicer. They are not guaranteed by any federal guarantor, or by any governmental agency or by any private guarantor. MEDLOANS and MD EXCEL Loans were not made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan program and were only made to eligible students who qualified pursuant to credit underwriting standards established by the program and related lender.

•
Dental Loans.  The Companies acquired DENTALoans and Dental EXCEL Loans funded by several commercial banks in the United States.  DENTALoans and Dental EXCEL Loans provide dental students additional educational financing to help pay for the costs of attending dental school.  A dental student may also receive a residency, relocation and licensure exam loan to finance the cost of participating in one or more dental residency programs if such student has applied for the loan within a limited period or after graduation.  DENTALoans and Dental EXCEL Loans are serviced on behalf of the seller by the servicer.  They are not guaranteed by any federal guarantor, or by any governmental agency or by any private guarantor.  DENTALoans and Dental EXCEL Loans were not made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan program and were only made to eligible students who qualified pursuant to credit underwriting standards established by the program and related lender.

•
MBA  Loans.  The Companies acquired MBA Loans and MBA EXCEL Loans funded by several commercial banks in the United States.  MBA Loans and MBA EXCEL Loans provide business school students additional educational financing to help pay for the costs of attending graduate school. MBA Loans and MBA EXCEL Loans are serviced on behalf of the seller by the servicer. They are not guaranteed by any federal guarantor, or by any other governmental agency or by any private guarantor. MBA Loans and MBA EXCEL Loans were not made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan program and were only made to eligible students who qualified pursuant to credit underwriting standards established by the program and related lender.

•
Direct-to-Consumer Loans.  The Companies acquired Direct-to-Consumer Loans.  Direct-to-Consumer Loans provide undergraduate and graduate students or other creditworthy individuals borrowing on behalf of students (other than law, medical, dental or business school students) supplemental financing to help fund the cost of attending an undergraduate or graduate institution.  Direct-to-Consumer Loans are serviced on behalf of the seller by the servicer or a subservicer identified in the prospectus supplement for your notes. They are not guaranteed by any federal guarantor, or by any governmental agency or by any private guarantor.  Direct-to-Consumer Loans were not made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan program and were only made to eligible students or other creditworthy individuals borrowing on behalf of students who qualified pursuant to credit underwriting standards established by the related lender.

•
Private Consolidation Loans.  The Companies acquired Private Consolidation Loans.  Private Consolidation Loans allow eligible borrowers to combine several existing private education loans into one new loan. Private Consolidation Loans are serviced on behalf of the seller by the servicer or a subservicer identified in the prospectus supplement for your notes. They are not guaranteed by any federal guarantor, or by any governmental agency or by any private guarantor.  Private Consolidation Loans may not be made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan program and may only be made to eligible borrowers who qualify pursuant to credit underwriting standards established by the related lender.
•
Career Training Loans.  The Companies acquire Career Training Loans funded by several commercial banks in the United States.  Career Training Loans provide eligible borrowers financing at technical and trade schools, tutorial and learning centers, and private kindergarten through secondary education schools.  Career Training Loans are serviced on behalf of the seller by the servicer or a subservicer identified in the prospectus supplement for your notes.  They are not guaranteed by any federal guarantor, or by any governmental agency or by any private guarantor.  Career Training Loans may not be made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan program and may only be made to eligible students or other creditworthy individuals borrowing on behalf of students who qualify pursuant to credit underwriting standards of the related lender.

•
EFG Loans.  The Companies’ entities acquired the EFG Loans, which were funded by commercial banks in the United States.  EFG Loans provide private supplemental funding for undergraduate, graduate and health professional students.  EFG Loans are serviced on behalf of the seller by the servicer or a subservicer identified in the prospectus supplement for your notes.  They are not guaranteed by any federal guarantor, or by any governmental agency, but they may be guaranteed by a private insurer.  However, no issuing entity or noteholder will have any benefit of any such insurance party.  EFG Loans were not made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan program and were only made to eligible students or other creditworthy individuals borrowing on behalf of students who qualified pursuant to credit underwriting standards of the program and related lender.

•
Smart Option Student Loans.  The Companies acquire Smart Option Student Loans.  Smart Option Student Loans provide private supplemental funding for certificate-seeking, continuing education, undergraduate and graduate students at eligible degree-granting institutions and for students enrolled in non-degree granting institutions, such as technical training, trade and vocational schools and on-line courses.  Smart Option Student Loans are serviced on behalf of the seller by the servicer or a subservicer identified in the prospectus supplement for your notes.  They are not guaranteed by any federal guarantor, or by any governmental agency or by any private guarantor.  Smart Option Student Loans may not be made to a single borrower in excess of the annual and aggregate limits imposed by the applicable loan program and may only be made to eligible students who qualify pursuant to credit underwriting standards established by Sallie Mae Bank.

•
Other Private Education Loan Programs.  From time to time, the Companies may acquire private education loans originated under other loan programs. If the trust for your notes were to purchase any of those loans, the prospectus supplement for your notes would describe the loans and the loan program.

Each trust may have a different combination of FFELP loans and private education loans or may consist entirely of one type or the other. The prospectus supplement for your notes will identify the specific types of trust student loans related to your notes and will provide more specific details of the loan program involved. We have included program descriptions for the Undergraduate and Graduate Loan Program, Law Loan Programs, MBA Loan Programs, Medical Loan Programs, Dental Loan Programs, Direct-to-Consumer Loan Programs, Private Consolidation Loan Program, Career Training Loan Program, EFG Loan Programs and Smart Option Student Loan Program, as described in “Appendix B,” “Appendix C,” “Appendix D,” “Appendix E,” “Appendix F,” “Appendix G,” “Appendix H,” “Appendix I,” “Appendix J” and “Appendix K” respectively, each of which is a part of this prospectus. The program rules and servicing criteria for these private education loans may be modified from time to time. Any other private education loan programs for loans to be purchased by a trust will be described in a similar manner in the related prospectus supplement.

Underwriting of Private Education Loans

The Companies do not underwrite any private education loans. The following credit underwriting standards were or are applied to the private education loan programs:

•
Signature Student Loans, LAWLOANS, MEDLOANS, DENTALoans and MBA Loans.  Prior to 1998, judgmental criteria were applied and considered elements of a borrower’s credit history such as: number of late payments, record of bankruptcies, foreclosures, garnishments, judgments, unpaid liens, educational loan defaults, etc. Beginning in May 1998, FICO scoring was employed.  Freshmen borrowers have additional requirements to qualify on their own for one of these loans.  They must have forty-eight (48) months of credit history and two active trade lines in the previous two months.  Any applicant who does not meet underwriting or eligibility requirements must obtain a creditworthy cosigner to obtain a loan.  However, there are certain denial reasons for a borrower that will not allow that borrower to obtain a loan even with a creditworthy cosigner and the MEDLOANS program does not allow cosigners.

•
EXCEL Loans, LawEXCEL Loans, MBA EXCEL Loans, MD EXCEL Loans, Dental EXCEL Loans, MEDLOANS, Private Consolidation Loans and Direct-to-Consumer Loans. Since inception, judgmental criteria have been applied and considered elements of a borrower’s and cosigner’s credit history such as: number of late payments, record of bankruptcies, foreclosures, garnishments, judgments, unpaid liens, educational loan defaults, etc.  Student EXCEL® and the EXCEL Graduate loans (consisting of the LawEXCEL, MBA EXCEL, Dental EXCEL and MD EXCEL loans) allow for multiple cosigners.  In addition, the EXCEL Loan and the Private Consolidation Loan underwriting involve a debt-to-income test.

•
Career Training Loans.  Since inception, judgmental criteria have been applied and considered elements of a borrower’s and cosigner’s credit history such as: record of bankruptcies, foreclosures, educational loan defaults, unpaid tax liens or charge-offs. Currently, FICO scoring and, in certain circumstances, income verification are

•	employed. In addition, underwriting for Career Training Loans involves a debt-to-income test.
•
EFG Loans.  Since inception, judgmental criteria were applied and considered elements of a borrower’s and cosigner’s credit history such as: record of bankruptcies, foreclosures, educational loan defaults, unpaid tax liens or charge-offs.

•
Smart Option Student Loans.  Since inception, judgmental criteria were applied and considered elements of a borrower’s and cosigner’s credit history such as: record of bankruptcies, foreclosures, educational loan defaults, unpaid tax liens or charge-offs. In addition, the Companies use automated underwriting/approval strategies which include, but are not limited to, FICO scoring and internally developed and validated scorecards based on analysis of the Companies’ historical account performance, application and credit bureau data.

Servicing

Private Education Loan Servicing.  Navient’s private education loans are serviced on the Companies’ computerized servicing systems in accordance with the terms of the promissory notes for the serviced loans.

FFELP Student Loan Servicing.  Prior to purchase of a loan by the applicable Company entity, the servicer or a third party servicing agent surveys appropriate loan documents for compliance with Department of Education and guarantor requirements. Once acquired, loans are serviced through the servicer or third-party servicers, in each case under contractual agreements with a Company entity.

The Department of Education and the various guarantors prescribe rules and regulations which govern the servicing of federally insured loans. These rules and regulations include specific procedures for contacting delinquent borrowers, locating borrowers who can no longer be contacted at their documented address or telephone number, and filing claims for reimbursement on loans in default. Payments under a guarantor’s guarantee agreement require strict dherence to these stated due diligence and collection procedures.

Regulations require that collection efforts commence within ten days of any delinquency and continue for the period of delinquency until the loan is deemed to be in default status. During the delinquency period, the holder of the loan must diligently attempt to contact the borrower, in writing and by telephone, at specified intervals. Most FFELP loans are considered to be in default when they become 270 days delinquent.

A guarantor may reject any claim for payment under a guarantee agreement if the specified due diligence and collection procedures required by that guarantee agreement have not been strictly followed and documented or if the claim is not timely filed. Minor errors in due diligence may result in the imposition of interest penalties, rather than a complete loss of the guarantee. In instances in which a claim for payment under a guarantee agreement is denied due to servicing or claim-filing errors, the guaranteed status of the affected student loans may be reinstated by following specified procedures, called “curing the defect”. Interest penalties are commonly incurred on loans that are cured. The servicer’s recent experience has been that the significant majority of all rejected claims are cured within two years, either internally or through collection agencies.

The servicer’s internal procedures support compliance with existing Department of Education and guarantor regulations and reporting requirements, and provide high quality service to borrowers. It utilizes computerized servicing systems. These systems monitor all student loans serviced by its loan servicing centers. The computerized servicing systems identify loans which require due diligence or other servicing procedures and disseminate the necessary loan information to initiate the servicing or collection process. The computerized servicing systems enable the servicer to service a high volume of loans in a manner consistent with industry requirements. Navient and its subsidiaries, including the sellers to the depositor, also require their third-party servicers to maintain operating procedures which comply with applicable Department of Education and guarantor regulations and reporting requirements, and periodically reviews certain operations for compliance.

In addition, Company affiliates offer some borrowers loan repayment terms that do not provide for level payments over the repayment term of the loan. For example, under Navient CFC’s graduated repayment program, some student loans provide for an “interest only” period. During this period, the borrower is required to make payment of accrued interest only. No payment of the principal of the loan is required. At the conclusion of the interest only period, the loan must be amortized through level payments over the remaining term of the loan.

In other cases, Company affiliates offer borrowers a “graduated phased in” amortization of the principal of the loans. For these loans, a greater portion of the principal amortization of the loan occurs in the later stages of the loan than would be the case if amortization were on a level payment basis.

Company affiliates also offer an income-sensitive repayment plan under which repayments are based on the borrower’s income. Under this plan, ultimate repayment may be delayed up to five years.

Consolidation/Repayment Programs.  Consolidation and repayment programs made available by the Companies to student loan borrowers and cosigners were made available to borrowers and cosigners with trust student loans.  Navient and its subsidiaries participated in the consolidation loan program for FFELP loans until the elimination of FFELP as an ongoing program.  See “Appendix A—Federal Family Education Loan Program—Consolidation Loan Program” in this prospectus. In addition, in 2005, Navient and its subsidiaries began offering a private consolidation loan program although this program was separately discontinued with certain exceptions.  Therefore, the transfer and servicing agreements still permit the applicable seller to purchase such student loans from the trust to effect consolidations at the request of borrowers.

In addition, many Company affiliates offer some borrowers loan repayment terms that do not provide for level payments over the repayment term of the loan. For example, under a typical graduated repayment program, some student loans provide for an “interest only” repayment option for a specified period of time, usually the first twenty-four (24) or forty-eight (48) months after the loan enters repayment. During this period, the borrower is required to make payment of accrued interest only. No payment of the principal of the loan is required. At the conclusion of the interest only period, the loan must be amortized through level payments over the remaining term of the loan.  Borrowers can also request an extended repayment term based on the remaining loan balance.

In other cases, Company affiliates offer borrowers a “graduated phased in” amortization of the principal of the loans. For these loans, a greater portion of the principal amortization of the loan occurs in the later stages of the loan than would be the case if amortization were on a level payment basis.

These companies also offer various income-sensitive repayment plans under which repayments are based on the borrower’s income. Under these plans, ultimate repayment may be delayed up to five years.  In addition, interest rate reduction programs may be offered to borrowers experiencing periods of financial distress.

Incentive Programs.  Navient and its subsidiaries have offered, and intend to continue to offer, various incentive programs to student loan borrowers and cosigners. Some of the programs that may apply to student loans owned by the trusts are:

•
Great Rewards(SM).  Under the Great Rewards(SM) program, which is available for all student loans that were disbursed prior to June 30, 2002 and enter repayment after July 1993, if a borrower makes 48 consecutive scheduled payments in a timely fashion, the effective interest rate is reduced permanently by 2% per annum.

•
Great Returns(SM).  Under the Great Returns(SM) program, borrowers whose loans were disbursed prior to June 30, 2002 and who make 24 consecutive scheduled payments in a timely fashion get a reduction in principal equal to any amount over $250 that was paid as part of the borrower’s origination fee to the extent that the fee does not exceed 3% of the principal amount of the loan.

•
Direct Repay/ ACH Benefit plan.  Under the Direct Repay/ ACH enefit plan, borrowers who make student loan payments electronically through automatic monthly deductions from a savings, checking or NOW account receive a 0.25% or 0.50% effective interest rate reduction as long as loan payments continue to be successfully deducted from the borrower’s bank account.

•
Cash Back plan.  Under the Cash Back plan, borrowers (i) whose loans are with a Company lender partner, (ii) who enroll in Manage Your Loans(SM), the servicer’s on-line account manager, (iii) who agree to receive their account information by e-mail and (iv) who make their first 33 scheduled payments on time, receive a 3.3% check or credit based upon their original loan amount.

•
Federal Student Loan Consolidation Incentive.  Borrowers with an initial consolidation loan balance of at least $10,000 who make their first 36 payments on time receive a 1.0% interest rate reduction during periods of active repayment.

•
On-Time Payment Interest Rate Reduction plan.  Under the On-Time Payment Interest Rate Reduction plan, borrowers who make their first 24 scheduled payments on time, sign-up for on-line loan management within 60 days from the first payment due date and continue to make payments on time, receive a 0.5% effective interest rate reduction.

•	Cosigner Release Option. Under the Cosigner Release Option, the borrower may apply to have the cosigner released from the private loan obligation if the borrower meets the following conditions:
(1) The borrower is a U.S. Citizen or Permanent Resident at the time of the release request.

(2) The borrower has contacted the Companies to request the cosigner release for a specific loan(s).

(3) The borrower completes and returns to the Companies the “Application to Request Release of Cosigner.”

(4) The borrower has made the first 24 scheduled monthly payments of principal and interest on the loan on time.

(5) The borrower meets a minimum FICO score requirement and other credit requirements.

(6) The borrower’s debt-to-income ratio has been calculated and qualifies the borrower for the Cosigner Release Option.

(7) The borrower has provided the requested documentation.

(8) The borrower has not had an education loan (federal or private) 30 days or more delinquent in the past 24 months.

•
Education Funding Pledge and Price Advantage.  Borrowers at not-for-profit institutions with Signature Student Loans approved under the Signature Student Loan program’s standard underwriting criteria and first disbursed between June 1, 2007 and May 31, 2008 received an Education Funding Pledge and, if the borrower applied with a creditworthy cosigner, also received a Price Advantage.  The Education Funding Pledge relaxed underwriting criteria on subsequent loans to permit approval of the subsequent loans unless new negative derogatory information appeared on the borrower’s credit file.  Under Price Advantage, if the borrower applied with the same cosigner on the subsequent loan, s/he received the better of the pricing from the prior loan or what the borrower and cosigner qualify for on the new loan.  Price Advantage only remains on subsequent loans if the same borrower and cosigner apply for each subsequent loan.  Both the Education Funding Pledge and Price Advantage were available for up to six subsequent academic years.

We cannot predict how many borrowers will participate in these programs.

These incentive programs or other programs may also be made available by the servicer to borrowers with trust student loans.  Any incentive program that becomes available after the closing date of any series of notes that effectively reduces borrower interest payments or principal balances and is not required by the Higher Education Act will be applicable to the trust student loans only if the servicer receives payments in an amount sufficient to offset the effective yield reductions.

TRANSFER AND SERVICING AGREEMENTS

General

The following is a summary of the material terms of the sale agreements under which the trusts will purchase student loans from the depositor, the purchase agreements under which the depositor will acquire the student loans from the sellers specified in the prospectus supplement for your notes, the servicing agreements that provide for the servicing of the related trust student loans and the administration agreement, which provides for the administration and management of each trust.  We refer to the purchase agreements, the sale agreements, the servicing agreements and the administration agreements collectively as the “transfer and servicing agreements.”  We have filed forms of the transfer and servicing agreements as exhibits to the registration statement of which this prospectus is a part. The summary does not cover every detail of these agreements, and it is subject to the provisions of the transfer and servicing agreements.

Purchase of Student Loans by the Depositor; Representations and Warranties of the Sellers

On the closing date, each seller will sell to the depositor, without recourse, its entire interest in the student loans and all collections received on and after the cutoff date specified in the related prospectus supplement. An exhibit to the purchase agreement will list each student loan. The depositor will apply net proceeds from the sale of the notes to purchase the student loans from the related seller.

In each purchase agreement, each seller will make representations and warranties concerning the student loans being sold by it. These include, among other things, that:

•	each student loan is free and clear of all security interests and other encumbrances and no offsets, defenses or counterclaims have been asserted or threatened;
•	the information provided about the student loans is true and correct as of the cutoff date;
•	each student loan complies in all material respects with applicable federal and state laws and applicable restrictions imposed by the FFELP or under any guarantee or insurance agreement; and

•	with respect to FFELP loans, each student loan is guaranteed by the applicable guarantor.
Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the depositor, the applicable seller will repurchase the affected student loan unless the breach is cured within the applicable cure period specified in the related prospectus supplement. The purchase amount will be equal to the amount required to prepay in full that student loan including all accrued interest. Alternatively, rather than repurchasing the trust student loan, the affected seller may, in its discretion, substitute qualified substitute student loans for that loan. In addition, the affected seller will be obligated to reimburse the depositor for:

•	the shortfall, if any, between:
•	the purchase amount of the qualified substitute student loans,
and

•	the purchase amount of the trust student loans being replaced; plus
•	any accrued interest amounts not guaranteed by, or that are required to be refunded to, a guarantor and any interest subsidy payments or special allowance payments lost as a result of the breach.
The repurchase or substitution and reimbursement obligations of each seller constitute the sole remedy available to the depositor for any uncured breach. A seller’s repurchase or substitution and reimbursement obligations are contractual obligations that the depositor or trust may enforce against the seller, but the breach of these obligations will not constitute an event of default under the indenture. In cases where the obligations the trust is seeking to enforce are based on a violation of the Higher Education Act, a finding by the Department of Education that the Higher Education Act was violated may be required prior to the trust being able to enforce the agreement.

Sale of Student Loans to the Trust; Representations and Warranties of the Depositor

On the closing date, the depositor will sell to the trustee, eligible lender trustee or owner trustee, as applicable, on behalf of the related trust, without recourse, its entire interest in the student loans acquired by the depositor from the sellers. Each student loan will be listed in an exhibit to the sale agreement. The trustee, eligible lender trustee or owner trustee, as applicable, concurrently with that sale will issue the notes. The trust will purchase the student loans from the depositor in exchange for the proceeds from the issuance of the related notes and the issuance of the excess distribution certificate to the depositor.

In each sale agreement, the depositor will make representations and warranties concerning the student loans to the related trust for the benefit of noteholders, including representations and warranties that are substantially the same as those made by the sellers to the depositor.

Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the trust, the depositor will have repurchase or substitution and reimbursement obligations that are substantially the same as those of the sellers.

The repurchase or substitution and reimbursement obligations of the depositor will constitute the sole remedy available to the noteholders for any uncured breach. The depositor’s repurchase or substitution and reimbursement obligations are contractual obligations that the trust may enforce against us, but the breach of these obligations will not constitute an event of default under the indenture. In cases where the obligations the trust is seeking to enforce are based on a violation of the Higher Education Act, a finding by the Department of Education that the Higher Education Act was violated may be required prior to the trust being able to enforce the agreement.

Expenses incurred in connection with the acquisition of the trust student loans and the establishment of the related trust (including the expenses of accountants, underwriters and rating agencies) are paid by Navient Solutions and/or the depositor.

Custodian of Promissory Notes

To assure uniform quality in servicing and to reduce administrative costs, the servicer will act as custodian of the promissory notes, in physical or electronic form, representing the student loans and any other related documents. In acting as custodian, the servicer may use its own facilities or those of sub-custodians.  The depositor’s and the servicer’s records will reflect the sale by the seller of the student loans to the depositor and their subsequent sale by the depositor to the trust.

Additional Fundings

Pre-Funding.  The related prospectus supplement will indicate whether a pre-funding account will exist for a particular trust. Such prospectus supplement will also indicate:

•	the amount in the pre-funding account on the closing date;
•	the length of the funding period; and
•	the uses to which the funds in the pre-funding account can be applied and the conditions to the application of those funds.
If the pre-funding amount has not been fully applied to purchase additional student loans by the end of the funding period, the noteholders will receive any remaining amounts.

Supplemental Purchase Period. The related prospectus supplement will indicate whether a supplemental purchase account will exist for a particular trust as a component of pre-funding. Such prospectus supplement will also indicate:

•	the amount in the supplemental purchase account on the closing date;

•	the length of the funding period; and
•	the uses to which the funds in the supplemental purchase account can be applied and the conditions to the application of those funds.
Consolidation Loan Add-on Period.  With respect to trusts where some or all of the trust student loans are consolidation loans, the related prospectus supplement will indicate whether an add-on consolidation loan account will exist for that particular trust as a component of pre-funding. Such prospectus supplement will also indicate:

•	the amount in the add-on consolidation loan account on the closing date;
•	the length of the consolidation loan add-on period (not to exceed the maximum permitted pre-funding period); and
•	the uses to which the funds in the add-on consolidation loan account can be applied and the conditions to the application of those funds.
Amendments to Transfer and Servicing Agreements

The parties to the transfer and servicing agreements may amend them without the consent of noteholders if, in the opinion of counsel satisfactory to the indenture trustee and the eligible lender trustee, owner trustee or trustee, as applicable, the amendment will not materially and adversely affect the interests of the noteholders whose written consent has not been obtained. The parties may also amend the transfer and servicing agreements with the consent of a majority in interest of noteholders. However, such an amendment may not reduce the percentage of the notes required to consent to an amendment, without the consent of the holders of all of the outstanding notes.

SERVICING AND ADMINISTRATION

General

The following is a summary of the important terms of the servicing agreements under which the servicer will service the trust student loans and the administration agreement under which the administrator will undertake administrative duties for a trust and its trust student loans. We have filed forms of the servicing agreement and the administration agreement as exhibits to the registration statement of which this prospectus is a part. This summary does not cover every detail of these agreements and it is subject to all provisions of the servicing agreements and the administration agreements.

Accounts

For each trust, the administrator will establish one or more collection accounts with the indenture trustee into which all payments on the related trust student loans will be deposited. The related prospectus supplement will describe any other accounts established for a trust, including any pre-funding account and any reserve account.

For any series of notes, the indenture trustee will invest funds in the collection account, pre-funding account, reserve account and any other accounts identified as accounts of the trust in eligible investments as provided in the indenture.  The administrator will instruct the indenture trustee concerning investment decisions.

Each trust account will be either:

•
a segregated account with a Federal Deposit Insurance Company (the “FDIC”)-insured depository institution which has either (A) a long-term unsecured debt rating acceptable to the applicable rating agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the applicable rating agencies; or

•
a segregated trust account with the corporate trust department of a depository institution having corporate trust powers, so long as any of the securities of that depository institution have an investment grade credit rating from each applicable rating agency.

As specified in the related Indenture, each trust may invest sums on deposit in trust accounts in “eligible investments” which are book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which may include:

•
direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that obligations of, or guaranteed by, the Government National Mortgage Association (GNMA), the Federal Home Loan Mortgage Corporation (Freddie Mac) or the Federal National Mortgage Association (Fannie Mae) shall be eligible investments only if, at the time of investment, they meet the criteria of each of the rating agencies for collateral for securities having ratings equivalent to the respective ratings of the related series of notes in effect at the related closing date;

•
demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each distribution date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof shall have a credit rating specified by each of the rating agencies rating the notes issued by that trust;

•	commercial paper having, at the time of the investment, a rating to be specified by each of the rating agencies rating the notes issued by that trust;
•
investments in money market funds having a rating to be specified by each of the rating agencies rating the notes issued by that trust (including funds for which the indenture trustee, the administrator or the trustee, owner trustee or eligible lender trustee, as applicable, or any of their respective affiliates is investment manager or advisor);

•	bankers’ acceptances issued by any depository institution or trust company referred to in the second bullet point above;
•
repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in the second bullet point above; provided, however, that if such depository institution or trust company’s rating from Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”) (if S&P is then rating the notes issued by that trust) falls below “A”, within 60 days such repurchase obligations will be replaced with repurchase obligations entered into with a depository institution or trust company with at least an “A” rating from S&P;

•
repurchase obligations with respect to student loans serviced by the servicer or an affiliate thereof, entered into with an institution that is an eligible lender (under the FFELP) or that holds student loans through an eligible lender trustee and whose short-term debt ratings are not less than a rating to be set by the rating agencies rating the notes issued by that trust, provided that the applicable repurchase date shall occur no later than the business day prior to the next distribution date; and

•	any other investment which would not result in the downgrading or withdrawal of any rating of the related series of notes by any of the rating agencies as affirmed in writing to the indenture trustee.
The administrator will prepare a monthly account reconciliation; however, there will be no independent verification of the accounts or the transaction activity therein by either the indenture trustee or the trustee, eligible lender trustee or owner trustee, as applicable.

Servicing Procedures

Under each servicing agreement, the servicer will agree to service all the trust student loans. The servicer is required to perform all services and duties customary to the servicing of student loans, including all collection practices. It must use the same standard of care as it uses to service similar student loans owned by Navient and its affiliates in compliance with the applicable guarantee agreements and all other applicable federal and state laws, including, if applicable, the Higher Education Act.

The duties of the servicer include the following:

•	collecting and depositing into the collection account all payments on the trust student loans, including claiming and obtaining any program payments;
•	responding to inquiries from borrowers;
•	attempting to collect delinquent payments; and
•	sending out statements and payment coupons to borrowers.
In addition, the servicer will keep ongoing records on the loans and its collection activities utilizing the same standards it uses for similar student loans owned by Navient and its affiliates in compliance with the applicable guarantee agreements and all other applicable federal and state laws, including, if applicable, the Higher Education Act.  It will also furnish periodic statements to the indenture trustee and the trustee, eligible lender trustee or owner trustee, as applicable, and the noteholders.  See “—Statements to Indenture Trustee and Trust” below.

As specified in the related prospectus supplement, the servicer may appoint one or more subservicers to perform any or all of the foregoing duties with respect to all or a portion of the trust student loans.

Payments on Trust Student Loans

The servicer will deposit all payments on trust student loans and proceeds that it collects during each collection period specified in the related prospectus supplement into the related collection account within two business days of receipt. The eligible lender trustee will deposit all interest subsidy payments and all special allowance payments on the trust student loans that it receives for each collection period into the collection account within two business days of receipt.

A business day for this purpose is any day other than a Saturday, a Sunday, or a day on which banking institutions or trust companies in the City of New York or Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed.

The servicer may invest collections, pending deposit into the collection account, at its own risk and for its own benefit, and it will not segregate these funds. The administrator may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances. The depositor and the servicer will pay the aggregate purchase amount of student loans repurchased by us or purchased by the servicer to the administrator, and the administrator will deposit these amounts into the collection account on or before the business day preceding each distribution date.

For the avoidance of doubt, from time to time, the servicer may, but shall be under no obligation to, advance sums to a trust in respect of its related trust student loans (to the extent that the servicer reasonably expects to recoup such advance from subsequent collections or recoveries with respect to such trust student loans). Any such advance shall be deposited into the related trust’s collection account. Subsequent reimbursement for such outstanding advances shall be payable from funds on deposit in the related trust’s collection account (prior to the calculation of available funds for any distribution date). The servicer shall provide the administrator and the related indenture trustee with an officer’s certificate setting forth the amount of reimbursement for such advances, and the administrator will instruct the related indenture trustee in writing to withdraw such amount from the related collection account and such amount shall be paid to the servicer in reimbursement of such outstanding advances.

Servicer Covenants

For each trust, the servicer will generally, among other things, agree that:

•
it will satisfy all of its obligations relating to the trust student loans, maintain in effect all qualifications required in order to service the loans and comply in all material respects with all requirements of law if a failure to comply would have a materially adverse effect on the interests of the related trust;

•
it will not permit any rescission or cancellation of a trust student loan except as ordered by a court or other government authority or as consented to by the eligible lender trustee, the owner trustee or the trustee, as applicable, and the indenture trustee, except that it may write off any delinquent loan if the remaining balance of the borrower’s account is less than $50;

•	it will do nothing to impair the rights of the noteholders in the trust student loans; and
•
it will not reschedule, revise, defer or otherwise compromise payments due on any trust student loan except during any applicable interest only, deferment or forbearance periods or otherwise in accordance with the same standards it uses for similar student loans owned by Navient and its affiliates.

Upon the discovery of a breach of any covenant that has a materially adverse effect on the interest of the related trust, the servicer will purchase the related trust student loan unless the breach is cured within the applicable cure period specified on the related prospectus supplement. However, any breach that relates to compliance with the requirements of the Higher Education Act or the applicable guarantor but that does not affect that guarantor’s obligation to guarantee payment of a trust student loan will not be considered to have a material adverse effect. In addition, a finding by the Department of Education that the Higher Education Act was violated or that a loan is no longer insured because of a violation of the Higher Education Act may be required prior to the trust being able to enforce the agreement.

The purchase price will equal the unpaid principal amount of that trust student loan plus any accrued interest.  If the trust student loan to be purchased is a FFELP loan, the purchase price will also be calculated using the applicable percentage that would have been insured pursuant to Section 428(b)(1)(G) of the Higher Education Act plus any interest subsidy payments or special allowance payments not paid by, or required to be refunded to, the Department of Education for that trust student loan as a result of a breach of any covenant of the servicer. The related trust’s interest in that purchased trust student loan will be assigned to the servicer or its designee. Alternatively, rather than purchase the trust student loan, the servicer may, in its sole discretion, substitute qualified substitute student loans.

In addition, the servicer will be obligated to reimburse the related trust for:

•	the shortfall, if any, between
•	the purchase amount of the qualified substitute trust student loans;
and

•	the purchase amount of the trust student loans being replaced; and

•	any accrued interest amounts not guaranteed by or that are required to be refunded to a guarantor and any interest subsidy payments or special allowance payments lost as a result of a breach.
The purchase or substitution and reimbursement obligations of the servicer will constitute the sole remedy available to the trust for any uncured breach. The servicer’s purchase or substitution and reimbursement obligations are contractual obligations that the trust may enforce, but the breach of these obligations will not constitute an event of default under the indenture.

Servicing Compensation

For each trust, the servicer will receive a servicing fee for each period in an amount specified in the related prospectus supplement. The servicer will also receive any other administrative fees, expenses and similar charges specified in the related prospectus supplement. The servicing fee may consist of:

•	a specified annual percentage of the pool balance;
•	a unit amount based on the number of accounts and other activity or event related fees;
•	any combination of these; or
•	any other formulation described in the related prospectus supplement.

The servicing fee may also include specified amounts payable to the servicer for tasks it performs. The servicing fee may be subject to a maximum monthly amount. If that is the case, the related prospectus supplement will state the maximum together with any conditions to its application. The servicing fee, including any unpaid amounts from prior distribution dates, will have a payment priority over the notes, to the extent specified in the related prospectus supplement.

The servicing fee compensates the servicer for performing the functions of a third party servicer of student loans, including:

•	collecting and posting all payments;
•	responding to inquiries of borrowers on the trust student loans;
•	investigating delinquencies;
•	pursuing, filing and collecting any program payments;
•	accounting for collections;
•	furnishing monthly and annual statements to the trustees; and
•	paying taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in administering the student loans.
Evidence as to Compliance

The administration agreement will provide that a firm of independent public accountants will furnish to the trust and indenture trustee an annual report attesting to the servicer’s compliance with the terms of that administration agreement and the related servicing agreement, including all statutory provisions incorporated into those agreements. The accounting firm will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.

The administration agreement will require the servicer to deliver to the trust and indenture trustee, concurrently with the compliance report, a certificate signed by an officer of the servicer stating that, to his knowledge, the servicer has fulfilled its obligations under that administration agreement and the related servicing agreement. If there has been a material default, the officer’s certificate for that period will describe the default. The servicer has agreed to give the indenture trustee and the trustee, eligible lender trustee or owner trustee, as applicable, notice of servicer defaults under the servicing agreement.

You may obtain copies of these reports and certificates by a request in writing to the trustee, eligible lender trustee or owner trustee, as applicable.

If applicable, the servicing agreement also will provide that, for any period during which a trust is required to file with the SEC a Report on Form 10-K (Annual Report), the servicer will provide the administrator such compliance statements, assessments and attestation reports with respect to that trust as may be required pursuant to Items 1122 and 1123 of Regulation AB under the Securities Act.

Matters Regarding the Servicer

The servicing agreements will provide that the servicer is an independent contractor and that, except for the services to be performed under the servicing agreement, the servicer does not hold itself out as an agent of the trusts.

Each servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer unless its performance of these duties is no longer legally permissible. No resignation will become effective until the indenture trustee or a successor servicer has assumed the servicer’s duties. The servicer, however, may resign as a result of any sale or transfer of substantially all of its student loan servicing operations relating to the trust student loans if:

•	the successor to the servicer’s operations assumes in writing all of the obligations of the servicer;
•	the sale or transfer and the assumption comply with the requirements of the servicing agreement; and
•	the rating agencies confirm that this will not result in a downgrading or a withdrawal of the ratings then applicable to the notes.
All expenses related to the resignation or removal for cause of any servicer will be paid solely by the servicer being replaced.

Each servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the trust or to noteholders for taking or not taking any action under the servicing agreement, or for errors in judgment. However, the servicer will not be protected against:

•
its obligation to purchase trust student loans from a trust as required in the related servicing agreement or to pay to the trust the amount of any program payment which a guarantor or the Department of Education refuses to pay, or requires the trust to refund, as a result of the servicer’s actions; or

•
any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties or because of reckless disregard of its obligations and duties.

In addition, each servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action where it is not named as a party.

Under the circumstances specified in each servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer must assume the obligations of the servicer.

Servicer Default

A servicer default under each servicing agreement will consist of:

•
any failure by the servicer to deposit in the trust accounts any required payment that continues for five business days after the servicer receives written notice of such failure from the indenture trustee or the trustee, eligible lender trustee or owner trustee, as applicable;

•
any failure by the servicer to observe or perform in any material respect any other term, covenant or agreement in the servicing agreement that materially and adversely affects the rights of noteholders and continues for 60 days after written notice of such failure is given (1) to the servicer by the indenture trustee, the trustee, eligible lender trustee or owner trustee, as applicable, or the administrator or (2) to the servicer, the indenture trustee and the trustee, eligible lender trustee or owner trustee, as applicable, by holders of 50% or more of the notes (or the most senior notes then outstanding, if applicable);

•	the occurrence of an insolvency event involving the servicer;
•	any failure by the servicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third-party servicer, if applicable; or
•
any failure by the servicer to deliver any particular information, report, certification or accountants’ letter when and as required by specified sections of the servicing agreement, which continues unremedied for fifteen (15) calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered.

An insolvency event is an event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings or other actions by a person indicating its insolvency, reorganization under bankruptcy proceedings or inability to pay its obligations.

A servicer default does not include any failure of the servicer to service a student loan in accordance with the Higher Education Act so long as the servicer is in compliance with its obligations under the servicing agreement to purchase any adversely affected trust student loans and to pay to the applicable trust the amount of any program payments lost as a result of the servicer’s actions.

Notwithstanding the foregoing, the servicer shall not be deemed to have breached its obligations to service the applicable student loans, nor will a servicer default be deemed to have occurred under the related servicing agreement, if the servicer is rendered unable to perform such obligations, in whole or in part, by a force outside the control of the parties to the related servicing agreement (including, without limitation, acts of God, acts of war or terrorism, fires, earthquakes, hurricanes, floods and other material natural or man-made disasters).  The servicer will be required to diligently resume the performance of its duties under the related servicing agreement as soon as practicable following the termination of such business interruption or, if necessary and appropriate in its reasonable judgment to enable the proper servicing of the trust student loans, to transfer servicing, either temporarily or permanently, to another servicer.

Rights upon Servicer Default

As long as a servicer default remains unremedied, the indenture trustee or holders of not less than 50% of the outstanding notes (or the most senior notes then outstanding, if applicable) may terminate all the rights and obligations of the servicer. Only the indenture trustee or the noteholders (or the senior noteholders, if applicable) and not the trustee, eligible lender trustee or owner trustee, as applicable, (or the subordinate noteholders, if applicable) will have the ability to remove the servicer if a default occurs while the notes (or the most senior notes then outstanding if applicable) are outstanding. Following a termination, a successor servicer appointed by the related issuing entity or the indenture trustee itself will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements. The compensation may not be greater than the servicing compensation to the servicer under that servicing agreement, unless the compensation arrangements will not result in a downgrading or withdrawal of the ratings then applicable to the notes. If the indenture trustee is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing of student loans. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than that appointment has occurred, the trustee may have the power to prevent the indenture trustee or the noteholders from effecting the transfer.

Waiver of Past Defaults

For each trust, the holders of a majority of the outstanding notes (or the most senior notes then outstanding, if applicable) in the case of any servicer default which does not adversely affect the indenture trustee or the noteholders (or the most senior noteholders then outstanding, if applicable) may, on behalf of all noteholders, waive any default by the servicer, except a default in making any required deposits to or payments from any of the trust accounts. Therefore, the noteholders (or the most senior noteholders then outstanding, if applicable) have the ability, except as noted, to waive defaults by the servicer which could materially and adversely affect the holder of the excess distribution certificate (or subordinate noteholders if applicable). No waiver will impair the noteholders’ rights as to subsequent defaults.

Administration Agreement

Navient Solutions, as administrator, will enter into an administration agreement with each trust, the depositor, the servicer, the indenture trustee and the trustee, eligible lender trustee or owner trustee, as applicable. Under the administration agreement, the administrator will agree to provide various notices and to perform other administrative obligations required by the indenture, trust agreement and sale agreement. These services include:

•	directing the indenture trustee to make the required distributions from the trust accounts on each monthly servicing payment date and each distribution date;
•
preparing, based on periodic data received from the servicer, and providing quarterly and annual distribution statements to the trustee, eligible lender trustee or owner trustee, as applicable, and the indenture trustee and any related U.S. federal income tax reporting information; and

•	providing the notices and performing other administrative obligations required by the indenture, the trust agreement and the sale agreement.
As compensation, the administrator will receive an administration fee specified in the related prospectus supplement. Except as described in the next paragraph, Navient Solutions may not resign as administrator unless its performance is no longer legally permissible. No resignation will become effective until a successor administrator has assumed Navient Solutions’ duties under the administration agreement.

Each administration agreement will provide that Navient Solutions may assign its obligations and duties as administrator to an affiliate if the rating agencies confirm that the assignment will not result in a downgrading or a withdrawal of the ratings then applicable to the notes.

The administrator may sub-contract any or all of its duties to a sub-administrator if the following conditions are met:

•	the sub-administrator assumes in writing all of the obligations of the administrator that are sub-contracted;
•	the sub-administrator covenants to comply with the requirements of the administration agreement; and
•	the rating agencies confirm that this will not result in a downgrading or a withdrawal of the ratings then applicable to the notes.
All expenses related to the resignation or removal for cause of any administrator will be paid solely by the administrator being replaced.
Administrator Default

An administrator default under the administration agreement will consist of:

•	any failure by the administrator to deliver to the indenture trustee for deposit any required payment by the business day preceding any monthly servicing payment date or distribution date, if the failure continues for five business days after notice or discovery;
•
any failure by the administrator to direct the indenture trustee to make any required distributions from any of the trust accounts on any monthly servicing payment date or any distribution date, if the failure continues for five business days after notice or discovery;

•
any failure by the administrator to observe or perform in any material respect any other term, covenant or agreement in an administration agreement or a related agreement that materially and adversely affects the rights of noteholders and continues for 60 days after written notice of the failure is given:

(1)	to the administrator by the indenture trustee or the trustee, eligible lender trustee or owner trustee, as applicable,

(2)	to the administrator, the indenture trustee, the trustee, eligible lender trustee or owner trustee, as applicable, by holders of 50% or more of the notes (or senior notes, if applicable);

•	the occurrence of an insolvency event involving the administrator; or
•
any failure by the administrator to deliver any particular information, report, certification or accountants’ letter when and as required by specified sections of the servicing agreement, which continues unremedied for fifteen (15) calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered.

Rights upon Administrator Default

As long as any administrator default has not been remedied, the indenture trustee or holders of not less than 50% of the outstanding notes (or senior notes, if applicable), may terminate all the rights and obligations of the administrator. Only the indenture trustee or the noteholders, or the senior noteholders, if applicable, and not the trustee, eligible lender trustee or owner trustee, as applicable, or the subordinate noteholders, if applicable, may remove the administrator if an administrator default occurs while the notes, or senior notes, if applicable, are outstanding. Following the termination of the administrator, a successor administrator appointed by the indenture trustee or the indenture trustee itself will succeed to all the responsibilities, duties and liabilities of the administrator under the administration agreement. The successor administrator will be entitled to similar compensation arrangements or any other compensation as set forth in the related prospectus supplement. If, however, a bankruptcy trustee or similar official has been appointed for the administrator, and no other administrator default other than that appointment has occurred, the trustee or official may have the power to prevent the indenture trustee or the noteholders from effecting the transfer. If the indenture trustee is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing or administration of student loans. The indenture trustee may make arrangements for compensation to be paid, which cannot be greater than the compensation to the administrator unless the compensation arrangements will not result in a downgrading or withdrawal of the ratings then applicable to the notes.
Statements to Indenture Trustee and Trust

Before each distribution date, the administrator will prepare and provide a statement to the indenture trustee and the trustee, eligible lender trustee or owner trustee, as applicable, as of the end of the preceding collection period.  The statement will include:

•	the amount of principal distributions for each class of notes;
•	the amount of interest distributions for each class of notes and the applicable interest rates;
•	the pool balance at the beginning and at the end of the preceding collection period;
•	the outstanding principal amount and the note pool factor for each class of notes for that distribution date;
•	the servicing fees, the administration fees and the amount of any carryover servicing fees for that collection period;
•	the interest rates, if available, for the next period for each class of notes or the website where those rates may be found;
•	the amount of any aggregate realized losses for that collection period;
•	the amount of any note interest shortfall and note principal shortfall, if applicable, for each class of notes, and any changes in these amounts from the preceding statement;
•	the amount of any note interest carryover, if applicable, for each class of notes, and any changes in these amounts from the preceding statement;
•	the aggregate purchase amounts for any trust student loans repurchased by the depositor, the servicer or any seller from the trust in that collection period;
•	the balance of trust student loans that are delinquent in each delinquency period as of the end of that collection period;
•	any amounts paid to any credit enhancement provider or swap counterparty;
•	the balance of any reserve account, capitalized interest account, or cash capitalization or cash collateral account, after giving effect to changes in the balance on that distribution date;

•	to the extent applicable, any amount of available credit enhancement drawn upon with respect to such distribution date;
•	any applicable triggers or asset tests are then in effect;
•
if applicable, the amount of trust student loans added during a pre-funding period (including any add-on consolidation loans) or a revolving period and the amount of any required repurchases or substitutions of trust student loans, to the extent material, and the balance of any related trust accounts as of both the prior and current distribution dates; and

•	amounts distributed to the holders of the excess distribution certificates and the uses of available funds to the extent not otherwise set forth above.
Evidence as to Compliance

Each administration agreement will provide that a firm of independent public accountants will furnish to the trust and indenture trustee an annual report attesting to the administrator’s compliance with the terms of the administration agreement, including all statutory provisions incorporated in the agreement. The accounting firm will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.

The administration agreement will require the administrator to deliver to the trust and indenture trustee, concurrently with each compliance report, a certificate signed by an officer of the administrator stating that, to his knowledge, the administrator has fulfilled its obligations under that administration agreement. If there has been a material default the officer’s certificate will describe the default. The administrator will agree to give the indenture trustee and trustee, eligible lender trustee or owner trustee, as applicable, notice of administrator defaults under the administration agreement.

You may obtain copies of these reports and certificates by a request in writing to the either the indenture trustee or the trustee, eligible lender trustee or owner trustee, as applicable.

If applicable, the administration agreement also will provide that, for any period during which a trust is required to file with the SEC a Report on Form 10-K (Annual Report), the administrator will provide or obtain such compliance statements, assessments and attestations reports with respect to that trust as may be required pursuant to Items 1122 and 1123 of Regulation AB under the Securities Act.

TRADING INFORMATION

The weighted average lives of the notes of any series generally will depend on the rate at which the principal balances of the related student loans are paid. Payments may be in the form of scheduled amortization or prepayments. For this purpose, prepayments include borrower prepayments in full or in part, including the discharge of student loans by consolidation loans, or as a result of:

•	borrower default, death, disability or bankruptcy;
•	the closing of the borrower’s school;
•	the school’s false certification of borrower eligibility;
•	liquidation of the student loan or collection of the related guarantee payments; and
•	purchase of a student loan by the depositor or the servicer.

All of the student loans are prepayable at any time without penalty.

A variety of economic, social and other factors, including the factors described below, influence the rate at which student loans prepay. In general, the rate of prepayments may tend to increase when cheaper alternative financing becomes available. However, because many student loans bear interest at a rate that is either actually or effectively floating, it is impossible to predict whether changes in prevailing interest rates will correspond to changes in the interest rates on student loans.

On the other hand, scheduled payments on the student loans, as well as their maturities, may be extended due to applicable grace, deferment and forbearance periods, or for other reasons. The rate of defaults resulting in losses on student loans, as well as the severity and timing of those losses, may affect the principal payments and yield on the notes.

Some of the terms of payment that a seller offers to borrowers may extend principal payments on the notes. The sellers offer some borrowers loan payment terms which provide for an interest only period, when no principal payments are required, or graduated, phased-in amortization of the principal, in which case a greater portion of the principal amortization of the loan occurs in the later stages of the loan’s life than if amortization were on a level payment basis. The sellers also offer income-sensitive repayment plans, under which repayments are based on the borrower’s income. Under these plans, ultimate repayment may be delayed up to five years. If trust student loans have these payment terms, principal payments on the related notes could be affected. If provided in the related prospectus supplement, a trust may elect to offer consolidation loans to borrowers with trust student loans and other student loans. The making of consolidation loans by a trust could increase the average lives of the notes and reduce the effective yield on student loans included in the trust.

The servicing agreements will provide that the servicer may offer, at the request of the applicable seller or the administrator, new incentive programs or repayment programs that currently are or in the future will be made available by that seller or the administrator. If these benefits are made available to borrowers of trust student loans, the effect may be faster amortization of principal of the affected trust student loans. See “The Companies’ Student Loan Financing Business—Servicing—Incentive Programs” in this prospectus.

In light of the above considerations, we cannot guarantee that principal payments will be made on the notes on any distribution date, since that will depend, in part, on the amount of principal collected on the trust student loans during the applicable period. As an investor, you will bear any reinvestment risk resulting from a faster or slower rate of prepayment of the loans.

Pool Factors

The pool factor for each class of notes will be a seven-digit decimal computed by the administrator before each distribution date. Each pool factor will indicate the remaining outstanding balance of the related class of notes, after giving effect to distributions to be made on that distribution date, as a fraction of the initial outstanding balance of that class. Each pool factor will initially be 1.0000000. Thereafter, it will decline to reflect reductions in the outstanding balance of the applicable class of notes. Your portion of the aggregate outstanding balance of a class of notes will be the product of:

•	the original denomination of your note; and
•	the applicable pool factor.
Noteholders will receive reports on or about each distribution date concerning various matters, including the payments the trust has received on the related trust student loans, the pool balance, the applicable pool factor and various other items of information. See “Additional Information Regarding the Notes—Reports to Noteholders” in this prospectus.

DESCRIPTION OF THE NOTES

General

Each trust may issue one or more classes of notes under an indenture. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the important terms of the notes and the indenture. It does not cover every detail of the notes or the indenture and is subject to all of the provisions of the notes and the indenture.

Each class of notes will initially be represented by one or more notes, registered in the name of the nominee of The Depository Trust Company (“DTC”) or, if so provided in the related prospectus supplement, a nominee selected by the common depository for Clearstream Banking, société anonyme (known as Clearstream, Luxembourg), formerly known as Cedel Bank, société anonyme, and Euroclear in Europe. The notes will be available for purchase in book-entry form only or as otherwise provided in the related prospectus supplement. We have been informed by DTC that DTC’s nominee will be Cede & Co., unless another nominee is specified in the related prospectus supplement. Accordingly, that nominee is expected to be the holder of record of the U.S. Dollar denominated notes of each class. Unless and until definitive notes are issued under the limited circumstances described in this prospectus, an investor in notes in book-entry form will not be entitled to receive a physical certificate representing a note. All references in this prospectus and in the related prospectus supplement to actions by holders of notes in book-entry form refer to actions taken by DTC, Clearstream, Luxembourg or Euroclear, as the case may be, upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to holders of notes in book-entry form refer to distributions, notices, reports and statements to DTC, Clearstream, Luxembourg or Euroclear or its nominee, as the registered holder of the notes.
Principal and Interest on the Notes

The related prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, note rate and amount of or method of determining payments of principal and interest on each class of notes. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series. Payments of interest on the notes will be made prior  to payments of principal. Each class of notes may have a different note rate, which may be a fixed, variable, adjustable, auction-determined, reset rate or any combination of these rates. The related prospectus supplement will specify the rate for each class of notes or the method for determining the note rate. See also “Additional Information Regarding the Notes—Fixed Rate Notes” and “—Floating Rate Notes.” One or more classes of notes of a series may be redeemable under the circumstances specified in the related prospectus supplement, including as a result of the depositor’s exercising its option to purchase the related trust student loans.

Under some circumstances, the amount available for these payments could be less than the amount of interest payable on the notes on any distribution date, in which case each class of noteholders will receive its pro rata share of the aggregate amount available for interest on the notes. See “Additional Information Regarding the Notes—Distributions” and “—Credit Enhancement and Other Support.”

In the case of a series which includes two or more classes of notes, the related prospectus supplement will describe the sequential order and priority of payment of principal of and interest on each class. Payments of principal of and interest on any class of notes will be on a pro rata basis among all the noteholders of that class.

Call Option on the Notes

If specified in the related prospectus supplement, the servicer or one of its affiliates specified in such prospectus supplement may exercise its option to call, in full, one or more classes of notes.  If a class of notes has been called, it will either remain outstanding and be entitled to all interest and principal payments on such class of notes under the related indenture, or the servicer or its specified affiliate will deposit an amount into the collection account sufficient to redeem the specified class of notes, subject to satisfaction of the rating agency condition.  Each class of reset rate notes will be subject to the call option described in this prospectus under “Additional Information Regarding the Notes—The Reset Rate Notes—Call Option.”

Collateral Call

If specified in the related prospectus supplement, the servicer or one of its affiliates will have the right to purchase certain of the trust student loans in an amount sufficient to redeem one or more classes of notes, subject to satisfaction of the rating agency condition.  The related prospectus supplement will identify which class or classes of notes will be subject to the collateral call.

The Indenture

The notes will be issued under and secured by an indenture entered into by the trust, the indenture trustee, the trustee or owner trustee, as applicable, and the trustee or eligible lender trustee, as applicable.  If specified in the related prospectus supplement, the voting rights of noteholders may be limited only to the holders of the most senior class or classes of outstanding notes (except with respect to those matters requiring consent of 100% of all noteholders); and if not so specified, all noteholders will have voting rights regarding any actions requiring the consent of noteholders as set forth below.

Modification of Indenture.  With the consent of the holders of a majority of the notes of the related series, the indenture trustee, the trustee, eligible lender trustee or owner trustee, as applicable, may execute a supplemental indenture to add, change or eliminate any provisions of the indenture or to modify the rights of such noteholders.

However, without the consent of the holder of each affected note, no supplemental indenture will:

•	change the due date of any installment of principal of or interest on any note or reduce any note’s principal amount, interest rate or redemption price;
•	change the provisions of the indenture relating to the application of collections on, or the proceeds of the sale of, the trust student loans to payment of principal or interest on the notes;
•	change the place of payment or the payment currency for any note;
•	impair the right to institute suit for the enforcement of provisions of the indenture regarding payment;
•	reduce the percentage of outstanding notes whose holders must consent to any supplemental indenture;
•	modify the provisions of the indenture regarding the voting of notes held by the trust, the depositor or an affiliate;
•
reduce the percentage of outstanding notes whose holders must consent to a sale or liquidation of the trust student loans if the proceeds of the sale would be insufficient to pay the principal amount and accrued interest on the notes;

•
modify the provisions of the indenture which specify the applicable percentages of principal amount of notes necessary to take specified actions except to increase these percentages or to specify additional provisions;

•	modify any of the provisions of the indenture to affect the calculation of interest or principal due on any note on any distribution date or to affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes; or
•
permit the creation of any lien ranking prior or equal to the lien of the indenture on any of the collateral for that series or, except as otherwise permitted or contemplated in that indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by that lien.

The trust and the indenture trustee may also enter into supplemental indentures, without the consent of noteholders, for the purpose of adding, changing or eliminating any provisions of the indenture or of modifying the rights of noteholders, so long as such action will not, in the opinion of counsel satisfactory to the indenture trustee, adversely affect in any material respect the interest of any noteholder.  In addition, the trust and the indenture trustee may enter into supplemental indentures with the consent of all affected noteholders of the related series for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or of modifying in any manner the rights of the affected noteholders of the related series, so long as such action will not, as determined in an opinion of counsel of the trust delivered to the indenture trustee, adversely affect in any material respect the interest of any noteholder whose consent has not been obtained.

Events of Default; Rights Upon Event of Default.  An “event of default” under the indenture will consist of the following:

•	a default for five business days or more in the payment of any interest on any note after it is due (or senior notes only if so provided in the related prospectus supplement);
•	a default in the payment of the principal of any note at maturity;
•
a default in the performance of any covenant or agreement of the trust in the indenture, or a material breach of any representation or warranty made by the trust in the related indenture or in any certificate, if the default or breach has a material adverse effect on the holders of the notes and is not cured within 30 days after notice by the indenture trustee or by holders of at least 25% in principal amount of the outstanding notes, or senior notes, if applicable; or

•	the occurrence of an insolvency event involving the trust.
The amount of principal required to be distributed to holders of the notes on any distribution date will generally be limited to amounts available after payment of interest and all other prior obligations of the trust. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of any event of default until the final scheduled distribution date for that class of notes.

If an event of default occurs and is continuing, the indenture trustee or holders of a majority of the outstanding notes, or senior notes, if applicable, may declare the principal of those notes to be immediately due and payable. This declaration may, under certain circumstances, be rescinded by the holders of a majority of the outstanding notes, or senior notes, if applicable.

If the notes have been declared to be due and payable following an event of default, the related indenture trustee may, in its discretion,

•	exercise remedies as a secured party against the trust student loans and other assets of the trust that are subject to the lien of the indenture;
•	sell the trust student loans and other assets of the trust; or
•
elect to have the trustee or eligible lender trustee, as applicable, maintain ownership of the trust student loans and continue to apply collections on them as if there had been no declaration of acceleration.

However, the indenture trustee may not sell the trust student loans and other properties following an event of default, other than a default in the payment of any principal at maturity or a default for five days or more in the payment of any interest, unless:

•	the holders of all the outstanding notes (or senior notes, if applicable) consent to the sale;
•	the proceeds of the sale are sufficient to pay in full the principal and accrued interest on the outstanding notes, or senior notes, if applicable, at the date of the sale; or
•
the indenture trustee determines that the collections would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes (or senior notes, if applicable) had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the outstanding notes (or senior notes, if applicable).

Such a sale also requires the consent of the holders of a majority of the outstanding subordinate notes, if applicable, unless the proceeds of a sale would be sufficient to discharge all unpaid amounts on such subordinate notes.

Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it might incur in complying with their request. Subject to the provisions for indemnification and limitations contained in the related indenture, the holders of a majority of the outstanding notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee and may, in certain cases, waive any default, except a default in the payment of principal or interest or a default under a covenant or provision of the applicable indenture that cannot be modified without the waiver or consent of all the holders of outstanding notes.

No holder of notes of any series will have the right to institute any proceeding with respect to the related indenture, unless:

•	the holder previously has given to the indenture trustee written notice of a continuing event of default;
•
the holders of not less than 25% of the outstanding notes (or senior notes, if applicable), have requested in writing that the indenture trustee institute a proceeding in its own name as indenture trustee;

•	the holder or holders have offered the indenture trustee reasonable indemnity;
•	the indenture trustee has for 60 days after receipt of notice failed to institute the proceeding; and
•
no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding notes, or senior notes, if applicable.

In addition, the indenture trustee and the noteholders will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

The indenture trustee, each seller, the depositor, the administrator, the servicer, the trustee, eligible lender trustee or owner trustee, as applicable, the noteholders and their owners, beneficiaries, agents, officers, directors, employees, successors and assigns will not be liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

Certain Covenants.  Each indenture will provide that the trust may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;
•
the surviving entity expressly assumes the trust’s obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the trust under the indenture;

•	no default will occur and be continuing immediately after the merger or consolidation;
•	the trust has been advised that the ratings then applicable to the notes would not be reduced or withdrawn as a result of the merger or consolidation;

•	any action that is necessary to maintain the lien and security interest created by the related indenture shall have been taken; and
•
the trust has received opinions of federal and Delaware tax counsel that the consolidation or merger would have no material adverse U.S. federal or Delaware state tax consequences to the trust or to any holder of the notes.

Each trust will not:

•	except as expressly permitted by the indenture, the transfer and servicing agreements or other related documents, sell, transfer, exchange or otherwise dispose of any of the assets of that trust;
•
claim any credit on or make any deduction from the principal and interest payable on notes of the series, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the trust;

•	except as contemplated by the indenture and the related documents, dissolve or liquidate in whole or in part;
•
permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations under the indenture, except as expressly permitted by the indenture; or

•	permit any lien, charge or other encumbrance to be created on the assets of the trust, except as expressly permitted by the indenture and the related documents.
No trust may engage in any activity other than as specified under the section of the related prospectus supplement entitled “Formation of the Trust—The Trust.” In addition, no trust will incur, assume or guarantee any indebtedness other than indebtedness evidenced by the notes of a related series and the applicable indenture, except as permitted by the indenture and the related documents.

Indenture Trustee’s Annual Report.  Each indenture trustee will be required to mail all noteholders a brief annual report relating to, among other things, any changes in its eligibility and qualification to continue as the indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the notes and that has not been previously reported.

Satisfaction and Discharge of Indenture.  An indenture will be satisfied and discharged when the indenture trustee has received for cancellation all of the notes or, with certain limitations, when the indenture trustee receives funds sufficient for the payment in full of all of the notes.

The Indenture Trustee.  The related prospectus supplement will specify the indenture trustee for each series.  The indenture trustee will act on behalf of the noteholders and represent their interests in the exercise of their rights under the related indenture.

The indenture trustee may resign at any time, in which event the eligible lender trustee, owner trustee or trustee, as the case may be, must appoint a successor. The eligible lender trustee,  owner trustee or trustee, as the case may be, may also remove any indenture trustee that ceases to be eligible to continue as a trustee under the indenture or if the indenture trustee becomes insolvent. In those circumstances, the eligible lender trustee, owner trustee or trustee, as the case may be, must appoint a successor trustee. Any resignation or removal of the indenture trustee for any series will become effective only when the successor indenture trustee has accepted its appointment.  To the extent expenses incurred in connection with the replacement of an indenture trustee are not paid by the indenture trustee that is being replaced, the depositor will be responsible for the payment of such expenses.

The indenture trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, fraud, willful misconduct or negligence.  The indenture trustee will be entitled to be indemnified by the administrator (at the direction of the issuing entity) for any loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the performance of its duties under the indenture and the other transaction agreements.  Upon the occurrence of an event of default, and in the event the administrator fails to reimburse the indenture trustee, the indenture trustee will be entitled to receive all such amounts owed from cashflow on the trust student loans prior to any amounts being distributed to the noteholders.

The related prospectus supplement will specify the principal office of each indenture trustee.

ADDITIONAL INFORMATION REGARDING THE NOTES

Each class of notes may be fixed rate notes that bear interest at a fixed annual rate or floating rate notes that bear interest at a variable or adjustable annual rate, as more fully described below and in the applicable prospectus supplement.

Fixed Rate Notes

Each class of fixed rate notes will bear interest at the annual rate specified in the applicable prospectus supplement. Interest on each class of fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months. See “Description of the Notes—Principal and Interest on the Notes” in this prospectus.

Floating Rate Notes

Each class of floating rate notes will bear interest at an annual rate determined by reference to an interest rate index, plus or minus any spread, and multiplied by any spread multiplier, as specified in the related prospectus supplement. The related prospectus supplement will also designate the interest rate index for a floating rate note. The index may be based on LIBOR, a commercial paper rate, a federal funds rate, a United States Department of the Treasury (the “Treasury”) securities rate, a negotiable certificate of deposit rate or some other rate that is an interest rate for debt instruments.  See “—Determination of Indices” below for a more detailed description of potential indices and how they are calculated.

Floating rate notes also may have either or both of the following:

•	a maximum limitation, or ceiling, on its interest rate, and
•	a minimum limitation, or floor, on its interest rate.
In addition to any prescribed maximum interest rate, the interest rate applicable to any class of floating rate notes will in no event be higher than any maximum rate permitted by law.

Each trust that issues a class of floating rate notes will appoint, and enter into agreements with, a calculation agent to calculate interest on that class. The applicable prospectus supplement will identify the calculation agent, which may be the administrator, or the trustee, owner trustee or the eligible lender trustee, as applicable, or the indenture trustee for that series. In the absence of manifest error, all determinations of interest by the calculation agent will be conclusive for all purposes and will be binding on the holders of the floating rate notes. All percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1%, or 0.0000001, with five one-millionths of a percentage point being rounded upward.

Auction Rate Notes

Unless stated otherwise in the applicable prospectus supplement, the interest rate for auction rate notes will be reset at the interest rate determined pursuant to the auction procedures described below. Interest on the auction rate notes will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 360 days. Interest and, if applicable, principal on the auction rate notes will be payable on the first business day following the expiration of each accrual period for the auction rate notes.

Determination of Note Interest Rates.  The procedures that will be used in determining the interest rates on the auction rate notes are summarized in the following paragraphs.

The interest rate on each class of auction rate notes will be determined periodically by means of a “Dutch Auction.” In the Dutch Auction, investors and potential investors submit orders through one or more registered broker-dealers, which have been engaged to perform this function for the related issuing entity, as to the principal amount of auction rate notes that they wish to buy, hold or sell at various interest rates.  The broker-dealers submit their clients’ orders to the auction agent. The auction agent processes all orders submitted by these eligible broker-dealers and determines the interest rate for the upcoming accrual period. The broker-dealers are notified by the auction agent of the interest rate for the upcoming accrual period and are provided with settlement instructions relating to purchases and sales of auction rate notes. Auction rate notes will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance plus any accrued interest. The auction agent and broker-dealers will be listed in the applicable prospectus supplement. The prospectus supplement will also set forth the fees of the auction agent and the broker-dealers.

In the auction, the following types of orders may be submitted:

•	“bid/hold orders”—specify the minimum interest rate that a current investor is willing to accept in order to continue to hold auction rate notes for the upcoming accrual period;
•	“sell orders”—an order by a current investor to sell a specified principal amount of auction rate notes, regardless of the upcoming interest rate; and
•
“potential bid orders”—specify the minimum interest rate that a potential investor, or a current investor wishing to purchase additional auction rate notes, is willing to accept in order to buy a specified principal amount of auction rate notes.

If an existing investor does not submit orders with respect to all its auction rate notes, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the auction rate notes for which no order was received.

The following example helps illustrate how the auction procedures are used in determining the interest rate on a class of auction rate notes.

(a) Assumptions:

1. Denominations (Units)	= $50,000
2. Interest period	= 28 days
3. Principal amount outstanding	= $50 Million (1000 Units)

(b) Summary of all orders received for the auction

Bid/Hold Orders	Sell Orders	Potential Bid Orders
20 Units at 2.90%	100 Units Sell	40 Units at 2.95%
	100 Units Sell	60 Units at 3.00%
60 Units at 3.02%	200 Units Sell	100 Units at 3.05% 100 Units at 3.10%
120 Units at 3.05%	400 Units	100 Units at 3.11%
100 Units at 3.14%
200 Units at 3.10%		200 Units at 3.15%
200 Units at 3.12%		700 Units
600 Units

The total units under bid/hold orders and sell orders always equal the issue size (in this case 1000 units), less any units held by investors not submitting a bid (in this case 0 units).

(c) Auction agent organizes orders in ascending order

Order Number	Number of Units	Cumulative Total (Units)	Percent	Order Number	Number of Units	Cumulative Total (Units)	Percent
1.	20(W)	20	2.90%	7.	200(W)	600	3.10%
2.	40(W)	60	2.95%	8.	100(W)	700	3.10%
3.	60(W)	120	3.00%	9.	100(W)	800	3.11%
4.	60(W)	180	3.02%	10.	200(W)	1000	3.12%
5.	100(W)	280	3.05%	11.	100(L)		3.14%
6.	120(W)	400	3.05%	12.	200(L)		3.15%
__________
(W)  Winning Order (L)  Losing Order

Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next accrual period, at the end of which another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis. Regardless of the results of the auction, the interest rate will not exceed the maximum auction rate specified in the applicable prospectus supplement.

The example assumes that a successful auction has occurred, that is, that all sell orders and all bid/hold orders below the new interest rate were fulfilled. However, there may be insufficient potential bid orders to purchase all the auction rate notes offered for sale. In these circumstances, the interest rate for the upcoming accrual period will equal the maximum auction rate. Also, if all the auction rate notes are subject to hold orders (i.e., each holder of auction rate notes wishes to continue holding its auction rate notes, regardless of the interest rate), the interest rate for the upcoming accrual period will equal the all hold rate which will be set forth in the applicable prospectus supplement.

If a payment default on the notes has occurred (which is a failure to pay interest or principal when due and owing), the rate will be the non-payment rate that will be set forth in the related prospectus supplement.

Maximum Auction Rate and Interest Carryovers.  If the auction rate for a class of auction rate notes is greater than the maximum auction rate, then the interest rate applicable to those auction rate notes will be the maximum auction rate.

In such event, if the interest rate for a class of auction rate notes is set at the auction student loan rate (which is the weighted average interest rate of the trust student loans minus the rate of administrative expenses), the excess of (a) the lower of (1) the auction rate and (2) the maximum auction rate which would have been applied if the auction student loan rate were not a component of the maximum auction rate, over (b) the auction student loan rate will be carried over for that class of auction rate notes. If there are insufficient bid orders to purchase all the auction rate notes of a class of auction rate notes offered for sale in an auction and the interest rate for that class of auction rate notes is set at the auction student loan rate, the excess of the maximum auction rate which would have been applied if the auction student loan rate was not a component of the maximum auction rate over the auction student loan rate will be carried over for that class of auction rate notes. The carryover amount will bear interest calculated at the one-

month LIBOR rate. The ratings of the notes do not address the payment of carryover amounts or interest accrued on carryover amounts.

The carryover amount for any class of auction rate notes plus any interest accrued thereon will be allocated to the auction rate notes on a quarterly distribution date to the extent funds are available as described in the applicable prospectus supplement on that quarterly distribution date. Any carryover amount and interest accrued on the carryover amount so allocated will be paid to the registered owner on the record date with respect to which the carryover amount accrued on the immediately succeeding auction rate distribution date.

The margin to be added to the LIBOR rates for purposes of determining the maximum rate will vary depending on the then-current rating of the applicable class of auction rate notes and will be set forth in the applicable prospectus supplement.

If the auction agent fails to complete the auction procedures for a class of auction rate notes, those notes will bear interest for the next auction period at the maximum rate.  If, during the auction process, each holder of a class of auction rate notes indicates a desire to hold the notes regardless of the interest rate, that class of notes will bear interest at the “all hold rate” (which will be defined in each related prospectus supplement).  If a payment default occurs, the notes will bear interest at a “non-payment rate” (which will be defined in each related prospectus supplement).

Changes in Auction Period.  The broker-dealers may, from time to time, change the length of the auction period for a class of auction rate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by the auction rate notes. The broker-dealers will initiate the auction period adjustment by giving written notice to the indenture trustee, the auction agent, each rating agency and the registered owners of the notes as described in the applicable prospectus supplement. Any adjusted auction period, unless otherwise set forth in the applicable prospectus supplement, will be at least 7 days but not more than 270 days. The auction period adjustment will take effect only if approved by the broker-dealers and if the auction agent receives orders sufficient to complete the auction for the new auction period at a rate of interest below the maximum auction rate.

Changes in the Auction Date.  The broker-dealers may specify a different auction date for a class of auction rate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an auction date for the auction rate notes. The broker-dealers will provide notice of their determination to specify an earlier auction date in writing at least 10 days prior to the proposed changed auction date to the indenture trustee, the auction agent, each rating agency and the registered owner.

The Reset Rate Notes

General.  The applicable currency and interest rate for a class of reset rate notes will be reset from time to time in a currency and at an interest rate determined using the procedures described below.

Interest.  Interest will be payable on the reset rate notes on each applicable distribution date as set forth in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, interest on a class of reset rate notes during any reset period when they bear a fixed rate of interest will accrue daily and will be computed based on:

•	if a class of reset rate notes is denominated in U.S. Dollars, a 360-day year consisting of twelve 30-day months; or
•
if a class of reset rate notes is denominated in a currency other than U.S. Dollars, generally, the Actual/Actual (ISMA) accrual method or such other day-count convention as will be set forth in the related remarketing terms determination date notice and in the related prospectus supplement.  See “—Determination of Indices—Day-Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates” below for a description of potential day-count conventions including Actual/Actual (ISMA).

Interest on a class of reset rate notes during any reset period when they bear a floating rate of interest based on three-month LIBOR will accrue daily and will be computed based on the actual number of days elapsed and a 360-day year.

Interest on a class of reset rate notes during any reset period when they bear a floating rate of interest based on LIBOR, GBP-LIBOR, EURIBOR or another index, may be computed on a different basis and use a different interval between interest rate determination dates as described below under “—Determination of Indices—Day Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates” below.

Except for the initial accrual period, an accrual period during any reset period when any class of reset rate notes bears interest at a floating rate of interest, including both U.S. Dollar and non-U.S. Dollar denominated notes, will begin on the last applicable distribution date and end on the day before the next applicable distribution date. Accrual periods when a class of reset rate notes is denominated in U.S. Dollars and bears interest at a fixed rate will begin generally on the 25th day of the month of the immediately preceding distribution date and end on the 24th day of the month of the then-current distribution date, or as otherwise specified in the related prospectus supplement. Accrual periods and distribution dates for payments of interest during any reset period when a class of reset rate notes bears a fixed rate of interest and is denominated in a currency other than U.S. Dollars, may be monthly, quarterly, semi-annual or annual, as specified in the related prospectus supplement and, with respect to a remarketing, in the related remarketing terms determination date notice as described under “—Reset Periods” below.

Principal.  In general, payments of principal will be made or allocated to any class of reset rate notes on each distribution date in the amount and payment priorities as set forth in the related prospectus supplement. During any reset period a class of reset rate notes may be structured not to receive a payment of principal until the end of the reset period. If a class of reset rate notes is structured in this manner, amounts that otherwise would have been paid to the reset rate noteholders of that class as principal will instead be deposited into an accumulation account established for that class. In that case, those funds will remain in the accumulation account until the next reset date (unless there occurs, prior to that reset date, an optional purchase of the remaining trust student loans by the related servicer or a successful auction of the remaining trust student loans by the indenture trustee) as described in the related prospectus supplement. If structured in this manner, on each reset date, the trust will pay as a distribution of principal all amounts, less any investment earnings, on deposit in an accumulation account, including any amounts deposited on that reset date, to the reset rate noteholders of such class, or to the related swap counterparty for payment to the reset rate noteholders of such class, if the reset rate notes are then denominated in a currency other than U.S. Dollars.

Reset Periods.  During the initial reset period for each class of reset rate notes, interest will be payable on each distribution date at the interest rates shown in the applicable prospectus supplement. We refer to each initial reset date, together with each date thereafter on which a class of reset rate notes may be reset with respect to the currency and/or interest rate mode, as a “reset date” and each period in between the reset dates as a “reset period”. All reset dates will occur on a distribution date, and each reset period will end on the day before a distribution date. However, no reset period may end after the day before the related maturity date for the applicable class of reset rate notes.

The applicable currency and interest rate on each class of reset rate notes will be reset as of each reset date as determined by:

•
the remarketing agents, in consultation with the administrator, with respect to the length of the reset period, the currency, i.e. U.S. Dollars, Pounds Sterling, Euros or another currency, whether the interest rate is fixed or floating and, if floating, the applicable interest rate index, the day-count convention, the interest rate determination dates, the interval between interest rate change dates during each accrual period, and the related all-hold rate, if applicable; and

•	the remarketing agents with respect to the determination of the fixed rate of interest or spread to the chosen interest rate index, as applicable.
In the event that a class of reset rate notes is reset to pay (or continues to pay) in a currency other than U.S. Dollars, the reset rate notes are said to be in foreign exchange mode. In such case, the administrator will be responsible for arranging, on behalf of the trust, the required currency swaps to hedge, in whole or in part, against the currency exchange risks that result from the required payment to the reset rate noteholders in a currency other than U.S. Dollars and, together with the remarketing agents, for selecting one or more eligible swap counterparties. In the event that a class of reset rate notes is reset to bear or continues to bear a fixed rate of interest, the administrator will be responsible for arranging, on behalf of the trust, the required interest rate swaps to hedge the basis risk that results from the payment of a fixed rate of interest on the reset rate notes and, together with the remarketing agents, for selecting one or more eligible swap counterparties. See “—Fixed Rate Mode” below.  The spread for each reset period will be determined in the manner described under “—Spread Determination Date”.

Each reset period will be no less than three months and will always end on the day before a distribution date. The applicable distribution dates when holders will receive interest and/or principal payments will be determined by the remarketing agents, in consultation with the administrator, on the applicable remarketing terms determination date in connection with the establishment of each reset period.

Absent a failed remarketing, holders that wish to be repaid on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate notes pursuant to the remarketing process, provided that tender is deemed mandatory when a class of reset rate notes is denominated in a currency other than U.S. Dollars during either the then-current or the immediately following reset period, as more fully discussed below.

Interest on each class of reset rate notes during each reset period after the initial reset period will accrue and be payable either:

•	at a floating interest rate, in which case such reset rate notes are said to be in floating rate mode, or
•	at a fixed interest rate, in which case such reset rate notes are said to be in fixed rate mode, in each case as determined by the remarketing agents, in consultation with the administrator and in accordance with the remarketing agreement and the applicable remarketing agency agreement.

Remarketing Terms Determination Date.  The initial reset dates for each class of reset rate notes will be as set forth in the related prospectus supplement. On a date that is at least eight business days prior to each reset date, which notice date we refer to as the “remarketing terms determination date,” unless notice of the exercise of the call option described below has already been given, the remarketing agents will notify the related reset rate noteholders whether tender is deemed mandatory or optional as described under “—Tender of Reset Rate Notes; Remarketing Procedures” below. In consultation with the administrator, the remarketing agents will also establish the following terms for the reset rate notes on or prior to the remarketing terms determination date, which terms will be applicable during the upcoming reset period:

•	the weighted average life of that class of reset rate notes under several assumed prepayment scenarios;
•	the name and contact information of the remarketing agents;
•	the next reset date and reset period;
•	the applicable minimum denomination and additional increments;
•
if two or more classes of reset rate notes are successfully remarketed on the same reset date, whether there will be any change in their relative priorities with respect to the right to receive payments of principal;

•	the interest rate mode, i.e., fixed rate or floating rate;

•	the applicable currency;
•	if in foreign exchange mode, the identities of the eligible swap counterparties from which bids will be solicited;
•	if in foreign exchange mode, the applicable distribution dates on which interest and principal will be paid, if other than quarterly;
•
whether the applicable class will be structured to amortize periodically or to receive a payment of principal only at the end of the related reset period (as will be the case generally, but not exclusively, wherever such class bears a fixed rate of interest);

•	if in floating rate mode described under “Additional Information Regarding the Notes—Floating Rate Notes,” the applicable interest rate index;
•	if in floating rate mode, the interval between interest rate change dates;
•	if in floating rate mode, the applicable interest rate determination date;
•	if in fixed rate mode, the applicable fixed rate pricing benchmark;
•	if in fixed rate mode, the identities of the eligible swap counterparties from which bids will be solicited;
•	if in floating rate mode, whether there will be a related swap agreement and if so the identities of the eligible swap counterparties from which bids will be solicited;
•	the applicable interest rate day-count basis;
•	the related all-hold rate, if applicable; and
•	the principal payment priority of the applicable class, if it will differ from that previously in effect.
Any interest rate mode other than a floating rate based on LIBOR or a commercial paper rate will require satisfaction of the “rating agency condition,” which means the written confirmation or reaffirmation, as the case may be, from each rating agency then rating the notes that any intended action will not result in the downgrading of its then-current rating of any class of notes.

The remarketing agents will communicate this information by written notice, through DTC, Euroclear and Clearstream, Luxembourg, as applicable, to the holders of the applicable class of reset rate notes, the indenture trustee and the rating agencies on the related remarketing terms determination date.

If a class of reset rate notes is denominated in U.S. Dollars during the then-current reset period and will continue to be denominated in U.S. Dollars during the immediately following reset period, on each remarketing terms determination date, the remarketing agents, in consultation with the administrator, will establish the related all-hold rate, as described below. In this event, the reset rate noteholders of that class will be given not less than two business days to choose whether to hold their reset rate notes by delivering a hold notice to the remarketing agents, in the absence of which their reset rate notes will be deemed to have been tendered. See “—Tender of Reset Rate Notes; Remarketing Procedures” below. If a class of reset rate notes is in foreign exchange mode either during the then-current reset period or will be reset into foreign exchange mode on the immediately following reset date, the related noteholders will be deemed to have tendered their reset rate notes on the related reset date, regardless of any desire by such holders to retain their ownership thereof, and no all-hold rate will be applicable.

If applicable, the all-hold rate will be the minimum rate of interest that will be effective for the upcoming reset period. If the rate of interest using the spread or fixed rate of interest established on the spread determination date, defined below, is higher than the all-hold rate, all noteholders who delivered a hold notice agreeing to be subject to the all-hold rate will be entitled to the higher rate of interest for the upcoming reset period. If 100% of the noteholders elect to hold their reset rate notes for the next reset period, the related reset rate will be the all-hold rate.

If the remarketing agents, in consultation with the administrator, are unable to determine the terms set forth above that are required to be established on the applicable remarketing terms determination date, then, unless the holder of the call option chooses to exercise its call option, a failed remarketing will be declared on the related spread determination date, all holders will retain their notes, the failed remarketing rate as previously determined in the related prospectus supplement will apply, and a reset period of three months will be established as described under “—Failed Remarketing” below.

In addition, unless notice of the exercise of the related call option has already been given, the administrator, not less than fifteen nor more than thirty calendar days prior to any remarketing terms determination date, will provide the required notices as described under “—Tender of Reset Rate Notes; Remarketing Procedures” below.

If a failed remarketing has been declared, all applicable reset rate notes will be deemed to have been held by the applicable holders on the related reset date at the failed remarketing rate regardless of any desire to tender their notes or any mandatory tender of their notes. With respect to any failed remarketing, the next reset period will be established as a three-month period.

Call Option.  Each class of reset rate notes will be subject, as of each reset date, to a call option, held by Navient or one of its subsidiaries, for 100% of that class of reset rate notes, exercisable at a price equal to 100% of the principal balance of that class of reset rate notes, less all amounts distributed to the related noteholders as a payment of principal, plus any accrued and unpaid interest not paid by the trust through the applicable reset date. The call option may be exercised by Navient or one of its subsidiaries by giving notice to the administrator of its exercise of the option. This notice may be given at any time during the period beginning on the first day following the distribution date immediately preceding the next applicable reset date until the determination of the related spread or fixed rate of interest on the related spread determination date or upon the declaration of a failed remarketing if declared prior to such date. If exercised, the purchase under the call option will be made effective as of the related reset date. Once notice is given, the holder of the call option may not rescind its exercise of such call option.

If a call option is exercised, the interest rate for the related class of reset rate notes following the reset date of the purchase under the call option will be:

•
if no swap agreement was in effect for that class during the previous reset period, the floating rate applicable for the most recent reset period during which the failed remarketing rate was not in effect; or

•
if one or more swap agreements were in effect for that class during the previous reset period, a three-month LIBOR-based rate equal to the weighted average of the floating rates of interest that the trust paid to the related swap counterparties hedging currency and/or basis risk for that class during the preceding reset period; and

•
a reset period of three months will be established, at the end of which the purchaser under the call option may either remarket that class pursuant to the remarketing procedures set forth below or retain that class for one or more successive three-month reset periods at the existing call rate.

The interest rate will continue to apply for each reset period while the holder of an exercised call option retains the related reset rate notes.

In addition, for reset rate notes listed on the Luxembourg Stock Exchange, the administrator will notify the Luxembourg Stock Exchange of the exercise of a call option and will cause to be published a notice in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxemburger Wort) and/or on the Luxembourg Stock Exchange’s website at http://www.bourse.lu/home.

Spread Determination Date.  At any time after the notice date but no later than 3:00 p.m., New York City time, on the date which is three business days prior to the related reset date, the remarketing agents will set the applicable spread above or below the applicable index, with respect to reset rate notes that will be in floating rate mode during the next reset period, or applicable fixed rate of interest, with respect to reset rate notes that will be in fixed rate mode during the next reset period, in either case, at a rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate notes to be remarketed by the remarketing agents at 100% of the principal balance of that class of reset rate notes. We refer to the date on which the remarketing agents set the applicable spread or fixed rate of interest, as applicable, as the spread determination date.  Also, if applicable, the administrator and the remarketing agents will select from the bids received from the eligible swap counterparty or counterparties, with which the trust will enter into swap agreements to hedge basis and/or currency risks for the next related reset period. If a class of reset rate notes is to be reset to foreign exchange mode, the exchange rate for the applicable currency to be issued on the next reset date, the related extension rate and related failed remarketing rate for the upcoming reset period will be determined pursuant to the terms of the related currency swap agreement. If required for the immediately following reset period, on or before the related spread determination date the administrator will arrange for new or additional securities identification codes to be obtained as described under “—Reset Rate Notes—Identification Numbers” below.

In addition, on each spread determination date, the remarketing agents will send a written notice to DTC, Euroclear and Clearstream, Luxembourg, as applicable, with instructions to distribute such notice to its related participants in accordance with DTC’s, Euroclear’s and Clearstream, Luxembourg’s respective procedures, the indenture trustee, the Luxembourg Stock Exchange, if the related class of reset rate notes is then listed on the Luxembourg Stock Exchange, or another applicable exchange then listing the applicable notes, and the rating agencies setting forth the applicable spread or fixed rate of interest, as the case may be, any applicable currency exchange rate, and, if applicable, the identity of any swap counterparty or counterparties, including the floating rate (or rates) of interest to be due to each selected swap counterparty on each distribution date during the upcoming reset period as well as the extension rate and failed remarketing rate, if applicable.

Timeline:  The following chart shows a timeline of the remarketing process:

Failed Remarketing.  There will be a failed remarketing if:

•	the remarketing agents cannot determine the applicable required reset terms (other than the related spread or fixed rate) on the related remarketing terms determination date;
•	the remarketing agents cannot establish the required spread or fixed rate on the related spread determination date;
•
either sufficient committed purchasers cannot be obtained for all tendered reset rate notes at the spread or fixed rate set by the remarketing agents, or any committed purchasers default on their purchase obligations (and the remarketing agents choose not to purchase those reset rate notes themselves);

•
one or more interest rate and/or currency swap agreements satisfying all required criteria cannot be obtained, if applicable as described under “—Foreign Exchange Mode” “—Floating Rate Mode” and “—Fixed Rate Mode” below;

•	the trust is unable to obtain a favorable tax opinion with respect to certain tax related matters;
•	certain conditions specified in the related remarketing agreement are not satisfied; or
•	any rating agency then rating the notes has not confirmed or upgraded its then-current ratings of any class of notes, if such confirmation is required.
In the event a failed remarketing is declared with respect to a class of reset rate notes at a time when such notes are denominated in U.S. Dollars:

•	all holders of that class will retain their reset rate notes (including in all deemed mandatory tender situations);
•	the related interest rate will be reset to a failed remarketing rate of three-month LIBOR plus the related spread;
•	the related reset period will be three months; and
•	any existing interest rate swap agreement will be terminated in accordance with its terms.
In the event a failed remarketing is declared with respect to any class of reset rate notes at a time when such notes are denominated in a currency other than U.S. Dollars:

•	all holders of that class will retain their reset rate notes;

•	that class will remain denominated in the then-current non-U.S. Dollar currency;
•
each existing currency swap agreement will remain in effect and each currency swap counterparty will be entitled to receive quarterly interest payments from the trust at an increased LIBOR-based rate, which we refer to in this prospectus as the “extension rate”;

•
the trust will be entitled to receive from each currency swap counterparty, for payment to the applicable reset rate noteholders, quarterly floating rate interest payments at the specified failed remarketing rate; and

•	the related reset period will be three months.
If there is a failed remarketing of a class of reset rate notes, however, the related holders of that class will not be permitted to exercise any remedies as a result of the failure of their class of reset rate notes to be remarketed on the related reset date.

Foreign Exchange Mode.  A class of reset rate noteholders will always receive payments during the related reset period in the currency in which the related class was originally denominated on the closing date with respect to the initial reset period and on the related reset date with respect to subsequent reset periods. As of the closing date with respect to the initial reset period, and as of the related reset date, if a class of reset rate notes are to be reset in foreign exchange mode on that reset date, the administrator, on behalf of the trust, will enter into one or more currency swap agreements with one or more eligible swap counterparties:

•	to hedge the currency exchange risk that results from the required payment of principal and interest by the trust in the applicable currency during the upcoming reset period;
•
to pay additional interest accrued between the reset date and the special reset payment date as described below, at the applicable interest rate and in the applicable currency for a class of reset rate notes from and including the related reset date to, but excluding the second business day following the related reset date; and

•
to facilitate the exchange to the applicable currency of all secondary market trade proceeds from a successful remarketing, or proceeds from the exercise of the call option, on the applicable reset date.

Under any currency swap agreement between the trust and one or more swap counterparties, each related swap counterparty will be obligated to pay to the trust or a paying agent on behalf of the trust, as applicable:

•
on the effective date of such currency swap agreement for the related reset date, the U.S. Dollar equivalent of all secondary market trade proceeds received from purchasers of the related class of reset rate notes using the exchange rate established on the effective date of such currency swap agreement or, with respect to the initial currency swap agreement, the U.S. Dollar equivalent of all proceeds received on the closing date from the sale of the related class using the exchange rate set forth in the initial currency swap agreement, as described in the related prospectus supplement;

•
on or before each distribution date, (1) the rate of interest on the related class of reset rate notes multiplied by the outstanding principal balance of the related class of reset rate notes denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the related class of reset rate notes, including, on the maturity date for the related class of reset rate notes, if a currency swap agreement is then in effect, the remaining outstanding principal balance of the related class of reset rate notes, but only to the extent that the required U.S. Dollar equivalent amount is received from the trust on such date, using the exchange rate established on the applicable effective date of the currency swap agreement;

•
with respect to a distribution date that is also a reset date, other than for distribution dates during a reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable currency for the related class of reset rate notes from and including the related reset date to, but excluding, the second business day following the related reset date; and

•
on the reset date corresponding to a successful remarketing or an exercise of the call option of the related class of reset rate notes, the currency equivalent of all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option received as of that reset date, as applicable, using the exchange rate established on the effective date of the applicable currency swap agreement for that reset date.

In return, each related swap counterparty will receive from the trust:

•
on the effective date of such currency swap agreement for the related reset date, all secondary market trade proceeds received from purchasers of the related class of reset rate notes in the applicable currency;

•
on or before each distribution date, (1) an interest rate of three-month LIBOR plus or minus a spread, as determined from the bidding process described below, multiplied by that swap counterpart’s pro rata share, as applicable, of the U.S. Dollar equivalent of the outstanding principal balance of the related class of reset rate notes, and (2) that swap counterpart’s pro rata share of all payments of principal in U.S. Dollars that are allocated to the related class of reset rate notes; provided that if so provided in the related prospectus supplement, all principal payments allocated to such notes on any distribution date will be deposited into the related accumulation account and paid to each related swap counterparty on or about the next reset date (including all amounts required to be deposited in the related accumulation account on the related reset date), but excluding all investment earnings thereon; and

•
on the reset date corresponding to a successful remarketing or an exercise of the call option of the related class of reset rate notes, all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option, as applicable, received (1) from the remarketing agents that the remarketing agents either received directly from the purchasers of the related class of reset rate notes being remarketed, if in U.S. Dollars; (2) from the new swap counterparty or counterparties pursuant to the related currency swap agreements for the upcoming reset period, if in a currency other than U.S. Dollars; or (3) from the holder of the call option, as applicable.

All such currency swap agreements will terminate, generally, on the earliest to occur of:

•	the next succeeding related reset date resulting in a successful remarketing;
•	the purchase of all outstanding notes on a reset date, following the exercise of a call option;
•
the distribution date on which the outstanding principal balance of the related class of reset rate notes is reduced to zero, excluding for such purpose all amounts on deposit in the related accumulation account; or

•	the maturity date of the related class of reset rate notes.
Any applicable currency swap agreement may also terminate as a result of the optional purchase of the trust student loans by the related servicer or an auction of the trust student loans by the related indenture trustee. No currency swap agreement will terminate solely due to the declaration of a failed remarketing.

The remarketing agents, in consultation with the administrator, in determining the counterparty or counterparties to the required currency swap agreements, will solicit bids regarding the LIBOR-based interest rate, extension rate and other terms from at least three eligible swap counterparties and will select the lowest of these bids to provide the currency swap agreements. If the lowest bidder specifies a notional amount that is less than the outstanding principal balance of the related class of reset rate notes, the remarketing agents, in consultation with the administrator, may select more than one eligible swap counterparty, but only to the extent that such additional eligible swap counterparties have provided the next lowest received bid or bids, and enter into more than one currency swap agreement to fully hedge the then outstanding principal balance of the related class of reset rate notes. On or before the spread determination date, the remarketing agents, in consultation with the administrator, will select the swap counterparty or counterparties.

The terms of all currency swap agreements must satisfy the rating agency condition. The inability to obtain any required currency swap agreement, either as a result of the failure to satisfy the rating agency condition or otherwise, will, in the absence of an exercise of the call option, result in the declaration of a failed remarketing on the related reset date; provided that, if the remarketing agents, in consultation with the administrator, on or before the remarketing terms determination date, determine that it is unlikely that currency swap agreements satisfying the above criteria will be obtainable on the related reset date, the related class of reset rate notes must be reset to U.S. Dollars on the related reset date. No new currency swap agreements will be entered into by the trust for the applicable reset period following an exercise of the call option.

If the related class of reset rate notes either is currently in foreign exchange mode or is to be reset into foreign exchange mode, they will be deemed tendered mandatorily by the holders thereof on the related reset dates. Affected reset rate noteholders desiring to retain some or all of their reset rate notes will be required to repurchase such reset rate notes through the remarketing agents. Such reset rate noteholders may not be allocated their desired amount of notes as part of the remarketing process. In addition, with respect to reset dates where the related class of reset rate notes are to be reset into the same non-U.S. Dollar currency as during the previous period, the aggregate principal balance of the related class of reset rate notes following a successful remarketing probably will be higher or lower than it was during the previous reset period. This will occur as a result of fluctuations in the related U.S. Dollar/applicable non-U.S. Dollar currency exchange rates between the rate in effect on the previous reset date and the new exchange rate that will be in effect for the required replacement currency swap agreements.

If a distribution date for that class of reset rate notes denominated in a foreign currency coincides with a reset date, due to time zone differences and for purposes of making payments through Euroclear and Clearstream, Luxembourg, all principal payments and any remaining interest payments due from the trust will be made to the related reset rate noteholders on or before the second business day following such distribution date. We sometimes refer to such date as the special reset payment date. Under the currency swap agreement for such reset period, the reset rate noteholders will be entitled to receive such amounts plus approximately two additional business days of interest at the interest rate for the prior reset period in the applicable non-U.S. Dollar currency calculated from the period including the related reset date to, but excluding, the second business day following such reset date. However, if a currency swap agreement is terminated, the trust will not pay to the related noteholders interest for those additional days. In addition, for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option for that class of reset rate notes as described below, payments of interest and principal to the related reset rate noteholders will be made on the special reset payment date without the payment of any additional interest.

In such event, the trust, in consultation with the administrator, will attempt to enter into a substitute currency swap agreement with similar currency exchange terms in order to obtain sufficient funds to provide for an open market purchase of the amount of the applicable currency needed to make the required payments.

In the event no currency swap agreement is in effect on any applicable distribution date or related reset date when payments are required to be made, the trust will be obligated to engage in a spot currency transaction to exchange U.S. Dollars at the current exchange rate for the applicable currency in order to make payments of interest and principal on the applicable class of reset rate notes in that currency.

In addition, the indenture will require that, on each reset date that involves a mandatory tender, the trust obtains a favorable opinion of counsel with respect to certain tax related matters; however, prospective purchasers are strongly encouraged to consult with their tax advisors as to the tax consequences to them of purchasing, owning or disposing of a class of reset rate notes.

Floating Rate Mode.  If a class of reset rate notes is to be reset in U.S. Dollars and to bear a floating rate of interest, then, during the corresponding reset period, it will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable spread, as determined on the relevant spread determination date.

In addition, if the remarketing agents, in consultation with the administrator, determine that it would be in the best interest of the trust based on then-current market conditions during any reset period when a class of reset rate notes bears a floating rate of interest, or if otherwise required to satisfy the rating agency condition, the trust will enter into one or more swap agreements with eligible swap counterparties for the next reset period to hedge some or all of the basis risk. In exchange for providing payments to the trust at the applicable interest rate index plus the related spread, each swap counterparty will be entitled to receive on each distribution date a payment from the trust equal to three-month LIBOR plus or minus a spread, which must satisfy the rating agency condition. The remarketing agents, in consultation with the administrator, generally will use the procedures set forth above under “—Foreign Exchange Mode” in the selection of the related swap counterparties and the establishment of the applicable spread to three-month LIBOR.

Principal payments on a class of reset rate notes in floating rate mode generally will be made on each applicable distribution date. However, if so provided in the related prospectus supplement, principal payments may be allocated to a related accumulation account in the manner described under “—Fixed Rate Mode” below.

Fixed Rate Mode.  If a class of reset rate notes is to be reset in U.S. Dollars and to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the spread determination date by adding:

•	the applicable spread as determined by the remarketing agents on the spread determination date; and
•
the yield to maturity on the spread determination date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed notes of comparable average life, provided, that the remarketing agents shall establish such fixed rate equal to the rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate notes to be remarketed by the remarketing agents at 100% of their outstanding principal balance. However, such fixed rate of interest will in no event be lower than the related all-hold rate, if applicable.

Interest on a class of reset rate notes during any reset period when the class bears a fixed rate of interest and is denominated in U.S. Dollars will be computed on the basis of a 360-day year of twelve 30-day months unless the related prospectus supplement states otherwise. Interest on the related class of reset rate notes during any reset period when the class bears a fixed rate of interest and is denominated in a currency other than U.S. Dollars generally will be calculated based on the Actual/Actual (ISMA) accrual method as described under “—Determination of Indices” below, or such other day-count convention as is established on the related remarketing terms determination date or in the related prospectus supplement. Such interest will be payable on each distribution date at the applicable fixed rate of interest, as determined on the spread determination date, during the relevant reset period.

Principal on a class of reset rate notes during any reset period when the class bears a fixed rate of interest, both when the class is denominated in U.S. Dollars and when in foreign exchange mode, generally is not payable on distribution dates. Instead, principal that would be payable on a distribution date will be allocated to that class of reset rate notes and deposited into the related accumulation account, where it will remain until the next reset date for that class, unless there occurs prior to the related reset date (but not earlier than the initial reset date), an optional termination of the trust, an optional purchase of the remaining trust student loans by the related servicer or a successful auction of the remaining trust student loans by the related indenture trustee. When the class is denominated in U.S. Dollars, all amounts then on deposit in the related accumulation account, less any investment earnings, including any allocation of principal made on the same distribution date, will be distributed as a payment in reduction of principal on that reset date to the reset rate holders, as of the related record date. When a class is denominated in foreign exchange mode, such amounts will be distributed on or about such reset date to the related swap counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to the related holders on that reset date, subject to any delay in payments through the applicable European clearing agencies.

However, in the event that on any distribution date the amount, less any investment earnings, on deposit in the related accumulation account would equal the outstanding principal balance, or if in foreign exchange mode, the U.S. Dollar equivalent thereof, of the related class of reset rate notes, then no additional amounts will be deposited into the related accumulation account, and all amounts therein, less any investment earnings, will be distributed on the next related reset date to the related holders, or if in foreign exchange mode, on or about such reset date to the related swap counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to related holders on or about that reset date. On such reset date the principal balance of related class of reset rate notes will be reduced to zero. Amounts, less any investment earnings, on deposit in the related accumulation account may be used only to pay principal on related class of reset rate notes, or to make payments to the related swap counterparty, but solely in exchange for the equivalent amount of the applicable non-U.S. Dollar currency at the conversion rate set forth in the related currency swap agreement, and for no other purpose. All investment earnings on deposit in the related accumulation account will be withdrawn on each distribution date and deposited into the collection account.

The related indenture trustee, subject to sufficient available funds therefor, will deposit into the supplemental interest account the related supplemental interest account deposit amount as described in the related prospectus supplement.

In addition, if a class of reset rate notes is to be remarketed to bear interest at a fixed rate, the trust will enter into one or more interest rate swap agreements with eligible swap counterparties on the related reset date, as applicable, to facilitate the trust’s ability to pay interest at a fixed rate, and such interest rate swap will be made as part of any required currency swap agreement as described in “—Foreign Exchange Mode” above. Each such interest rate swap agreement will terminate, generally, on the earliest to occur of:

•
the next succeeding reset date, if the related class of reset rate notes is then denominated in U.S. Dollars, or the next succeeding reset date resulting in a successful remarketing, if that class is then in foreign exchange mode;

•	the related reset date of an exercise of the call option;
•
the distribution date on which the outstanding principal balance of the related class of reset rate notes is reduced to zero, including as the result of the optional purchase of the remaining trust student loans by the related servicer or an auction of the trust student loans by the related indenture trustee; or

•	the maturity date of the related class of reset rate notes.
No interest rate swap agreement with respect to a class of reset rate notes then in foreign exchange mode will terminate solely due to the declaration of a failed remarketing. Each interest rate swap agreement must satisfy the rating agency condition. No new interest rate swap agreement will be entered into by the trust for any reset period where the call option has been exercised. The remarketing agents, in consultation with the administrator, generally will use procedures similar to those set forth above under “—Foreign Exchange Mode” in the selection of the related swap counterparties and the establishment of the applicable spread to three-month LIBOR.

In exchange for providing a payment equal to interest at the fixed rate due to a class of reset rate notes, the related swap counterparty will be entitled to receive on each distribution date a payment from the trust, as a trust swap payment, in an amount based on three-month LIBOR, plus or minus a spread, as determined from the bidding process described above.

Tender of Reset Rate Notes; Remarketing Procedures.  On the date specified in the prospectus supplement, the trust, the administrator and the remarketing agents named therein will enter into a remarketing agreement for the remarketing of the reset rate notes by the remarketing agents. The administrator, in its sole discretion, may change the remarketing agents or designate a lead remarketing agent for the reset rate notes for any reset period at any time on or before the related remarketing terms determination date. In addition, the administrator will appoint one or more additional remarketing agents, if necessary, for a reset date when a class of reset rate notes will be remarketed in a currency other than U.S. Dollars. Furthermore, a remarketing agent may resign at any time provided that no resignation may become effective on a date that is later than 15 business days prior to a remarketing terms determination date.

Unless notice of the exercise of the related call option has already been given, the administrator, not less than fifteen nor more than thirty calendar days prior to any remarketing terms determination date, will:

•
inform DTC, Euroclear and Clearstream, Luxembourg, as applicable, of the identities of the applicable remarketing agents and (1) if the applicable class of reset rate notes is denominated in U.S. Dollars in both the then-current and immediately following reset period, that such class of notes is subject to automatic tender on the reset date unless a holder elects not to tender its particular reset rate notes, or (2) if the applicable class of reset rate notes is then in, or to be reset in, foreign exchange mode, that such class of notes is subject to mandatory tender by all of the holders thereof, and

•
request that DTC, Euroclear and Clearstream, Luxembourg, as applicable, notify its participants of the contents of the notice given to DTC, Euroclear and Clearstream, Luxembourg, as applicable, the notices to be given on the remarketing terms determination date and the spread determination date, and the procedures that must be followed if any beneficial owner of a reset rate note wishes to retain its notes or any procedures to be followed in connection with a mandatory tender of such note, each as described below.

This will be the only required notice given to holders prior to a remarketing terms determination date and with respect to the procedures for electing not to tender or regarding a mandatory tender of a class of reset rate notes. If DTC, Euroclear and Clearstream, Luxembourg, as applicable, or its respective nominee is no longer the holder of record of the related class of reset rate notes, the administrator will establish procedures for the delivery of any such notice to the related noteholders.

On each remarketing terms determination date, the trust, the administrator and the remarketing agents will enter into a remarketing agency agreement that will set forth certain terms of the remarketing described under “—Remarketing Terms Determination Date” above, and on the related spread determination date, unless a failed remarketing is declared, 100% of the related noteholders have delivered a hold notice, or an exercise of the related call option has occurred, such remarketing agency agreement will be supplemented to include the other required terms of the related remarketing described under “—Spread Determination Date” above.

On the reset date that commences each reset period, if the reset rate notes are not subject to mandatory tender, each reset rate note will be automatically tendered, or deemed tendered, to the relevant remarketing agents for remarketing by such remarketing agents on the reset date at 100% of its outstanding principal balance, unless the holder, by delivery of a hold notice, if applicable, elects not to tender its reset rate note. If the related class of reset rate notes are held in book-entry form, 100% of the outstanding principal balance of such class will be paid in accordance with the standard procedures of DTC, which currently provide for payments in same-day funds or procedures of Euroclear and Clearstream, Luxembourg which, due to time zone differences, will be required to provide for payment of principal and interest due on the related distribution date approximately two business days following the reset date, and, with respect to each reset date, other than for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable non-U.S. Dollar currency from and including the related reset date to, but excluding, the second business day following such reset date. Beneficial owners that tender their reset rate notes through a broker, dealer, commercial bank, trust company or other institution, other than the remarketing agents, may be required to pay fees or commissions to such institution. If a beneficial owner has an account at a remarketing agent and tenders its reset rate notes through that account, the beneficial owner will not be required to pay any fee or commission to the remarketing agents.

If applicable, the hold notice must be received by a remarketing agent during the period commencing on the remarketing terms determination date and ending on the notice date. To ensure that a hold notice is received on a particular day, the beneficial owner must direct its broker or other designated direct or indirect participant to give the hold notice before the broker’s cut-off time for accepting instructions for that day. Different firms may have different cutoff times for accepting instructions from their customers. Accordingly, beneficial owners should consult the brokers or other direct or indirect participants through which they own their interests in the reset rate notes for the cut-off times for those brokers or participants. A delivered hold notice will be irrevocable, but will be subject to a mandatory tender of the reset rate notes pursuant to any exercise of the call option. If a hold notice is not timely received for any reason by a remarketing agent on the notice date, the beneficial owner of a class of reset rate notes will be deemed to have elected to tender such note for remarketing by the relevant remarketing agents. All of the reset rate notes of the applicable class, whether or not tendered, will bear interest upon the same terms.

The remarketing agents will attempt, on a reasonable efforts basis, to remarket the tendered reset rate notes at a price equal to 100% of the aggregate principal balance so tendered. We cannot assure you that the remarketing agents will be able to remarket the entire principal balance of the reset rate notes tendered in a remarketing. The obligations of the remarketing agents will be subject to conditions and termination events customary in transactions of this type, including conditions that all of the notes subject to remarketing in fact were not called, none of the notes have been downgraded or put under review by the applicable rating agencies, no events of default with respect to the notes have occurred, and no material adverse change in the trust’s financial condition has occurred between the remarketing terms determination date and the reset date. If the call option is not timely exercised and the remarketing agents are unable to remarket some or all of the tendered reset rate notes and, in their sole discretion, elect not to purchase those reset rate notes, then the remarketing agents will declare a failed remarketing, all holders will retain their notes, the related reset period will be fixed at three months, and the related interest rate will be set at the related failed remarketing rate.

No noteholder or beneficial owner of any reset rate note will have any rights or claims against any remarketing agent as a result of the remarketing agents’ not purchasing that reset rate note. The remarketing agents will have the option, but not the obligation, to purchase any reset rate notes tendered that they are not able to remarket.

Each of the remarketing agents, in its individual or any other capacity, may buy, sell, hold and deal in the reset rate notes. Any remarketing agent may exercise any vote or join in any action which any beneficial owner of the reset rate notes may be entitled to exercise or take with like effect as if it did not act in any capacity under the remarketing agency agreement. Any remarketing agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the trust, the depositor, the servicer or the administrator as freely as if it did not act in any capacity under the remarketing agency agreement.

Each of the remarketing agents will be entitled to receive a fee from amounts on deposit in the remarketing fee account in connection with their services rendered for each reset date. The remarketing agents also will be entitled to reimbursement from the trust, on a subordinated basis, or from the administrator, if there are insufficient available funds on the related distribution date, for certain expenses associated with each remarketing. The fees associated with each successful remarketing and certain out-of-pocket expenses with respect to each reset date will be payable generally from amounts on deposit from time to time in the remarketing fee account. Unless otherwise specified in a related prospectus supplement, on each distribution date that is one year or less prior to a reset date, available funds will be deposited into the remarketing fee account, prior to the payment of interest on any class of notes, in an amount up to the quarterly funding amount as specified in the related supplement. If the amount on deposit in the remarketing fee account, after the payment of any remarketing fees there from, exceeds the reset period target amount as specified in the related supplement or, such excess will be withdrawn on the distribution date immediately following the related reset date, deposited into the collection account and included in available funds for that distribution date. In addition, all investments on deposit in the remarketing fee account will be withdrawn on the next distribution date, deposited into the collection account and included in available funds for that distribution date. Also, if on any distribution date a senior security interest shortfall would exist, or if on the maturity date for any class of senior notes, available funds would not be sufficient to reduce the principal balance of such class to zero, the amount of such senior security interest shortfall or principal deficiency, as applicable, to the extent sums are on deposit in the remarketing fee account, may be withdrawn from that account and used for payment of interest or principal on the senior notes.

Determination of Indices

Day-Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates.  For any class of notes that bears interest at a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an Actual/360 day year. If a class of notes bears interest at a fixed rate and is denominated in U.S. Dollars, interest due for any accrual period generally will be determined on the basis of a 30/360 day year. If a class of reset rate notes bears interest at a floating rate that is not LIBOR-based and/or is denominated in a currency other than U.S. Dollars, the remarketing agents, in consultation with the administrator, will set forth the applicable day-count basis for the related reset period as specified in the related prospectus supplement and in the written notice sent to the reset rate noteholders on the related remarketing terms determination date. The applicable day-count basis will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

•	“30/360” which means that interest is calculated on the basis of a 360-day year consisting of twelve 30-day months;
•	“Actual/360” which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;
•	“Actual/365 (fixed)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;
•	“Actual/Actual (accrual basis)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;
•
“Actual/Actual (payment basis)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be; and

•
“Actual/Actual (ISMA)” is a calculation in accordance with the definition of “Actual/Actual” adopted by the International Securities Market Association (“ISMA”), which means that interest is calculated on the following basis:

•
where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and (B) the number of distribution dates that would occur in one calendar year; or

•	where the accrual period is longer than the determination period during which the accrual period ends, the sum of:
(1)	the number of days in such accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year; and

(2)	the number of days in such accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year;

where “determination period” means the period from and including one calculation date to but excluding the next calculation date and “calculation date” means, in each year, each of those days in the calendar year that are specified herein as being the scheduled distribution dates.

For any class of notes that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described under “—LIBOR” below. If the reset rate notes bear interest at a floating rate, the remarketing agents, in consultation with the administrator, and in accordance with prevailing market conventions and existing market conditions, will set forth the applicable dates, or intervals between dates, on which the applicable rate of interest will be determined, and the related dates on which such interest rates will be changed during each related accrual period during a reset period, as part of the written notice sent to the reset rate noteholders on the related remarketing terms determination date and as set forth in the related prospectus supplement.

LIBOR.  Unless otherwise specified in the related prospectus supplement, “LIBOR, for any accrual period, will be the rate for deposits in U.S. Dollars having the specified maturity commencing on the first day of the accrual period, which appears on Reuters Screen LIBOR01 Page or on such comparable service as is customarily used to quote LIBOR as of 11:00 a.m., London time, on the related LIBOR Determination Date. If this rate does not appear on Reuters Screen LIBOR01 Page or on such comparable service as is customarily used to quote LIBOR, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in U.S. Dollars, having the specified maturity, are offered by the Reference Banks at approximately 11:00 a.m., London time, on that LIBOR Determination Date to prime banks in the London interbank market. The calculation agent will request the principal London office of each Reference Bank to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the calculation agent, at approximately 11:00 a.m., New York City time, on that LIBOR Determination Date for loans in U.S. Dollars to leading European banks having the specified maturity.  If the banks selected as described above are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period. For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business.  For the LIBOR-based notes, interest due for any accrual period will be determined on an Actual/360 basis.

For this purpose:

•	“LIBOR Determination Date” means, for each accrual period, the second business day before the beginning of that accrual period.
•	“Reference Banks” means four major banks in the London interbank market selected by the administrator.
•
“Reuters Screen LIBOR01 Page” means the display page so designated on the Reuters Monitor Money Rates Service, or such other page that may replace that page on that service, or such other service as may be nominated as the information vendor for the purposes of displaying comparable rates or prices.

GBP-LIBOR.  Unless otherwise specified in the related prospectus supplement, “GBP-LIBOR, for any accrual period, will be the rate for deposits in Pounds Sterling having the specified maturity commencing on the first day of the accrual period, which appears on Reuters Screen 3750 Page or on such comparable service as is customarily used to quote GBP-LIBOR as of 11:00 a.m. London time, on the related GBP-LIBOR Determination Date.  If this rate does not appear on Reuters Screen 3750 Page or on such comparable service as is customarily used to quote GBP-LIBOR, the rate for that GBP-LIBOR Determination Date will be determined on the basis of the rates at which deposits in Pounds Sterling, having the specified maturity are offered by the Reference Banks at approximately 11:00 a.m., London time, on that GBP-LIBOR Determination Date, to prime banks in the London interbank market.  The calculation agent will request the principal London office of each Reference Bank to provide a quotation of its rate.  If at least two quotations are provided, the rate for that GBP-LIBOR Determination Date will be the arithmetic mean of the quotations.  If fewer than two quotations are provided, the rate for that GBP-LIBOR Determination Date will be the arithmetic mean of the rates quoted by prime banks in London, selected by the calculation agent, at approximately 11:00 a.m. London time, on that GBP-LIBOR Determination Date for loans in Pounds Sterling to leading European banks having the specified maturity.  If the banks selected as described above are not providing quotations, GBP-LIBOR in effect for the applicable accrual period will be GBP-LIBOR for the specified maturity in effect for the previous accrual period.  For any GBP-LIBOR-based notes, interest due for any accrual period will be determined on an Actual/365 basis.

For this purpose:

•	“GBP-LIBOR Determination Date” means, for each accrual period, the day that is two Settlement Days before the beginning of that accrual period.
•	“Reference Banks” means four major banks in the London interbank market selected by the administrator.
•
“Reuters Screen 3750 Page” means the display page so designated on the Reuters Monitor Money Rates Service, or such other page that may replace that page on that service, or such other service as may be nominated as the information vendor for the purposes of displaying comparable rates or prices.

•
“Settlement Day” means any day on which TARGET2 (the Trans-European Automated Real-time Gross Settlement Express Transfer System) is open which is also a day on which banks in New York City are open for business.

EURIBOR.  Unless otherwise specified in the related prospectus supplement, “EURIBOR, for any accrual period, will be the rate for deposits in Euros having the specified maturity commencing on the first day of the accrual period, which appears on Reuters Screen 248 Page or on such comparable service as is customarily used to quote EURIBOR as of 11:00 a.m., Brussels time, on the related EURIBOR Determination Date.  If this rate does not appear on Reuters Screen 248 Page or on such comparable service as is customarily used to quote EURIBOR, the rate for that EURIBOR Determination Date will be determined on the basis of the rates at which deposits in Euros, having the applicable maturity, are offered by

Reference Banks at approximately 11:00 a.m., Brussels time, on that EURIBOR Determination Date, to prime banks in the Euro-zone interbank market.  The calculation agent will request the principal Euro-zone office of each Reference Bank to provide a quotation of its rate.  If at least two quotations are provided, the rate for that EURIBOR Determination Date will be the arithmetic mean of the quotations.  If fewer than two quotations are provided, the rate for that EURIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in the Euro-zone, selected by the calculation agent, at approximately 11:00 a.m. Brussels time, on that EURIBOR Determination Date for loans in Euros to leading European banks having the applicable maturity.  If the banks selected as described above are not providing quotations, EURIBOR in effect for the applicable accrual period will be EURIBOR in effect for the previous accrual period.

For all EURIBOR-based securities, interest due for any accrual period will be determined on an Actual/360 basis.

For this purpose:

•	“EURIBOR Determination Date” means, for each accrual period, the day that is two Settlement Days before the beginning of that accrual period.
•	“Reference Banks” means four major banks in the Euro-zone interbank market selected by the administrator.
•
“Reuters Screen 248 Page” means the display page so designated on the Reuters Monitor Money Rates Service, or such other page that may replace that page on that service, or such other service as may be nominated as the information vendor for the purposes of displaying comparable rates or prices.

•
“Settlement Day” means any day on which TARGET (the Trans-European Automated Real-time Gross Settlement Express Transfer System) is open which is also a day on which banks in New York City are open for business.

Commercial Paper Rate.  If the reset rate notes bear interest based on the commercial paper rate (the “Commercial Paper Rate”), the Commercial Paper Rate for any relevant interest determination date, unless otherwise specified in the related prospectus supplement, will be the Bond Equivalent Yield shown below of the rate for 90-day commercial paper, as published in H.15(519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Commercial Paper—Financial.”

The administrator will observe the following procedures if the commercial paper rate cannot be determined as described above:

•
If the rate described above is not published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Commercial Paper Rate will be the Bond Equivalent Yield of the rate on the relevant interest determination date, for commercial paper having the index maturity specified on the Remarketing Terms Determination Date, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading “Commercial Paper— Financial.” The “Bond Equivalent Yield” will be calculated as follows:

Bond Equivalent Yield =	N × D	x 100
360 (D × 90)

where “D” refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and “N” refers to 365 days or 366 days, as the case may be.

•	If the rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.
•	The Commercial Paper Rate will be subject to a lock-in period of six New York City business days.
CMT Rate.  If any class of notes bear interest based on the Treasury constant maturity rate (the “CMT Rate”), the CMT Rate for any relevant interest determination date, unless otherwise specified in the related prospectus supplement, will be the rate displayed on the applicable Designated CMT Page shown below by 3:00 p.m., New York City time, on that interest determination date under the caption “...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.,” under the column for:

•	If the Designated CMT Page is Reuters Screen FRBCMT Page, the rate on that interest determination date; or
•
If the Designated CMT Page is Reuters Screen 7052 Page, the average for the week, or the month, as specified on the related remarketing terms determination date, ended immediately before the week in which the related interest determination date occurs.

The following procedures will apply if the CMT Rate cannot be determined as described above:

•
If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

•
If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the Treasury and that the administrator determines to be comparable to the rate formerly displayed on the Designated CMT Page shown above and published in H.15(519).

•
If the rate described in the prior paragraph cannot be determined, then the administrator will determine the CMT Rate to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New York City. The administrator will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct nonmalleable fixed rate obligations of the Treasury (“Treasury Notes”) with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

•
If the administrator cannot obtain three Treasury Note quotations of the kind described in the prior paragraph, the administrator will determine the CMT Rate to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the administrator will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the administrator will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

•
If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

•
If fewer than three leading primary United States government securities dealers selected by the administrator are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

Federal Funds Rate.  If any class of notes bears interest based on the federal funds rate (the “Federal Funds Rate”), the Federal Funds Rate for any relevant interest determination date, unless otherwise specified in the related prospectus supplement, will be the rate for U.S. Dollar federal funds, as published in H.15(519) for that day opposite the caption “Federal Funds (Effective)” as that rate is displayed on that interest determination date on FedFunds1 under the heading “Federal Funds Rate.” The administrator will observe the following procedures if the Federal Funds Rate cannot be determined as described above:

•
If the rate described above does not appear on FedFunds1 or is not yet published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal Funds Rate for the relevant interest determination date will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading “Federal Funds (Effective).”

•
If the rate described above does not appear on FedFunds1 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on that interest determination date, the Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar federal funds arranged by three leading brokers of federal funds transactions in New York City, selected by the administrator, on that interest determination date.

•
If fewer than three brokers selected by the administrator are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

91-day Treasury Bill Rate.  If any class of notes bears interest at the 91-day Treasury Bill Rate (the “91-day Treasury Bill Rate”), the 91-day Treasury Bill Rate for any relevant interest determination date, unless otherwise specified in the related prospectus supplement, will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks (“91-day Treasury Bills”) sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the Treasury.

In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be.

The 91-day Treasury Bill Rate will be subject to a lock-in period of six New York City business days.

Prime Rate.  If any class of notes bears interest based on the prime rate (the “Prime Rate”), the Prime Rate for any relevant interest determination date, unless otherwise specified in the related prospectus supplement, will be the prime rate or base lending rate on that date, as published in H.15(519), prior to 3:00 p.m., New York City time, on that interest determination te under the heading “Bank Prime Loan.”

The administrator will observe the following procedures if the Prime Rate cannot be determined as described above:

•
If the rate described above is not published in H.15(519) prior to 3:00 p.m., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption “Bank Prime Loan.”

•
If the above rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the administrator will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as “USPRIME1” as that bank’s prime rate or base lending rate as in effect on that interest determination date.

•
If fewer than four rates appear on the Reuters Screen USPRIME1 Page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest determination date by three major banks in New York City selected by the administrator.

•	If the banks selected by the administrator are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest determination date.
Successor Service.  When an interest rate or interest rate index is determined by reference to any display page provided by an information vendor, such as Reuters or Bloomberg, such page shall mean the display page so designated on the information vendor’s service or any successor service.  A successor service shall mean the successor display page, other published source, information vendor or provider that has been selected by the administrator and published on the administrator’s website or if the administrator has not selected and published a successor service, the successor display page, other published source, information vendor or provider that has been officially designated by the sponsor of the original page or service.

Auction Rate.  If any class of notes bears interest based on an auction rate, the auction rate will be determined as described in “Additional Information Regarding the Notes—Auction Rate Notes.”

Other Indices.  If the reset rate notes are reset on a reset date to pay in floating rate mode based on a non-U.S. Dollar currency other than Pounds Sterling or Euros, the administrator, in consultation with the remarketing agents, shall select an appropriate alternative interest rate index that satisfies the rating agency condition. In addition, each related prospectus supplement may also set forth additional interest rate indices and accrual methods that may be applicable for any class of reset rate notes.

 Distributions

Beginning on the distribution date specified in the related prospectus supplement, the applicable trustee will make distributions of principal and interest on each class of notes.

To the extent specified in the related prospectus supplement, one or more classes of notes of a trust may have targeted scheduled distribution dates on which the notes will be paid in full or in part to the extent the trust is able to issue in sufficient amount additional notes in order to pay in full or in part the original notes issued by the trust. The proceeds of such additional notes, which may be issued publicly or privately, will be applied to pay the specified class of original notes in the manner set forth in the related prospectus supplement, and the additional notes will receive principal payments in the amounts and with the priority specified in the related prospectus supplement.

 Credit Enhancement and Other Support

General

The related prospectus supplement will describe the amounts and types of credit or cash flow enhancement arrangements for each series. If provided in the related prospectus supplement, credit or cash flow enhancement may take the form of:

•	subordination of one or more classes of notes,
•	reserve accounts,
•	capitalized interest accounts,
•	cash capitalization or cash collateral accounts,
•	supplemental interest accounts,
•	investment premium purchase accounts,
•	investment reserve accounts,
•	overcollateralization,
•	letters of credit,
•	liquidity agreements,
•	pool insurance policies,
•	financial guaranty insurance policies or surety bonds,
•	repurchase bonds, or
•	any combination of the foregoing.

The presence of a reserve account and other forms of credit or liquidity enhancement is intended to enhance the likelihood of receipt by the noteholders of the full amount of distributions when due and to decrease the likelihood that the noteholders will experience losses.

Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of all distributions. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of notes, noteholders of any of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of noteholders of other series.

Subordination of Notes

If specified in the related prospectus supplement one or more classes of notes of a series may be subordinate notes.  The rights of the holders of subordinate notes to receive distributions of principal and interest from the collection account on any distribution date will be subordinated, to the extent provided in the related prospectus supplement, to those rights of the holders of senior notes.  The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate notes in a series, the circumstances in which that subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Reserve Accounts

The related prospectus supplement will describe how amounts in any reserve account will be available to cover shortfalls in payments due on the notes.  It will also describe how amounts on deposit in the reserve account in excess of the specified reserve account balance will be distributed to noteholders.

Capitalized Interest Accounts

If specified in the related prospectus supplement, the depositor may deposit cash or eligible investments on the closing date into a capitalized interest account maintained by the indenture trustee for the purpose of providing additional available funds to pay interest on the notes for a limited time period following the closing date.  Any amount remaining in the capitalized interest account at the end of such limited time period will be remitted as specified in the related prospectus supplement.

Cash Capitalization or Cash Collateral Accounts

If specified in the related prospectus supplement, the depositor may be required to deposit cash into a cash capitalization or cash collateral account maintained by the indenture trustee for the purpose of assuring the availability of funds to pay interest on the notes.  Amounts in the cash capitalization or cash collateral account will be remitted as specified in the related prospectus supplement.

Supplemental Interest Accounts

If specified in the related prospectus supplement and with respect to one or more classes of reset rate notes, on each applicable distribution date, the indenture trustee, subject to sufficient available funds therefor, will deposit into one or more supplemental interest accounts the related supplemental interest account deposit amount for the purpose of providing additional available funds to pay interest on the notes.  Amounts in the supplemental interest account will be remitted as specified in the related prospectus supplement.

Investment Premium Purchase Accounts

If specified in the related prospectus supplement and with respect to one or more classes of reset rate notes, on each applicable payment date, the indenture trustee, subject to sufficient available funds therefor, will deposit amounts into the investment premium purchase account which may be utilized to purchase eligible investments at a price greater than par. Amounts in the investment premium purchase account will be remitted as specified in the related prospectus supplement.

Investment Reserve Accounts

If specified in the related prospectus supplement and with respect to one or more classes of reset rate notes, amounts may be required to be deposited into an investment reserve account to offset the effect of a downgrade of eligible investments in a related accumulation account.  Such amounts will be funded on each applicable distribution date, to the level necessary to satisfy the rating agency condition, subject to a maximum amount, prior to any distributions of principal to classes of subordinated notes.  If there are insufficient available funds following any such deposit, principal payments to subordinated notes may be delayed.

Overcollateralization

If specified in the related prospectus supplement, subordination provisions of a trust may be used to accelerate, to a limited extent, the amortization of one or more classes of notes relative to the amortization of the related trust student loans.  The accelerated amortization is achieved by the application of excess interest to the payment of principal of one or more classes of notes.  This acceleration feature creates overcollateralization, which is the excess of the total principal balance of the related trust student loans, over the principal balance of the related class or classes of notes.  This acceleration may continue for the life of the related notes, or may be limited.  In the case of limited acceleration, once the required level of overcollateralization is reached, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Letters of Credit

If specified in the related prospectus supplement, credit support for a series of notes may be provided by the issuance of a letter of credit by the bank or financial institution that is specified in such prospectus supplement.  The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued for a series of notes will be set forth in the related prospectus supplement.

Liquidity Agreements

If specified in the related prospectus supplement, credit or liquidity support for a series of notes may be provided by advances made to the issuing entity by a liquidity provider(s) under the terms and conditions of a liquidity agreement(s).  The amount, frequency and other material terms of any advances made by a liquidity provider to the issuing entity related to a series of notes will be set forth in the related prospectus supplement.  Disclosure regarding the identity and description of any liquidity provider(s), to the extent required, will be presented in the related prospectus supplement.  The related prospectus supplement will also disclose the amounts and priority of payment of reimbursements, to the extent applicable, to be made by the issuing entity to any liquidity provider(s) for advances made under the terms of the related liquidity agreement(s).

Pool Insurance Policies

If specified in the related prospectus supplement, a pool insurance policy for the trust student loans may be obtained.  The pool insurance policy will cover any loss (subject to the limitations described in such prospectus supplement) by reason of default to the extent a related trust student loan is not covered by any guaranty agency or guarantor.  The amount and principal terms of any pool insurance coverage will be set forth in the related prospectus supplement. All required disclosure regarding the provider of such policy will be presented in the related prospectus supplement.

Financial Guaranty Insurance Policies or Surety Bonds

If specified in the related prospectus supplement, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer specified in such prospectus supplement.  All required disclosure regarding the provider of such policy or bond will be presented in the related prospectus supplement.

Repurchase Bonds

If specified in the related prospectus supplement, the depositor or servicer will be obligated to repurchase any trust student loan (up to an aggregate U.S. Dollar amount specified in such prospectus supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of such trust student loan.  This obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the depositor or the servicer.

Swap Agreements, Cap Agreements or other Financial or Derivative Instruments

If so specified in the prospectus supplement relating to a series of notes, the related trust will enter into, or obtain an assignment of, one or more interest rate and/or currency swap agreements, cap agreements, floor agreements, collar agreements or liquidity agreements pursuant to which the trust will have the right to receive particular payments of interest or foreign currency, or other payments, as set forth or determined and as described in the related swap agreement, cap agreement, floor agreement, collar agreement or liquidity agreement, as applicable.  The related prospectus supplement will describe the material terms of each such derivative agreement and the particular risks associated with the swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any, addressed by the rating related to the derivative agreement.  The prospectus supplement relating to the series of notes also will set forth information relating to the applicable significance estimate and significance percentage (as such terms are defined in Regulation AB under the Securities Act), and, to the extent required, the corporate status, ownership and credit quality of the counterparty or counterparties to each such derivative instrument in accordance the provisions of Regulation AB of the Securities Act.

Insolvency Events

Each trust agreement will provide that the trustee, eligible lender trustee or owner trustee, as applicable, may commence a voluntary bankruptcy proceeding relating to that trust only with the unanimous prior approval of all noteholders of the related series of notes. In order to commence a voluntary bankruptcy, all noteholders must deliver to the eligible lender trustee and owner trustee a certificate certifying that they reasonably believe the related trust is insolvent.

Book-Entry Registration

Investors in notes in book-entry form may, directly or indirectly, hold their notes through DTC in the United States or, if so provided in the related prospectus supplement, through Clearstream, Luxembourg or Euroclear.

Cede & Co., as nominee for DTC, will hold one or more global notes. Unless the related prospectus supplement provides otherwise, Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositories, which in turn will hold these positions in the depositories’ names on the books of DTC. Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected at DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.

Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with DTC participants will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits for any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the securities, and for information on tax documentation procedures relating to the securities, see “Appendix L—Global Clearance, Settlement and Tax Documentation Procedures”  in this prospectus.

DTC is a limited purpose trust company organized under the laws of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered under Section 17A of the

Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between those participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, including Euroclear and Clearstream, Luxembourg. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Securityholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities held through DTC may do so only through participants and indirect participants. Securityholders will receive all distributions of principal and interest from the indenture trustee or the trustee or owner trustee, as applicable, through participants and indirect participants. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to DTC’s nominee. DTC will forward those payments to its participants, which will forward them to indirect participants or securityholders. Securityholders will not be recognized by the applicable trustee as noteholders under the indenture or trust agreement, as applicable, and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

Under the rules, regulations and procedures creating DTC and affecting its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and to receive and transmit principal and interest payments on the securities. Participants and indirect participants with which securityholders have accounts with respect to the securities are likewise required to make book-entry transfers and receive and transmit payments of principal and interest on the securities on behalf of their customers. Accordingly, although securityholders will not possess securities, the DTC rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

Because DTC can only act on behalf of participants, which in turn act on behalf of indirect participants, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the securities, may be limited since securityholders will not possess physical certificates for their securities.

DTC has advised us that it will take any action that a securityholder is permitted to take under the indenture or trust agreement, only at the direction of one or more Participants to whose DTC accounts the securities are credited. DTC may take conflicting actions on undivided interests to the extent that those actions are taken on behalf of participants whose holdings include undivided interests.

Except as required by law, neither the administrator nor the applicable trustee for any trust will have any liability for the records relating to payments or the payments themselves, made on account of beneficial ownership interests of the securities held by DTC’s nominee, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Clearstream, Luxembourg is organized under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants. Thus, the need for physical movement of certificates is eliminated. Transactions may be settled in Clearstream, Luxembourg in numerous currencies, including United States dollars. Clearstream, Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank, S.A./N.V.

All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “U.S. Federal Income Tax Consequences” in this prospectus. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the agreement on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect these actions on its behalf through DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures. The procedures may therefore be discontinued at any time.

Reset Rate Notes

Form and Denomination.  Interests in the reset rate notes will be represented by one or more of the following types of global notes:

•	for reset rate notes denominated in U.S. Dollars, a global note certificate held through DTC (each, a “U.S. global note certificate”); or
•	for reset rate notes denominated in a non-U.S. Dollar currency, a global note certificate held through a European clearing system (each, a “non-U.S. global note certificate”).
On or about the closing date for the issuance of any class of reset rate notes, the administrator on behalf of the trust will deposit:

•	a U.S. global note certificate for each class of reset rate notes with the applicable DTC custodian, registered in the name of Cede & Co., as nominee of DTC; and
•
one or more corresponding non-U.S. global note certificates with respect to each class of reset rate notes with the applicable foreign custodian, as common depositary for Euroclear and Clearstream, Luxembourg, registered in the name of a nominee selected by the common depositary for Euroclear and Clearstream, Luxembourg.

On each reset date, the aggregate outstanding principal balance of that class of reset rate notes will be allocated to one of the three global note certificates, either of which may, as of that reset date, be reduced to zero or represent 100% of the aggregate outstanding principal balance of that class of reset rate notes, depending on whether that class of reset rate notes is in U.S. Dollars (in which case a U.S. global note certificate is used) or in a currency other than U.S. Dollars (in which case a non-U.S. global note certificate is used).

At all times the global note certificates will represent the outstanding principal balance, in the aggregate, of the related class of reset rate notes. At all times, with respect to each class of reset rate notes, there will be only one U.S. and one non-U.S. global note certificate for such reset rate notes.

Investors may hold their interests in a class of reset rate notes represented by a U.S. global note certificate only (1) directly through DTC participants, or (2) indirectly through organizations which are participants in the European clearing systems which themselves hold positions in such U.S. global note certificate through DTC. DTC will record electronically the outstanding principal balance of each class of reset rate notes represented by a U.S. global note certificate held within its system. DTC will hold interests in a U.S. global note certificate on behalf of its account holders through customers’ securities accounts in DTC’s name on the books of its depositary.

Investors may hold their interests in a class of reset rate notes represented by a non-U.S. global note certificate only (1) directly through the European clearing systems, or (2) indirectly through organizations which themselves are participants in the European clearing systems. The European clearing systems will record electronically the outstanding principal balance of each class of reset rate notes represented by a non-U.S. global note certificate held within their respective systems. The European clearing systems will hold interests in the non-U.S. global note certificate on behalf of their account holders through customers’ securities accounts in the European clearing systems’ respective names on the books of their respective depositaries.

Interests in the global note certificates will be shown on, and transfers thereof will be effected only through, records maintained by DTC, Euroclear and Clearstream, Luxembourg as applicable, and their respective direct and indirect participants.

Because of time zone differences, payments to reset rate noteholders that hold their positions through a European clearing system will be made on the business day following the applicable distribution date, or for notes denominated in a currency other than U.S. Dollars, on the special reset payment date as described in this prospectus, as the case may be, in accordance with customary practices of the European clearing systems. No payment delay to reset rate noteholders holding U.S. Dollar denominated reset rate notes clearing through DTC will occur on any distribution date or on any reset date, unless, as set forth above, those noteholders’ interests are held indirectly through participants in European clearing systems.

The reset rate notes will be issued in minimum denominations and additional increments set forth in the related prospectus supplement, and may be held and transferred, and will be offered and sold, in principal balances of not less than their applicable minimum denomination set forth in the related prospectus supplement. The applicable minimum denominations and additional increments can be reset only in circumstances where all holders are deemed to have tendered or have mandatorily tendered their notes. With respect to reset rate notes denominated in a non-U.S. Dollar currency, the administrator will notify the Luxembourg Stock Exchange of the applicable exchange rate and denominations for each class of reset rate notes and a notice containing that information will also be published in a leading newspaper having general circulation in Luxembourg, (which is expected to be Luxemburger Wort) and/or on the Luxembourg Stock Exchange’s website at http://www.bourse.lu/home.

On each related reset date, a schedule setting forth the required terms of the related class of reset rate notes for the immediately following reset period will be deposited with the DTC custodian for any U.S. global note certificate and with the foreign custodian for any non-U.S. global note certificate.

Identification Numbers.  Each related trust will apply to DTC for acceptance in its book-entry settlement systems of each class of reset rate notes denominated in U.S. Dollars and/ or will apply to Euroclear and Clearstream, Luxembourg for acceptance in their respective book-entry settlement systems of each class of reset rate notes denominated in a currency other than U.S. Dollars. Each class of reset rate notes will have the CUSIP numbers, ISINs and European Common Codes, as applicable, set forth in the related prospectus supplement.

On or following each reset date (other than a reset date on which the then-current holders of U.S. Dollar denominated reset rate notes had the option to retain their reset rate notes, but less than 100% of such noteholders delivered hold notices), on which either a successful remarketing has occurred or the related call option has been exercised (and not previously exercised on the immediately preceding related reset date), each clearing system will cancel the then-current identification numbers and assign new identification numbers, which the administrator will obtain for each class of reset rate notes. In addition, each global note certificate will be issued with a schedule attached setting forth the terms of the applicable class of reset rate notes for its initial reset period, which will be replaced on the related reset date to set forth the required terms for the immediately following reset period.

Payments of principal, interest and any other amounts payable under each global note certificate will be made to or to the order of the relevant clearing system’s nominee as the registered holder of such global note certificate.

Due to time zone differences and to ensure that a failed remarketing has not occurred, during any reset period when a class of reset rate notes is denominated in a currency other than U.S. Dollars payments required to be made to tendering noteholders on a related reset date for which there has been a successful remarketing (or exercise of the related call option), in the amount of the aggregate outstanding principal balance of the applicable class of reset rate notes (together with all amounts due from the trust as payments of interest and principal, if any, on the related distribution date), will be made through the European clearing systems on the second business day following the related reset date, together with additional interest at the applicable interest rate and in the applicable non-U.S. Dollar currency from and including the related reset date to, but excluding, the second business day following such reset date (but only to the extent such interest payments are actually received from the related swap counterparties). Purchasers of such reset rate notes will be credited with their positions on the applicable reset date with respect to positions held through DTC or on the second business day with respect to positions held through the European clearing systems.

Except with respect to a related reset date, the trust expects that the nominees, upon receipt of any such payment, will immediately credit the relevant clearing system’s participants’ accounts with payments in amounts proportionate to their respective interests in the principal balance of the relevant global note certificates as shown on the records of such nominee. The trust also expects that payments by clearing system participants to owners of interests in such global note certificates held through such clearing system participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such clearing system participants and none of the trust, the administrator, any registrar, the indenture trustee, any remarketing agent, any transfer agent or any paying agent will have any responsibility or liability for any delay in such payments from participants, except as shown above with respect to reset date payment delays. None of the trust, the administrator, any registrar, the indenture trustee, any remarketing agent, any transfer agent or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of ownership interests in the global note certificates or for maintaining, supervising or reviewing any records relating to such ownership interests.

Non-U.S. Dollar Denominated Notes

We expect to deliver notes denominated in non-U.S. Dollar currencies in book-entry form through the facilities of Clearstream, Luxembourg and Euroclear against payment in immediately available funds in the applicable foreign currency. We will issue the non-U.S. Dollar denominated notes as one or more global notes registered in the name of a common depositary for Clearstream, Luxembourg, and Euroclear Bank S.A./N.V., as the operator of Euroclear. Investors may hold book-entry interests in these global notes through organizations that participate, directly or indirectly, in Clearstream, Luxembourg and/or Euroclear. Book-entry interests in non-U.S. Dollar denominated notes and all transfers relating to such non-U.S. Dollar denominated notes will be reflected in the book-entry records of Clearstream, Luxembourg and Euroclear.

The distribution of non-U.S. Dollar denominated notes will be cleared through Clearstream, Luxembourg and Euroclear. Any secondary market trading of book-entry interests in the non-U.S. Dollar denominated notes will take place through participants in Clearstream, Luxembourg and Euroclear and will settle in same-day funds.

Owners of book-entry interests in non-U.S. Dollar denominated notes will receive payments relating to their notes in the related non-U.S. Dollar currency. Clearstream, Luxembourg and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. Neither we nor the underwriters have any responsibility for any aspect of the records kept by Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We do not supervise these systems in any way.

Clearstream, Luxembourg and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Except as provided below, owners of beneficial interests in non-U.S. Dollar denominated notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture governing the notes, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a non-U.S. Dollar denominated note must rely on the procedures of the relevant clearing system and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, in order to exercise any rights of a holder of securities.

We understand that investors that hold their non-U.S. Dollar denominated notes through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures that are applicable to Eurobonds in registered form.  Non-U.S. Dollar denominated notes will be credited to the securities custody accounts of Clearstream, Luxembourg and Euroclear participants on the business day following the settlement date for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

We understand that secondary market trading between Clearstream, Luxembourg and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear. Secondary market trading will be settled using procedures applicable to Eurobonds in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving non-U.S. Dollar denominated notes through Clearstream, Luxembourg and Euroclear on business days in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Clearstream, Luxembourg and Euroclear will credit payments to the cash accounts of their respective participants in accordance with the relevant system’s rules and procedures, to the extent received by the common depositary. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream, Luxembourg or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of non-U.S. Dollar denominated notes among participants of Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Definitive Notes

The notes of a given series will be issued in fully registered, certificated form to noteholders or their nominees, rather than to DTC or its nominee, only if:

•
the administrator advises the applicable trustee in writing that DTC is not willing or able to discharge its responsibilities as depository for the notes and the administrator is unable to locate a successor;

•	the administrator, at its option, elects to terminate the book-entry system through DTC; or
•
after the occurrence of an event of default, a servicer default or an administrator default, investors holding a majority of the outstanding principal amount of the notes, advise the trustee through DTC in writing that the continuation of a book-entry system through DTC or a successor is no longer in the best interest of the holders of these notes.

Upon the occurrence of any event described in the bullets above, the applicable trustee will be required to notify all applicable noteholders, through DTC participants, of the availability of definitive notes. When DTC surrenders the definitive notes, the applicable trustee will reissue to the noteholders the corresponding notes as definitive notes upon receipt of instructions for re-registration. From then on, payments of principal and interest on the definitive notes will be made by the applicable trustee, in accordance with the procedures set forth in the related indenture or trust agreement, directly to the holders of definitive notes in whose names the definitive notes were registered at the close of business on the applicable record date specified in the related prospectus supplement. Payments will be made by check mailed to the address of each holder as it appears on the register maintained by the applicable trustee.

However, the final payment on any definitive note will be made only upon presentation and surrender of that definitive note at the office or agency specified in the notice of final distribution.

Definitive notes will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of definitive notes. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed.

List of Noteholders

Holders of the notes of a series evidencing at least 25% of the outstanding notes may, by written request to the indenture trustee, obtain a list of all noteholders for communicating with other noteholders regarding their rights under the indenture or under the notes. The indenture trustee may elect not to give the noteholders access to the list if it agrees to mail the desired communication or proxy, for and at the expense of the requesting noteholders, to all noteholders of that series.

Three or more noteholders of any series or one or more holders of notes of that series evidencing at least 25% of the notes balance of those notes may, by written request to the trustee, eligible lender trustee or owner trustee, as applicable, obtain access to the list of all noteholders for the purpose of communicating with other noteholders regarding their rights under the trust agreement or under the notes.

Reports to Noteholders

On each distribution date, the administrator will provide to noteholders of record as of the record date a statement containing substantially the same information as is required to be provided on the periodic report to the indenture trustee and the trust described under “Servicing and Administration—Statements to Indenture Trustee and Trust” in this prospectus. If applicable, these statements and reports will be included with filings to be made with the SEC under the Exchange Act, as required. The statements provided to noteholders will not constitute financial statements prepared in accordance with generally accepted accounting principles and will not be audited.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the trustee will mail to each person, who at any time during that calendar year was a noteholder and who received a payment from that trust, a statement containing certain information to enable it to prepare its U.S. federal income tax return. See “U.S. Federal Income Tax Consequences” in this prospectus.

CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS

Transfer of Student Loans

Each seller intends that the transfer of the student loans by it to the depositor will constitute a valid sale and assignment of those loans. We intend that the transfer of the student loans by us to the trustee or eligible lender trustee, as applicable, on behalf of each trust will also constitute a valid sale and assignment of those loans. Nevertheless, if the transfer of the student loans by a seller to the depositor, or the transfer of those loans by us to the eligible lender trustee or trustee, as applicable, is deemed to be an assignment of collateral as security, then a security interest in the student loans may be perfected by either taking possession of the promissory notes or a copy of the promissory notes evidencing the loans, if available, or by the filing of a notice of the security interest in the manner provided by the applicable Uniform Commercial Code, or the UCC as it is commonly known, for perfection of security interests in accounts.

Accordingly:

•
A financing statement or statements covering the student loans naming each seller, as debtor, will be filed under the UCC to protect the interest of the depositor in the event that the transfer by that seller is deemed to be an assignment of collateral as security; and

•
A financing statement or statements covering the trust student loans naming the depositor, as debtor, will also be filed under the UCC to protect the interest of the trustee or eligible lender trustee, as applicable, in the event that the transfer by the depositor is deemed to be an assignment of collateral as security.

If the transfer of the student loans is deemed to be an assignment as security for the benefit of the depositor or a trust, there are limited circumstances under the UCC in which prior or subsequent transferees of student loans could have an interest in the student loans with priority over the related trustee’s or eligible lender trustee’s, as the case may be, interest. A tax or other government lien on property of the seller or us arising before the time a student loan comes into existence may also have priority over the interest of the depositor, the issuing entity or the trustee or the eligible lender trustee, as applicable, in the student loan. Under the purchase agreement and sale agreement, however, each seller or the depositor, as applicable, will warrant that it has transferred the student loans to the depositor or the trustee or the eligible lender trustee, as applicable, free and clear of the lien of any third party. In addition, each seller and the depositor each will covenant that it will not sell, pledge, assign, transfer or grant any lien on any student loan held by a trust or any interest in that loan other than to the depositor or the trustee or the eligible lender trustee, as applicable.  The administrator will be required to maintain the perfected security interest status by filing all requisite continuation statements.

Under the servicing agreement, the servicer (and/or each subservicer under the related subservicing agreement, if applicable) as custodian will have custody of the promissory notes evidencing the student loans. Although the records of each seller, the depositor and the servicer (and/or each subservicer, if applicable) will be marked to indicate the sale and although, each seller and the depositor will cause UCC financing statements to be filed with the appropriate authorities, the student loans will not be physically segregated, stamped or otherwise marked to indicate that the student loans have been sold to the depositor and to the trustee or the eligible lender trustee, as applicable. If, through inadvertence or otherwise, any of the student loans were sold to another party that:

•	purchased the student loans in the ordinary course of its business;
•	took possession of the student loans; and
•	acquired the student loans for new value and without actual knowledge of the related trustee’s or eligible lender trustee’s interest; as the case may be, then that purchaser might acquire an interest in the student loans superior to the interest of the depositor and the eligible lender trustee.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions. The requirements generally do not apply to federally sponsored student loans. The depositor or a trust, however, may be liable for violations of consumer protection laws that apply to the student loans, either as assignee from a seller or the depositor or as the party directly responsible for obligations arising after the transfer. For a discussion of a trust’s rights if the student loans were not originated or serviced in compliance in all material respects with applicable laws, see “Transfer and Servicing Agreements—Sale of Student Loans to the Trust; Representations and Warranties of the Depositor” and “Servicing and Administration—Servicer Covenants” in this prospectus.

Loan Origination and Servicing Procedures Applicable to Student Loans

FFELP Loans.  The Higher Education Act, including the implementing regulations, imposes specific requirements, guidelines and procedures for originating and servicing federally sponsored student loans. Generally, those procedures require that (1) completed loan applications be processed, (2) a determination of whether an applicant is an eligible borrower under applicable standards be made, including a review of a financial need analysis, (3) the borrower’s responsibilities under the loan be explained to him or her, (4) the promissory note evidencing the loan be executed by the borrower and (5) the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made on the loan. If a borrower becomes delinquent in repaying a loan, a lender or its servicing agent must perform collection procedures, primarily telephone calls and demand letters, which vary depending upon the length of time a loan is delinquent.

The servicer will perform collection and servicing procedures on behalf of the trusts.  In performing these functions, the servicer will be required to service and collect loans in the same manner as substantially similar loans owned by Navient CFC and its affiliates.  Failure of the servicer to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of the student loans could result in adverse consequences. Any failure could result in the Department of Education’s refusal to make reinsurance payments to the guarantors or to make interest subsidy payments or special allowance payments to the eligible lender trustee.

Non-FFELP Loans.  If the private education loans in any trust are insured, the surety bond, including the rules and regulations for that program, imposes specific requirements and procedures for originating and servicing those student loans.  Generally, those procedures require that (1) completed loan applications be processed, (2) a determination of whether an applicant is an eligible borrower under applicable standards be made, including a review of a financial need analysis, (3) the borrower’s responsibilities under the loan be explained to him or her, (4) the promissory note evidencing the loan be executed by the borrower and (5) the loan proceeds be disbursed in a specified manner by the lender.  After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made on the loan.  If a borrower becomes delinquent in repaying a loan, a lender or its servicing agent must perform collection procedures, primarily telephone calls and demand letters, which vary depending upon the length of time a loan is delinquent.

The servicer will perform collection and servicing procedures on behalf of the trusts.  In performing these functions, the servicer will be required to service and collect loans in the same manner as substantially similar loans owned by Navient CFC and its affiliates.  Failure of the servicer to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of the student loans could result in adverse consequences.

 Student Loans Generally Not Subject to Discharge in Bankruptcy

FFELP loans and other student loans made for qualified education expenses are generally not dischargeable by a borrower in bankruptcy under the United States Bankruptcy Code, unless excepting this debt from discharge will impose an undue hardship on the debtor and the debtor’s dependents.

 Dodd-Frank Act—Potential Applicability and Orderly Liquidation Authority Provisions

General. On July 21, 2010, President Obama signed into law the Dodd-Frank Act which, among other things, gives the FDIC authority to act as receiver of certain bank holding companies, financial companies and their respective subsidiaries (other than an insured depository institution) in specific situations under its Orderly Liquidation Authority (the “OLA”) provisions.  The proceedings, standards, powers of the receiver and many other substantive provisions of the OLA differ from those of the United States Bankruptcy Code in several respects.  To the extent those differences may affect Navient, the sponsor and their affiliates, they are discussed in this section below.  In addition, because the OLA provisions of the Dodd-Frank Act remain subject to clarification through FDIC regulations and have yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on any particular company, including Navient, the sponsor, the depositor, any seller, any issuing entity, the servicer, the administrator, or any of their respective creditors.

Potential Applicability to Navient, the Sponsor and their Affiliates.  The Dodd-Frank Act creates uncertainty as to whether certain companies may be subject to liquidation in a receivership under the OLA rather than bankruptcy proceedings under the United States Bankruptcy Code.  For a company to become subject to the OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that such company is or is likely to be in bankruptcy, insolvent, or unable to pay its obligations when due, that the company’s failure and its resolution under the United States Bankruptcy Code “would have serious adverse effects on financial stability in the United States,” that an OLA proceeding would mitigate these adverse effects, and that no viable private sector alternative is available to prevent the default of the company.

If the OLA is determined to apply to Navient or the sponsor as a covered financial company, the applicable issuing entity, the depositor, Navient CFC or any other seller, the servicer or the administrator as a “covered subsidiary” of Navient or the sponsor could also be determined to be a “covered financial company.”  For an issuing entity, the depositor, Navient CFC or any other seller, the servicer or the administrator to be subject to receivership under the OLA as a “covered financial company” (1) the FDIC would have to be appointed as receiver for Navient or the sponsor, as applicable, under the OLA as described above, (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) such covered subsidiary is or is likely to be in bankruptcy, insolvent, or unable to pay its obligations when due, (b) appointment of the FDIC as receiver of such covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States, and (c) such appointment would facilitate the orderly liquidation of Navient or the sponsor, as applicable.  To mitigate the likelihood that an issuing entity, the depositor, Navient CFC or any other seller, the servicer or the administrator would be subject to the OLA, no issuing entity intends to issue non-investment grade debt and the depositor, Navient CFC or any other seller, the servicer and the administrator will not issue any debt.  Moreover, each issuing entity will own a relatively small amount of the student loans originated by Navient CFC or any other seller and serviced by the servicer, and each issuing entity, the depositor, Navient CFC or any other seller, the servicer or the administrator either is or will be structured as a separate legal entity from the sponsor and the other issuing entities sponsored by the sponsor.  Notwithstanding the foregoing, because of the novelty of the Dodd-Frank Act and the OLA provisions, the uncertainty surrounding how the Secretary of the Treasury’s determination will be made and the fact that such determination would be made in the future under potentially different circumstances, no assurance can be given that the OLA provisions would not apply to Navient, the sponsor or their covered subsidiaries or, if it were to apply, that the timing and amounts of payments to the related series of noteholders would not be less favorable than under the United States Bankruptcy Code.

FDIC’s Repudiation Power Under the OLA.  Under the OLA, if the FDIC were appointed receiver of Navient, the sponsor or a covered subsidiary, including the applicable issuing entity or the depositor, the FDIC would have various powers, including the power to repudiate any contract to which Navient, the sponsor or such covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome to the estate and that repudiation would promote the orderly administration of Navient’s, the sponsor’s or such covered subsidiary’s affairs, as applicable.

In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion (the “January 2011 Opinion”) confirming, among other things, its intended application of the FDIC’s repudiation power under OLA.  In the January 2011 Opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered financial company (as defined in the Dodd-Frank Act), which could include Navient, the sponsor or their covered subsidiaries (including the applicable issuing entity or the depositor), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law.  In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, which relates to contracts that are entered into prior to the appointment of a receiver, if the FDIC were to become receiver for a covered financial company, which could include Navient, the sponsor or their covered subsidiaries (including the applicable issuing entity or the depositor), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover or recharacterize as property of that covered financial company or the receivership any asset transferred by that covered financial company prior to the end of the applicable transition period of a regulation, provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the United States Bankruptcy Code.  Although the January 2011 Opinion does not bind the FDIC or its Board of Directors, or any court or any other governmental entity, and could be modified or withdrawn in the future, it also states that the Acting General Counsel will recommend that the FDIC Board of Directors incorporate a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts.  To date, the FDIC has not proposed or adopted any regulations addressing these issues.

The January 2011 Opinion also states that the FDIC anticipates recommending consideration of future regulations related to the Dodd-Frank Act.  To the extent any future regulations or subsequent FDIC actions or court rulings in an OLA proceeding involving Navient, the sponsor or their covered subsidiaries (including the applicable issuing entity or the depositor), are contrary to the January 2011 Opinion, payment or distributions of principal and interest on the notes issued by the applicable issuing entity could be delayed and/or reduced.  We will structure the transfers of student loans under the purchase agreements and sale agreements with the intent that they would be characterized as legal true sales under applicable state law and that the student loans would not be included in the related transferor’s bankruptcy estate under the United States Bankruptcy Code.  If the transfers are so characterized in a FDIC OLA receivership, based on the January 2011 Opinion and other applicable law, the FDIC would not be able to recover the transferred student loans using its repudiation power.  However, if the FDIC were to successfully assert that the transfers of student loans were not legal true sales and should instead be characterized as a security interest to secure a loan, and if the FDIC repudiated those loans, the purchasers of the student loans or the noteholders, as applicable, would have a claim for their “actual direct compensatory damages,” which claim would be no less than the initial principal balance of the loan plus interest accrued to the date the FDIC was appointed receiver.

In addition, to the extent that the value of the collateral securing the loan exceeds such amount, the purchaser or the noteholders, as applicable, would also have a claim for any interest that accrued after such appointment at least through the date of repudiation or disaffirmance.  In addition, noteholders could suffer delays in payments on their notes even if the FDIC was unsuccessful in challenging that the transfers were not legal true sales or if it ultimately did not repudiate a legal true sale.

Also assuming that the FDIC were appointed receiver of Navient, the sponsor or a covered subsidiary, including the applicable issuing entity or the depositor, under the OLA, the FDIC’s repudiation power would extend to continuing obligations of the applicable entity or entities under receivership, as applicable, including any obligation to repurchase student loans for a breach of representation or warranty as well as, with respect to the servicer, its obligation to service the student loans.  If the FDIC were to exercise this repudiation power, noteholders would not be able to compel the sponsor or any applicable covered subsidiary to repurchase student loans for a breach of representation and warranty and instead would have a claim for damages in the sponsor’s, or that covered subsidiary’s, receivership, as applicable, and thus would suffer delays and may suffer losses of payments on their notes.  Noteholders would also be prevented from replacing the servicer during the stay.  In addition, if the FDIC were to repudiate the sponsor’s obligations as servicer, there may be disruptions in servicing as a result of a transfer of servicing to a third party and noteholders may suffer delays or losses of payments on their notes.  In addition, there are other statutory provisions enforceable by the FDIC under which, if the FDIC takes action, payments or distributions of principal and interest on the notes issued by the related issuing entity would be delayed and may be reduced.

In addition, under the OLA, none of the parties to the purchase agreements, sale agreement, servicing agreement, administration agreement or the indenture could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect the sponsor’s or a covered subsidiary’s rights under those contracts without the FDIC’s consent for 90 days after the receiver is appointed.  For at least the same period, and possibly longer, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of Navient, the sponsor or of a covered subsidiary.  The requirement to obtain the FDIC’s consent before taking these actions relating to a covered financial company’s or covered subsidiary’s contracts or property is comparable to the “automatic stay” under the United States Bankruptcy Code.

If an issuing entity were to become subject to the OLA, the FDIC may repudiate the debt of such issuing entity.  In such an event, the related series of noteholders would have a secured claim in the receivership of such issuing entity for “actual direct compensatory damages” as described above, but delays in payments on such series of notes would occur and possible reductions in the amount of those payments could occur.  In addition, for a period of at least 90 days after a receiver was appointed, noteholders would be stayed from accelerating the debt or exercising any remedies under the indenture.

U.S. FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Shearman & Sterling LLP, federal tax counsel to the depositor and the trust, the following are the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This discussion is general in nature and does not address issues that may be relevant to a particular holder subject to special treatment under U.S. federal income tax laws (such as tax-exempt organizations, partnerships or pass-through entities, persons holding notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, persons that are members of an “expanded group” or a “modified expanded group” within the meaning of Proposed Treasury Regulations Section 1.385-1 of which the issuer is also treated as a member, financial institutions, brokers, dealers in notes or currencies and traders that elect to mark-to-market their notes). In addition, this discussion does not consider the effect of any alternative minimum taxes, the Medicare tax on net investment income or foreign, state, local or other tax laws, or any U.S. tax considerations (e.g., estate or gift tax), other than U.S. federal income tax considerations, that may be applicable to particular holders. Furthermore, this discussion assumes that holders hold notes as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion also assumes that, with respect to notes reflected on the books of a qualified business unit of a holder, such qualified business unit is a U.S. resident.

This discussion is based on the Code and applicable Treasury regulations, rulings, administrative pronouncements and judicial decisions thereunder as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect. There are no rulings or cases on similar transactions. Moreover, the administrator does not intend to request rulings with respect to the U.S. federal income tax treatment of the notes. Thus, there can be no assurance that the U.S. federal income tax consequences of the notes described below will be sustained if the relevant transactions are examined by the Internal Revenue Service (the “IRS”) or by a court if the IRS proposes to disallow such treatment. Each trust will be provided with an opinion of federal tax counsel regarding certain U.S. federal income tax matters discussed below. An opinion of federal tax counsel, however, is not binding on the IRS or the courts.

Unless otherwise indicated herein, it is assumed that any holder is a U.S. person, and, except as set forth below, this discussion does not address the tax consequences of holding a note to any holder who is not a U.S. person. As used herein, “U.S. person” means a person that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;
•	a corporation, including an entity treated as such, organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source; or
•	a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust.
To the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as U.S. persons prior to that date, that elect to continue to be treated as U.S. persons, will be U.S. persons and not foreign persons.

The U.S. federal income tax treatment of a partner in a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) that holds a note will depend, among other things, upon whether or not the partner is a U.S. person.  Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

For purposes of this discussion, references to the trust, the notes and related terms, parties and documents refer, unless described differently in this prospectus, to each trust and the notes and related terms, parties and documents applicable to that trust. References to a holder of a note generally are deemed to refer to the beneficial owner of the note.

Tax Characterization of the Trust

Federal tax counsel will deliver its opinion to the trust that the trust will not be an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with.

Tax Consequences to Holders of Notes in General

Treatment of the Notes as Indebtedness.  Except as described in the prospectus supplement, federal tax counsel will deliver an opinion that certain classes of the notes will qualify as debt for U.S. federal income tax purposes. The depositor will agree, and the noteholders will agree by their purchase of the notes, to treat the notes as debt for U.S. federal income tax purposes.  The consequences of the notes being treated as debt for U.S. federal income tax purposes are described below.  Treatment of the notes as equity interests could have adverse tax consequences to certain holders. For example, all or a portion of the income accrued by tax-exempt entities, including pension funds, would be “unrelated business taxable income,”

income to foreign holders might be subject to U.S. federal income tax and U.S. federal income tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their shares of trust expenses, including losses. Noteholders are strongly encouraged to consult with their own tax advisors regarding the possibility that the notes could be treated as equity interests.

Stated Interest.  Stated interest on the notes will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with the method of tax accounting of the holder of the notes.

Original Issue Discount.  Stated interest other than qualified stated interest must be accrued under the rules applicable to original issue discount (“OID”). Qualified stated interest must be unconditionally payable at least annually. Interest on a subordinated note may not qualify under this standard because it is subject to deferral in certain circumstances. Nonetheless, absent guidance on this point, the trust does not intend to report interest on subordinated notes as other than qualified stated interest solely because of the potential interest deferral which may result from the subordination feature. Unless otherwise stated herein, the discussion below assumes that all payments on the notes are denominated in U.S. Dollars, and that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations relating to OID, except as described below. If these conditions are not satisfied with respect to a series of notes, additional tax considerations with respect to the notes will be disclosed in the related prospectus supplement.

A note will be treated as issued with OID if the excess of the note’s “stated redemption price at maturity” over its issue price equals or exceeds a de minimis amount equal to one-fourth of 1 percent of the note’s stated redemption price at maturity multiplied by the number of years to its maturity, based on the anticipated weighted average life of the notes, calculated using the “prepayment assumption,” if any, used in pricing the notes and weighing each payment by reference to the number of full years elapsed from the closing date prior to the anticipated date of such payment. Generally, the issue price of a note should be the first price at which a substantial amount of the notes is sold to persons other than placement agents, underwriters, brokers or wholesalers. The stated redemption price at maturity of a note of a series is generally equal to all payments on a note other than payments of “qualified stated interest.” Assuming that interest is qualified stated interest, the stated redemption price is generally expected to equal the principal amount of the note. Any de minimis OID must be included as income as principal payments are received on the notes in the proportion that each such payment bears to the original principal balance of the note. The treatment of the resulting gain is subject to the general rules discussed under “—Sale or Other Taxable Disposition” below.

If the notes are treated as issued with OID, a holder will be required to include OID in income before the receipt of cash attributable to such income using a constant yield method. The amount of OID generally includible in income is the sum of the daily portions of OID with respect to a note for each day during the taxable year or portion of the taxable year in which the holder holds the note. Special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. Under these provisions, the computation of OID on such debt instruments must be determined by taking into account both the prepayment assumption, if any, used in pricing the debt instrument and the actual prepayment experience. As a result of these special provisions, the amount of OID on the notes issued with OID that will accrue in any given accrual period may either increase or decrease depending upon the actual prepayment rate.

Holders of the notes are strongly encouraged to consult with their own tax advisors regarding the impact of the OID rules in the event that notes are issued with OID. In the event a holder purchases a note issued with OID at an acquisition premium—that is, at a price in excess of its “adjusted issue price” but less than its stated redemption price—the amount includible in income in each taxable year as OID is reduced by that portion of the excess properly allocable to such year. The adjusted issue price of a note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the note in all prior periods, other than “qualified stated interest” payments. Acquisition premium is allocated on a pro rata basis to each accrual of OID, so that the holder is allowed to reduce each accrual of OID by a constant fraction.

An initial holder who owns an interest in more than one class of notes with respect to a series should be aware that the OID regulations may treat such interests as a single debt instrument for purposes of the OID provisions of the Code.

Market Discount.  The notes, whether or not issued with OID, may be subject to the “market discount rules” of Section 1276 of the Code. In general, these rules apply if the holder purchases the note at a market discount—that is, a discount from its stated redemption price at maturity or, if the notes were issued with OID, adjusted issue price—that exceeds a de minimis amount specified in the Code. If the holder acquires the note at a market discount and (a) recognizes gain upon a disposition, or (b) receives payments that do not constitute qualified stated interest, the lesser of (1) such gain or payment or (2) the accrued market discount that has not previously been included in income, will be taxed as ordinary interest income.

Generally, market discount accrues in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, computed taking into account the prepayment assumption, if any, or in the case of a note issued with OID, in the ratio of OID accrued for the relevant period to the sum of OID accrued for that period plus the remaining OID as of the end of such period. A holder may elect, however, to determine accrued market discount under the constant yield method, computed taking into account the prepayment assumption, if any. The treatment of the resulting gain is subject to the general rules discussed under “—Sale or Other Taxable Disposition” below.

Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A holder may elect to include market discount in gross income as it accrues. If it makes this election, the holder will not be required to defer deductions. Any such election will apply to all debt instruments acquired by the holder on or after the first day of the first taxable year to which such election applies. The adjusted basis of a note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

Amortizable Bond Premium.  In general, if a holder purchases a note at a premium—that is, an amount in excess of the amount payable at maturity—the holder will be considered to have purchased the note with “amortizable bond premium” equal to the amount of such excess. A holder may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method, or one of the other methods described above under “—Market Discount” over the remaining term of the note, using the prepayment assumption, if any. A holder’s tax basis in the note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments, other than instruments the interest on which is excludible from gross income, held by the holder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a note held by a holder who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note.

Election to Treat all Interest as OID.  A holder may elect to include in gross income all interest with respect to the notes, including stated interest, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, using the constant yield method described under “—Original Issue Discount.” This election will generally apply only to the specific note for which it was made. It may not be revoked without the consent of the IRS. Holders are strongly encouraged to consult with their own tax advisors before making this election.

Sale or Other Taxable Disposition.  If a holder of a note sells the note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis will equal the holder’s cost for the note, increased by any market discount, OID and gain previously included by the holder in income with respect to the note, and decreased by the amount of any bond premium previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest, accrued market discount not previously included in income and in the event of a prepayment or redemption, any not yet accrued OID. Capital gains or losses will be long-term capital gains or losses if the note was held for more than one year. Capital losses generally may be used only to offset capital gains.

Waivers and Amendments.  An indenture for a series may permit noteholders to waive an event of default or rescind an acceleration of the notes in some circumstances upon a vote of the requisite percentage of the holders. Any such waiver or rescission, or any amendment of the terms of the notes, could be treated for U.S. federal income tax purposes as a constructive exchange by a holder of the notes for new notes, upon which gain or loss might be recognized.

Tax Consequences to Foreign Investors.  The following information describes the material U.S. federal income tax treatment of investors in the notes that are foreign persons. The term “foreign person” means any person other than a U.S. person, as defined above. The IRS has issued regulations which set forth procedures to be followed by a foreign person in establishing foreign status for certain purposes. Prospective investors are strongly encouraged to consult with their tax advisors concerning the requirements imposed by the regulations and their effect on the holding of the notes.

Interest paid or accrued to a foreign person that is not effectively connected with the conduct of a trade or business within the United States by the foreign person will generally be considered “portfolio interest” and generally will not be subject to U.S. federal income tax and withholding tax, as long as the foreign person:

•
is not actually or constructively a “10 percent shareholder” of Navient, Navient Credit Finance Corporation, the depositor or the trust, or a “controlled foreign corporation” with respect to which Navient, Navient Credit Finance Corporation, the depositor or the trust is a “related person” within the meaning of the Code, and

•
provides an appropriate statement, signed under penalties of perjury, certifying that the holder is a foreign person and providing that foreign person’s name and address. For beneficial owners that are individuals or entities treated as corporations, this certification may be made on Form W-8BEN or Form W-8BEN-E. If the information provided in this statement changes, the foreign person must report that change within 30 days of such change. The statement generally must be provided in the year a payment occurs or in any of the three preceding years.

If this interest were not portfolio interest, then it would be subject to U.S. federal income and withholding tax at a current rate of 30% unless reduced or eliminated pursuant to an applicable income tax treaty. For a description of certain documentation requirements pertaining to such withholding tax, see “Appendix L—Global Clearance, Settlement and Tax Documentation Procedures—U.S. Federal Income Tax Documentation Requirements” in this prospectus.

Any capital gain realized on the sale or other taxable disposition of a note by a foreign person will be exempt from U.S. federal income and withholding tax, provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and
•	in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year and certain other requirements are met.
If the interest, gain or income on a note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder—although exempt from the withholding tax previously discussed if a duly executed Form W-8ECI is furnished—generally will be subject to U.S. federal income tax on the interest, gain or income at regular U.S. federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

Information Reporting and Backup Withholding.  The indenture trustee will be required to report annually to the IRS, and to each noteholder, the amount of interest (including OID, if any, which will be provided to the indenture trustee by the administrator) paid on, or the proceeds from the sale or other taxable disposition of, the notes and the amount withheld for federal income taxes, if any, for each calendar year, except as to exempt recipients—generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each noteholder other than one who is not subject to the reporting requirements will be required to provide, under penalties of perjury, a certificate containing its name, address, correct federal taxpayer identification number, which includes a U.S. social security number, and a statement that the holder is not subject to backup withholding. Should a non-exempt noteholder fail to provide the required certification or should the IRS notify the indenture trustee or the issuer that the holder has provided an incorrect federal taxpayer identification number or is otherwise subject to backup withholding, the indenture trustee or the issuer will be required to withhold at a prescribed rate from the interest otherwise payable to the noteholder, or the proceeds from the sale or other taxable disposition of the notes, and remit the withheld amounts to the IRS as a credit against the holder’s U.S. federal income tax liability.

Foreign Account Tax Compliance. Under the Foreign Account Tax Compliance Act of 2010 (“FATCA”), a 30% withholding tax will be imposed on certain payments (which include interest in respect of notes and gross proceeds from the sale, exchange or other disposition of such notes) made to a foreign entity if such entity fails to satisfy certain disclosure and reporting rules. FATCA generally requires that (i) in the case of a foreign financial institution (defined broadly to include a hedge fund, a private equity fund, a mutual fund, a securitization vehicle or other investment vehicle), the entity identify and provide information in respect of financial accounts with such entity held (directly or indirectly) by U.S. persons and U.S.-owned foreign entities and (ii) in the case of a non-financial foreign entity, the entity identify and provide information in respect of substantial U.S. owners of such entity.

FATCA generally will apply to the notes offered hereby, although the IRS has released guidance indicating that FATCA withholding tax on gross proceeds will not be imposed with respect to payments made prior to January 1, 2019. Furthermore, under the terms of the notes, holders are required to provide the indenture trustee with FATCA-related information, including appropriate IRS forms, and the indenture trustee has the right to withhold interest payable on the notes if any holder fails to provide the required documentation or to the extent any FATCA or other withholding tax is otherwise applicable.  Investors in the notes that are foreign persons are strongly encouraged to consult with their own tax advisors regarding the application and impact of FATCA.

Special Tax Consequences to Holders of Non-U.S. Dollar Denominated Notes

The discussion under this heading addresses the U.S. federal income tax consequences to a holder (which, as stated above, is assumed to be a U.S. person for purposes of this discussion) whose functional currency is the U.S. dollar of the ownership and disposition of notes denominated in a currency other than U.S. dollars (“foreign exchange notes”), such as reset rate notes in foreign exchange mode.

With respect to currencies other than U.S. dollars, currency gains and losses are generally subject to special timing and characterization rules. Such rules, however, will not apply to a holder who enters into a “qualified hedging transaction.” A qualified hedging transaction is an integrated economic transaction consisting of a “qualifying debt instrument,” as defined in section 1.988-5(a)(3) of the Treasury regulations, and a “section 1.988-5(a) hedge,” as defined in section 1.988-5(a)(4) of the Treasury regulations. Generally, a qualified hedging transaction, if properly identified as an integrated economic transaction by either the U.S. holder or the IRS, is treated as a single transaction for U.S. federal income tax purposes, the effect of which is to treat a holder as owning a U.S. dollar denominated synthetic debt instrument. See “—Tax Consequences to Holders of Notes In General” above. For purposes of the discussion that follows, it is assumed that qualified hedging transactions will not be entered into with respect to foreign exchange notes.

A holder of a foreign exchange note who uses the cash method of accounting will be required to include in income the U.S. dollar value of the applicable currency denominated interest payment determined on the date the payment is received by using the spot rate for that date regardless of whether the payment is in fact converted to U.S. dollars at that time. The U.S. dollar value of the applicable currency will be the holder’s tax basis in such currency.

A holder of a foreign exchange note who uses the accrual method will be required to include in income the U.S. dollar value of the amount of interest income that has accrued and is otherwise required to be taken into account with respect to a foreign exchange reset rate note during the applicable accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year.

A holder of a foreign exchange note who uses the accrual method may elect to translate interest income into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of an accrual period that spans two taxable years, at the exchange rate in effect on the last day of the partial period within the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period or taxable year, the spot rate on the date of receipt (“spot accrual convention”; the amount of such translated interest income is referred to below as the “translated amount”). A holder of a foreign exchange note that makes such an election must apply it consistently to all debt instruments held by such holder at the beginning of the first taxable year to which the election applies or thereafter acquired by such holder and cannot change the election without the consent of the IRS.

In either of the two cases described in the preceding two paragraphs, an accrual method holder will, in addition, recognize ordinary income or loss with respect to the accrued interest amount on the date the payment in respect of such interest amount (including a payment upon the sale, exchange or retirement of a foreign exchange note) is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the applicable currency denominated payment received, determined on the date the payment is received by using the spot rate for that date, in respect of the accrual period and the U.S. dollar value of interest income that has accrued during such accrual period, as discussed above.

A holder’s tax basis in a foreign exchange note will be the U.S. dollar value of the applicable currency denominated amount paid for such note determined on the date of its purchase. A holder of a foreign exchange note who purchases a foreign exchange note with previously owned non-U.S. dollar currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such holder’s tax basis in the applicable currency and the U.S. dollar fair market value of the foreign exchange note on the date of purchase.

Gain or loss realized upon the sale, exchange or retirement of a foreign exchange note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss and will not be treated as interest income or expense. With respect to an individual holder, any such loss could constitute a miscellaneous itemized deduction subject to the two percent floor on such deductions. As noted above, a holder of a foreign exchange note who uses the cash method of accounting will determine the holder’s interest income inclusion using the spot rate on the date of payment. In addition, currency gains or losses with respect to the principal balance of the foreign exchange notes will be recognized in amounts equal to the difference between:

•
the U.S. dollar value of the applicable currency denominated principal balance determined on the date such payment is received or the foreign exchange note is disposed of by using the spot rate for the date of receipt or disposition, and

•	the U.S. dollar value of such currency denominated principal balance determined on the date the holder acquired the foreign exchange note by using the spot rate for the date of acquisition.
In the case of an accrual method taxpayer, gain or loss attributable to fluctuations in exchange rates will equal the sum of:

•
the difference between: (1) the U.S. dollar value of the applicable currency denominated principal balance of the foreign exchange note, determined on the date such payment is received or the note is disposed of, by using the spot rate for the rate for the date of receipt or disposition, and (2) the U.S. dollar value of such currency denominated principal balance of the foreign exchange note, determined on the date the holder acquired such note, by using the spot rate for the date of acquisition, and

•
the difference between: (1) the U.S. dollar value of the payment of any accrued interest on the foreign exchange note, determined on the date such payment is received or the note is disposed of, by using the spot rate for the date of receipt or disposition, and (2) the translated amount.

The non-U.S. dollar currency gain or loss will be recognized only to the extent of the total gain or loss realized by a holder of a foreign exchange note on the sale, exchange or retirement of such note. Any non-U.S. dollar currency gain or loss recognized by a holder will be treated as U.S. source gain or loss. Any gain or loss realized by such a holder in excess of the non-U.S. dollar currency gain or loss will generally be capital gain or loss. Holders who realize a loss on the sale, exchange or other disposition of their foreign exchange notes (including a loss realized upon a mandatory tender of such notes on a reset date) and who repurchase such notes within 30 days should be aware that their ability to recognize the loss might be limited by section 1091 of the Code.

OID, if any, on a foreign exchange note will be determined for any accrual period in the relevant currency and then translated into U.S. dollars in the same manner as interest income accrued by a holder on the accrual basis. Likewise, upon receipt of payment attributable to OID (whether in connection with a payment of principal or the sale, exchange or retirement of a foreign exchange note), a holder will recognize exchange gain or loss to the extent of the difference between the U.S. dollar value of such payment (determined by translating any non-U.S. dollar denominated amount received at the spot rate on the date of payment) and such holder’s basis in the accrued OID (determined in the same manner as for accrued interest). Generally, any such exchange gain or loss will be ordinary income or loss and will not be treated as interest income or expense. With respect to an individual holder, any such loss could constitute a miscellaneous itemized deduction subject to the two percent floor on such deductions.

Except with respect to a holder who does not elect to amortize bond premium under section 171 of the Code, any bond premium on a foreign exchange note will be determined for an accrual period in the applicable currency, and such amount will reduce (in units of the relevant currency) the amount of interest income that the holder would otherwise report with respect to such notes. As described above, a holder who uses the cash method of accounting would translate interest income based on the spot rate on the date of receipt, and a U.S. holder who uses the accrual method of accounting would translate interest income based on the average exchange rate for the accrual period, unless such holder elected to use the spot accrual convention. Additionally, exchange gain or loss will be recognized with respect to bond premium by treating the portion of the premium amortized in an accrual period as a return of principal.

Market discount on a foreign exchange note is also determined in the applicable currency. In the case of a holder who does not elect current inclusion, accrued market discount is translated into U.S. dollars at the spot rate on the date of disposition. No part of such accrued market discount is treated as exchange gain or loss. In the case of a holder of a foreign exchange note who elects current inclusion, the amount currently includible in income for a taxable year is the U.S. dollar value of the market discount that has accrued during such year, determined by translating such market discount in the same manner as interest income accrued by a holder on the accrual basis. Such an electing holder will recognize exchange gain or loss with respect to accrued market discount under the same rules as apply to accrued interest on a foreign exchange note received by a holder on the accrual basis.

For a discussion of U.S. federal income tax consequences to non-U.S. holders of a note denominated in a currency other than U.S. dollars, see “—Tax Consequences to Holders of Notes in General—Tax Consequences to Foreign Investors” above.

Reportable Transaction Disclosure Statement.  Pursuant to Treasury regulations, any taxpayer who has participated in a “reportable transaction” and who is required to file a U.S. federal income tax return must generally attach a disclosure statement disclosing such taxpayer’s participation in the reportable transaction to the taxpayer’s tax return for each taxable year in which the taxpayer participated in the reportable transaction. Reportable transactions include transactions that produce a foreign exchange loss of at least $50,000, for taxpayers that are individuals or trusts, or higher amounts, for certain other non-individual taxpayers. If a holder of foreign exchange notes recognizes a foreign exchange loss that exceeds the threshold amounts for that holder, he or she might be required to report such loss on Form 8886. Holders are strongly encouraged to consult with their own tax advisors concerning the implications of the reportable transaction disclosure requirements in light of their particular circumstances.

Special Tax Consequences to Holders of Auction Rate Notes

The following discussion summarizes certain U.S. federal income tax consequences to a holder pertaining to the auction procedure for setting the interest rate and other terms of auction rate notes. For a general discussion of the U.S. federal income tax accounting treatment applicable to holders of auction rate notes, holders should refer to “—Tax Consequences to Holders of Notes in General” above.

Although not free from doubt, the reset of the interest rate and other terms of the auction rate notes through the auction procedure will not constitute a modification of the notes or a retirement and reissuance of the notes under applicable Treasury regulations. Accordingly, a holder of an auction rate note will not realize gain or loss upon an auction reset. In addition, solely for purposes of determining OID thereon, the auction rate notes will be treated as maturing on each auction date for an amount equal to their fair market value on that date, which generally will be equal to the principal amount thereof by virtue of an auction procedure, and reissued on the same date for the same value. As a consequence, the auction rate notes generally will not be treated as bearing OID solely because interest rates are set under the auction procedure, although OID could arise by virtue of certain limitations with respect to the auction procedure, e.g., if the maximum rate became applicable to the auction rate notes.

If, contrary to the foregoing analysis, the auction procedures were determined to give rise to a new indebtedness for U.S. federal income tax purposes, the auction rate notes could be treated as debt instruments that mature on each auction date. Alternatively, the auction rate notes could be treated as bearing contingent interest under applicable Treasury regulations. Under such regulations, the amount treated as taxable interest to a holder of an auction rate note in each accrual period would be a hypothetical amount based upon the issuer’s current borrowing costs for comparable, noncontingent debt instruments (the “noncontingent bond method”), and a holder of an auction rate note might be required to include interest in income in excess of actual cash payments received for certain taxable periods. In addition, if the auction rate notes were treated as contingent payment obligations, any gain upon their sale or exchange would be treated as ordinary income, any loss would be ordinary loss to the extent of the holder’s prior ordinary income inclusions with respect to the auction rate notes, and the balance would generally be treated as capital loss.

Special Tax Consequences to Holders of Reset Rate Notes

The following discussion summarizes certain U.S. federal income tax consequences to a holder pertaining to the reset procedure for setting the interest rate, currency and other terms of a class of reset rate notes.

In General.  As a general matter, notes that are subject to reset and remarketing provisions are not treated as repurchased and reissued or modified at the time of such reset. Unlike more typical reset rate notes, reset rate notes that are denominated in a currency other than U.S. dollars (“foreign exchange reset rate notes”) are subject to a mandatory tender on the subsequent reset date and other unusual remarketing terms facilitated by the related currency swap agreements, both of which are indicative of treatment as newly issued instruments upon such reset date. Accordingly, although not free from doubt, the remarketing of foreign exchange reset rate notes pursuant to the reset procedures will constitute a retirement and reissuance of such notes under applicable Treasury regulations. In contrast, reset rate notes denominated in U.S. dollars (“U.S. dollar reset rate notes”) will be subject to more typical reset procedures unless they are reset and remarketed into a currency other than U.S. dollars. Thus, subject to the discussion under “—Possible Alternative Treatment of the Reset Rate Notes” below, a non-tendering holder of a U.S. dollar reset rate note will not realize gain or loss if the note continues to be denominated in U.S. dollars, and such note will be deemed to remain outstanding until the note is reset into a currency other than U.S. dollars or until some other termination event (e.g., the call option is exercised, the stated maturity date is reached or the principal balance of the notes is reduced to zero). Although not free from doubt, in the event a U.S. dollar reset rate note is reset into a currency other than U.S. dollars (an event triggering a mandatory tender by all existing holders), the note will be treated as retired and reissued upon such reset.

Regardless of whether they constitute U.S. dollar reset rate notes or foreign exchange reset rate notes, under applicable Treasury regulations, solely for purposes of determining OID thereon, the reset rate notes will be treated as maturing on each reset date for their principal balance on such date and reissued on the reset date for the principal balance resulting from the reset procedures.

If a failed remarketing occurs, for U.S. federal income tax purposes, the reset rate notes will be deemed to remain outstanding until a reset date on which they are subject to mandatory tender (i.e., in the case of the U.S. dollar reset rate notes, they are successfully remarketed into a currency other than U.S. dollars, or in the case of the foreign exchange reset rate notes, until the subsequent reset date on which a successful remarketing occurs), or until some other termination event (e.g., the call option is exercised, the stated maturity date is reached or the principal balance of the notes is reduced to zero).

If the call option is exercised, the reset rate notes will be considered retired for U.S. federal income tax purposes. As a result, the subsequent resale of the reset rate notes to holders unrelated to the issuer will be considered a new issuance of the reset rate notes. The issue price, OID, if any, holding period and other tax-related characteristics of the reset rate notes will accordingly be redetermined on the premise that the reset rate notes will be newly issued on the date on which the reset rate notes are resold.

Tax Accounting for Holders of the Reset Rate Notes.  For a discussion of the U.S. federal income tax accounting treatment of the U.S. dollar reset rate notes, holders of such notes should refer to “—Tax Consequences to Holders of Notes in General” above, and for a discussion of the U.S. federal income tax accounting treatment of foreign exchange reset rate notes, holders of such notes should refer to “—Special Tax Consequences to Holders of Non- U.S. Dollar Denominated Notes” above. The tax accounting treatment described in those sections assumes that the conclusions in the discussion under “—Special Tax Consequences to Holders of Reset Rate Notes—In General” above are correct but is subject to the discussion under the heading “—Possible Alternative Treatment of the Reset Rate Notes” below.

Possible Alternative Treatment of the Reset Rate Notes.  There can be no assurance that the IRS will agree with the above conclusions as to the expected treatment of the reset rate notes, and it is possible that the IRS could assert another treatment and that such treatment could be sustained by the IRS or a court in a final determination. Contrary to the treatment for U.S. dollar reset rate notes discussed under the heading “—Special Tax Consequences to Holders of Reset Rate Notes—In General” above, it might be contended that a remarketing of U.S. dollar reset rate notes that continue to be denominated in U.S. dollars pursuant to such remarketing will result in the material modification of such notes and will give rise to a new indebtedness for U.S. federal income tax purposes. Given the open-ended nature of the reset mechanism, the possibility that U.S. dollar reset rate notes that continue to be denominated in U.S. dollars upon a reset may be deemed to mature and be reissued on the applicable reset date is somewhat greater than if the reset procedures were merely a device to reset interest rates on a regular basis. Alternatively, even if the reset mechanism did not cause a deemed reissuance of such U.S. dollar reset rate notes, such notes could be treated as bearing contingent interest under applicable Treasury regulations.  Under such regulations, the amount treated as taxable interest to a holder of a reset rate note in each accrual period would be a hypothetical amount based upon the issuer’s current borrowing costs for comparable, noncontingent debt instruments (the “noncontingent bond method”), and a holder of a reset rate note might be required to include interest in income in excess of actual cash payments received for certain taxable periods.  In addition, if the reset rate notes were treated as contingent payment obligations, any gain upon their sale or exchange would be treated as ordinary income, any loss would be ordinary loss to the extent of the holder’s prior ordinary income inclusions with respect to the reset rate notes, and the balance would be treated as a capital loss.

It might also be contended that U.S. dollar reset rate notes that are reset to a currency other than U.S. dollars or foreign exchange reset rate notes that are successfully remarketed should not be treated as maturing on the reset date, and instead should be treated as maturing on their stated maturity date or over their weighted average life for U.S. federal income tax purposes. Even if such reset rate notes were not so treated, applicable Treasury regulations generally treat reset rate notes as maturing on the reset date for purposes of calculating OID. Such regulations probably would apply to the reset rate notes, although a different result cannot be precluded given the unusual features of the reset rate notes. In the event that U.S. dollar reset rate notes that are reset to a currency other than U.S. dollars or foreign exchange reset rate notes that are successfully remarketed were not treated as maturing on the reset date (e.g., such reset rate notes were treated as maturing on their stated maturity date or over their weighted average life for U.S. federal income tax purposes), it might also follow that such reset rate notes should be treated as bearing contingent interest. It is not entirely clear how such an instrument would be treated for tax accounting purposes.  Treasury regulations governing the treatment of contingent payment debt instruments providing for payments denominated in or by reference to a non-U.S. dollar currency may apply to the reset rate notes under this alternative characterization.  The rules set forth in these regulations are complex and their potential application to the reset rate notes is not clear.  Holders are strongly encouraged to consult with their own tax advisors regarding the tax treatment of the reset rate notes if the reset rate notes were recharacterized in the manner described in this paragraph.

STATE TAX CONSEQUENCES

The above discussion does not address the tax treatment of the related trust, the notes, or the holders of the notes of any series under any state or local tax laws. The activities of the servicer in servicing and collecting the trust student loans will take place at each of the locations at which the servicer’s operations are conducted and, therefore, different tax regimes apply to the trust and the holders of the notes. Prospective investors are urged to consult with their own tax advisors regarding the state and local tax treatment of the trust as well as any state and local tax consequences to them of purchasing, owning and disposing of the notes.

* * *

The tax discussions described above may not be applicable depending upon each holder’s particular tax situation. Prospective purchasers are strongly encouraged to consult with their own tax advisors as to the tax consequences to them of purchasing, owning or disposing of notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code impose certain restrictions on:

•	employee benefit plans as defined in Section 3(3) of ERISA;
•	certain other retirement plans and arrangements described in Section 4975 of the Code, including:
1. 2.	individual retirement accounts and annuities, and Keogh plans;

•
collective investment funds and separate accounts and, as applicable, insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code;

•	any other entity whose assets are deemed to be “plan assets” as a result of any of the above plans, arrangements, funds or accounts investing in such entity; and

•	persons who are fiduciaries with respect to plans in connection with the investment of plan assets.
The term “Plans” includes the plans and arrangements listed in the first four bullet points above.

Some employee benefit plans, such as governmental plans described in Section 3(32) of ERISA, and certain church plans described in Section 3(33) of ERISA, are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, these plans may be subject to the provisions of any other applicable federal or state law, materially similar to the provisions of ERISA and Section 4975 of the Code described in this prospectus. Moreover, if a plan is not subject to ERISA requirements but is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, the prohibited transaction rules in Section 503 of the Code will apply.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that the Plan’s investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons who are called “Parties in Interest” under ERISA and “Disqualified Persons” under the Code (“Parties in Interest”) who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. A trust, the depositor, any underwriter, the owner trustee, the trustee or eligible lender trustee, as applicable, the indenture trustee, the servicer, the administrator, any provider of credit support, a swap provider, the auction agent or any of their affiliates may be considered to be or may become Parties in Interest with respect to certain Plans. Some Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.  In addition, because these parties may receive certain benefits from the sales of the notes, the purchase of the notes using Plan assets over which any of them has investment authority should not be made if it could be deemed a violation of the prohibited transaction rules of ERISA and the Code for which no exemption is available.

Under regulations issued by the Department of Labor called the “Plan Asset Regulations”, if a Plan makes an “equity” investment in an entity, the underlying assets and properties of that entity will be deemed for purposes of ERISA to be assets of the investing Plan unless exceptions in the regulation apply. The Plan Asset Regulations define an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. If the notes are treated as debt for purposes of the Plan Asset Regulations, the student loans and the other assets of the trust should not be deemed to be assets of an investing Plan. If, however, the notes were treated as “equity” for purposes of the Plan Asset Regulations, a Plan purchasing the notes could be treated as holding the student loans and the other assets of the trust.

Unless described differently in the related prospectus supplement, the notes of each series denominated as debt should be treated as debt and not as equity interests for purposes of the Plan

Asset Regulations. However, without regard to this characterization of the notes, prohibited transactions under Section 406 of ERISA and Section 4975 of the Code may arise if a note is acquired by a Plan with respect to which any of the trust, the depositor, any underwriter, the owner trustee, the trustee or eligible lender trustee, as applicable, the indenture trustee or certain of their affiliates is a Party in Interest unless the transactions are subject to one or more statutory or administrative exemptions.

Included among the administrative exemptions are the following exemptions:

•	Prohibited Transaction Class Exemption (“PTCE”) 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”;
•	PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest;
•	PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest;
•	PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; or
•	PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager.”
There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the notes for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the notes or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan.  Adequate consideration means fair market as determined in good faith by the Plan fiduciary pursuant to regulations to be promulgated by the Department of Labor.

These administrative and statutory exemptions may not apply with respect to any particular Plan’s investment in notes and, even if an exemption were deemed to apply, it might not apply to all prohibited transactions that may occur in connection with the investment. Accordingly, before making an investment in the notes, investing Plans should determine whether the applicable trust, the depositor, any underwriter, the owner trustee, trustee or eligible lender trustee, as applicable, the indenture trustee, the servicer, the administrator, any provider of credit support, the swap provider or any of their affiliates is a Party in Interest for that Plan and, if so, whether the transaction is eligible for one or more statutory, regulatory or administrative exemptions.

* * *

A Plan fiduciary considering the purchase of the notes of a given series is strongly encouraged to consult with its tax and/or legal advisors regarding whether the assets of the related trust would be considered Plan assets, the possibility of exemptive relief from the prohibited transaction rules and other related issues and their potential consequences. Each Plan fiduciary also should determine whether, under the fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Plan, also considering the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as well as whether the investment is permitted under the Plan’s governing instruments.

AVAILABLE INFORMATION

Navient Funding, as the originator of each trust and the depositor, has filed with the Securities and Exchange Commission (“SEC”) a registration statement for the notes under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus and the accompanying prospectus supplement, both of which form part of the registration statement, do not contain all the information contained in the registration statement.

You may inspect and copy the registration statement at the public reference facilities maintained by the SEC at: 100 First Street, N.E., Washington, D.C. 20549, or at the SEC’s regional offices.

In addition, you may obtain copies of the registration statement from the Public Reference Branch of the SEC, 100 First Street, N.E., Washington, D.C. 20549 upon payment of certain prescribed fees. You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-732-0330.

The registration statement may also be accessed electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system at the SEC’s website located at http://www.sec.gov.  The Securities Act file number for this registration statement is 333-190926.

REPORTS TO NOTEHOLDERS

The administrator will prepare periodic unaudited reports as described in the related prospectus supplement for each series. These periodic unaudited reports will contain information concerning the trust student loans in the related trust. They will be sent only to Cede & Co., as nominee of DTC.  The administrator will not send reports directly to the beneficial holders of the notes.  However, these reports may be viewed at sponsor’s website:  https://www.navient.com/about/investors/debtasset/navientsltrusts. The reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

So long as it is required to do so, the trust will cause the administrator to file with the SEC all periodic reports required under the Exchange Act. The reports concerning the trust are required to be delivered to the holders of the notes.  These reports include (but are not limited to):

•
Reports on Form 8-K (Current Report), following the issuance of the series of notes of the related trust, including as Exhibits to the Form 8-K the transaction agreements or other documents specified in the related prospectus supplement;

•
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

•
Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and the items required pursuant to Items 1122 and 1123 of Regulation AB under the Securities Act.

Each trust will have a separate Central Index Key assigned by the SEC for the trust.  Reports filed with respect to a trust with the SEC after the prospectus supplement is filed will be available under that trust’s Central Index Key, which will be a serial company number assigned to the file number of the depositor shown above.

INCORPORATION OF DOCUMENTS BY REFERENCE

All reports and other documents filed by or for a trust under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the notes will be deemed to be incorporated by reference into this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference may be modified or superseded by a subsequently filed document.

We will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to those documents, unless the exhibits are specifically incorporated by reference.

Written requests for copies should be directed to Navient Funding, LLC, in care of Corporate and Investor Relations, Navient Solutions, Inc., 2001 Edmund Halley Drive, Reston, Virginia 20191. Telephone requests for copies should be directed to (703) 810-3000.

THE PLAN OF DISTRIBUTION

The depositor, Navient CFC and the underwriters named in the related prospectus supplement will enter into an underwriting agreement for the notes of the related series and/or a separate placement agreement for the notes of that series. Under the underwriting agreement, the depositor will agree to cause the related trust to issue to the depositor, the depositor will agree to sell to the underwriters, and each of the underwriters will severally agree to purchase, the amount of each class of notes listed in the prospectus supplement.

The underwriters will agree, subject to the terms and conditions of the underwriting agreement, to purchase all the notes described in the underwriting agreement and offered by this prospectus and the related prospectus supplement. In some series, the depositor or an affiliate may offer some or all of the notes for sale directly.

Underwriters may offer the notes to potential investors in person, by telephone, over the internet or by other means.

The related prospectus supplement will either:

•	show the price at which each class of notes is being offered for sale to the public and any concessions that may be offered to dealers participating in the offering; or
•
specify that the notes will be sold by the depositor or an affiliate or will be sold or resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

After the initial public offering of any notes, the offering prices and concessions may be changed.

Until the distribution of the notes is completed, SEC rules may limit the ability of the underwriters and selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. These consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

If an underwriter creates a short position in the notes in connection with the offering—that is, if it sells more notes than are shown on the cover page of the related prospectus supplement—the underwriter may reduce that short position by purchasing notes in the open market.

An underwriter may also impose a penalty bid on other underwriters and selling group members. This means that if the underwriter purchases notes in the open market to reduce the underwriters’ short position or to stabilize the price of the notes, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those notes as part of the offering.

In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of the notes to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of the notes to the extent that it discourages resales of the notes.

Neither the depositor nor any underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any underwriter make any representation that the underwriter will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

Any underwriter may assist in resales of the notes but is not required to do so. The related prospectus supplement will indicate whether any underwriter intends to make a secondary market in the notes offered by such prospectus supplement. No underwriter will be obligated to make a secondary market.

This prospectus may be used in connection with the remarketing of a class of reset rate notes or the offering of a class of reset rate notes by Navient or its affiliate after its exercise of the related call option with respect to that class.

In connection with any remarketing of a class of reset rate notes, unless the all-hold rate will be in effect, we will prepare for distribution to prospective purchasers a new prospectus supplement to the original prospectus covering the terms of the remarketing.

If Navient or one of its subsidiaries exercises its call option with respect to any class of reset rate notes previously publicly offered by any trust formed by the depositor prior to a related reset date, that entity may resell those reset rate notes under this prospectus. In connection with the resale, we will prepare for distribution to prospective purchasers a new prospectus supplement to the original prospectus covering such resale.

If applicable, the related prospectus supplement will also contain material information regarding any new swap counterparty or counterparties. In addition, the related prospectus supplement will contain any other pertinent information relating to the trust as may be requested by prospective purchasers, remarketing agents or otherwise, and will also contain material information regarding the applicable student loan guarantors and information describing the characteristics of the related pool of trust student loans that remains outstanding as of a date reasonably proximate to the date of that prospectus supplement, including updated tables relating to the information presented in the original prospectus supplement, new tables containing the statistical information generally presented by the depositor as part of its then recent student loan securitizations, or a combination of both.

Each underwriting agreement will provide that the depositor, Navient and Navient CFC will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make on those civil liabilities.

Each trust may, from time to time, invest the funds in its trust accounts in eligible investments acquired from one or more of the underwriters.

Under each of the underwriting agreements for a given series of notes, the closing of the sale of any class of notes will be conditioned on the closing of the sale of all other classes.

The place and time of delivery for the notes will appear in the related prospectus supplement.

In connection with the remarketing of any class of reset rate notes that was originally underwritten on its date of issuance, the applicable remarketing agents will not re-underwrite such reset rate notes.  See “Additional Information Regarding the Notes—Reset Rate Notes—Tender of Reset Rate Notes; Remarketing Procedures” for a description of the applicable remarketing procedures and the role of the remarketing agents.

LEGAL MATTERS

The General Counsel of Navient or any Deputy General Counsel or Associate General Counsel of Navient Solutions, as counsel to Navient CFC, any other affiliates of Navient who are selling loans to the trust, the administrator, the servicer and the depositor, and Morgan, Lewis & Bockius LLP as special counsel to Navient CFC, any other sellers, the administrator, the sponsor, the servicer and the depositor, will give opinions on specific matters for the trust, the applicable sellers, the depositor, the servicer and the administrator.

Each prospectus supplement will identify the other law firms who will give opinions on additional legal matters for the underwriters and specific U.S. federal and Delaware state income tax matters.

APPENDIX A

Federal Family Education Loan Program

On March 30, 2010, the President of the United States signed into law the Health Care and Education Reconciliation Act of 2010 (“HCERA”) which terminated the Federal Family Education Loan Program, known as the FFELP, under Title IV of the Higher Education Act, as of July 1, 2010. This appendix presents a summary of the FFELP prior to its termination date. The new law does not alter or affect the terms and conditions of existing student loans made under the FFELP prior to July 1, 2010.

General

The FFELP provides for loans to students who were enrolled in eligible institutions, or to parents of dependent students, to finance their educational costs. As further described below, payment of principal and interest on the student loans is insured by a state or not-for-profit guaranty agency against:

•	default of the borrower;
•	the death, bankruptcy or permanent, total disability of the borrower;
•	closing of the borrower’s school prior to the end of the academic period;
•	false certification by the borrower’s school of his eligibility for the loan; and
•	an unpaid school refund.
Claims are paid from federal assets, known as “federal student loan reserve funds,” which are maintained and administered by state and not-for-profit guaranty agencies. In addition the holders of student loans are entitled to receive interest subsidy payments and special allowance payments from the United States Department of Education (which we refer to as the Department of Education) on eligible student loans.

Special allowance payments raise the interest rate of return to student loan lenders when the statutory borrower interest rate is below an indexed market value. Subject to certain conditions, a program of federal reinsurance under the Higher Education Act entitles guaranty agencies to reimbursement from the Department of Education for between 75% and 100% of the amount of each guarantee payment.

Four types of student loans were authorized under the Higher Education Act:

•	Subsidized Stafford Loans to students who demonstrate requisite financial need;
•	Unsubsidized Stafford Loans to students who either do not demonstrate financial need or require additional loans to supplement their Subsidized Stafford Loans;

•	Parent Loans for Undergraduate Students, known as “PLUS Loans,” to parents of dependent students whose estimated costs of attending school exceed other available financial aid; and
•	Consolidation Loans, which consolidate into a single loan a borrower’s obligations under various federally authorized student loan programs.
Before July 1, 1994, the Higher Education Act also authorized loans called “Supplemental Loans to Students” or “SLS Loans” to independent students and, under some circumstances, dependent undergraduate students, to supplement their Subsidized Stafford Loans. The Unsubsidized Stafford Loan program replaced the SLS program.

This appendix and the prospectus describe or summarize the material provisions of Title IV of the Higher Education Act, the FFELP and related statutes and regulations. They, however, are not complete and are qualified in their entirety by reference to each actual statute and regulation. Both the Higher Education Act and the related regulations have been the subject of extensive amendments. We cannot predict whether future amendments or modifications might materially change any of the programs described in this appendix or the statutes and regulations that implement them.

Legislative Matters

The federal student loan programs are subject to frequent statutory and regulatory changes. The most significant change to the FFELP was with the enactment of the HCERA, which terminated the FFELP as of July 1, 2010.

On December 23, 2011, the President of the United States signed the Consolidated Appropriations Act of 2012 into law. This law includes changes that permit FFELP lenders or beneficial holders to change the index on which the special allowance payments are calculated for FFELP loans first disbursed on or after January 1, 2000.  The law allows owners of FFELP loans to elect to change the applicable index from the three-month commercial paper rate to the one-month LIBOR index.  Such elections must be made by April 1, 2012.  Unless otherwise stated in the related prospectus supplement, such election was made with respect to the related trust student loans underlying your notes.

We cannot predict whether further changes will be made to the Higher Education Act in future legislation or the effect of such additional legislation on the sponsor’s student loan program or the trust student loans.

Eligible Lenders, Students and Educational Institutions

Lenders who were eligible to make loans under the FFELP generally included banks, savings and loan associations, credit unions, pension funds and, under some conditions, schools and guarantors. A student loan may be made to, or on behalf of, a “qualified student.” A “qualified student” is an individual who

•	is a United States citizen, national or permanent resident;

•	has been accepted for enrollment or is enrolled and is maintaining satisfactory academic progress at a participating educational institution;
•	is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing; and
•	meets the financial need requirements for the particular loan program.
Eligible schools include institutions of higher education, including proprietary institutions, meeting the standards provided in the Higher Education Act. For a school to participate in the program, the Department of Education must approve its eligibility under standards established by regulation.

Financial Need Analysis

Subject to program limits and conditions, student loans generally were made in amounts sufficient to cover the student’s estimated costs of attending school, including tuition and fees, books, supplies, room and board, transportation and miscellaneous personal expenses as determined by the institution. Generally, each loan applicant (and parents in the case of a dependent child) underwent a financial need analysis.

Special Allowance Payments

The Higher Education Act provides for quarterly special allowance payments to be made by the Department of Education to holders of student loans to the extent necessary to ensure that they receive at least specified market interest rates of return. The rates for special allowance payments depend on formulas that vary according to the type of loan, the date the loan was made and the type of funds, tax-exempt or taxable, used to finance the loan. The Department of Education makes a special allowance payment for each calendar quarter, generally within 45 to 60 days after the receipt of a bill from the lender.

The special allowance payment equals the average unpaid principal balance, including interest which has been capitalized, of all eligible loans held by a holder during the quarterly period multiplied by the special allowance percentage.

For student loans disbursed before January 1, 2000, the special allowance percentage is computed by:

(1) determining the average of the bond equivalent rates of 91-day Treasury bills auctioned for that quarter;

(2) subtracting the applicable borrower interest rate;

(3) adding the applicable special allowance margin described in the table below; and

(4) dividing the resultant percentage by 4.

If the result is negative, the special allowance payment is zero.

Date of First Disbursement	Special Allowance Margin
Before 10/17/86	3.50%
From 10/17/86 through 09/30/92	3.25%
From 10/01/92 through 06/30/95	3.10%
From 07/01/95 through 06/30/98	2.50% for Stafford Loans that are in In-School, Grace or Deferment
3.10% for Stafford Loans that are in Repayment and all other loans
From 07/01/98 through 12/31/99	2.20% for Stafford Loans that are in In-School, Grace or Deferment
2.80% for Stafford Loans that are in Repayment and Forbearance
3.10% for PLUS, SLS and Consolidation Loans

For student loans disbursed after January 1, 2000, the special allowance percentage is computed by:

(1) determining the average of the bond equivalent rates of 3-month commercial paper (financial) rates or one-month London Inter-Bank Offered Rates (LIBOR), as applicable, quoted for that quarter;

(2) subtracting the applicable borrower interest rate;

(3) adding the applicable special allowance margin described in the table below; and

(4) dividing the resultant percentage by 4.

If the result is negative, the special allowance payment is zero.

Date of First Disbursement	Special Allowance Margin
From 01/01/00 through 09/30/07	1.74% for Stafford Loans that are in In-School, Grace or Deferment
2.34% for Stafford Loans that are in Repayment and Forbearance
2.64% for PLUS and Consolidation Loans

From 10/01/07 and after	1.19% for Stafford Loans that are In-School, Grace or Deferment
1.79% for Stafford Loans that are in Repayment and PLUS
2.09% for Consolidation Loans

For student loans disbursed on or after April 1, 2006, lenders are required to pay the Department of Education any interest paid by borrowers on student loans that exceeds the special allowance support levels applicable to such loans.

Special allowance payments are available on variable rate PLUS Loans and SLS Loans only if the variable rate, which is reset annually, exceeds the applicable maximum borrower rate. The variable rate is based on the weekly average one-year constant maturity Treasury yield for loans made before July 1, 1998 and based on the 91-day Treasury bill for loans made on or after July 1, 1998.  The maximum borrower rate for these loans is between 9% and 12%. Effective July 1, 2006, this limitation on special allowance payments for PLUS Loans made on and after January 1, 2000 was repealed.

Fees

Origination Fee.  An origination fee must be paid to the Department of Education for all Stafford and PLUS Loans originated in the FFELP. An origination fee is not paid on a Consolidation Loan. A 3% origination fee must be deducted from the amount of each PLUS Loan.

An origination fee may be, but is not required to be, deducted from the amount of a Stafford Loan according to the following table:

Date of First Disbursement	Maximum Origination Fee
Before 07/01/06	3.0%
From 07/01/06 through 06/30/07	2.0%
From 07/01/07 through 06/30/08	1.5%
From 07/01/08 through 06/30/09	1.0%
From 07/01/09 through 06/30/10	0.5%
From 07/01/10 and after	0.0%
Federal Default Fee. A federal default fee up to 1% (previously called an insurance premium) may be, but is not required to be, deducted from the amount of a Stafford or PLUS Loan. A federal default fee is not deducted from the amount of a Consolidation Loan.

Lender Loan Fee.  A lender loan fee is paid to the Department of Education on the amount of each loan disbursement of all FFELP loans. For loans disbursed from October 1, 1993 to September 30, 2007, the fee was 0.50% of the loan amount. The fee increased to 1% of the loan amount for loans disbursed on or after October 1, 2007.

Loan Rebate Fee.  A loan rebate fee of 1.05% is paid annually on the unpaid principal and interest of each Consolidation Loan disbursed on or after October 1, 1993. This fee was reduced to 0.62% for loans made from October 1, 1998 to January 31, 1999.

Stafford Loan Program

For Stafford Loans, the Higher Education Act provided for:

•	federal reimbursement of Stafford Loans made by eligible lenders to qualified students;
•
federal interest subsidy payments on Subsidized Stafford Loans paid by the Department of Education to holders of the loans in lieu of the borrowers’ making interest payments during in-school, grace and deferment periods; and

•	special allowance payments representing an additional subsidy paid by the Department of Education to the holders of eligible Stafford Loans.
We refer to all three types of assistance as “federal assistance”.

Interest.  The borrower’s interest rate on a Stafford Loan can be fixed or variable. Stafford Loan interest rates are presented below.
Trigger Date	Borrower Rate	Maximum Borrower Rate	Interest Rate Margin
Before 10/01/81	7%	N/A	N/A
From 01/01/81 through 09/12/83	9%	N/A	N/A
From 09/13/83 through 06/30/88	8%	N/A	N/A
From 07/01/88 through 09/30/92	8% for 48 months; thereafter, 91-day Treasury + Interest Rate Margin	8% for 48 months, then 10%	3.25% for loans made before 7/23/92 and for loans made on or before 10/1/92 to new student borrowers; 3.10% for loans made after 7/23/92 and before 7/1/94 to borrowers with outstanding FFELP loans
From 10/01/92 through 06/30/94	91-day Treasury + Interest Rate Margin	9%	3.10%
From 07/01/94 through 06/30/95	91-day Treasury + Interest Rate Margin	8.25%	3.10%
From 07/01/95 through 06/30/98	91-day Treasury + Interest Rate Margin	8.25%	2.50% (In-School, Grace or Deferment); 3.10% (Repayment)
From 07/01/98 through 06/30/06	91-day Treasury + Interest Rate Margin	8.25%	1.70% (In-School, Grace or Deferment); 2.30% (Repayment)
From 07/01/06 through 06/30/08	6.8%	N/A	N/A
From 07/01/08 through 06/30/09	6.0% for undergraduate subsidized loans; and 6.8% for unsubsidized loans and graduate subsidized loans	6.0%, 6.8%	N/A
From 07/01/09 through 06/30/10	5.6% for undergraduate subsidized loans; and 6.8% for unsubsidized loans and graduate loans	5.6%, 6.8%	N/A

The rate for variable rate Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30 is determined on the preceding June 1 and is equal to the lesser of:

•	the applicable maximum borrower rate
and

•	the sum of
•	the bond equivalent rate of 91-day Treasury bills auctioned at the final auction held before that June 1,
and

•	the applicable interest rate margin.
Interest Subsidy Payments.  The Department of Education is responsible for paying interest on Subsidized Stafford Loans:

•	while the borrower is a qualified student,
•	during the grace period, and
•	during prescribed deferment periods.
The Department of Education makes quarterly interest subsidy payments to the owner of a Subsidized Stafford Loan in an amount equal to the interest that accrues on the unpaid balance of that loan before repayment begins or during any deferral periods. The Higher Education Act provides that the owner of an eligible Subsidized Stafford Loan has a contractual right against the United States to receive interest subsidy and special allowance payments. However, receipt of interest subsidy and special allowance payments is conditioned on compliance with the requirements of the Higher Education Act, including the following:

•	satisfaction of need criteria, and
•	continued eligibility of the loan for federal insurance or reinsurance.
If the loan is not held by an eligible lender in accordance with the requirements of the Higher Education Act and the applicable guarantee agreement, the loan may lose its eligibility for federal assistance.

Lenders generally receive interest subsidy payments within 45 days to 60 days after the submission of the applicable data for any given calendar quarter to the Department of Education. However, there can be no assurance that payments will, in fact, be received from the Department of Education within that period.

Loan Limits.  The Higher Education Act generally requires that lenders disburse student loans in at least two equal disbursements.  The Higher Education Act limits the amount a student can borrow in any academic year. The following chart shows current and historic loan limits.

	Dependent Students			Independent Students
Borrower’s Academic Level	Subsidized and Unsubsidized on or after 10/1/93	Subsidized and Unsubsidized on or after 7/1/07	Subsidized and Unsubsidized on or after 7/1/08	Additional Unsubsidized only on or after 7/1/94	Additional Unsubsidized only on or after 7/1/07	Additional Unsubsidized only on or after 7/1/08	Maximum Annual Total Amount
Undergraduate (per year):
1st year	$ 2,625	$ 3,500	$ 5,500	$ 4,000	$ 4,000	$ 4,000	$ 9,500
2nd year	$ 3,500	$ 4,500	$ 6,500	$ 4,000	$ 4,000	$ 4,000	$ 10,500
3rd year and above	$ 5,500	$ 5,500	$ 7,500	$ 5,000	$ 5,000	$ 5,000	$ 12,500
Graduate (per year)	$ 8,500	$ 8,500	$ 8,500	$10,000	$12,000	$12,000	$ 20,500
Aggregate Limit:
Undergraduate	$23,000	$23,000	$31,000	$23,000	$23,000	$26,500	$ 57,500
Graduate (including undergraduate)	$65,500	$65,500	$65,500	$73,000	$73,000	$73,000	$138,500

For the purposes of the table above:

•	The loan limits include both FFELP and Federal Direct Lending Program (FDLP) loans.
•
The amounts in the final column represent the combined maximum loan amount per year for Subsidized and Unsubsidized Stafford Loans. Accordingly, the maximum amount that a student may borrow under an Unsubsidized Stafford Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Subsidized Stafford Loan.

•
Independent undergraduate students, graduate students and professional students may borrow the additional amounts shown in the third and fourth columns. Dependent undergraduate students may also receive these additional loan amounts if their parents are unable to provide the family contribution amount and cannot qualify for a PLUS Loan.

•	Students attending certain medical schools are eligible for $38,500 annually and $189,000 in the aggregate.
•	The annual loan limits are sometimes reduced when the student is enrolled in a program of less than one academic year or has less than a full academic year remaining in his program.
Repayment.  Repayment of principal on a Stafford Loan does not begin while the borrower remains a qualified student, but only after a 6-month grace period. In general, each loan must be scheduled for repayment over a period of not more than 10 years after repayment begins. New borrowers on or after October 7, 1998 who accumulate FFELP loans totaling more than $30,000 in principal and unpaid interest are entitled to extend repayment for up to 25 years, subject to minimum repayment amounts. Consolidation Loan borrowers may be scheduled for repayment up to 30 years depending on the borrower’s indebtedness. Outlined in the table below are the maximum repayment periods available based on the outstanding FFELP indebtedness.

Outstanding FFELP Indebtedness	Maximum Repayment Period
$7,500-$9,999	12 Years
$10,000-$19,999	15 Years
$20,000-$30,000	20 Years
$30,001-$59,999	25 Years
$60,000 or more	30 Years
Note: Maximum repayment period excludes authorized periods of deferment and forbearance.

In addition to the outstanding FFELP indebtedness requirements described above, the Higher Education Act currently requires minimum annual payments of $600, unless the borrower and the lender agree to lower payments, except that negative amortization is not allowed.  The Higher Education Act and related regulations require lenders to offer a choice among standard, graduated, income-sensitive and extended repayment schedules, if applicable, to all borrowers entering repayment.  The 2007 legislation introduced an income-based repayment plan on July 1, 2009 that a student borrower may elect during a period of partial financial hardship and have annual payments that do not exceed 15% of the amount by which adjusted gross income exceeds 150% of the poverty line. The Secretary repays or cancels any outstanding principal and interest under certain criteria after 25 years.

Grace Periods, Deferral Periods and Forbearance Periods. After the borrower stops pursuing at least a half-time course of study, he generally must begin to repay principal of a Stafford Loan following the grace period. However, no principal repayments need be made, subject to some conditions, during deferment and forbearance periods.

For borrowers whose first loans are disbursed on or after July 1, 1993, repayment of principal may be deferred while the borrower returns to school at least half-time. Additional deferrals are available, when the borrower is:

•	enrolled in an approved graduate fellowship program or rehabilitation program;
•	seeking, but unable to find, full-time employment, subject to a maximum deferment of three years; or
•	having an economic hardship, as defined in the Higher Education Act, subject to a maximum deferment of three years; or
•	serving on active duty during a war or other military operation or national emergency, or performing qualifying National Guard duty during a war or other military operation or national emergency, subject to a maximum deferral period of three years, and effective July 1, 2006 on loans made on or after July 1, 2001.

The Higher Education Act also permits, and in some cases requires, “forbearance” periods from loan collection in some circumstances. Interest that accrues during a forbearance period is never subsidized.  When a borrower ends forbearance and enters repayment, the account is considered current.  When a borrower exits grace, deferment or forbearance, any interest that has not been subsidized is generally capitalized and added to the outstanding principal amount.

PLUS and SLS Loan Programs

The Higher Education Act authorizes PLUS Loans to be made to parents of eligible dependent students and graduate and professional students and previously authorized SLS Loans to be made to the categories of students now served by the Unsubsidized Stafford Loan program. Borrowers who have no adverse credit history or who are able to secure an endorser without an adverse credit history are eligible for PLUS Loans, as well as some borrowers with extenuating circumstances. The basic provisions applicable to PLUS and SLS Loans are similar to those of Stafford Loans for federal insurance and reinsurance. However, interest subsidy payments are not available under the PLUS and SLS programs and, in some instances, special allowance payments are more restricted.

Loan Limits.  PLUS and SLS Loans disbursed before July 1, 1993 were limited to $4,000 per academic year with a maximum aggregate amount of $20,000. The annual loan limits for SLS Loans disbursed on or after July 1, 1993 range from $4,000 for first and second year undergraduate borrowers to $10,000 for graduate borrowers, with a maximum aggregate amount of $23,000 for undergraduate borrowers and $73,000 for graduate and professional borrowers.

The annual and aggregate amounts of PLUS Loans first disbursed on or after July 1, 1993 are limited only to the difference between the cost of the student’s education and other financial aid received, including scholarship, grants and other student loans.

Interest.  The interest rates for PLUS Loans and SLS Loans are presented in the chart below.

For PLUS or SLS Loans that bear interest based on a variable rate, the rate is set annually for 12-month periods, from July 1 through June 30, on the preceding June 1 and is equal to the lesser of:

•	the applicable maximum borrower rate
and

•	the sum of:
•	the applicable 1-year Index or the bond equivalent rate of 91-day Treasury bills, as applicable,

and

•	the applicable interest rate margin .
Under current law, PLUS Loans with a first disbursement on or after July 1, 2006 will return to a fixed annual interest rate of 8.5%.

Until July 1, 2001, the 1-year index was the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to each June 1. Beginning July 1, 2001, the 1-year index is the weekly average 1-year constant maturity Treasury, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on or before the June 26 immediately preceding the July 1 reset date.

Trigger Date	Borrower Rate	Maximum Borrower Rate	Interest Rate Margin
Before 10/01/81	9%	N/A	N/A
From 10/01/81 through 10/30/82	14%	N/A	N/A
From 11/01/82 through 06/30/87	12%	N/A	N/A
From 07/01/87 through 09/30/92	1-year Index + Interest Rate Margin	12%	3.25%
From 10/01/92 through 06/30/94	1-year Index + Interest Rate Margin	PLUS 10%, SLS 11%	3.10%
From 07/01/94 through 06/30/98	1-year Index + Interest Rate Margin	9%	3.10%
From 07/01/98 through 06/30/06	91-day Treasury + Interest Rate Margin	9%	3.10%
From 07/01/06	8.5%	8.5%	N/A

A holder of a PLUS or SLS Loan is eligible to receive special allowance payments during any quarter if:

•	the borrower rate is set at the maximum borrower rate and
•	the sum of the average of the bond equivalent rates of 91-day Treasury bills auctioned during that quarter and the applicable interest rate margin exceeds the maximum borrower rate.
Effective July 1, 2006, this limitation on special allowance payments for PLUS Loans made on or after January 1, 2000 was repealed.

Repayment; Deferments.  Borrowers begin to repay principal on their PLUS and SLS Loans no later than 60 days after the final disbursement, unless they use deferment available for the in-school period and the six-month post enrollment period. Deferment and forbearance provisions, maximum loan repayment periods, repayment plans and minimum payment amounts for PLUS and SLS loans are generally the same as those for Stafford Loans.

Consolidation Loan Program

The enactment of HCERA ended new originations under the FFELP consolidation program, effective July 1, 2010. Previously, the Higher Education Act authorized a program under which borrowers could consolidate one or more of their student loans into a single Consolidation Loan that was insured and reinsured on a basis similar to Stafford and PLUS Loans. Consolidation Loans were made in an amount sufficient to pay outstanding principal, unpaid interest, late charges and collection costs on all federally reinsured student loans incurred under the FFELP that the borrower selects for consolidation, as well as loans made under various other federal student loan programs and loans made by different lenders. In general, a borrower’s eligibility to consolidate its federal student loans ends upon receipt of a Consolidation Loan. With the end of new FFELP originations, borrowers with multiple loans, including FFELP loans, may only consolidate their loans under the FDLP.

Consolidation Loans made on or after July 1, 1994 have no minimum loan amount. Consolidation Loans for which an application was received on or after January 1, 1993 but before July 1, 1994 were available only to borrowers who had aggregate outstanding student loan balances of at least $7,500. For applications received before January 1, 1993, Consolidation Loans were available only to borrowers who had aggregate outstanding student loan balances of at least $5,000.

To obtain a FFELP Consolidation Loan, the borrower must be either in repayment status or in a grace period before repayment begins.  For applications received on or after January 1, 1993, delinquent or defaulted borrowers are eligible to obtain Consolidation Loans if they re-enter repayment through loan consolidation. Prior to July 1, 2006, married couples who agreed to be jointly and severally liable could apply for one Consolidation Loan.  In some cases, borrowers may enter repayment status while still in school and thereby become eligible to obtain a Consolidation Loan.

Consolidation Loans bear interest at a fixed rate equal to the greater of the weighted average of the interest rates on the unpaid principal balances of the consolidated loans rounded up to the nearest whole percent and 9% for loans originated before July 1, 1994. For Consolidation Loans made on or after July 1, 1994 and for which applications were received before November 13, 1997, the weighted average interest rate is rounded up to the nearest whole percent. Consolidation Loans made on or after July 1, 1994 for which applications were received on or after November 13, 1997 through September 30, 1998 bear interest at the annual variable rate applicable to Stafford Loans subject to a cap of 8.25%. Consolidation Loans for which the application is received on or after October 1, 1998 bear interest at a fixed rate equal to the lesser of (i) the weighted average interest rate of the loans being consolidated rounded up to the nearest one-eighth of one percent or (ii) 8.25%.
The 1998 reauthorization maintained interest rates for borrowers of Federal Direct Consolidation Loans whose applications were received prior to February 1, 1999 at 7.46%, which rates are adjusted annually based on a formula equal to the 91-day Treasury bill rate plus 2.3%. The borrower interest rates on Federal Direct Consolidation Loans for borrowers whose applications were received on or after February 1, 1999 and before July 1, 2006 is a fixed rate equal to the lesser of the weighted average of the interest rates of the loans consolidated, adjusted up to the nearest one-eighth of one percent, and 8.25%. This is the same rate that the 1998 legislation set on FFELP Consolidation Loans for borrowers whose applications are received on or after October 1, 1998 and before July 1, 2006. The 1998 legislation, as modified by the 1999 act and in 2002, set the special allowance payment rate for FFELP Consolidation Loans at the three-month commercial paper (financial) rate plus 2.64% for loans disbursed on or after January 1, 2000 and before July 1, 2006. Public Law 112-74, dated December 23, 2011, allows FFELP lenders to make an election to permanently change the index for special allowance payment calculations on all FFELP loans in the lender’s portfolio (with certain exceptions) disbursed after January 1, 2000 from the three-month commercial paper (financial) rate to the one-month LIBOR index, commencing with the special allowance payment calculations for the calendar quarter beginning on April 1, 2012.  Lenders of FFELP Consolidation Loans pay a reinsurance fee to the Department of Education. All other guarantee fees may be passed on to the borrower.

Interest on Consolidation Loans accrues and, for applications received before January 1, 1993, is paid without interest subsidy by the Department of Education. For Consolidation Loans for which applications were received between January 1, 1993 and August 10, 1993, all interest of the borrower is paid during all deferment periods. Consolidation Loans for which applications were received on or after August 10, 1993 are subsidized only if all of the underlying loans being consolidated were Subsidized Stafford Loans. In the case of Consolidation Loans made on or after November 13, 1997, the portion of a Consolidation Loan that is comprised of Subsidized Stafford Loans retains subsidy benefits during deferment periods.

No insurance premium is charged to a borrower or a lender in connection with a Consolidation Loan. However, FFELP lenders must pay an origination fee to the Department of Education of 0.50% on principal of Consolidation Loans disbursed and a monthly rebate fee to the Department of Education at an annualized rate of 1.05% on principal of and interest on Consolidation Loans disbursed on or after October 1, 1993, or at an annualized rate of 0.62% for Consolidation Loan applications received between October 1, 1998 and January 31, 1999. The rate for special allowance payments for Consolidation Loans is determined in the same manner as for other FFELP loans.

A borrower must begin to repay his Consolidation Loan within 60 days after his consolidated loans have been disbursed. For applications received on or after January 1, 1993, repayment schedule options include graduated or income-sensitive repayment plans. Loans are repaid over periods determined by the sum of the Consolidation Loan and the amount of the borrower’s other eligible student loans outstanding. The lender may, at its option, include graduated and income-sensitive repayment plans in connection with student loans for which the applications were received before that date. The maximum maturity schedule is 30 years for indebtedness of $60,000 or more.

Guaranty Agencies under the FFELP

Under the FFELP, guaranty agencies guarantee loans made by eligible lending institutions, paying claims from “Federal student loan reserve funds.” Student loans are guaranteed as to 100% of principal and accrued interest against death or discharge. The guarantor also pays 100% of the unpaid principal and accrued interest on PLUS Loans, where the student on whose behalf the loan was borrowed dies.

FFELP loans are also insured against default, with the percent insured dependent on the date of the related loan’s disbursement. For loans made prior to October 1, 1993, lenders are insured against default for 100% of principal and accrued interest. For loans disbursed from October 1, 1993 through June 30, 2006, lenders are insured against default for 98% of principal and accrued interest. For loans disbursed on or after July 1, 2006, lenders are insured against default for 97% of principal and accrued interest.

The Department of Education reinsures guarantors for amounts paid to lenders on loans that are discharged or defaulted. The reimbursement rate on discharged loans is for 100% of the amount paid to the holder. The reimbursement rate for defaulted loans decreases as a guarantor’s default rate increases. The first trigger for a lower reinsurance rate is when the amount of defaulted loan reimbursements exceeds 5% of the amount of all loans guaranteed by the agency in repayment status at the beginning of the federal fiscal year. The second trigger is when the amount of defaults exceeds 9% of the loans in repayment. Guaranty agency reinsurance rates are presented in the table below.

Claims Paid Date	Maximum	5% Trigger	9% Trigger
Before October 1, 1993	100%	90%	80%
October 1, 1993 — September 30, 1998	98%	88%	78%
On or after October 1, 1998	95%	85%	75%

After the Department of Education reimburses a guarantor for a default claim, the guaranty agency attempts to collect the loan from the borrower. However, the Department of Education requires that the defaulted guaranteed loans be assigned to it when the guaranty agency is not successful. A guaranty agency also refers defaulted loans to the Department of Education to “offset” any federal income tax refunds or other federal reimbursement that may be due the borrowers. Some states have similar offset programs.

To be eligible for federal reinsurance, FFELP loans must meet the requirements of the Higher Education Act and the regulations issued thereunder. Generally, these regulations require that lenders determine whether the applicant is an eligible borrower attending an eligible institution, explain to borrowers their responsibilities under the loan, ensure that the promissory notes evidencing the loan are executed by the borrower, and disburse the loan proceeds as required. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances, credit the borrower for payments made, and report the loan’s status to credit reporting agencies. If a borrower becomes delinquent in repaying a loan, a lender must perform collection procedures that vary depending upon the length of time a loan is delinquent. The collection procedures consist of telephone calls, demand letters, skiptracing procedures and requesting assistance from the guaranty agency.

A lender may submit a default claim to the guaranty agency after the related student loan has been delinquent for at least 270 days. The guaranty agency must review and pay the claim within 90 days after the lender filed it. The guaranty agency will pay the lender interest accrued on the loan for up to 450 days after delinquency. The guaranty agency must file a reimbursement claim with the Secretary within 30 days after the guaranty agency paid the lender for the default claim. Following payment of claims, the guaranty agency endeavors to collect the loan. Guaranty agencies also must meet statutory and regulatory requirements for collecting loans.

Student Loan Discharges

FFELP loans are not generally dischargeable in bankruptcy. Under the United States Bankruptcy Code, before a student loan may be discharged, the borrower must demonstrate that repaying it would cause the borrower or his family undue hardship. When a FFELP borrower files for bankruptcy, collection of the loan is suspended during the time of the proceeding. If the borrower files under the “wage earner” provisions of the United States Bankruptcy Code or files a petition for discharge on the grounds of undue hardship, then the lender transfers the loan to the guaranty agency which guaranteed that loan and that agency then participates in the bankruptcy proceeding. When the proceeding is complete, unless there was a finding of undue hardship, the loan is transferred back to the lender and collection resumes.

Student loans are discharged if the borrower dies or becomes totally and permanently disabled. A physician must certify eligibility for discharge due to disability. This discharge is conditional for the first three years; if a borrower recovers sufficiently during that period to earn a reasonable income, the borrower must resume repayment.  Effective January 29, 2007, discharge eligibility was extended to survivors of eligible public servants and certain other eligible victims of the September 11, 2001 terrorist attacks on the United States.

If a school closes while a student is enrolled, or within 90 days after the student withdrew, loans made for that enrollment period are discharged. If a school falsely certifies that a borrower is eligible for the loan, the loan may be discharged, and if a school fails to make a refund to which a student is entitled, the loan is discharged to the extent of the unpaid refund. Effective July 1, 2006, a loan is also eligible for discharge if it is determined that the borrower’s eligibility for the loan was falsely certified as a result of a crime of identity theft.

Rehabilitation of Defaulted Loans

The Department of Education is authorized to enter into agreements with a guaranty agency under which such guaranty agency may sell defaulted loans that are eligible for rehabilitation to an eligible lender. For a loan to be eligible for rehabilitation the related guaranty agency must have received reasonable and affordable payments originally for 12 months which was reduced to 9 payments in 10 months effective July 1, 2006, and then the borrower may request that the loan be rehabilitated. Because monthly payments are usually greater after rehabilitation, not all borrowers opt for rehabilitation. Upon rehabilitation, a borrower is again eligible for all the benefits under the Higher Education Act for which he or she is not eligible as a borrower on a defaulted loan, such as new federal aid, and the negative credit record is expunged. No student loan may be rehabilitated more than once.

The July 1, 2009 technical corrections made to the Higher Education Act under H.R. 1777, Public Law 111-39 provide authority, between July 1, 2009 through September 30, 2011, for a guaranty agency to assign a defaulted loan to the Department of Education depending on market conditions.

Guarantor Funding

In addition to administering the federal reserve funds, from which claims are paid, guaranty agencies are charged with responsibility for maintaining records on all loans which they have insured (“account maintenance”), assisting lenders to prevent default by delinquent borrowers (“default aversion”), post-default loan administration and collections and program awareness and oversight. These activities are funded by revenues from the following statutorily prescribed sources plus earnings on investments.

Source	Basis
Insurance Premium	Up to 1% of the principal amount guaranteed, withheld from the proceeds of each loan disbursement
Loan Processing and Issuance Fee	0.40% of the principal amount guaranteed, paid by the Department of Education
Account Maintenance Fee	Originally 0.10%, which was reduced to 0.06% on October 1, 2007, of the original principal amount of loans outstanding, paid by the Department of Education
Default Aversion Fee
1% of the outstanding amount of loans submitted by a lender for default aversion assistance, minus 1% of the unpaid principal and interest paid on default claims, which is paid once per loan by transfers out of the Student Loan Reserve Fund

Collection Retention Fee
16% of the amount collected on loans on which reinsurance has been paid (10% or 18.5% of the amount collected for a defaulted loan that is purchased by a lender for consolidation or rehabilitation, respectively), withheld from gross receipts

The Higher Education Act requires guaranty agencies to establish two funds: a Federal Student Loan Reserve Fund and an Agency Operating Fund. The Federal Student Loan Reserve Fund contains the payments received from the Department of Education and insurance premiums. The fund is federal property and its assets may be used only to pay Default Aversion Fees. Collection fees on defaulted loans are deposited into the Agency Operating Fund. The Agency Operating Fund is the guaranty agency’s property and is not subject to strict limitations on its use.

United States Department of Education Oversight

If the Department of Education determines that a guarantor is unable to meet its insurance obligations, the holders of loans insured by that guaranty agency may submit claims directly to the Department of Education and the Department of Education is required to pay the full reimbursement amounts due, in accordance with claim processing standards no more stringent than those applied by the affected guaranty agency. However, the Department of Education’s obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education determining a guaranty agency is unable to meet its obligations. While there have been situations where the Department of Education has made such determinations regarding affected guaranty agencies, there can be no assurances as to whether the Department of Education must make such determinations in the future or whether payments of reimbursement amounts would be made in a timely manner.

Recent Developments

For each series of notes, the related prospectus supplement will describe any recent developments that are material to your class of notes.

APPENDIX B

Undergraduate and Graduate Loan Programs

The Signature Select Loans®, College Advantage Loan and Signature Student Loans® (collectively, “Signature Student Loans”) and the EXCEL®, Student EXCEL®, EXCEL Select, EXCEL Custom®, EXCEL Education Loan(SM), EXCEL Grad Loan(SM), EXCEL Preferred®, GRADEXCEL®, GradEXCEL Preferred and GradEXCEL Custom Program loans (collectively, “EXCEL Loans”) provide private supplemental funding for undergraduate, graduate, and health professional students.  The Signature Student Loan and EXCEL Loan programs are referred to collectively as the “Undergraduate and Graduate Loan Programs.”  Since the inception of the Signature Student Loan program and since 1999 for the EXCEL Loan program, the Student Loan Marketing Association, prior to its liquidation, Navient Solutions and, prior to its merger with Navient Solutions, Sallie Mae Servicing L.P. and its affiliates have performed all application and origination functions for these loan programs on behalf of the originating lenders.

Eligibility Requirements.  Generally, the eligibility requirements for Undergraduate and Graduate Loan Programs are as follows:

•	Be enrolled or admitted at an eligible institution.
•	Be a U.S. citizen, national or Permanent Resident (foreign students may apply with a creditworthy U.S. citizen or Permanent Resident as cosigner).
•	Have all outstanding student loans in good standing (i.e., not in default).
•	Meet established credit requirements.
•	Be the age of majority in his/her state of residence. A borrower who does not meet the age requirements may be eligible with a creditworthy cosigner.
Interest.

Signature Student Loans.  The interest rate for a Signature Student Loan depends on the date of disbursement and period of enrollment.  Generally, the borrower’s interest rate on a Signature Student Loan is variable and currently ranges from LIBOR plus 4.00% to LIBOR plus 14.00%.  Generally, for loans first disbursed before June 1, 2004, the borrower’s interest rate is tied to the Prime Rate and resets quarterly on the first day of each January, April, July and October.  For loans first disbursed on or after June 1, 2004 and before March 2008, the borrower’s interest rate is tied to the Prime Rate and resets monthly on the first day of each month.

In March 2008, Navient Solutions changed the index used for calculating the interest rate on its private education loan products from the Prime Rate to LIBOR.  Accordingly, all such loans applied for on or after March 2008, received an interest rate tied to one-month LIBOR, as published by Reuters on its Reuters Screen LIBOR01 Page on the most recent business day that is at least two business days prior to the twenty-fifth (25th) day of the month.  Note, however, that loans disbursed on or after March 2008 but applied for prior to that date, still received an interest rate tied to the Prime Rate.

For loans with an interest rate tied to one-month LIBOR, the interest rate resets monthly on the twenty-fifth (25th) day of each month.  The margin may be based on the presence of a cosigner and/or the borrower’s or cosigner’s credit profile and other underwriting criteria.  In the absence of a cosigner, the margin is determined by the credit profile of the borrower and other underwriting criteria.  For cosigned loans, the margin is generally based on the cosigner’s credit profile and other underwriting criteria.

Generally, the interest rate for Signature Student Loans disbursed before June 1, 2004 is equal to the lesser of:

•	The maximum interest rate allowed by law,
and

•	The sum of
•
either the previous calendar quarter’s average of the 13-week U.S. Treasury Bills rounded to the nearest one-hundredth (0.01) of one percent, as published weekly in The Wall Street Journal, “Credit Markets” section, in the table that quotes the result as the “bond equivalent” rate of the most recent auction,

•	or the Prime Rate, as published in The Wall Street Journal, “Credit Markets” section, “Money Rates” table on the fifteenth day of the last month of the quarter prior to the reset date, and
•	the applicable interest rate margin,
and is

•	Rounded to the nearest one-eighth (0.125) of one percent.
Generally, the interest rate for Signature Student Loans disbursed on or after June 1, 2004 and before March 2008, and for loans applied for prior to March 2008 but disbursed on or after March 2008, is equal to the lesser of:

•	The maximum interest rate allowed by law,
and

•	The sum of
•	the Prime Rate, as published in The Wall Street Journal, “Credit Markets” section, “Money Rates” table on the next to last business day of the month prior to the reset date, and
•	the applicable interest rate margin,
and is

•	Rounded to the nearest one-eighth (0.125) of one percent.

Generally, the interest rate for Signature Student Loans applied for and disbursed on or after March 2008 is equal to the lesser of:

•	The maximum interest rate allowed by law,
and

•	The sum of
•
either the previous calendar quarter’s average of the 13-week U.S. Treasury Bills rounded to the nearest one-hundredth (0.01) of one percent, as published weekly in The Wall Street Journal, “Credit Markets” section, in the table that quotes the result as the “bond equivalent” rate of the most recent auction,

•
or one-month LIBOR, as published by Reuters on its Reuters Screen LIBOR01 Page on the most recent business day that is at least two New York and two London business days prior to the twenty-fifth day of the month, and

•	the applicable interest rate margin,
and is

•	Rounded to the nearest one-eighth (0.125) of one percent.
EXCEL Loans.  The borrower’s interest rate on EXCEL Loans can be either a monthly variable interest rate or an annual variable interest rate.  Both interest rates are based on the Prime Rate determined by Navient Solutions, which will not exceed the highest U.S. Prime Rate as published in The Wall Street Journal on the applicable determination date, plus or minus a spread.

•
The monthly variable interest rate for any month resets monthly on or about the next to last New York business day of the prior month.  Any change to the interest rate becomes effective on the first day of the month.

•	The annual variable interest rate for any year resets annually on or about the next to last New York business day of July. Any change to the interest rate becomes effective on August 1.
If specified in the related promissory note, borrowers are permitted to change their interest rate option from the monthly variable interest rate to the annual variable (or vice versa) by notifying Navient Solutions by July 1, with an effective date of August 1.  These loans are referred to as “Adjustable Period Loans.”  A change of the borrower’s interest rate option at any other time may be granted with the consent of Navient Solutions for a fee generally equal to 3.00% of the outstanding principal of the related student loan.  The amount of any such fee will be capitalized as principal of the applicable trust student loan and included in the pool balance.

The spreads for interest rate for EXCEL Loans depend on the date of disbursement and the period of enrollment, and range from minus 0.75% to plus 4%.  All interest rates for EXCEL Loans are rounded to the nearest 0.25%.  If a borrower defaults on a loan, the borrower may be required to pay an additional spread of 2%.

Repayment.

Signature Student Loan program.  Borrowers are placed in an in-school deferment while in school and during the grace period.  Borrowers typically begin to repay principal on a Signature Student Loan after the applicable grace period, which is usually six months after graduation or when the borrower falls below half-time enrollment at an eligible school.  While in repayment, borrowers may request to defer the payment of and capitalize unpaid accrued interest due during periods of educational enrollment, internship/residency or economic hardship.  Generally, unpaid accrued interest will capitalize:

•	at the beginning of the repayment period;
•	every twelve (12) months during periods of internship/residency deferment or at the end of the deferment period if it is less than twelve (12) months;
•	every six (6) months during periods of in-school deferment and at the end of each in-school deferment period; and
•	at the end of each hardship forbearance period.
Generally, the standard repayment terms for Signature Student Loans is 15 years, but can be less based upon the loan balance.  In addition, as provided in the related promissory note, the borrower may be able to request an extended repayment term of up to thirty (30) years.  The Signature Student Loan program currently requires a minimum $50.00 monthly payment for all combined Signature Student Loans.

Generally, under the Signature Student Loan program, borrowers may also request a graduated repayment option.  The graduated repayment option offers the borrower a choice between twenty-four (24) months of interest-only payments followed by level payments for the remaining term of the loan or up to forty-eight (48) months of interest-only payments followed by level payments for the remaining term of the loan.

EXCEL Loan program.  Borrowers typically begin to repay an EXCEL Loan program loan 4 ½ years after the first disbursement date of the loan or 6 months after the borrower graduates or is no longer continuously enrolled at an eligible school at least half time, whichever is earlier.  With the exception of the EXCEL loan, which does not offer the option of deferring principal and interest while in school, borrowers may make an election upon applying for an EXCEL Loan program loan to either:

•	pay principal and interest while in school;
•	pay only interest while in school; or
•	defer principal and interest while in school.
With the exception of the EXCEL loan, interest that accrues on an EXCEL Loan program loan is capitalized at the start of repayment.  An additional 2% interest deferment fee may be charged to any borrower who elects to defer principal and interest while in school.

In general, each loan must be scheduled for repayment over a period of not more than thirty (30) years after repayment begins.  The EXCEL Loan program requires a minimum $50.00 monthly payment for all combined EXCEL Loan program loans.  The standard repayment term schedule is presented in the following chart.  Repayment terms exclude periods of in-school, grace, deferment and forbearance.

Total Outstanding EXCEL Loan Program Indebtedness	Maximum Repayment Terms
$500-$2,999	Up to 4 years (48 months)
$3,000-$3,999	6 years (72 months)
$4,000-$7,499	10 years (120 months)
$7,500-$9,999	15 years (180 months)
$10,000 -$39,999	20 years (240 months)
$40,000 -$59,999	25 years (300 months)
$60,000 and greater	30 years (360 months)

Generally, under the EXCEL Loan program, borrowers may also request a graduated repayment option after graduation.  A graduated repayment option offers the borrower a choice between twenty-four (24) months of interest-only payments followed by level payments for the remaining term of the loan or up to forty-eight (48) months of interest-only payments followed by level payments for the remaining term of the loan.

The Undergraduate and Graduate Loan Programs also permit forbearance under which the borrower is granted temporary relief from paying principal or interest.  In general, forbearance is used most heavily when a loan first enters repayment.  However, a borrower may apply for forbearance multiple times and a significant number of the borrowers under the Undergraduate and Graduate Loan Programs have taken advantage of this option.  When a borrower ends forbearance and enters repayment, the account is considered current.  Accordingly, a borrower who may have been delinquent in his payments or may not have made any recent payments will be accounted for as a borrower in a current repayment status when he exits the forbearance period.

Supplemental Fees.  Borrowers may be required to pay a fee at disbursement and when the loan enters repayment.  Depending on the loan documentation, the disbursement fee was either deducted from the requested loan amount or added to the requested loan amount.  For loans disbursed prior to the 1999/2000 Academic Year, the disbursement fee was up to 10%.  For Signature Student Loans disbursed during or after the 1999/2000 Academic Year, the disbursement fee is based on the borrower’s and/or cosigner’s credit profile and other underwriting criteria and currently ranges from 0% to 8%.  For EXCEL Loan program loans, the disbursement fee is based on the presence of a cosigner and ranges from 0% to 8%.  The repayment fee, if applicable, may be added to the outstanding principal loan balance (principal plus capitalized interest) at the beginning of the repayment period.  The repayment fee for

Signature Student Loans is based on the borrower’s and/or the cosigner’s credit profile and other underwriting criteria and currently ranges from 0% to 3%.  Generally, the repayment fee for EXCEL Loan program loans (other than the EXCEL Loan, which has no repayment fee) is 2% and is only assessed if the borrower chooses to defer principal and interest while enrolled in school and during the grace period.

The Undergraduate and Graduate Loan Programs and the servicing requirements thereunder may be amended from time to time.

APPENDIX C

Law Loan Programs

LAWLOANS®,  LAWLOANs Private Loans(SM) and LAWLOANs Bar Study Loans, (“LAWLOANS”) and LawEXCEL, LawEXCEL Preferred, LawEXCEL Custom, EXCEL Grad Extension Loan(SM) and B&B EXCEL Custom loans (“LawEXCEL Loans”) provide private supplemental funding for law school students.  The LAWLOAN and LawEXCEL Loan programs are referred to collectively as the “Law Loan Programs.”  Since late 1996, the Student Loan Marketing Association, prior to its liquidation, Navient Solutions and, prior to its merger with Navient Solutions, Sallie Mae Servicing L.P. have performed all application and origination functions for these loan programs.

Eligibility Requirements.  The eligibility requirements for Law Loan Programs are as follows:

•
Be currently enrolled or admitted at least half-time in a degree-granting program at an American Bar Association accredited law school program, and for an EXCEL Grad Extension Loan, must be in the final year of a law program.

•	Be a U.S. citizen, national or permanent resident, or other eligible alien (foreign students may apply with a creditworthy U.S. citizen or permanent resident as cosigner).
•	Have all outstanding student loans in good standing (i.e., not in default).
•	Meet established credit requirements.
•	For a LAWLOANs Bar Study Loan, the borrower also must be sitting for the bar exam no later than twelve (12) months after graduation.
•	Be the age of majority in his/her state of residence. A borrower who does not meet the age requirements may be eligible with a creditworthy cosigner.
Interest.

LAWLOANS.  The interest rate for a LAWLOAN depends on the date of disbursement and the period of enrollment.  The borrower’s interest rate on a LAWLOAN is variable and ranges from one-month LIBOR plus 4.00% to one-month LIBOR plus 14.00%.  For loans disbursed before June 1, 2004, the borrower’s interest rate resets quarterly on the first day of each January, April, July and October.  For loans first disbursed on or after June 1, 2004 and before March 2008, the borrower’s interest rate is tied to the Prime Rate and resets monthly on the first day of each month.  In March 2008, Navient Solutions changed the index used for calculating the interest rate on its private education loan products from the Prime Rate to LIBOR.  Accordingly, all such loans applied for on or after March 2008, received an interest rate tied to one-month LIBOR, as published by Reuters on its Reuters Screen LIBOR01 Page on the most recent business day that is at least two business days prior to the twenty-fifth (25th) day of the month.  Note, however, that some loans disbursed on or after March 2008 but applied for prior to that date, still received an interest rate tied to the Prime Rate.  For loans with an interest rate tied to one-month LIBOR, the interest rate resets monthly on the twenty-fifth (25th) day of each month.  The margin may be based on the presence of a cosigner and/or the borrower’s or cosigner’s credit history.  In the absence of a cosigner, the margin is determined by the credit profile of the borrower and other underwriting criteria.  For cosigned loans, the margin is generally based on the cosigner’s credit profile and other underwriting criteria.

The interest rate for LAWLOANS disbursed before June 1, 2004 is equal to the lesser of:

•	The maximum interest rate allowed by law,
and

•	The sum of
•
either the previous calendar quarter’s average of the 13-week U.S. Treasury Bills rounded to the nearest one-hundredth (0.01) of one percent, as published weekly in The Wall Street Journal, “Credit Markets” section, in the table that quotes the result, as the “bond equivalent” rate of the most recent auction,

•	or the Prime Rate, as published in The Wall Street Journal, “Credit Markets” section, “Money Rates” table on the fifteenth day of the last month of the quarter prior to the change date, and
•	the applicable interest rate margin,
and is

•	Rounded to the nearest one-eighth (0.125) of one percent.
The interest rate for LAWLOANS disbursed on or after June 1, 2004 and before March 2008, and for loans applied for prior to March 2008 but disbursed on or after March 2008, is equal to the lesser of:

•	The maximum interest rate allowed by law,
and

•	The sum of
•	the Prime Rate, as published in The Wall Street Journal, “Credit Markets” section, “Money Rates” table on the next to last business day of the month prior to the reset date, and
•	the applicable interest rate margin,
and is

•	Rounded to the nearest one-eighth (0.125) of one percent.
The interest rate for LAWLOANS applied for and disbursed on or after March 2008 is equal to the lesser of:

•	The maximum interest rate allowed by law,
and

•	The sum of

•
either the previous calendar quarter’s average of the 13-week U.S. Treasury Bills rounded to the nearest one-hundredth (0.01) of one percent, as published weekly in The Wall Street Journal, “Credit Markets” section, in the table that quotes the result as the “bond equivalent” rate of the most recent auction,

•
or one-month LIBOR, as published by Reuters on its Reuters Screen LIBOR01 Page on the most recent business day that is at least two New York and two London business days prior to the twenty-fifth day of the month, and

•	the applicable interest rate margin,
and is

•	Rounded to the nearest one-eighth (0.125) of one percent.
LawEXCEL Loans. The borrower’s interest rate on LawEXCEL Loans can be a monthly variable or annual variable rate.  Both interest rates are based on the Prime Rate determined by Navient Solutions, which will not exceed the highest U.S. Prime Rate as published in The Wall Street Journal on the applicable determination date, plus or minus a spread.

•
The monthly variable interest rate for any month resets monthly on or about the next to last New York business day of the prior month.  Any change to the interest rate becomes effective on the first day of the month.

•	The annual variable interest rate for any year resets annually on or about the next to last New York business day of July. Any change to the interest rate becomes effective on August 1.
The spreads for interest rates for LawEXCEL Loans depend on the date of disbursement and the period of enrollment, and range from minus 0.75% to plus 2.25%.  All interest rates for LawEXCEL Loans are rounded to the nearest 0.25%.  If a borrower defaults on a loan, the borrower may be required to pay an additional spread of 2%.

Repayment.

LAWLOANS.  Borrowers are placed in an in-school deferment while in school and during the grace period.  Borrowers typically begin to repay principal on a LAWLOAN after the applicable grace period, which is usually nine months after graduation or when the borrower is no longer continuously enrolled at least half time at an eligible school.  While in repayment, borrowers may request to defer payments during periods of educational enrollment, internship/residency and economic hardship.  Unpaid accrued interest will capitalize:

•	At the beginning of the repayment period.
•	Every twelve (12) months during periods of internship/residency deferment or at the end of the deferment period if it is less than twelve (12) months.
•	Every six (6) months during periods of in-school deferment and at the end of each in-school deferment period.
•	At the end of each hardship forbearance period.

The standard repayment terms for LAWLOANS is 15 years, but can be less based upon the loan balance.  In addition, the borrower can request an extended repayment term of up to 30 years.  The LAWLOANS program currently requires a minimum $50.00 monthly payment for all combined LAWLOANS.

Under the LAWLOANS Program, borrowers may also request a graduated repayment option.  A graduated repayment option offers the borrower a choice between twenty-four (24) months of interest-only payments followed by level payments for the remaining term of the loan or up to forty-eight (48) months of interest-only payments followed by level payments for the remaining term of the loan.

LawEXCEL Loans. Borrowers typically begin to repay a LawEXCEL Loan 4½ years after the disbursement date of the loan or 6 months after the borrower graduates or is no longer continuously enrolled at an eligible school at least half time, whichever is earlier.  Borrowers may make an election upon applying for a LawEXCEL Loan to either:

•	pay principal and interest while in school;
•	pay only interest while in school; or
•	defer principal and interest while in school.
Interest that accrues on a LawEXCEL Loan is capitalized at the start of repayment.  An additional 2% interest deferment fee is charged to any borrower who elects to defer principal and interest while in school.

Total LawEXCEL Loan Indebtedness	Maximum Repayment Terms
$500-$2,999	Up to 4 years (48 months)
$3,000-$3,999	6 years (72 months)
$4,000-$7,499	10 years (120 months)
$7,500-$9,999	15 years (180 months)
$10,000 -$39,999	20 years (240 months)
$40,000 -$59,999	25 years (300 months)
$60,000 and greater	30 years (360 months)

Under the LawEXCEL Loan program, borrowers may also request a graduated repayment option.  A graduated repayment option offers the borrower a choice between twenty-four (24) months of interest-only payments followed by level payments for the remaining term of the loan or up to forty-eight (48) months of interest-only payments followed by level payments for the remaining term of the loan.

In general, each loan must be scheduled for repayment over a period of not more than 30 years after repayment begins.  The LawEXCEL Loan program currently requires a minimum $50.00 monthly payment for all combined LawEXCEL Loans.  Repayment terms exclude periods of in-school, grace, deferment, and forbearance.

The Law Loan Programs also permit forbearance under which the borrower is granted temporary relief from paying principal or interest.  In general, forbearance is used most heavily when a loan first enters repayment.  However, a borrower may apply for forbearance multiple times and a significant number of the borrowers under the Law Loan Programs have taken advantage of this option.  When a borrower ends forbearance and enters repayment, the account is considered current.  Accordingly, a borrower who may have been delinquent in his payments or may not have made any recent payments will be accounted for as a borrower in a current repayment status when he exits the forbearance period.

Supplemental Fees.  Borrowers may be required to pay a fee at disbursement and when the loan enters repayment.  For loans disbursed prior to the 2000/2001 Academic Year, the disbursement fee was deducted from the requested loan amount.  For LAWLOANS disbursed on or after the 2000/2001 Academic Year, the disbursement fee is generally added to the requested loan amount.  The disbursement fee for LAWLOANS is based on the borrower’s and/or the cosigner’s credit profile and other underwriting criteria and currently ranges from 0% to 3%.  For LawEXCEL Loans, the disbursement fee can either be deducted from the disbursement or added to the requested loan amount. The disbursement fee is based on whether there is a cosigner. Supplemental fees at disbursement range from 0% to 8%.  For LAWLOANS and LawEXCEL Loans, the repayment fee or some portion of the repayment fee is added to the outstanding principal loan balance (principal plus capitalized interest) at the beginning of the repayment period.  The repayment fee for LAWLOANS is based on the borrower’s and/or the cosigner’s credit profile and other underwriting criteria and currently ranges from 0% to 3%.  The repayment fee for LawEXCEL Loans is 2% and is only assessed if the borrower chose to defer principal and interest while enrolled in school and during the grace period.

The Law Loan Programs and the servicing requirements thereunder may be amended from time to time.

APPENDIX D

MBA Loan Programs

The MBA Loans® (“MBA Loans”) and MBA EXCEL, MBA EXCEL Preferred and MBA EXCEL Custom loans (“MBA EXCEL Loans”) provide private supplemental funding for students enrolled in a graduate business program.  The MBA Loans and MBA EXCEL Loans programs are referred to collectively as the “MBA Loan Programs.”  Since 1996 for new, non-serial loans and, since 1999 for all loans, the Student Loan Marketing Association, prior to its liquidation, Navient Solutions and, prior to its merger with Navient Solutions, Sallie Mae Servicing L.P. have performed the application and origination functions for this loan program on behalf of the originating lenders.

Eligibility Requirements.  The eligibility requirements for the MBA Loan Programs are as follows:

•	Be currently enrolled or admitted (including less than half-time students) in an approved graduate business program.
•	Be a U.S. citizen, national, or Permanent Resident (foreign students may apply with a creditworthy U.S. citizen or Permanent Resident as cosigner).
•	Have all outstanding student loans in good standing (i.e., not in default).
•	Meet established credit requirements.
•	Be the age of majority in his/her state of residence. A borrower who does not meet the age requirements may be eligible with a creditworthy cosigner.
Interest.

MBA Loans.  For MBA Loans disbursed beginning with the 1988/1989 Academic Year, the borrower received a variable rate during the in-school and grace period, with resets on every January 1, April 1, July 1 and October 1.  The index is the bond equivalent rate of the quarterly average of the weekly Auction Averages for the 91-day United States Treasury Bills.  During repayment, the borrower’s rate is fixed and the index is the reported yield on 15-year United States Treasury Bonds most recently issued and sold 60 days prior to the beginning of the repayment period.

For MBA Loans disbursed during the 1990/1991 Academic Year and the 1991/1992 Academic Year, the borrower received a variable rate during the in-school and grace period, with resets on every January 1, April 1, July 1 and October 1.  The index is the bond equivalent rate of the quarterly average of the weekly Auction Averages for the 91-day United States Treasury Bills.  During repayment, the borrower’s rate is fixed and the index is the reported yield on 10-year United States Treasury Bonds most recently issued and sold 60 days prior to the beginning of the repayment period.

For MBA Loans disbursed beginning with the 1992/1993 Academic Year, the borrower received a variable rate during the in-school, grace, and repayment periods, with resets on January 1, April 1, July 1 and October 1.  The index is the bond equivalent rate of the quarterly average of the weekly Auction Averages for the 91-day United States Treasury Bills, the 10-year United States Treasury Bond or the 15-year United States Treasury Bond, as the case may be.

For MBA Loans disbursed beginning with the 1996/1997 Academic Year and through the 1998/1999 Academic Year, the borrower received a variable rate during the in-school, grace and repayment periods, with resets on every January 1, April 1, July 1 and October 1.  The index is the rate published weekly in The Wall Street Journal, “Credit Markets” section in the table that quotes the results as the “coupon equivalent” rate of the most recent auction of the 13-week U.S. Treasury Bills.

For MBA Loans disbursed beginning with the 1999/2000 Academic Year and through the 2003/2004 Academic Year, the borrower received a variable rate during the in-school, grace and repayment period, with resets on January 1, April 1, July 1, and October 1.  The index is the Prime Rate, as published in The Wall Street Journal, “Credit Markets” section, “Money Rates” table on the fifteenth day of the last month of the quarter prior to the reset date.

For MBA Loans disbursed on or after June 1, 2004 and before March 2008, the borrower received a variable rate during the in-school, grace and repayment period, with resets monthly on the first day of each month.  The index is the Prime Rate, as published in The Wall Street Journal, “Credit Markets” section, “Money Rates” table on the next to last business day of the month prior to the reset date.

In March 2008, Navient Solutions changed the index used for calculating the interest rate on its private education loan products from the Prime Rate to LIBOR.  Accordingly, all such loans applied for on or after March 2008, received an interest rate tied to one-month LIBOR, as published by Reuters on its Reuters Screen LIBOR01 Page on the most recent business day that is at least two business days prior to the twenty-fifth (25th) day of the month.  Note, however, that some loans disbursed on or after March 2008 but applied for prior to that date, still received an interest rate tied to the Prime Rate.  For loans with an interest rate tied to one-month LIBOR, the interest rate resets monthly on the twenty-fifth (25th) day of each month.  The margin may be based on the presence of a cosigner and/or the borrower’s or cosigner’s credit profile and other underwriting criteria.  In the absence of a cosigner, the margin is determined by the credit profile of the borrower and other underwriting criteria.  For cosigned loans, the margin is generally based on the cosigner’s credit profile and other underwriting criteria.

The interest rate margin for a MBA Loan may be based on whether the loan is in repayment and the borrower’s and/or cosigner’s credit profile and other underwriting criteria.  Interest rates currently range from one-month LIBOR plus 4.00% to one-month LIBOR plus 14.00%.

The rate for MBA Loans is equal to the lesser of:

•	the maximum interest rate allowed by law, and
•	the sum of the applicable index and the applicable interest rate margin,

and is

•	rounded to the nearest one-eighth (0.125) of one percent.
MBA EXCEL Loans. The borrower’s interest rate on MBA EXCEL Loans can be either a monthly variable interest rate or an annual variable interest rate.  Both interest rates are based on the Prime Rate determined by Navient Solutions, which will not exceed the highest U.S. Prime Rate as published in The Wall Street Journal on the applicable determination date, plus or minus a spread.

•
The monthly variable interest rate for any month resets monthly on or about the next to last New York business day of the prior month.  Any change to the interest rate becomes effective on the first day of the month.

•	The annual variable interest rate for any year resets annually on the next to last New York business day of July. Any change to the interest rate becomes effective on August 1.
The spreads for interest rates for MBA EXCEL Loans depend on the date of disbursement and the period of enrollment, and range from minus 0.75%% to plus 2.25%.  All interest rates for MBA EXCEL Loans are rounded to the nearest 0.25%.  If a borrower defaults on a loan, the borrower may be required to pay an additional spread of 2%.

Repayment.

MBA Loans.  Borrowers are placed in an in-school deferment while in school and during the grace period.  Borrowers typically begin to repay principal on a MBA Loan after the applicable grace period, which is usually six months after the earlier of the date of graduation or the date when the borrower is no longer continuously enrolled at an eligible school.  While in repayment, borrowers may request to defer payments during periods of educational enrollment, internship/residency and economic hardship.  Unpaid accrued interest will capitalize:

•	At the beginning of the repayment period.
•	Every twelve (12) months during periods of internship/residency deferment or at the end of the deferment period if it is less than twelve (12) months.
•	Every six (6) months during periods of in-school deferment and at the end of each in-school deferment period.
•	At the end of each hardship forbearance period.
The standard repayment terms for the MBA Loans Program are presented below.

•	Prior to the 1996/1997 Academic Year, repayment terms were as follows:
•	Twelve (12) years (144 months).
•	Minimum monthly payment was $50.00 per loan program.
•	The maximum repayment excludes periods of in-school, grace, deferment and forbearance.

•	For the 1996/1997 Academic Year, repayment terms were as follows:
•	If the outstanding MBA Loan debt was $15,000 or less, the maximum repayment term was twelve (12) years (144 months).
•	If the total indebtedness exceeded $15,000, the maximum repayment term was fifteen (15) years (180 months).
•	Minimum monthly payment is $50.00 per loan program.
•	The maximum repayment excludes periods of in-school, grace, internship/residency, and forbearance.
•	For the 1997/1998 Academic Year to the present:
•
The standard repayment terms for MBA Loans is 15 years, but can be less based upon the loan balance.  In addition, the borrower can request an extended repayment term of up to 30 years.  The MBA Loans program currently requires a minimum $50.00 monthly payment for all combined MBA Loans.

•	Repayment terms exclude periods of in-school, grace, deferment and forbearance.
Under the MBA Loans Program, borrowers may also choose a graduated repayment option.

For loans disbursed prior to the 1997/1998 Academic Year, the borrower may receive one of the alternative graduated repayment schedules set forth below:

•
If the borrower chooses an alternative graduated repayment schedule and the maximum repayment period allowed is twelve (12) years, the first year (12 months) will be interest-only payments followed by eleven (11) years (132 months) of principal and interest payments.

•
If the borrower chooses an alternative graduated repayment schedule and the maximum repayment period is fifteen (15) years, the first year (12 months) will be interest-only payments followed by fourteen (14) years (168 months) of principal and interest payments.

For all other MBA Loans, a graduated repayment option allows the borrower to request twenty-four (24) months of interest-only payments followed by level payments for the remaining term of the loan or up to forty-eight (48) months of interest-only payments followed by level payments for the remaining term of the loan.

MBA EXCEL Loans.  Borrowers typically begin to repay a MBA EXCEL Loan 4½ years after the first disbursement date of the loan or 6 months after the borrower graduates or is no longer continuously enrolled at least half time at an eligible school, whichever is earlier.  Borrowers may make an election upon applying for an MBA EXCEL Loan to either:

•	pay principal and interest while in school;
•	pay only interest while in school; or
•	defer principal and interest while in school.
Interest that accrues on an MBA EXCEL Loan is capitalized at the start of repayment.  An additional 2% interest deferment fee is charged to any borrower who elects to defer principal and interest while in school.

Total Outstanding MBA EXCEL Loan Indebtedness	Maximum Repayment Terms
$500-$2,999	Up to 4 years (48 months)
$3,000-$3,999	6 years (72 months)
$4,000-$7,499	10 years (120 months)
$7,500-$9,999	15 years (180 months)
$10,000 -$39,999	20 years (240 months)
$40,000 - $59,999	25 years (300 months)
$60,000 and greater	30 years (360 months)

Under the MBA EXCEL Loan program, borrowers may also choose a graduated repayment option.  A graduated repayment option allows the borrower to request twenty-four (24) months of interest-only payments followed by level payments for the remaining term of the loan or up to forty-eight (48) months of interest-only payments followed by level payments for the remaining term of the loan.

In general, each loan must be scheduled for repayment over a period of not more than 30 years after repayment begins.  The MBA EXCEL Loan programs currently require a minimum $50.00 monthly payment for all combined MBA Loans.  Repayment terms exclude periods of in-school, grace, deferment, and forbearance.

The MBA Loan Programs also permit forbearance under which the borrower is granted temporary relief from paying principal or interest.  In general, forbearance is used most heavily when a loan first enters repayment.  However, a borrower may apply for forbearance multiple times and a significant number of the borrowers under the MBA Loan Programs have taken advantage of this option.  When a borrower ends forbearance and enters repayment, the account is considered current.  Accordingly, a borrower who may have been delinquent in his payments or may not have made any recent payments will be accounted for as a borrower in a current repayment status when he exits the forbearance period.

Supplemental Fees.  Borrowers may be required to pay a fee at disbursement and when their MBA Loan enters repayment. For an MBA Loan, disbursement fees are based on the borrower’s and/or the cosigner’s credit profile and other underwriting criteria and currently range from 0% to 3%.  The disbursement fee is generally added to the requested loan amount.  For MBA EXCEL Loans, the disbursement fee can either be deducted from the disbursement or added to the requested loan amount. The disbursement fee is based on whether there is a cosigner. Supplemental fees at disbursement range from 0% to 6%. For MBA Loans and MBA EXCEL Loans, the repayment fee is added to the outstanding principal loan balance (principal plus capitalized interest) at the beginning of the repayment period.  The repayment fee for MBA Loans is based on the borrower’s and/or the cosigner’s credit profile and other underwriting criteria and currently ranges from 0% to 3%.  The repayment fee for MBA EXCEL Loans is 2% and is only assessed if the borrower chose to defer principal and interest while enrolled in school and during the grace period.

The MBA Loan Programs and the servicing requirements thereunder may be amended from time to time.

APPENDIX E

Medical Loan Programs

MEDLOANS® , MEDLOAN Alternative Loan Program (ALP) loans and MEDEX Loan Program loans (“MEDLOANS”) and MD EXCEL, R&R EXCEL Custom, MED EXCEL Preferred, Med EXCEL Custom, R&R EXCEL Preferred, R&R EXCEL Custom and EXCEL Grad Extension Loan R&R (“MD EXCEL Loans”) provide private supplemental funding for osteopathic, allopathic and veterinary students and can be used to cover education-related expenses.  The MEDLOANS and the MD EXCEL Loans programs are referred to collectively as the “Medical Loan Programs.” Since 2000, the Student Loan Marketing Association, prior to its liquidation, Navient Solutions and, prior to its merger with Navient Solutions, Sallie Mae Servicing L.P., have performed the application and origination functions for these loan programs on behalf of the originating lenders.  The MEDEX Loan, R&R EXCEL Preferred, R&R EXCEL Custom and EXCEL Grad Extension Loan R&R programs help students in their final year of medical school to cover the costs related to internship/residency interviews and relocation.

Eligibility Requirements.

The eligibility requirements for Medical Loan Programs are as follows:

•	Graduate student enrolled or admitted at least half-time at a medical school approved by the Association of American Medical Colleges (AAMC) (for allopathic medical students only).
•	Be a U.S. citizen, national or Permanent Resident.
•	Have all outstanding student loans in good standing (i.e., not in default).
•	Meet established credit requirements.
•	Be the age of majority in his/her state of residence.
The eligibility requirements for MD EXCEL Loans are as follows:

•
Graduate student enrolled at least half time in a graduate level degree granting program at an approved institution, and must be in the final year of a medical program for the EXCEL Grad Extension Loan R&R program.

•	Be a U.S. citizen or eligible permanent resident (foreign students may apply with a creditworthy U.S. citizen or eligible permanent resident as cosigner).
•	Have all outstanding student loans in good standing (i.e., not in default).
•	Meet established credit requirements.
•	Be the age of majority in his/her state of residence.

Interest

MEDLOANS.  The interest rate for MEDLOANS depends on the date of disbursement and the period of enrollment.

The borrower’s interest rate on MEDLOANS may be fixed or variable.  Prior to the 1992/1993 Academic Year, the borrower received a variable rate during the in-school and grace period, and the borrower had the option of converting to a fixed rate at the beginning of repayment.  As of the 1992/1993 Academic Year, rate changes became quarterly variable, with resets on January 1, April 1, July 1 and October 1.  The index is the quarterly average of the 91-day Treasury Bill (T-Bill) rounded to the nearest one-hundredth of one percent (.01%) for the quarter preceding the change date.  As of the 1999/2000 Academic Year, rate changes remain quarterly variable, with resets on January 1, April 1, July 1 and October 1.  The index is the Prime Rate published in The Wall Street Journal on the first day of the month preceding the change date.  From June 1, 2004 and before March 2008, for MEDLOANS ALP Loans, and from August 1, 2004 and before March 2008, for MEDEX Loans, rate changes are monthly variable with resets on the first day of each month.  The index is the Prime Rate published in The Wall Street Journal on the next to last business day of the month preceding the change date. In March 2008, Navient Solutions changed the index used for calculating the interest rate on its private education loan products from the Prime Rate to LIBOR.  Accordingly, all such loans applied for on or after March 2008, received an interest rate tied to one-month LIBOR, as published by Reuters on its Reuters Screen LIBOR01 Page on the most recent business day that is at least two business days prior to the twenty-fifth (25th) day of the month.  Note, however, that some loans disbursed on or after March 2008 but applied for prior to that date, still received an interest rate tied to the Prime Rate.

For loans with an interest rate tied to one-month LIBOR, the interest rate resets monthly on the twenty-fifth (25th)day of each month.

Interest rates for all borrowers on MEDLOANS currently are LIBOR plus 6.25% during the in-school period and LIBOR plus 8.75% during repayments.  The interest rate for all borrowers on the MEDLOAN Residency and Relocation loan is currently LIBOR plus 7.25% during the in-school period and LIBOR plus 8.75% during repayment.

The rate for MEDLOANS is equal to the lesser of:

•	The interest rate cap as presented in the following chart

	Interest Rate Cap		Limitations on Changes in Interest Rates
App Year	Minimum	Maximum
1986/1987 through 1988/1989	6.00%	20.00%	Rate will not change more than 10% during each year
1989/1990 through 1990/1991	6.00%	20.00%	Rate will not change more than 10% during each year
1991/1992 to present	N/A	N/A	The rate will not exceed the maximum allowed by law

and

•	The sum of
Prior to 1992/1993	Variable (In-School and Grace)	Fixed (Repayment)
	• Weekly variable. • Changes each Wednesday. • The index is the weekly auction of the 91-day T-Bill that occurs each Tuesday.	• The most recent weekly average yield on United States Treasury securities adjusted to a constant maturity of 30 years published prior to the beginning of the repayment period.

As of 1992/1993	Variable (In-School and Grace)
• Quarterly variable. • Changes January 1, April 1, July 1 and October 1. • The index is the average of the weekly auctions of the 91-day T-Bill for the quarter preceding the change date.

As of 1999/2000	Variable (In-School, Grace, and Repayment)
• Quarterly variable. • Changes January 1, April 1, July 1 and October 1. • The index is the Prime Rate published in The Wall Street Journal on the first day of the month preceding the change date.

Disbursed on or after June 1, 2004 and before March 2008, for	Variable (In-School, Grace, and Repayment)
MEDLOANS ALP Loans, and disbursed on or after August 1, 2004 and before March 2008 for MEDEX Loans (and for such loans applied for prior to March 2008 but disbursed on or after that date)
• Monthly variable.
• Changes on the first business day of each month.
• The index is the Prime Rate published in The Wall Street Journal on the next to last business day of the month preceding the change date.

Applied for and disbursed on or after March 2008 for MEDLOANS
• Monthly variable
• Changes on the twenty-fifth (25th) day of each month.
•  The index is one-month LIBOR published by Reuters on its Reuters Screen LIBOR01 Page on the most recent business day that is at least two business days prior to the twenty-fifth (25th) day of the month.

and

•	The applicable interest rate margin.

and

•	Rounded to the nearest one-eighth (0.125) of one percent.
MD EXCEL Loans. The borrower’s interest rate on MD EXCEL Loans can be a monthly variable or annual variable rate.  Both interest rates are based on the Prime Rate determined by Navient Solutions, which will not exceed the highest U.S. Prime Rate as published in The Wall Street Journal on the applicable determination date, plus or minus a spread.

•
The monthly variable interest rate for any month resets monthly on or about the next to last New York business day of the prior month.  Any change to the interest rate becomes effective on the first day of the month.

•	The annual variable interest rate for any year resets annually on the next to last New York business day of July. Any change to the interest rate becomes effective on August 1.
The spreads for interest rate for MD EXCEL Loans depend on the date of disbursement and the period of enrollment, and range from minus 0.75% to plus 2.25%.  All interest rates for MD EXCEL Loans are rounded to the nearest 0.25%.  If a borrower defaults on a loan, the borrower may be required to pay an additional spread of 2%.

Repayment.

MEDLOANS.  Borrowers are placed in an in-school deferment while in school and during a grace period.  Borrowers typically begin to repay a MEDLOAN within 45 days of the status end date.  Borrowers are eligible for a three-year (36 month) grace period for internship/residency upon graduation.  When a borrower withdraws from school or is no longer continuously enrolled at an eligible school at least half time, the borrower may be eligible for a nine-month grace period.  While in repayment, borrowers may request to defer payments during periods of educational enrollment, internship/residency and economic hardship.  Accrued unpaid interest will capitalize:

Prior to 1992/1993	Interest will capitalize at the beginning of repayment and at the end of any forbearance.
1993/1994 through 1997/1998	Interest will capitalize at graduation, annually until repayment begins, and at the end of any deferment or forbearance.
1998/1999 to Present	Interest will capitalize: • At the beginning of the repayment period. • Every six (6) months during periods of in-school deferment and at the end of each in-school deferment period.

• Every twelve (12) months during periods of internship/residency deferment or at the end of the deferment period if it is less than twelve (12) months.

• At the end of each hardship forbearance period.

The standard repayment period for MEDLOANS is 20 years but can be less depending upon the loan balance.  The MEDLOANS program currently requires a minimum $50.00 monthly payment for all combined MEDLOANS.  Repayment terms exclude periods of in-school, grace, deferment, and forbearance.

Under the MEDLOANS program, borrowers may request a graduated repayment option.  A graduated repayment option offers the borrower:

•
For loans disbursed prior to the 1993/1994 Academic Year, the borrower may choose an alternative graduated schedule where the first year (12 months) will be interest-only payments, followed by 19 years (228 months) of principal and interest payments.

•
For loans disbursed as of the 1993/1994 Academic Year through the 2002/2003 Academic Year, the borrower may choose an alternative graduated schedule where the first three years (36 months) will be interest-only payments, followed by 17 years (204 months) of principal and interest payments.

•
For all loans, the borrower can request twenty-four  (24) months of interest-only payments followed by level payments for the remaining term of the loan, or up to forty-eight (48) months of interest-only payments followed by level payments for the remaining term of the loan.

•	In addition, certain MEDLOANS Program Loans have unique repayment incentives:
(1) MEDLOANS have a 0.50% interest rate reduction for active repayment and an additional 0.25% interest rate reduction for successful ACH payments.

(2) Residency & Relocation Loans have a 1.00% interest rate reduction for active repayment and an additional 0.25% reduction for successful ACH payments.

•	We cannot predict how many borrowers will participate in these programs.

MD EXCEL Loans.  Borrowers typically begin to repay a MD EXCEL Loan 4½ years after the disbursement date of the loan or 6 months after the borrower graduates or is no longer continuously enrolled at an eligible school at least half time, whichever is earlier.  Borrowers may make an election upon applying for a MD EXCEL Loan to either:

•	pay principal and interest while in school;
•	pay only interest while in school; or
•	defer principal and interest while in school.
Borrowers are also eligible for a four year (48 month) grace period for an internship or residency upon graduation.

Interest that accrues on a MD EXCEL Loan is capitalized at the start of repayment.  An additional 2% interest deferment fee is charged to any borrower who elects to defer principal and interest while in school.

Total MD EXCEL Loan Indebtedness	Maximum Repayment Terms
$500-$2,999	Up to 4 years (48 months)
$3,000-$3,999	6 years (72 months)
$4,000-$7,499	10 years (120 months)
$7,500-$9,999	15 years (180 months)
$10,000 and greater	20 years (240 months)

Under the MD EXCEL Loan program, borrowers may request a graduated repayment option.  A graduated repayment option allows the borrower to request twenty-four (24) months of interest-only payments followed by level payments for the remaining term of the loan or up to forty-eight (48) months of interest-only payments followed by level payments for the remaining term of the loan.

In general, each loan must be scheduled for repayment over a period of not more than 20 years after repayment begins.  The MD EXCEL Loan program currently requires a minimum $50.00 monthly payment for all combined MD EXCEL loans.  Repayment terms exclude periods of in-school, grace, deferment, and forbearance.

The Medical Loan Programs also permit forbearance under which the borrower is granted temporary relief from paying principal or interest.  In general, forbearance is used most heavily when a loan first enters repayment.  However, a borrower may apply for forbearance multiple times and a significant number of the borrowers under the Medical Loan Programs have taken advantage of this option.  When a borrower ends forbearance and enters repayment, the account is considered current.  Accordingly, a borrower who may have been delinquent in his payments or may not have made any recent payments will be accounted for as a borrower in a current repayment status when he exits the forbearance period.

Supplemental Fees. Borrowers may be required to pay a fee at disbursement of the loan and when their MEDLOAN enters repayment. For MEDLOANS disbursed prior to the 2000/2001 Academic Year, the disbursement fee was deducted from the requested loan amount. For loans disbursed on or after the 2000/2001 Academic Year, the disbursement fee is generally added to the requested loan amount. Currently, there is no disbursement fee for MEDLOANS. For MD EXCEL Loans, the disbursement fee can either be deducted from the disbursement or added to the requested loan amount. The disbursement fee is based on whether there is a cosigner. Supplemental fees at disbursement range from 0% to 6%. For MEDLOANS and MD EXCEL Loans, the repayment fee or some portion of the fee may be added to the outstanding principal loan balance at the beginning of the repayment period. The repayment fee for MD EXCEL Loans is 2% and is only assessed if the borrower chose to defer principal and interest while enrolled in school and during the grace period.  Currently, there is no repayment fee for MEDLOANS.

The Medical Loan Programs and the servicing requirements thereunder may be amended from time to time.

APPENDIX F

Dental Loan Programs

Dental EXCEL Preferred, and Dental EXCEL Custom  (together, the “Dental EXCEL Loans”) and DENTALoans Private Loan, DENTALoans Advanced Study Private Loan and the DENTALoans Residency, Relocation and Licensure Exam Loan (“DENTALoans”) provide private supplemental funding for dental students and can be used to cover education-related expenses.  The DENTALoans and the Dental EXCEL Loans programs are referred to collectively as the “Dental Loan Programs.” Since 2000, the Student Loan Marketing Association, prior to its liquidation, Navient Solutions and, prior to its merger with Navient Solutions, Sallie Mae Servicing L.P. have performed the application and origination functions for these loan programs on behalf of the originating lenders.  The DENTALoans Residency, Relocation & Licensure Exam Loan program helps students in their final year of dental school to cover the costs related to internship/residency interviews and relocation.

Eligibility Requirements.

The eligibility requirements for Dental Loan Programs are as follows:

•	Graduate student enrolled or admitted at least half-time at a dental school approved by the Association of American Dental Association (ADA).
•	Be a U.S. citizen, national or Permanent Resident (foreign students may apply with a creditworthy U.S. citizen or permanent resident as cosigner)
•	Have all outstanding student loans in good standing (i.e., not in default).
•	Meet established credit requirements.
•	Be the age of majority in his/her state of residence.
Interest

DENTALoans.  The interest rate for DENTALoans depends on the date of disbursement and the period of enrollment.

The borrower’s interest rate on DENTALoans may be fixed or variable.  Prior to the 1992/1993 Academic Year, the borrower received a variable rate during the in-school and grace period, and the borrower had the option of converting to a fixed rate at the beginning of repayment.  As of the 1992/1993 Academic Year, rate changes became quarterly variable, with resets on January 1, April 1, July 1 and October 1.  The index is the quarterly average of the 91-day Treasury Bill (T-Bill) rounded to the nearest one-hundredth of one percent (.01%) for the quarter preceding the change date.  As of the 1999/2000 Academic Year, rate changes remain quarterly variable, with resets on January 1, April 1, July 1 and October 1.  The index is the Prime Rate published in The Wall Street Journal on the first day of the month preceding the change date.

For DENTALoans disbursed on or after June 1, 2004 and before March 2008, the borrower received a variable rate during the in-school, grace and repayment period, with resets monthly on the first day of each month.  The index is the Prime Rate, as published in The Wall Street Journal, “Credit Markets” section, “Money Rates” table on the next to last business day of the month prior to the reset date.

In March 2008, Navient Solutions changed the index used for calculating the interest rate on its private education loan products from the Prime Rate to LIBOR.  Accordingly, all such loans applied for on or after March 2008, received an interest rate tied to one-month LIBOR , as published by Reuters on its Reuters Screen LIBOR01 Page on the most recent business day that is at least two business days prior to the twenty-fifth (25th) day of the month.  Note, however, that some loans disbursed on or after March 2008 but applied for prior to that date, still received an interest rate tied to the Prime Rate.

For loans with an interest rate tied to one-month LIBOR, the interest rate resets monthly on the twenty-fifth (25th) day of each month.

Interest rates on DENTALoans are variable and currently range from LIBOR plus 4.00% to LIBOR plus 14.00%. Interest rates on the DENTALoans Residency, Relocation & Licensure Exam Loan are variable and currently the interest rate during the in-school period is LIBOR plus 7.25% and the interest rate during repayment is LIBOR plus 8.75%.  The index is one-month LIBOR, as published by Reuters on its Reuters Screen LIBOR01 Page on the most recent business day that is at least two New York and two London business days prior to the twenty-fifth (25th) day of the month.

The rate for DENTALoans is equal to the lesser of:

•	the maximum interest rate allowed by law, and
•	the sum of the applicable index and the applicable interest rate margin, and is

•	rounded to the nearest one-eighth (0.125) of one percent.
Dental EXCEL Loans. The borrower’s interest rate on Dental EXCEL Loans can be a monthly variable or annual variable rate.  Both interest rates are based on the Prime Rate determined by Navient Solutions, which will not exceed the highest U.S. Prime Rate as published in The Wall Street Journal on the applicable determination date, plus or minus a spread.

•
The monthly variable interest rate for any month resets monthly on or about the next to last New York business day of the prior month.  Any change to the interest rate becomes effective on the first day of the month.

•	The annual variable interest rate for any year resets annually on the next to last New York business day of July. Any change to the interest rate becomes effective on August 1.

The spreads for interest rate for Dental EXCEL Loans depend on the date of disbursement and the period of enrollment, and range from minus 0.75% to plus 2.25%.  All interest rates for Dental EXCEL Loans are rounded to the nearest 0.25%.  If a borrower defaults on a loan, the borrower may be required to pay an additional spread of 2%.

Repayment.

DENTALoans.  Borrowers are placed in an in-school deferment while in school and during a grace period.  Borrowers typically begin to repay a DENTALoan within 45 days of the status end date.  Borrowers are eligible for a three-year (36 month) grace period for internship/residency upon graduation.  When a borrower withdraws from school or is no longer continuously enrolled at an eligible school at least half time, the borrower may be eligible for a nine-month grace period.  While in repayment, borrowers may request to defer payments during periods of educational enrollment, internship/residency, and economic hardship.  Accrued unpaid interest will capitalize:

Prior to 1992/1993	Interest will capitalize at the beginning of repayment and at the end of any forbearance.
1993/1994 through 1997/1998	Interest will capitalize at graduation, annually until repayment begins, and at the end of any deferment or forbearance.
1998/1999 to Present
Interest will capitalize:

• At the beginning of the repayment period.

• Every six (6) months during periods of in-school deferment and at the end of each in-school for deferment period.

•  Every twelve (12) months during periods of internship/residency deferment or at the end of the deferment period if it is less than twelve (12) months.

• At the end of each hardship forbearance period.

The standard repayment period for DENTALoans is 20 years but can be less depending upon the loan balance.  The DENTALoans program currently requires a minimum $50.00 monthly payment for all combined DENTALoans.  Repayment terms exclude periods of in-school, grace, deferment, and forbearance.

Under the DENTALoans program, borrowers may choose a graduated repayment option.  A graduated repayment option offers the borrower:

•
For loans disbursed prior to the 1993/1994 Academic Year, the borrower may choose an alternative graduated schedule where the first year (12 months) will be interest-only payments, followed by 19 years (228 months) of principal and interest payments.

•
For loans disbursed as of the 1993/1994 Academic Year through the 2002/2003 Academic Year, the borrower may choose an alternative graduated schedule where the first three years (36 months) will be interest-only payments, followed by 17 years (204 months) of principal and interest payments.

•
For all loans, the borrower can request twenty-four (24) months of interest-only payments followed by level payments for the remaining term of the loan, or up to forty-eight (48) months of interest-only payments followed by level payments for the remaining term of the loan.

Dental EXCEL Loans.  Borrowers typically begin to repay a Dental EXCEL Loan 4½ years after the disbursement date of the loan or 6 months after the borrower graduates or is no longer continuously enrolled at an eligible school at least half time, whichever is earlier.  Borrowers may make an election upon applying for a Dental EXCEL Loan to either:

•	pay principal and interest while in school;
•	pay only interest while in school; or
•	defer principal and interest while in school.
Borrowers are also eligible for a four year (48 month) grace period for an internship or residency upon graduation.

Interest that accrues on a Dental EXCEL Loan is capitalized at the start of repayment.  An additional 2% interest deferment fee is charged to any borrower who elects to defer principal and interest while in school.

Total Dental EXCEL Loan Indebtedness	Maximum Repayment Terms
$500-$2,999	Up to 4 years (48 months)
$3,000-$3,999	6 years (72 months)
$4,000-$7,499	10 years (120 months)
$7,500-$9,999	15 years (180 months)
$10,000 and greater	20 years (240 months)

A graduated repayment option allows the borrower to request twenty-four (24) months of interest-only payments followed by level payments for the remaining term of the loan or up to forty-eight (48) months of interest-only payments followed by level payments for the remaining term of the loan.

In general, each loan must be scheduled for repayment over a period of not more than 20 years after repayment begins.  The Dental EXCEL Loan program currently requires a minimum $50.00 monthly payment for all combined Dental EXCEL loans.  Repayment terms exclude periods of in-school, grace, deferment, and forbearance.

The Dental Loan Programs also permit forbearance under which the borrower is granted temporary relief from paying principal or interest.  In general, forbearance is used most heavily when a loan first enters repayment.  However, a borrower may apply for forbearance multiple times and a significant number of the borrowers under the Dental Loan Programs have taken advantage of this option.  When a borrower ends forbearance and enters repayment, the account is considered current.  Accordingly, a borrower who may have been delinquent in his payments or may not have made any recent payments will be accounted for as a borrower in a current repayment status when he exits the forbearance period.

Supplemental Fees. Borrowers may be required to pay a fee at disbursement of the loan and when their DENTALoan enters repayment. For DENTALoans disbursed prior to the 2000/2001 Academic Year, the disbursement fee was deducted from the requested loan amount. For loans disbursed on or after the 2000/2001 Academic Year, the disbursement fee is generally added to the requested loan amount. Currently, there is no disbursement fee for DENTALoans.  For Dental EXCEL Loans, the disbursement fee can either be deducted from the disbursement or added to the requested loan amount. The disbursement fee is based on whether there is a cosigner. Supplemental fees at disbursement range from 0% to 6%. For DENTALoans and Dental EXCEL Loans, the repayment fee or some portion of the fee may be added to the outstanding principal loan balance at the beginning of the repayment period. The repayment fee for Dental EXCEL Loans, is 2% and is only assessed if the borrower chose to defer principal and interest while enrolled in school and during the grace period.   Currently, there is no repayment fee for DENTALoans.

The Dental Loan Programs and the servicing requirements thereunder may be amended from time to time.

APPENDIX G

Direct-to-Consumer Loan Programs

The Tuition AnswerSM Loan Program, the Tuition Answer II Loan Program and the Tuition Answer Loan Employee First Loan Program (each, a “Tuition Answer Loan” and together the “Tuition Answer Loan Programs”) are direct-to-consumer loan programs that are available to adult students or parents or other creditworthy individuals borrowing on behalf of students who are enrolled, at least half time, in a two or four year degree granting, Title IV approved institution. Since the inception of the Tuition Answer Loan Programs in 2004, Navient Solutions and its affiliates have performed all application and origination functions for these loan programs on behalf of the originating lenders.

Eligibility Requirements.  The eligibility requirements for the Tuition Answer Loan Programs are as follows:

•	Be currently enrolled at least half-time in a degree or certificate granting program at an eligible degree-granting institution.
•	Be a U.S. citizen or eligible Permanent Resident.
•	Have all outstanding student loans in good standing (i.e., not in default).
•	Meet established credit requirements.
•	Be the age of majority in his/her state of residence. A borrower who does not meet the age requirements may be eligible with a creditworthy cosigner.
Interest.

The interest rate for a Tuition Answer Loan is variable and is based on one-month LIBOR plus a margin for loans applied for and disbursed on or after March 2008.  For Tuition Answer loans applied for prior to March 2008 the interest rate was based on the Prime Rate and reset monthly on the first day of each month. In March 2008, Navient Solutions changed the index used for calculating the interest rate on its private education loan products from the Prime Rate to LIBOR.  Accordingly, all such loans applied for on or after March 2008, received an interest rate tied to one-month LIBOR, as published by Reuters on its Reuters Screen LIBOR01 Page on the most recent business day that is at least two business days prior to the twenty-fifth (25th) day of the month.  Note, however, that some loans disbursed on or after March 2008 but applied for prior to that date, still received an interest rate tied to the Prime Rate.

For loans with an interest rate tied to one-month LIBOR, the interest rate resets monthly on the twenty-fifth (25th) day of each month.  The margin may be based on the presence of a cosigner and/or the borrower or cosigner’s credit history.  In the absence of a cosigner, the margin is determined by the payment option chosen, the credit profile of the borrower and other underwriting criteria.  For cosigned loans, the margin is generally based on the cosigner’s credit profile and other underwriting criteria.

For Tuition Answer Loan Program loans applied for and disbursed on or after March 2008 the borrower’s interest rate resets on the twenty-fifth (25th) day of each month and currently ranges from Prime Rate plus 4.25% to Prime Rate  plus 14.75%.

The interest rate for Tuition Answer Loans applied for prior to March 2008 is equal to the lesser of:

•	The maximum interest rate allowed by law,
and

•	The sum of
•	the highest U.S. Prime Rate, as published in The Wall Street Journal under the “Money Rates” section on the next to last New York business day of the month prior to the reset date, and
•	the applicable interest rate margin,
and is

•	Rounded to the nearest one-fourth (0.25) of one percent.
A borrower’s interest rate may also be increased by up to 6.5% if a borrower fails to make a payment when due, is in default, or if certain other events outlined in the promissory note occur.

Repayment.

Borrowers are placed in an in-school deferment while in school and during a grace period.  Borrowers typically begin to repay principal on a Tuition Answer Loan after the applicable grace period, which is usually six months after graduation or when the borrower is no longer continuously enrolled at least half time at an eligible school.  While in repayment, borrowers may defer payments during periods of educational enrollment, internship/residency and economic hardship.

For loans disbursed prior to July 1, 2007, interest will capitalize:

•	At the beginning of the repayment period.
•	At the end of any in-school deferment.
•	At the end of each hardship forbearance period.
•	When the interest rate changes.
For loans disbursed on or after July 1, 2007 where payments of principal and interest are deferred during the in-school period, interest will capitalize:

•	Quarterly during the in-school and grace periods.

•	At the beginning of the repayment period.
•	At the end of any in-school deferment.
•	At the end of each hardship forbearance period.
For loans disbursed on or after July 1, 2007 where payments are made during the in-school period, interest will capitalize:

•	At the end of any in-school deferment.
•	At the end of each hardship forbearance period.
In general, each loan must be scheduled for repayment over a period of not more than 20 years after repayment begins.  The Tuition Answer Loan Programs currently require a minimum  monthly payment of $50.00 for all combined Tuition Answer loans.  The standard repayment term schedule is presented in the following chart.  Repayment terms exclude periods of deferment and forbearance.

Total Outstanding Tuition Answer Loan Indebtedness	Maximum Repayment Terms
$2,999 and under	4 years (48 months)
$3,000 to $3,999	6 years (72 months)
$4,000 to $7,499	10 years (120 months)
$7,500 to $9,999	15 years (180 months)
$10,000 to $39,999	20 years (240 months)
$40,000 to $59,999	25 years (300 months)
$60,000 and greater	30 years (360 months)

Under the Tuition Answer Loan Programs, borrowers may request an interest-only repayment option.  Under the interest-only repayment option while the student is continuously enrolled at an eligible school, a borrower may request to make interest-only payments for up to forty-eight (48) months followed by level payments of principal and interest for the remaining term of the loan.

Supplemental Fees.  Borrowers may be required to pay a fee at disbursement.  The disbursement fee is added to the requested loan amount and is based among other factors on the borrower’s and/or cosigner’s credit profile and other underwriting criteria and ranges from 0% to 6%.

The Tuition Answer Loan Programs and the servicing requirements thereunder may be amended from time to time.

APPENDIX H

Private Consolidation Loan Program

The private consolidation loan program (“Private Consolidation Loans”) allows eligible borrowers to combine several existing private education loans into one new loan.  Since the inception of the program in 2006, Navient Solutions and its affiliates have performed all application and origination functions for this loan program on behalf of the originating lenders.

Eligibility Requirements.  The eligibility requirements for the program are as follows:

•	Be a U.S. citizen or eligible Permanent Resident.
•	Have good credit or apply with a creditworthy cosigner and have a minimum three-year credit history.
•	Have all outstanding student loans in good standing (i.e., not in default).
•	Meet minimum income requirements.
•	Be the age of majority in his/her state of residence. A borrower who does not meet the age requirements may be eligible with a creditworthy cosigner.
•	Be consolidating private education loans on which he/she is the primary borrower.
•	Students must have successfully completed his/her post-secondary course of study (or will do so within the next 30 days).
Interest.

The interest rate for a Private Consolidation Loan is variable and ranges from Prime Rate minus 0.5% to Prime Rate plus 6.5%.  The borrower’s interest rate resets monthly on the first day of each month.  The margin is generally based on whether there is a cosigner and the borrower and/or cosigner’s credit profile and other underwriting criteria.  If there is a cosigner, the analysis is based on the cosigner’s credit profile and other underwriting criteria.

The interest rate for Private Consolidation Loans is equal to the lesser of:

•	The maximum interest rate allowed by law,
and

•	The sum of
•	the highest U.S. Prime Rate, as published in The Wall Street Journal under the “Money Rates” table on the next to last New York business day of the month prior to the reset date, and
•	the applicable interest rate margin,
and is

•	Rounded to the nearest one-fourth (0.25) of one percent.
H-1

A borrower’s interest rate may also be increased by 2% if the borrower fails to make any monthly installment payment within 15 days after it becomes due.

Repayment.

Borrowers typically begin to repay principal and interest on a Private Consolidation Loan immediately, within 45 days after the disbursement date.  If a student borrower re-enrolls in school at least half-time, the student borrower is eligible for up to forty-eight (48) months of in-school payment postponement, during which time the borrower is not required to make any payments.  Borrowers may defer payments during periods of educational enrollment, internship/residency and economic hardship.  Accrued unpaid interest will capitalize:

•	At the end of any in-school deferment.
•	At the end of each hardship forbearance period.
In general, each loan must be scheduled for repayment over a period of not more than 30 years after repayment begins.  The program currently requires a minimum monthly payment of $50.00 per loan.  The standard repayment term schedule is presented in the following chart.  Repayment terms exclude periods of postponement, deferment and forbearance.

Total Outstanding Private Consolidation Loan Indebtedness	Maximum Repayment Terms
$5,000 to $19,999	15 years (180 months)
$20,000 to $39,999	20 years (240 months)
$40,000 to $59,999	25 years (300 months)
$60,000 and above	30 years (360 months)

Under the program, borrowers may also choose an interest-only repayment option.  Under the interest-only repayment option, a borrower will make one (1) year of interest-only payments followed by level payments of principal and interest for the remaining term of the loan.  The interest-only period, if any, is included in the maximum repayment term.  Interest only payments are based on the interest rate in effect at the time of disclosure.  The borrower must meet certain eligibility requirements for this repayment option.

Supplemental Fees.  Borrowers may be required to pay a fee at disbursement.  The disbursement fee is added to the requested loan amount and is based on the borrower’s and/or co-borrower’s credit profile and other underwriting criteria and ranges from 0% to 4%.

The program and the servicing requirements thereunder may be amended from time to time.

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APPENDIX I

Career Training Loan Program

The Career Training loans (“Career Training Loans”) provide private funding for students enrolled in technical training, trade and vocational schools and on-line courses, students attending certain 2 or 4-year Title IV institutions and not seeking a degree, and parents or other creditworthy individuals to fund the cost of children attending a private primary or secondary tutoring center or private kindergarten through secondary school.  Students may be enrolled full time, half time, or less than half time.  From the inception of the program in 1999 through 2005, SLM Financial performed all application and origination functions for this loan program.  Since 2006, Navient Solutions performed all application and origination functions for this loan program.

Eligibility Requirements.  The eligibility requirements for the Career Training Loans are as follows:

•
Be currently enrolled at a primary or secondary tutoring center or primary or secondary school or be enrolled in an eligible 2 or-4 year college/university or trade school that has met Navient Solutions’ established underwriting criteria.

Navient Solutions will not disburse loans to a school unless the school has met Navient Solutions’ underwriting criteria, which consists of evidence that the school (i) has all licenses and approvals it needs to operate as an educational institution, (ii) meets various financial tests, including minimum net worth and revenue, (iii) has a refund policy that complies with applicable law, and (iv) does not offer any type of unconditional guarantees.

•	Be the age of majority in his/her state of residence. A borrower who does not meet the age requirement may be eligible with a creditworthy cosigner.

•	Meet established credit requirements, including the required minimum FICO score.

The chart below lists the range of minimum FICO scores that have been required for the program since July 31, 1999.

Range of Dates	Minimum FICO Score
July 31, 1999 – April 29, 2000	700
April 30, 2000 – September 4, 2002	550
September 5, 2002 – March 11, 2003	575
March 12, 2003 – June 1, 2004	600
June 1, 2004 – October 16, 2008	630
October 16, 2008 – Present	700 for strategic partner schools and 760 for non-strategic partner schools

Through July 28, 2008, if an applicant (excluding residents of Iowa) has filed for bankruptcy, then unless the applicant has agreed to a payment arrangement and made prompt payments for the past 18 months, such applicant will be denied.  Further, the applicant should not have any unpaid tax liens, judgments, or charge-offs greater than a set amount based on the related FICO score.  An applicant must not have any defaulted student loans unless (i) the prior education loan default has been paid in full or (ii) satisfactory progress has been made in repaying the loan.

Following July 28, 2008, if an applicant (excluding residents of Iowa) has filed for bankruptcy, then unless the applicant has agreed to a payment arrangement and made prompt payments for the past 12 months, such applicant will be denied. Further, the applicant should not have any unpaid tax liens, judgments, or charge-offs greater than a set amount based on the related FICO score. In addition, an applicant should not have any foreclosures unless the foreclosure was paid and completed for at least 12 months, and the applicant re-established credit for the most recent 12-month period.  An applicant must not have any defaulted student loans unless (i) the prior education loan default has been paid in full or (ii) satisfactory progress has been made in repaying the loan. Also, an applicant must not have (i) an open (not discharged) bankruptcy or a bankruptcy that has only been discharged for less than 12 months, or (ii) an education loan currently 90+ days delinquent or (iii) an uncured defaulted education loan.

•	Demonstrate credit experience.

•
Through August 19, 2008, provide income verification if the applicant’s FICO score was lower than 700 or the loan amount was $20,000 or greater.  Following August 19, 2008, provide income verification when requested by Navient Solutions.  Such request for income verification will be based upon the amount to be financed, an overall review of the credit file and information provided on the loan application.

•
Meet established debt-to-income ratio requirements.  Typically the required debt-to-income ratio is 45% or less, subject to limited exceptions based on the amount to be financed or the presence of additional residual income.

•
Generally, the loan amount must be a minimum of $1,000 (subject to an exception for Sylvan Learning Centers where the minimum loan amount is $500) up to the lower of the total cost of education or a certain maximum loan amount, less other aid received.  The total cost of education includes tuition, as certified by the student’s school, and can also include other allowable expenses.  These other allowable expenses are typically books, fees, computer purchases and living expenses.  The loan amount to be applied to these allowable expenses can be up to 60% of the tuition amount, not to exceed $6,000.  A portion of tuition must be financed to enable financing of other education-related expenses.

•	Be a U.S. citizen, permanent resident, or alien resident (foreign students must obtain a creditworthy U.S. citizen or permanent resident as cosigner).

Interest.  The interest rate for a Career Training Loan depends on the date of disbursement, period of enrollment, type of school and the borrower and/or cosigner’s credit history.  Generally, the borrower’s interest rate on a Career Training Loan is variable, resets either monthly or quarterly, and is determined by adding a spread to an index.  Through March 2008, the index used was the Prime Rate and interest rates charged to borrowers have ranged from the Prime Rate to the Prime Rate plus 12.00%.  In March 2008, Navient Solutions changed the index used for calculating interest on its private student loan products from the Prime Rate to LIBOR.  Accordingly, all such loans disbursed on or after March 2008 received an interest rate tied to one-month LIBOR, as published by Reuters on its Reuters Screen LIBOR01 Page on the most recent business day that is at least two business days prior to the twenty-fifth (25th) day of the month.  Interest rates charged to borrowers currently range from one-month LIBOR plus 5.5% to one-month LIBOR plus 14%.

The interest rate for LIBOR-based Career Training Loans is equal to the lesser of:

•	the maximum borrower interest rate allowed by law;

and

•	the sum of one-month LIBOR and the applicable interest rate margin;

and is

•	rounded to the nearest one-eighth (0.125) of one percent.

The interest rate for Prime Rate-based Career Training Loans is equal to the lesser of:

•	the maximum borrower interest rate allowed by law;

and

•	the sum of the Prime Rate and the applicable interest rate margin;

and is

•	rounded to the nearest one-eighth (0.125) of one percent (prior to February 2007 it was rounded to the nearest one-quarter (0.25) of one percent).

Factors in determining the interest rate margin for a Career Training Loan include school type and the borrower and/or cosigner’s credit history.

Repayment.  Under the Career Training Loan program, borrowers have the option to select the standard repayment option of making immediate payments of principal and interest.  The first required monthly payment on a Career Training Loan is typically due no earlier than the 28th day, but no later than the 60th day after the first disbursement.   Prior to October 16, 2009, the maximum repayment period for a loan was 180 months after the first payment was due, exclusive of interest-

only periods or the utilization of the $10 Deferred Payment Option discussed below (provided that prior to October 16, 2009, loans to parents of dependent students attending a private kindergarten, primary or secondary school had a maximum repayment term of 240 months).  Effective October 16, 2009, the maximum repayment period for all Career Training Loans has been reduced to 120 months and the $10 Deferred Repayment Option is no longer available. Under the standard repayment plan, the Career Training Loan program currently requires a minimum monthly payment of $30.00.

In addition to the standard repayment option described above, borrowers may also choose to make monthly interest-only payments during the in-school period and then begin standard repayment of interest and principal once the student is no longer enrolled in school.  The interest-only repayment period cannot exceed a student’s school-certified anticipated graduation date.  Alternatively, the borrower may choose the $10 Deferred Payment Option, which allows deferment of principal payments on the loan for up to 24 months.  The maximum number of months in which the $10 payments are available varies by school.  Under the $10 Deferred Payment Option, the borrower makes a $10 monthly payment during the in-school period, which is applied toward interest that accrues on the account while the student is in school.  Unpaid interest is capitalized at the end of the in-school period.  After the student graduates, the borrower begins standard repayment of principal and interest.  Additional fees and/or a higher interest rate are also assessed for borrowers electing the $10 Deferred Payment Option.  Interest-only payments and the $10 Deferred Payment Option are not available for loans to parents of dependent students attending a private kindergarten, primary or secondary school and loans for tutoring centers.  Only the standard repayment option is available for these types of loans.

Generally, the Career Training Loan program grants forbearance on loans on a limited basis and at Navient Solutions’ discretion.  In order to qualify for forbearance, a borrower must:

•	provide a reason that demonstrates financial difficulty;

•
make at least two consecutive monthly scheduled payments (one payment in the month prior to the processing of the forbearance and one in the current month) OR one payment in the current month equal to at least two full monthly scheduled payments;

•	request a forbearance grant that does not exceed maximum hardship forbearance months allowed (24 months over the life of the loan);

•	request a forbearance grant that does not exceed 7 months; and

•
pay a forbearance fee (if the loan was disbursed prior to October 22, 2005 and the borrower requests a one to two-month forbearance, the fee will be $20 per loan; however, if the borrower requests more than a three month forbearance, or the loan was disbursed after October 22, 2005, the fee will be $50 per loan).

Supplemental Fees.  Borrowers may be required to pay a supplemental fee, which is the sum of any disbursement fee, any repayment fee, and any application fee.  Since July 31, 1999 the supplemental fee has ranged from 0% to 10% and is based on the borrower’s and/or cosigner’s credit history as well as the type of school attended.  In addition, once the loan is in repayment, borrowers and/or cosigners may be assessed late fees, service fees, modification fees and returned check or non-sufficient funds fees.

Cosigner Release Option.  If the primary borrower is the age of majority for the state in which he/she resides and is also either a U.S. citizen or permanent resident of the U.S., after 24 consecutive on-time monthly payments of principal and interest and the lack of an education loan (FFELP or private) which is 90 days or more delinquent within this 24-month period, the primary borrower on a loan can apply to have a cosigner released.  The release of a cosigner will be granted at Navient Solutions’ discretion and Navient Solutions will review the credit of the primary borrower when reviewing the request for release.

APPENDIX J

EFG Loan Programs

The Platinum Alternative Loan, EFG Select Alternative Loan, EFG Select International Medical Schools Loan and EFG Medical Extra Loan programs (collectively, “EFG Loans”) provide private supplemental funding for undergraduate, graduate, and health professional students.  The EFG Loans were originated during the 1998/1999 Academic Year through the 2003/2004 Academic Year.  Navient Solutions and its affiliates (including Educational Finance Group) have been involved with the establishment of application and origination standards for these loan programs on behalf of and in concert with the originating lenders.  The EFG Medical Extra Loan program helps students in their final year of medical school to cover the costs related to board preparation, internship/residency interviews and relocation.

Eligibility Requirements.  Generally, the eligibility requirements for EFG Loans are as follows:

•	Be enrolled or admitted at an eligible institution.
•	Be a U.S. citizen, national or Permanent Resident (foreign students may apply with a creditworthy U.S. citizen or Permanent Resident as cosigner).
•	Have all outstanding student loans in good standing (i.e., not in default).
•	Meet established credit requirements.
•	Be the age of majority in his/her state of residence. A borrower who does not meet the age requirements may be eligible with a creditworthy cosigner.
Interest.

EFG Loans.  The interest rate for an EFG Loan depends on the date of disbursement and period of enrollment.  Generally, for EFG Loans, the borrower’s interest rate is tied to the Prime Rate (Platinum Alternative Loans are tied to 13-week U.S. Treasury Bills) plus or minus an interest rate margin and resets quarterly on the first day of each January, April, July and October.  The margin may be based on the presence of a cosigner and/or the borrower’s or cosigner’s credit profile and other underwriting criteria.  In the absence of a cosigner, the margin is determined by the credit profile of the borrower and other underwriting criteria.  For cosigned loans, the margin is generally based on the cosigner’s credit profile and other underwriting criteria.  The interest rate margin for EFG Loans depends on the date of disbursement and the period of enrollment, and ranges from minus 0.50% to plus 2.5%.

Generally, the interest rate for EFG Loans is equal to the lesser of:

•	The maximum interest rate allowed by law,
and

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•	The sum of
•
either the previous calendar quarter’s average of the 13-week U.S. Treasury Bills rounded to the nearest one-hundredth (0.01) of one percent, as published weekly in The Wall Street Journal, “Credit Markets” section, in the table that quotes the result as the “bond equivalent” rate of the most recent auction,

•	or the Prime Rate, as published in The Wall Street Journal, “Credit Markets” section, “Money Rates” table on the forty-fifth day prior to the related reset date, and
•	the applicable interest rate margin.
Repayment.

EFG Loans.  Borrowers are placed in an in-school deferment while in school and during the grace period.  Borrowers typically begin to repay principal on an EFG Loan after the applicable grace period, which is usually six months after graduation or when the borrower falls below half-time enrollment at an eligible school.  While in repayment, borrowers may request to defer the payment of and capitalize unpaid accrued interest due during periods of educational enrollment, internship/residency or economic hardship.  Generally, unpaid accrued interest will capitalize at the beginning of the repayment period and the end of any deferment or forbearance.

Generally, the standard repayment terms for EFG Loans is 20 years, but can be less based upon the loan balance.  In addition, as provided in the related promissory note, the borrower may be able to request an extended repayment term of an additional 2 ½ years if an interest rate increase significantly impacts the borrower’s ability to repay the loan during the normal 20 year period.  EFG Loans require a minimum $50.00 monthly payment for all combined EFG Loans.

EFG Loans also permit forbearance under which the borrower is granted temporary relief from paying principal or interest.  In general, forbearance is used most heavily when a loan first enters repayment.  However, a borrower may apply for forbearance multiple times.  When a borrower ends forbearance and enters repayment, the account is considered current.  Accordingly, a borrower who may have been delinquent in his payments or may not have made any recent payments will be accounted for as a borrower in a current repayment status when he exits the forbearance period.

Supplemental Fees.  Borrowers may be required to pay a fee at disbursement.  Depending on the loan documentation, the disbursement fee was either deducted from the requested loan amount or added to the requested loan amount.  For EFG Loans, the disbursement fee is based on the borrower’s and/or cosigner’s credit profile and other underwriting criteria and ranges from 5.0% to 9.5%.

The EFG loans and the servicing requirements thereunder may be amended from time to time.

J-2

APPENDIX K

Smart Option Student Loan® Program

The Smart Option Student Loan® Program provides private supplemental funding for certificate-seeking, continuing education, undergraduate and graduate students at eligible degree-granting institutions (“SOSL”) and for students enrolled in non-degree granting institutions, such as technical training and trade and vocational schools (“CT SOSL”).

Eligibility Requirements. The eligibility requirements for the SOSL and CT SOSL are as follows:

•	be currently enrolled or accepted for enrollment or, with respect to SOSL only, enrolled sometime in the 365 days prior to disbursement, at an eligible institution;
•	be a U.S. citizen, national or Permanent Resident (foreign students may apply with a creditworthy U.S. citizen or Permanent Resident as cosigner);
•	meet established credit requirements; and
•	be the age of majority in his/her state of residence (a borrower who does not meet the age of majority requirements may be eligible with an eligible creditworthy cosigner).
Interest.

Beginning with the Academic Year 2012-2013, SOSL borrowers may choose either a variable interest rate loan or a fixed interest rate loan.  SOSLs that originated prior to Academic Year 2012-2013, and all CT SOSLs, are only originated with a variable interest rate.  Generally, and unless otherwise noted on the related promissory note, variable interest rate SOSLs and all CT SOSLs are originated with a variable interest rate tied to one-month LIBOR, as published by Reuters on its Reuters Screen LIBOR01 Page on the most recent business day that is at least two New York and London business days prior to the twenty-fifth (25th) day of the month.  The interest rate on a variable interest rate SOSL currently ranges from one-month LIBOR plus 2.00% to one-month LIBOR plus 9.875%.  The interest rate on a CT SOSL currently ranges from one-month LIBOR plus 7.75% to one-month LIBOR plus 12.50%.  Generally, and unless otherwise noted on the related promissory note, the interest rate resets monthly on the twenty-fifth (25th) day of each month or, if that is not a New York business day, on the next New York business day.  In the absence of a cosigner, the margin applicable to the interest rate for a variable interest rate SOSL or CT SOSL may be determined by the credit profile of the borrower and other underwriting criteria.  For cosigned loans, the margin is generally based on the cosigner’s credit profile and other underwriting criteria.

Fixed rate SOSLs are originated with a fixed interest rate that currently ranges from 5.75% to 12.875%.  In the absence of a cosigner, the fixed interest rate for a fixed rate SOSL may be determined by the credit profile of the borrower and other underwriting criteria.  For cosigned loans, the fixed interest rate is generally based on the cosigner’s credit profile and other underwriting criteria.

Fees.

SOSL.  There are no origination fees on SOSLs.

CT SOSL.  Disbursement fees on CT SOSLs range from 0% to 5%.  The amount of the fee is generally based on the credit profile of the cosigner or, in the absence of a cosigner, on the credit profile of the borrower, and other underwriting criteria.

Repayment Options.

SOSL.  Beginning with the Academic Year 2011-2012, borrowers choose from three repayment options when they apply for an SOSL.  The repayment option that the borrower selects governs what payments, if any, the borrower makes while in school and during the six month “separation period” (previously called the “grace period,”) which begins the day the borrower is no longer enrolled in school.  The three repayment options applicable to SOSL are:

1.	Interest Repayment Option: Borrowers who select the Interest Repayment Option make interest payments while in school and during the separation period.
2.
Fixed Repayment Option: Borrowers who select the Fixed Repayment Option make fixed payments of $25 each month while in school and during the separation period.  Unpaid interest capitalizes after the six month separation period.

3.
Deferred Repayment Option: Borrowers who select the Deferred Repayment Option make no payments while in school or during the separation period.  Unpaid interest capitalizes after the six month separation period.

From June 2010 through June 2011, only the Interest Repayment Option and the Fixed Repayment Option, were available to borrowers of SOSLs.

From March 2009 through May 2010, only the Interest Repayment Option was available to borrowers of SOSLs.

Borrowers typically begin to repay principal on a SOSL after the six month separation period, which is usually six months after graduation or when the borrower falls below half-time enrollment at an eligible school (or the date on which the borrower is no longer enrolled if the SOSL was made when the borrower was enrolled at an eligible school less than half-time).  While in repayment, borrowers may request to defer the payment of and capitalize unpaid accrued interest due during periods of educational enrollment, internship/residency or economic hardship.  However, such deferrals will generally require a borrower to pay, during the deferment period, an amount equal to the applicable repayment option that applied on the loan during the in-school and separation period.

Unpaid accrued interest will capitalize:

•	at the beginning of the repayment period (unless the borrower selected the Interest Repayment Option);

•	every twelve (12) months during periods of internship/residency deferment or at the end of the deferment period if it is less than twelve (12) months;
•	every six (6) months during periods of in-school deferment and at the end of each in school deferment period; and
•	at the end of each hardship forbearance period.
The repayment term for SOSL varies from five (5) to fifteen (15) years, based upon the loan balance, the amount of all prior Company loans originated to the borrower, the year in school when the loan is made and the in-school repayment option.  Beginning March 2011, the repayment term varies from six (6) to fifteen (15) years.

The SOSL program currently requires a minimum $50.00 monthly payment for all combined SOSL while in full repayment.

CT SOSL.   Beginning with the Academic Year 2011-2012 borrowers may choose from the Interest Repayment Option or the Fixed Repayment Option.

From March 2009 through May 2010, only the Interest Repayment Option was available to borrowers.

Borrowers typically begin to repay principal on a CT SOSL after the six month separation period, which is usually six months after completing the career training program.  While in repayment, borrowers may request to defer the payment of and capitalize unpaid accrued interest due during periods of educational enrollment, internship/residency or economic hardship.  However, such deferrals will generally require a borrower to pay, during the deferment period, an amount equal to the applicable repayment option that applied on the loan during the in-school and separation period.

Unpaid accrued interest will capitalize:

•	at the beginning of the repayment period (unless the borrower selected the Interest Repayment Option);
•	every twelve (12) months during periods of internship/residency deferment or at the end of the deferment period if it is less than twelve (12) months;
•	every six (6) months during periods of in-school deferment and at the end of each in school deferment period; and
•	at the end of each hardship forbearance period.
The repayment term for CT SOSL varies from five (5) to fifteen (15) years, based upon the loan balance, the amount of all prior Company loans originated to the borrower, the year in school when the loan is made and the in-school repayment option.

The CT SOSL program currently requires a minimum $50.00 monthly payment for all combined CT SOSL while in full repayment.

APPENDIX L

Global Clearance, Settlement and
 Tax Documentation Procedures

Except in some limited circumstances, the notes offered under the related prospectus supplement will be available only in book-entry form as “Global Securities.” Investors in the Global Securities may hold them through DTC or, if applicable, Clearstream, Luxembourg or Euroclear. The Global Securities are tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades (other than with respect to a reset date as described under “Additional Information Regarding the Notes—Book Entry Registration” in this prospectus) will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice.

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding Securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream, Luxembourg and Euroclear and as participants in DTC.

Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that the holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All U.S. Dollar denominated Global Securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors’ interests in the U.S. Dollar denominated Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions in U.S. Dollar denominated Global Securities on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as participants of DTC.

All non-U.S. Dollar denominated Global Securities will be held in book-entry form by a common depositary for Clearstream, Luxembourg and Euroclear in the name of a nominee to be selected by the common depositary. Investors’ interests in the non-U.S. Dollar denominated Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in Clearstream, Luxembourg or Euroclear. As a result, DTC will hold positions in the non-U.S. Dollar denominated Global Securities on behalf of its participants through its depositaries, which in turn will hold positions in accounts as participants of Clearstream, Luxembourg or Euroclear.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchase determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and the depositor’s accounts are located to ensure that settlement can be made on the desired value date.

Trading on a Reset Date.  Secondary market trading on a reset date will be settled as described under “Additional Information Regarding the Notes—Book-Entry Registration” in this prospectus.

Trading between DTC participants.  Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear participants.  Secondary market trading between Clearstream, Luxembourg participants and/or Euroclear participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct the applicable depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the Global Securities.

Securities.  After settlement has been completed, the Global Securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant’s or Euroclear participant’s account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date so that the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream, Luxembourg participants and Euroclear participants will need to make available to the clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the applicable depositary for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The depositor will send instructions to Clearstream, Luxembourg or Euroclear through a participant at least one business day before settlement. In this case, Clearstream, Luxembourg or Euroclear will instruct the applicable depositary to deliver the securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream, Luxembourg or Euroclear participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date so that the trade fails, receipt of the cash proceeds in the Clearstream, Luxembourg or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream, Luxembourg or Euroclear for one day until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•
borrowing the Global Securities in the U.S. from a DTC participant no later than one day before settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

U.S. Federal Income Tax Documentation Requirements

A holder of Global Securities may be subject to U.S. withholding tax (currently at 30%), or U.S. backup withholding tax (currently at 28%), as appropriate, on payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

•
each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements, and

•	that holder takes one of the following steps to obtain an exemption or reduced tax rate:
1.  Exemption for non-U.S. person—Form W-8BEN or Form W-8BEN-E. Non-U.S. persons that are beneficial owners can obtain a complete exemption from the withholding tax.  To obtain this exemption, they are generally required to file a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)) or Form W-8BEN-E (Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)).

2.  Exemption for non-U.S. persons with effectively connected income—Form W-8ECI. A non-U.S. person, including a non-U.S. corporation or partnership, for which the income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax with respect to the notes by filing Form W-8ECI (Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States).

3.  Exemption or reduced rate for non-U.S. persons resident in treaty countries— Form W-8BEN or Form W-8BEN-E. Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN or Form W-8BEN-E.

4.  Exemption for U.S. persons—Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification) certifying that they are not subject to U.S. backup withholding tax.

If the information shown on the applicable certification changes, new certification must be filed within 30 days of the change.

U.S. Federal Income Tax Reporting Procedure.  The Global Securityholder or his agent files by submitting the appropriate form to the person through which he holds. This is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN, Form W-8BEN-E and Form W-8ECI are generally effective from the date the form is signed to the last day of the third succeeding calendar year unless a change in circumstances makes any information on the form incorrect.

For these purposes, a U.S. person is:

•	a citizen or individual resident of the United States,
•
a corporation or partnership, including an entity treated as such for U.S. federal income tax purposes, organized in or under the laws of the United States or any state thereof or the District of Columbia,

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source, or
•	a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust.
To the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as U.S. persons before that date, that elect to continue to be treated as U.S. persons, will be U.S. persons and not foreign persons.

This discussion does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

(up to)
$597,500,000*
(*Using an exchange rate of $1.1950 - €1.00)

CLASS A-7A NOTES

SLM STUDENT LOAN TRUST 2005-9
Issuing Entity

NAVIENT FUNDING, LLC
Depositor

NAVIENT SOLUTIONS, INC.
Sponsor, Servicer and Administrator

___________

FREE WRITING PROSPECTUS

___________

Remarketing Agents

Credit Suisse
Deutsche Bank Securities

___________

October 13, 2016